EXHIBIT 10.1

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

April 18, 2013,

among

FIFTH & PACIFIC COMPANIES, INC.,

KATE SPADE UK  LIMITED,

and

KATE SPADE CANADA INC.,
as Borrowers,

The GUARANTORS Party Hereto,

The LENDERS Party Hereto

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and US Collateral Agent,

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH,
as Canadian Administrative Agent and Canadian Collateral Agent,

J.P. MORGAN EUROPE LIMITED,
as European Administrative Agent and European Collateral Agent,

BANK OF AMERICA, N.A.,
as Syndication Agent,

and

WELLS FARGO CAPITAL FINANCE, LLC and SUNTRUST BANK,
as Documentation Agents

___________________________________________

J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED, WELLS FARGO CAPITAL FINANCE, LLC and SUNTRUST ROBINSON
HUMPHREY, INC.,
as Joint Lead Arrangers and Joint Bookrunners

- i -

- ii -

- iii -

SCHEDULES:

Schedule 1.01(a)	–	Commitment Schedule
Schedule 1.01(b)	–	Specified Loan Documents
Schedule 2.06	–	Existing Letters of Credit
Schedule 3.05	–	Real Property
Schedule 3.06	–	Disclosed Matters
Schedule 3.10	–	Foreign Benefit Arrangements and Foreign Pension Plans
Schedule 3.14	–	Insurance
Schedule 3.15	–	Capitalization and Subsidiaries
Schedule 3.16	–	Filing Jurisdictions
Schedule 5.16(a)	–	Post-Closing Obligations- Deposit Account Control Agreements
Schedule 5.16(b)	–	Post-Closing Obligations- Pledged Stock and Stock Powers
Schedule 5.16(c)	–	Post-Closing Obligations- Other Deliverables and Actions
Schedule 6.01	–	Existing Indebtedness
Schedule 6.02	–	Existing Liens
Schedule 6.04	–	Existing Investments
Schedule 6.09	–	Existing Restrictions
Schedule 8	–	European Collateral Agent Security Trust Provisions

EXHIBITS:

Exhibit A	–	Form of Assignment and Assumption
Exhibit B-1	–	Form of Aggregate Borrowing Base Certificate
Exhibit B-2	–	Form of US Borrowing Base Certificate
Exhibit B-3	–	Form of Canadian Borrowing Base Certificate
Exhibit B-4	–	Form of UK Borrowing Base Certificate
Exhibit C	–	Form of Compliance Certificate
Exhibit D	–	Form of Joinder Agreement
Exhibit E	–	Form of Exemption Certificate

- iv -

Exhibit F	–	Form of Discount Note
Exhibit G	–	Form of Borrowing Request

- v -

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 18, 2013 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among FIFTH & PACIFIC COMPANIES, INC., KATE SPADE UK  LIMITED, KATE SPADE CANADA INC., the other Loan Parties from time to time party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and US Collateral Agent, J.P. MORGAN EUROPE LIMITED, as European Administrative Agent and European Collateral Agent, JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent and Canadian Collateral Agent, BANK OF AMERICA, N.A., as Syndication Agent, and WELLS FARGO CAPITAL FINANCE, LLC and SUNTRUST BANK, as Documentation Agents, amends and restates in full the Second Amended and Restated Credit Agreement, dated May 6, 2010 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), among Fifth & Pacific Companies, Inc., Juicy Couture Europe Limited, Fifth & Pacific Companies Canada Inc., the other Loan Parties from time to time party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and US collateral agent, J.P. Morgan Europe Limited, as European administrative agent and European collateral agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent and Canadian collateral agent, and the other agents party thereto.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01     Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“2011 Notes” means the senior secured notes of the Company due 2019 issued on April 7, 2011.

“2011 Notes Documentation” means the indenture under which the 2011 Notes and any Additional Notes are issued and all other instruments, agreements and other documents evidencing or governing the 2011 Notes or any Additional Notes or providing for any other right in respect thereof.

“2012 Add-On Notes” means the Additional Notes of the Company due 2019 issued on June 8, 2012.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acceptance Fee” has the meaning assigned to such term in Section 2.21(m).

“Acceptance Obligations” means, as to any Loan Party, any and all obligations of such Loan Party, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof), arising under or evidenced by any bills of exchange, drafts or similar instruments drawn on any Loan Party and accepted by such Loan Party (whether payable at sight, on demand or at any specified time) that are purchased or otherwise assigned or payable to (whether by endorsement or otherwise) or held by any Lender or any Affiliate of any Lender; provided that (i) for the avoidance of doubt, in no event shall “Acceptance Obligations” include any obligations relating to BA Drawings, (ii) at or prior to the time that any such obligation is incurred, the applicable Lender or its Affiliate (other than JPMCB) shall have delivered written notice to the Administrative Agent of such obligation and that it constitutes an Acceptance Obligation entitled to the benefits of the Collateral Documents and (iii) the aggregate principal amount of all Acceptance Obligations outstanding at any one time shall not exceed $10,000,000.

“Account” means, individually and collectively, any “Account” referred to in any Security Agreement.

“Account Control Agreement” means, individually and collectively, any Deposit Account Control Agreement and any agreement in writing in form and substance reasonably satisfactory to the applicable Collateral Agent, by and among any Loan Party, the applicable Collateral Agent and any securities intermediary in respect of any relevant securities account.

“Account Debtor” means any Person obligated on an Account.

“Acquired Kate Spade China JV Interests” has the meaning assigned to such term in Section 6.04(r).

“Additional Notes” means any “Additional Notes” issued under (and as defined in) the indenture governing the 2011 Notes after April 7, 2011.

“Additional Pari Passu Note Obligations” has the meaning set forth in the Notes Intercreditor Agreement.

“Additional Pari Passu Note Obligations Documentation” means any instruments, agreements or other documents evidencing or governing any Additional Pari Passu Note Obligations or providing for any other right in respect thereof.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum equal to (i) the LIBO Rate for such Interest Period multiplied (if applicable) by (ii) the Statutory Reserve Rate (rounded upwards, if necessary, to the next 1/16 of 1%).

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, individually and collectively, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the US Collateral Agent, the Canadian Collateral Agent, the European Collateral Agent, the Syndication Agent and the Documentation Agents.

“Aggregate Availability” means, with respect to all the Borrowers, at any time, an amount equal to (a) the lesser of (i) the aggregate amount of the Commitments and (ii) the Aggregate Borrowing Base minus (b) the total Revolving Exposure.

“Aggregate Borrowing Base” means the aggregate amount of the US Borrowing Base, the Canadian Borrowing Base and the UK Borrowing Base; provided that the maximum amount of (a) the Canadian Borrowing Base which may be included in the Aggregate Borrowing Base is the Canadian Sublimit and (b) the UK Borrowing Base which may be included in the Aggregate Borrowing Base is the UK Sublimit.

“Aggregate Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-1.

“Aggregate Credit Exposure” means, at any time, the aggregate Credit Exposure of all the Lenders.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month interest period in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, for purposes of this definition, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day (or if such day is not a Business Day, the immediately preceding Business Day).  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Alternate Rate” means, for any day, the sum of (a) a rate per annum selected by the Administrative Agent, in its reasonable discretion based on market conditions in consultation with the Borrower Representative (or the applicable Borrower) and the Lenders, plus (b) the Applicable Spread for Eurocurrency Loans.  When used in reference to any Loan or Borrowing, “Alternate Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Rate.

“AML Legislation” has the meaning assigned to such term in Section 9.21(a).

“Applicable Percentage” means, with respect to any Facility A Lender or Facility B Lender, (a) with respect to Revolving Loans, LC Exposure, Swingline Loans or Protective

Advances, a percentage equal to a fraction the numerator of which is such Lender’s Facility A Commitment or Facility B Commitment, as applicable, and the denominator of which is the aggregate amount of the Facility A Commitments or Facility B Commitments, as applicable (or, if the Facility A Commitments or Facility B Commitments, as applicable, have terminated or expired, such Lender’s share of the total Facility A Revolving Exposure or Facility B Revolving Exposure, respectively, at that time); provided that in the case of Section 2.23(c) when a Specified Defaulting Lender shall exist, “Applicable Percentage” pursuant to this clause (a) shall mean the percentage equal to a fraction the numerator of which is such Lender’s Facility A Commitments or Facility B Commitments, as applicable, and the denominator of which is the aggregate amount of the Facility A Commitments or Facility B Commitments (disregarding any Specified Defaulting Lender’s Commitment), as applicable and (b) with respect to the Aggregate Credit Exposure, a percentage based upon its share of the Aggregate Credit Exposure and the aggregate amount of unused Facility A Commitments or Facility B Commitments, as applicable.

“Applicable Spread” means, for any day, with respect to any ABR Loan, Canadian Prime Rate Loan, Eurocurrency Loan, BA Drawing or Overnight LIBO Loan, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurocurrency Spread”, “Canadian Prime Spread”, “BA Drawing Spread” or “Overnight LIBO Spread”, as the case may be, based upon the daily average Aggregate Availability during the most recent fiscal quarter of the Company (the “Average Aggregate Availability”); provided that until the completion of one full fiscal quarter after the Effective Date, the Applicable Spread shall be the applicable rate per annum set forth below in Category 1:

Average Aggregate Availability	ABR Spread	Eurocurrency Spread	Canadian Prime Spread	BA Drawing Spread	Overnight LIBO Spread
Category 1 >$200,000,000	0.75%	1.75%	0.75%	1.75%	1.75%
Category 2 < $200,000,000 but >$125,000,000	1.00%	2.00%	1.00%	2.00%	2.00%
Category 3 < $125,000,000	1.25%	2.25%	1.25%	2.25%	2.25%

For purposes of the foregoing, the Applicable Spread shall be determined as of the end of each fiscal quarter of the Company based upon the Aggregate Borrowing Base Certificates that are delivered from time to time pursuant to Section 5.01 with respect to dates occurring during such fiscal quarter, with any changes to the Applicable Spread resulting from changes in the category of Average Aggregate Availability for any fiscal quarter to be effective retroactively as of the first day after the end of such fiscal quarter; provided that the Average Aggregate Availability shall be deemed to be in Category 3 (A) at any time that an Event of Default has occurred and is continuing (other than an Event of Default arising from the failure to deliver any Borrowing Base Certificate) or (B) if the Company fails to deliver any Borrowing Base Certificate that is required to be delivered pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until five days after each such Borrowing Base Certificate is so delivered; provided further that if any Borrowing Base Certificate is at any time restated or otherwise revised or if the information set forth in any Borrowing Base Certificate otherwise proves to be false or incorrect such that the Applicable Spread would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any such applicable periods and shall be due and payable on demand.

Notwithstanding the foregoing, the Applicable Spread in respect of any tranche of Extended Commitments or any Revolving Loans made pursuant to any Extended Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attorney” has the meaning assigned to such term in Article VIII.

“Availability Period” means the period from and including the Effective Date to but excluding Maturity Date.

“Available Commitments” means, at any time, the aggregate amount of the Commitments then in effect minus the total Revolving Exposure at such time; provided that in calculating the total Revolving Exposure for the purpose of determining the Available Commitment pursuant to Section 2.12(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Average Aggregate Availability” shall have the meaning set forth in the definition of “Applicable Spread” set forth herein.

“BA Drawing” means B/As accepted and purchased, and any BA Equivalent Loan made in lieu of such acceptance and purchase, on the same date and as to which a single Contract Period is in effect.

“BA Equivalent Loan” means an extension of credit made by a Non BA Lender pursuant to Section 2.21(j).

“Bankers’ Acceptance” and “B/A” means a bill of exchange, including a depository bill issued in accordance with the Depository Bills and Notes Act (Canada), denominated in Canadian Dollars, drawn by the Canadian Borrower and accepted by a Facility B Lender and shall include a Discount Note except where the context otherwise requires.

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards, (b) stored value cards, (c) purchasing cards and (d) treasury, depositary or cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) or any similar transaction.

“Banking Services Obligations” of the Loan Parties, means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Reserves” means all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 USC. §§ 101 et seq., as amended, or any similar federal or state law for the relief of debtors.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereto).

“Bookrunners” means, individually or collectively, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC and SunTrust Robinson Humphrey, Inc., in their respective capacities as joint bookrunners hereunder.

“Borrower” or “Borrowers” means, individually or collectively, the Company, the Canadian Borrower and the UK Borrower.

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the UK Borrower within 30 days of the date of this Agreement, or where the relevant Treaty Lender becomes a Lender after the date of this Agreement, within 30 days of the date of the relevant Assignment and Assumption executed by that Treaty Lender, which contains the scheme reference number and jurisdiction of tax residence provided by the Treaty Lender to the UK Borrower and the Administrative Agent.

“Borrower Representative” means the Company, in its capacity as contractual representative of the Borrowers pursuant to Section 11.01.

“Borrowing” means (a) Revolving Loans of the same Facility, Type and currency, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect and, in the case of BA Drawings, as to which a single Contract Period is in effect, (b) a Swingline Loan and (c) a Protective Advance.

“Borrowing Base” means, individually and collectively, each of the Aggregate Borrowing Base, the US Borrowing Base, the Canadian Borrowing Base and the UK Borrowing Base.

“Borrowing Base Certificate” means, individually and collectively, each of the Aggregate Borrowing Base Certificate, the US Borrowing Base Certificate, the Canadian Borrowing Base Certificate and the UK Borrowing Base Certificate.

“Borrowing Request” means a request by the Borrower Representative (or the applicable Borrower) for a Borrowing of Revolving Loans, in accordance with Section 2.03, in substantially the form of Exhibit G.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, (a) when used in connection with a Eurocurrency Loan, any Swingline Loan made by the European Swingline Lender or any Facility B Letter of Credit other than a Canadian Letter of Credit, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market, (b) when used in connection with a Facility B Swingline Loan, Facility B Letter of Credit or Eurocurrency Loan, in each case denominated in Euros, the term “Business Day” shall also exclude any day which is not a TARGET Day (as determined by the Administrative Agent), (c) when used in connection with any UK Loan, UK Swingline Loan or UK Letter of Credit, the term “Business Day” shall also exclude any day on which commercial banks in London, England are authorized or required by law to remain closed, (d) when used in connection with any Canadian Loan or Canadian Letter of Credit or any Loan or Letter of Credit issued in Canadian Dollars, the term “Business Day” shall also exclude any day on which commercial banks in Toronto, Canada are authorized or required by law to remain closed, (e) when used in connection with any Loan denominated in Sterling, the term “Business Day” shall also exclude any day on which commercial banks in London, England are authorized or required by law to remain closed and (f) when used in connection with any Loan denominated in Yen, the term “Business Day” shall also exclude any day on which commercial banks in Tokyo, Japan are authorized or required by law to remain closed; provided further that notwithstanding anything to the contrary in this definition, when used in connection with any Loan denominated in Euros to the UK Borrower, the term “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in London, England, are authorized or required by law to remain closed.

“Canadian Administrative Agent” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as administrative agent for the Facility B Lenders hereunder, and its successors in such capacity (or such of its Affiliates as it may designate from time to time).

“Canadian Availability” means (a) the lesser of (x) the Canadian Sublimit and (y) the sum of (i) the Canadian Borrowing Base plus (ii) solely to the extent the total Revolving Exposure relating to the Canadian Borrower exceeds the Canadian Borrowing Base, the US Availability (calculated without giving effect to any Canadian US Borrowing Base Utilization), minus (b) the total Revolving Exposure relating to the Canadian Borrower.

“Canadian Benefit Plans” means any plan, fund, program, policy or agreement, whether oral or written, formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement, supplemental retirement or savings benefits, maintained by any Loan Party or any Subsidiary of any Loan Party or under which any Loan Party or any Subsidiary of any Loan Party has any actual or potential liability with respect to any employee or former employee, but excluding any Canadian Pension Plans.

“Canadian Borrower” means Kate Spade Canada Inc.

“Canadian Borrowing Base” means, at any time, with respect to the Canadian Loan Parties, the sum of:

(a)        100% of the aggregate cash balances denominated in dollars, Canadian Dollars, Euros, Sterling or Yen in depositary accounts of the Canadian Loan Parties constituting investment accounts that are held at JPMorgan Chase Bank, N.A. or any Affiliate thereof approved by the Administrative Agent and subject to an Account Control Agreement and upon which the Canadian Collateral Agent has a first priority perfected Lien for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, subject only to Liens permitted pursuant to Section 6.02(f), plus

(b)        (the sum of (i) the product of (A) 85% multiplied by (B) the Canadian Loan Parties’ Eligible Accounts at such time, minus the Dilution Reserve related to the Canadian Loan Parties, and (ii) the product of (A) 90% multiplied by (B) the Canadian Loan Parties’ Eligible Credit Card Account Receivables at such time, plus

(c)        the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Retail Inventory identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by (ii) the Canadian Loan Parties’ Eligible Retail Inventory (other than Eligible LC Inventory), valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, plus

(d)        the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Wholesale Inventory identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by (ii) the Canadian Loan Parties’ Eligible Wholesale Inventory (other than Eligible LC Inventory), valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, plus

(e)        the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Retail Inventory identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by (ii) the Canadian Loan Parties’ Eligible Retail LC Inventory, valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, plus

(f)        the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Wholesale Inventory identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by (ii) the Canadian Loan Parties’ Eligible Wholesale LC Inventory, valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, minus

(g)        without duplication, applicable Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion, adjust Reserves (subject to Section 9.02(b)) used in computing the Aggregate Borrowing Base and the Canadian Borrowing Base, with any such changes to be effective two Business Days after delivery of notice thereof to the Borrower Representative and the Lenders.  The Canadian Borrowing Base at any time shall be determined by reference to the most recent Canadian Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(g) of this Agreement.

“Canadian Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-3.

“Canadian Collateral Agent” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as collateral agent, security trustee and fondé de pouvoir for itself, the Administrative Agent, the Issuing Banks and the Lenders, and its successors in such capacity (or such of its Affiliates as it may designate from time to time).

“Canadian Dollars” and “C$” means dollars in the lawful currency of Canada.

“Canadian Funding Office” means the office of JPMorgan Chase Bank, N.A., Toronto Branch specified in Section 9.01 or such other office as may be specified from time to time by the Administrative Agent by written notice to the Canadian Borrower and the relevant Lenders.

“Canadian Group Member” means any Subsidiary of the Company (including the Canadian Borrower) organized under the laws of Canada or any province or other political subdivision thereof.

“Canadian Letter of Credit” means any Letter of Credit or similar instrument (including a bank guarantee) acceptable to the applicable Issuing Bank issued hereunder for the purpose of providing credit support for the Canadian Borrower.

“Canadian Loans” means, individually and collectively, the Canadian Revolving Loans, the Canadian Swingline Loans and the Canadian Protective Advances.

“Canadian Loan Party” means any Loan Party (including the Canadian Borrower) organized under the laws of Canada or any province or other political subdivision thereof.

“Canadian Pension Plans” means any pension plan, supplemental pension, retirement savings, deferred profit sharing or other retirement income plan or arrangement of any kind, registered or unregistered, established, maintained or contributed to by a Loan Party or any Subsidiary of a Loan Party for its employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

“Canadian Prime Rate” means on any day, the greater of (a) the annual rate of interest announced from time to time by the Canadian Administrative Agent as being its reference rate then in effect for determining interest rates on Canadian Dollar-denominated commercial loans made by it in Canada and (b) the CDOR Rate for a one month term in effect from time to time plus 100 basis points per annum.

“Canadian Prime Rate Loan” means a Loan denominated in Canadian Dollars the rate of interest applicable to which is based upon the Canadian Prime Rate.

“Canadian Protective Advance” has the meaning assigned to such term in Section 2.04.

“Canadian Revolving Loan” means a Revolving Loan made to the Canadian Borrower.

“Canadian Security Agreement” means that certain Amended and Restated Canadian Pledge and Security Agreement dated April 18, 2013, between the Canadian Loan Parties party thereto and the Canadian Collateral Agent for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, as the same may be amended, restated or otherwise modified from time to time, and any other pledge or security agreement entered into, on or after the date of this Agreement, by any other Canadian Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of any Canadian Loan Party (or any other property located in the Canada)), as the same may be amended, restated or otherwise modified from time to time.

“Canadian Sublimit” means $40,000,000, as such sublimit may be reduced or terminated in accordance with Section 2.09.

“Canadian Swingline Lender” means JPMorgan Chase Bank, N.A., Toronto Branch, in its capacity as lender of Canadian Swingline Loans hereunder, and its successors and assigns in such capacity.

“Canadian Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(iv).

“Canadian US Borrowing Base Utilization” means the excess of (i) the total Revolving Exposure relating to the Canadian Borrower minus (ii) the Canadian Borrowing Base.

“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries (it being understood that “Capital Expenditures” shall not include any portion of the purchase price of a Permitted Acquisition that is required to be capitalized under GAAP).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a consolidated balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“CDOR Rate” means on any day, with respect to a particular term as specified herein, the annual rate of discount or interest which is the arithmetic average of the discount rates for such term applicable to Canadian Dollar bankers’ acceptances identified as such on the Reuters Screen CDOR Page at approximately 10:00 A.M. on such day, or if such day is not a Business

Day, then on the immediately preceding Business Day (as adjusted by the Canadian Administrative Agent after 10:00 A.M. to reflect any error in any posted rate or in the posted average annual rate).  If the rate does not appear on the Reuters Screen CDOR Page as contemplated above, then the CDOR Rate on any day shall be calculated as the arithmetic average of the annual discount rates for such term applicable to Canadian Dollar bankers’ acceptances of, and as quoted by, the Schedule I Reference Banks, as of 10:00 A.M. on that day, or if that day is not a Business Day, then on the immediately preceding Business Day.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations of the U.S. Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company, or a committee thereof, nor (ii) appointed by directors so nominated; (c) the Company shall cease to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than Liens created pursuant to any Loan Document), 100% of the outstanding voting Equity Interests of the Borrowers (other than the Company) on a fully diluted basis (other than any directors’ qualifying shares of any Borrower); or (d) the occurrence of a Change of Control (or any other defined term having a similar purpose) as defined in the 2011 Notes Documentation.

“Change in Law” means (a) the adoption of any law, rule, regulation, treaty, practice or concession after the date of this Agreement, (b) any change in any law, rule, regulation, treaty, practice or concession or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(a)(b), by any lending office of such Lender or such Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline, directive, notice, ruling, statement or policy or practice statement (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement, (d) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, regardless of the date enacted, adopted, issued or implemented or (e) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

“Charges” has the meaning assigned to such term in Section 9.17.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Swingline Loans or Protective Advances.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all property or rights owned, leased or operated by a Person covered by the Collateral Documents and any and all other property or rights owned, leased or operated by any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the applicable Collateral Agent (on behalf of the Agents, the Lenders, and the Issuing Banks) pursuant to the Collateral Documents in order to secure the Secured Obligations.

“Collateral Access Agreement” means, individually and collectively, each “Collateral Access Agreement” referred to in any Security Agreement.

“Collateral Agent” means, individually and collectively, the US Collateral Agent, Canadian Collateral Agent and European Collateral Agent.

“Collateral Document” means, individually and collectively, each Security Agreement, each Mortgage, and each other document granting a Lien upon any of the Collateral as security for payment of the Secured Obligations.

“Collection Account” means, individually and collectively, each “Collection Account” referred to in any Security Agreement.

“Commitment” means, with respect to each Lender, individually and collectively, the Facility A Commitment, the Facility B Commitment and any Extended Commitment of such Lender.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Fifth & Pacific Companies, Inc., a Delaware corporation.

“Company Plan” means any Plan, Foreign Pension Plan or Foreign Benefit Arrangement, whether in effect on the date hereof or hereafter adopted.

“Confidential Information Memorandum” means the Confidential Information Memorandum dated March 11, 2013 relating to the Borrowers and the Transactions.

“Consolidated EBITDA” means, for any period, Consolidated Net Income from Continuing Operations Attributable (determined in accordance with GAAP) to the Company for such period plus (a) without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) income or franchise tax expense for such period, (ii) Consolidated Interest Expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any items of loss resulting from the sale of assets other than in the ordinary course of business for such period, (v) any non-cash charges for tangible or intangible impairments or asset write downs for such period (excluding any write downs for write-offs of Inventory), (vi) any other extraordinary non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Consolidated Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory), (vii) cash restructuring charges, cash charges in connection with store closure and other non-recurring cash charges, in each case, related to cost reduction and brand exiting related activities in an aggregate amount not to exceed $10,000,000 for any Test Period, (viii) any extraordinary and non-recurring fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed), in an aggregate amount for this clause (viii) not to exceed $20,000,000 during the term of this Agreement and (ix) any expenses or charges incurred in connection with the offering of any 2012 Add-On Notes in the second and third fiscal quarters of fiscal year 2012 in an aggregate amount for this clause (ix) not to exceed $4,000,000, minus (b) without duplication and to the extent included in Consolidated Net Income, (i) any items of gain resulting from the sale of assets other than in the ordinary course of business for such period, (ii) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) or (a)(vi) taken in a prior period and (iii) any interest income for such period and (iv) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.  Notwithstanding anything to the contrary set forth herein, for purposes of calculating the Fixed Charge Coverage Ratio, Consolidated EBITDA shall include discontinued operations of the Company and its Subsidiaries, as defined by GAAP, until the applicable restated financial statements reflecting such discontinuation are available.

“Consolidated Interest Expense” means, with reference to any period, total interest expense (including that attributable to Capital Lease Obligations) of the Company and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Company and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for the Company and its Subsidiaries for such period in accordance with GAAP.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated or amalgamated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

“Contract Period” means the term selected by the Canadian Borrower applicable to Bankers’ Acceptances in accordance with Section 2.21(b).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Card Account Receivables” means any receivables due to any Loan Party from the credit card issuer or applicable electronic payment service provider in connection with purchases from and other goods and services provided by such Loan Party (a) on the following credit cards: Visa, MasterCard, American Express, Diners Club, Discover, JCB, Carte Blanche and such other credit cards as the Administrative Agent shall reasonably approve from time to time and (b) from PayPal, GSI Commerce or any other e-commerce services provider or electronic payment services provider as the Administrative Agent shall reasonably approve from time to time, in each case which have been earned by performance by such Loan Party but not yet paid to such Loan Party by the credit card issuer, credit card processor or electronic payment services provider, as applicable.

“Credit Exposure” means, as to any Facility A Lender or Facility B Lender at any time, the sum of (a) such Lender’s Facility A Revolving Exposure or Facility B Revolving Exposure, as applicable, at such time, plus (b) an amount equal to its Applicable Percentage, if any, of the aggregate principal amount of Facility A Protective Advances or Facility B Protective Advances, as applicable, outstanding at such time.

“Currency of Payment” has the meaning assigned to such term in Section 9.19.

“Custodian” has the meaning assigned to such term in Article VIII.

“Customer Credit Liability Reserves” means, at any time, 50% of the aggregate remaining value at such time of outstanding gift certificates and gift cards sold by the Loan Parties entitling the holder thereof to use all or a portion of the certificate or gift card to pay all or a portion of the purchase price of Inventory.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the applicable Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the applicable Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Departing Lender” has the meaning assigned to such term in Section 2.19(b).

“Deposit Account Control Agreement” means, individually and collectively, each “Deposit Account Control Agreement” referred to in any Security Agreement or, in the case of any Security Agreement other than the US Security Agreement or the Canadian Security Agreement, any similar documentation or requirements necessary to perfect the security over the subject account referred to in such Security Agreement.

“Dilution Factors” means, without duplication, with respect to any period, the aggregate amount of all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce accounts receivable in a manner consistent with current and historical accounting practices of the Loan Parties.

“Dilution Ratio” means, at any date, the amount (expressed as a percentage) equal to (a) the aggregate amount of the applicable Dilution Factors for the 12 most recently ended fiscal months divided by (b) total gross sales of the applicable Loan Parties for the 12 most recently ended fiscal months.

“Dilution Reserve” means, at any date, the applicable Dilution Ratio multiplied by the Eligible Accounts of the applicable Loan Parties, as the context may require, on such date; provided that at all times that the Dilution Ratio is less than 5.0%, the Dilution Reserve shall be zero.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters existing on the Effective Date and disclosed on Schedule 3.06.

“Discount Note” means a non-interest bearing promissory note denominated in Canadian Dollars, substantially in the form of Exhibit F, issued by the Canadian Borrower to a Non BA Lender to evidence a BA Equivalent Loan.

“Discount Proceeds” means for any Bankers’ Acceptance issued hereunder, an amount calculated on the applicable Borrowing date or date of conversion or continuation by multiplying

(a) the face amount of the Bankers’ Acceptance by (b) the quotient obtained by dividing (i) one by (ii) the sum of one plus the product of (A) the Discount Rate applicable to the Bankers’ Acceptance and (B) a fraction, the numerator of which is the applicable Contract Period and the denominator of which is 365, with the quotient being rounded up or down to the fifth decimal place and .00005 being rounded up.

“Discount Rate” means with respect to an issue of Bankers’ Acceptances with the same maturity date, (a) for a Revolving Lender which is a Schedule I Lender, the CDOR Rate for the appropriate term and (b) for a Revolving Lender which is not a Schedule I Lender, the arithmetic average (rounded upwards to the nearest multiple of 0.01%) of the actual discount rates (expressed as annual rates) for B/As for such term accepted by the Schedule II/III Reference Banks established in accordance with their normal practices at or about 10:00 A.M. (Toronto time) on the date of issuance but not to exceed the actual rate of discount applicable to B/As established pursuant to clause (a) for the same B/A issue plus 10 basis points per annum.

“Document” has the meaning assigned to such term in the US Security Agreement.

“Documentation Agent” means, individually and collectively, Wells Fargo Capital Finance, LLC and SunTrust Bank, in their respective capacities as Documentation Agent.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount expressed in Euros, Sterling, Canadian Dollars, Yen or any other currency other than dollars, the amount of dollars that would be required to purchase the amount of such currency based upon the Spot Selling Rate as of such date of determination and (b) with respect to any amount expressed in dollars, such amount.

“dollars” or “$” means the lawful money of the United States of America unless otherwise specified.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any jurisdiction within the United States.

“Draft” means (i) a blank bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by the Canadian Borrower on a Facility B Lender, denominated in Canadian Dollars and bearing such distinguishing letters and numbers as such Lender may determine, but which at such time, except as otherwise provided herein, has not been completed or accepted by such Lender or (ii) a depository bill within the meaning of the Depository Bills and Notes Act (Canada); provided however that the Administrative Agent may require such Facility B Lender to use a general form of Bankers’ Acceptance satisfactory to the Canadian Borrower and such Lender, each acting reasonably, provided by the Administrative Agent for such purpose in place of the Lender’s own form.

“DTTP Scheme” has the meaning assigned to such term in Section 2.17(f).

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Accounts” means, at any time, the Accounts of any Loan Party which in accordance with the terms hereof are eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit hereunder.  Eligible Accounts shall not include any Account:

(a)                               which is not subject to a first priority perfected security interest in favor of the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks) (which, in the case of Accounts of the UK Loan Parties, shall mean a first priority assignment by way of security or a first priority fixed charge (and shall not mean a first priority floating charge));

(b)                              which is subject to any Lien other than (i) a Lien in favor of the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders, the applicable Issuing Banks and any other holder of applicable Secured Obligations), (ii) a Permitted Encumbrance pursuant to clause (a) of the definition of “Permitted Encumbrance” which does not have priority over the Lien in favor of the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks), (iii) Prior Claims that are unregistered and that secure amounts that are not yet due and payable and (iv) the Permitted Second Priority Lien;

(c)                               (i) with respect to which the scheduled due date is more than 60 days after the original invoice date, (ii) which is unpaid more than (A) 120 days (or, with respect to Royalty Accounts, 180 days) after the date of the original invoice therefor; or (B) 60 days after the original due date, or (iii) which has been written off the books of the applicable Loan Party or otherwise designated as uncollectible (in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any net credit balances relating to Accounts due from an Account Debtor which are unpaid more than 120 days from the date of invoice or more than 60 days from the due date);

(d)                             which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible hereunder (it being understood that in making any such determination, the face amount of the ineligible Accounts owing from such Account Debtor shall be reduced by the amount of all actual discounts (including early pay discounts), claims, credits or credits pending, promotional program allowances, price adjustments or other allowances (including any amount that any Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) applicable thereto);

(e)                               which is owing by an Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Canadian Loan Parties, the UK Loan Parties or the US Loan Parties, as applicable, exceeds 10% of the aggregate amount of Eligible Accounts of the applicable Loan Parties; provided that (i) no Accounts owing by Macy’s, Kohl’s, JCPenney’s or TJX shall be ineligible solely because of this clause (e) unless the aggregate amount of Accounts owing from any such Account Debtor and its Affiliates to such applicable Loan Parties exceeds (x) 25%, in the case of Kohl’s, Macy’s and JCPenney’s and (y) 15%, in the case of TJX, in each case, of the aggregate amount of Eligible Accounts of such applicable Loan Parties, (ii) no Accounts of any Canadian Loan Party owing by Hudson Bay, Sears or Costco shall be ineligible solely because of this clause (e) unless the aggregate amount of Accounts owing from any such Account Debtor and its Affiliates to the Canadian Loan Parties exceeds (x) 25%, in the case of Hudson Bay and (y) 20%, in the case of Sears and Costco, in each case, of the aggregate amount of Eligible Accounts of the Canadian Loan Parties, (iii) no Accounts of any UK Loan Party owing by 1927 Ltd. or Elmec Sport shall be ineligible solely because of this clause (e) unless the aggregate amount of Accounts owing from any such Account Debtor and its Affiliates to the UK Loan Parties exceeds the lesser of 35% and $4,000,000, in each case, of the aggregate amount of Eligible Accounts of the UK Loan Parties and (iv) no Accounts owing by any Investment Grade Account Debtor shall be ineligible solely because of this clause (e);

(f)                                with respect to which any covenant, representation, or warranty contained in this Agreement or in any applicable Security Agreement has been breached or is not true;

(g)                              which (i) does not arise from the sale of goods or performance of services (for the avoidance of doubt, Royalty Accounts shall be deemed to arise from the performance of services) in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation reasonably satisfactory to the Administrative Agent which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon any Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest or service or finance charges;

(h)                              for which the goods giving rise to such Account have not been shipped to the Account Debtor or for which the services giving rise to such Account have not been performed by the applicable Loan Party or which is otherwise recorded as deferred revenue or if such Account was invoiced more than once;

(i)                                  with respect to which any check or other instrument of payment has been returned uncollected for any reason to the extent of such returned payment;

(j)                                  which is owed by an Account Debtor that (i) has applied for or been the subject of a petition or application for, suffered, or consented to the appointment of any receiver, custodian, trustee, administrator, liquidator or similar official for such Account Debtor of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) has filed, or had filed against it, under any Insolvency Laws, any assignment, application, request or petition for liquidation, reorganization, compromise, arrangement, adjustment of debts, stay of proceedings, adjudication as bankrupt, winding-up, or voluntary or involuntary case or proceeding, (iv) has admitted in writing its inability to pay its debts as they become due, or (v) has ceased operation of its business;

(k)                              which is owed by an Account Debtor which (i) does not maintain its chief executive office (or its domicile, for the purposes of the Quebec Civil Code) in the United States, Canada or, solely with respect to any Account Debtor of any UK Loan Party (or, with respect to Accounts in an aggregate amount not to exceed $10,000,000, any Account Debtor of any US Loan Party or Canadian Loan Party), Norway, Switzerland or any Permitted European Member State or (ii) is not organized under any applicable law of the United States, any state of the United States or the District of Columbia, Canada or any province or other political subdivision of Canada or, solely with respect to any Account Debtor of any UK Loan Party (or, with respect to Accounts in an aggregate amount not to exceed $10,000,000, any Account Debtor of any US Loan Party or Canadian Loan Party), Norway, Switzerland or any Permitted European Member State, unless, in any such case, such Account is backed by a letter of credit reasonably acceptable to the Administrative Agent which is in the possession of, has been assigned to and is directly drawable by the Administrative Agent;

(l)                                  which is owed in any currency other than (i) dollars, Euros, or Canadian Dollars, with respect to Accounts of the Canadian Loan Parties, (ii) dollars, Canadian Dollars, or Euros, with respect to Accounts of the US Loan Parties or (iii) dollars, Euros, or Sterling, with respect to Accounts of the UK Loan Parties;

(m)                          which is owed by the government (or any department, agency, public corporation, or instrumentality thereof, excluding states of the United States of America) of any country except to the extent that the subject Account Debtor is (i) the federal government of the United States of America and, with respect to Accounts in excess of $5,000,000 (individually or in the aggregate) at any time, has complied with the Federal Assignment of Claims Act of 1940, as amended (31 USC. § 3727 et seq. and 41 USC. § 15 et seq.), (ii) the federal government of Canada and has complied with the Financial Administration Act (Canada), as amended, (iii) the federal government of the Netherlands or (iv) the federal government of Germany, as applicable, and any other steps necessary to perfect the Lien of the applicable Collateral Agent in such Account have been complied with to the satisfaction of such applicable Collateral Agent;

(n)                              which is owed by any Affiliate, employee, officer, director, agent or stockholder (other than any stockholder of the Company) of any Loan Party;

(o)                              which is evidenced by any promissory note, judgment, chattel paper or instrument;

(p)                              which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q)                              which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r)                                 which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction;

(s)                                with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account;

(t)                                 which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, provincial, territorial, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

(u)                              which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;

(v)                              which was created on cash on delivery terms;

(w)                          which is subject to any limitation on assignments or other security interests (whether arising by operation of law, by agreement or otherwise), unless the applicable Collateral Agent has determined that such limitation is not enforceable;

(x)                              which is governed by the laws of any jurisdiction other than the United States, any state thereof or the District of Columbia, Canada or any province or other political subdivision of Canada (with respect to an Account Debtor of any Canadian Loan Party) or England and Wales (with respect to an Account Debtor of any UK Loan Party);

(y)                              in respect of which the Account Debtor is a consumer within applicable consumer protection legislation;

(z)                               which was acquired or originated by any Person acquired directly or indirectly by the Company after the date hereof until such time as a field exam in respect of such Accounts reasonably satisfactory to the Administrative Agent, in its Permitted Discretion, has been completed;

(aa)                        which is owed by an Account Debtor in respect of which the Company or any of its Subsidiaries has received notice of any proceedings or actions which are threatened or pending against such Account Debtor which would reasonably be expected to affect the value of the Account as Collateral or the likelihood of payment by the Account Debtor;

(bb)                      which is a Credit Card Account Receivable;

(cc)                        which is not owned by a Loan Party or such Loan Party does not have good or marketable title to such Account; or

(dd)                    which the Administrative Agent in its Permitted Discretion determines may not be paid by reason of the Account Debtor’s inability to pay.

In determining the amount of an Eligible Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all sales, advances or prepayments, accrued and actual discounts (including early pay discounts), claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that any Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.  Standards of eligibility may be made more restrictive (and such increased restrictiveness subsequently reversed in whole or in part) from time to time solely by the Administrative Agent in the exercise of its Permitted Discretion, with any such changes to be effective two Business Days after delivery of notice thereof to the Borrower Representative and the Lenders.

“Eligible Credit Card Account Receivable” means any Credit Card Account Receivable that (i) has been earned and represents the bona fide amounts due to a Loan Party from a credit card processor and/or credit card issuer, and in each case originated in the ordinary course of business of the applicable Loan Party and (ii) is not excluded as an Eligible Credit Card Account Receivable pursuant to any of clauses (a) through (i) below.  Without limiting the foregoing, to qualify as an Eligible Credit Card Account Receivable, a Credit Card Account Receivable shall indicate no person other than a Loan Party as payee or remittance party.  Eligible Credit Card Account Receivable shall not include any Credit Card Account Receivable if:

(a)                               such Credit Card Account Receivable is not owned by a Loan Party or such Loan Party does not have good or marketable title to such Credit Card Account Receivable;

(b)                              such Credit Card Account Receivable does not constitute an “Account” (as defined in the UCC or, with respect to the Canadian Borrower, the PPSA) or such Credit Card Account Receivable has been outstanding more than five Business Days;

(c)                               the credit card issuer or credit card processor of the applicable credit card with respect to such Credit Card Account Receivable is the subject of any bankruptcy or insolvency proceedings;

(d)                             such Credit Card Account Receivable is not a valid, legally enforceable obligation of the applicable credit card issuer with respect thereto;

(e)                               such Credit Card Account Receivable is not subject to a properly perfected first priority security interest in favor of the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks), or is subject to any Lien whatsoever other than any Lien created pursuant to the Loan Documents, any

Permitted Encumbrances contemplated by the processor agreements and for which appropriate Reserves (as determined by the Administrative Agent in its Permitted Discretion) have been established and the Permitted Second Priority Lien;

(f)                                such Credit Card Account Receivable does not conform in all material respects to all representations, warranties or other provisions in the Loan Documents or in the credit card agreements relating to such Credit Card Account Receivable;

(g)                              such Credit Card Account Receivable is subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, to the extent of the lesser of the balance of such Credit Card Account Receivable or unpaid credit card processor fees;

(h)                              such Credit Card Account Receivable is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent; or

(i)                                  such Credit Card Account Receivable does not meet such other usual and customary eligibility criteria for Credit Card Account Receivables as the Administrative Agent may determine from time to time in its Permitted Discretion.

In determining the amount to be so included in the calculation of the value of an Eligible Credit Card Account Receivable, the face amount thereof shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all customary fees and expenses in connection with any credit card arrangements and (ii) the aggregate amount of all cash received in respect thereof but not yet applied by the Loan Party to reduce the amount of such Eligible Credit Card Account Receivable.

“Eligible Inventory” means, at any time, the Inventory of a Loan Party which in accordance with the terms hereof is eligible as the basis for the extension of Revolving Loans and Swingline Loans and the issuance of Letters of Credit hereunder.  Eligible Inventory shall not include any Inventory:

(a)                               which is not subject to a first priority perfected Lien in favor of the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks) governed by the laws of the jurisdiction in which the Inventory in question is located;

(b)                              which is subject to any Lien other than (i) a Lien in favor of the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders, the applicable Issuing Banks and any other holder of applicable Secured Obligations), (ii) a Permitted Encumbrance pursuant to clause (a) or (b) of the definition of Permitted Encumbrance hereunder which does not have priority over the Lien in favor of the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks), (iii) Prior Claims that are unregistered and that secure amounts that are not yet due and payable and (iv) the Permitted Second Priority Lien;

(c)                               which, in the Administrative Agent’s Permitted Discretion, is determined to be slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business, or unacceptable due to age, type, category and/or quantity (it being understood that in the use of such Permitted Discretion, the Administrative Agent may take into account whether such Inventory was treated as slow moving or otherwise unfit for sale in the calculation of the applicable Net Orderly Liquidation Value);

(d)                             with respect to which any covenant, representation, or warranty contained in this Agreement or any applicable Security Agreement has been breached or is not true;

(e)                               in which any Person other than the applicable Loan Party shall (i) have any direct or indirect ownership, interest or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein;

(f)                                which is not finished goods or which constitutes work-in-process, raw materials (other than raw materials located in the United States at any property owned by such Loan Party or at any location leased by such Loan Party for which a Collateral Access Agreement has been delivered to the Administrative Agent and continues to be in effect), spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held by a Loan Party on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)                              which is not located in the United States, Canada (with respect to Inventory owned by any US Loan Party or Canadian Loan Party) or England, Wales and Ireland (with respect to Inventory owned by any UK Loan Party) or is in transit from vendors and suppliers (it being understood, for the avoidance of doubt, that any such Inventory that is in transit from any Loan Party to a warehouse owned or leased by such Loan Party shall not be excluded pursuant to this clause (g) solely because such Inventory is in transit so long as, in the case of any such Inventory in transit to a warehouse leased by such Loan Party, either the Administrative Agent has received a Collateral Access Agreement in respect thereof that continues to be in effect or a Rent Reserve has been taken); provided that such Inventory in transit with a common carrier from vendors and suppliers may be included as eligible pursuant to this clause (g) so long as (1) the applicable Administrative Agent shall have received (x) a true and correct copy of the bill of lading and other shipping documents for such Inventory, (y) evidence of reasonably satisfactory casualty insurance naming the applicable Collateral Agent as loss payee and otherwise covering such risks as the Administrative Agent may reasonably request, and (z) if the bill of lading is (A) non-negotiable and the inventory is in transit to the United States or Canada, a duly executed Collateral Access Agreement from the applicable customs broker for such Inventory or (B) negotiable, confirmation that the bill is issued in the name of the applicable Loan Party and consigned to the order of the Collateral Agent, and a reasonably acceptable agreement has been executed with the Loan Party’s customs broker, in which the customs broker agrees that it holds the negotiable bill as agent for the applicable Collateral Agent and has granted the applicable Collateral Agent access to the Inventory, (2) the common carrier is not an Affiliate of the applicable vendor, supplier, distribution center or initial Loan Party, as applicable and (3) the aggregate amount of such Inventory in transit (x) in the US Borrowing Base shall not exceed $40,000,000, (y) in the Canadian Borrowing Base shall not exceed $5,000,000, and (z) in the UK Borrowing Base shall not exceed $10,000,000, in each case at any time;

(h)                              which is located in any (i) warehouse, cross-docking facility, distribution center, regional distribution center or depot or (ii) any retail store located in a jurisdiction providing for a common law or statutory landlord’s lien (or any retail store location in the Province of Quebec in respect of which the landlord has filed a hypothec) on the personal property of tenants, which lien or hypothec would be prior or superior to that of the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks), in each case leased by the applicable Loan Party unless (A) the lessor has delivered to the Administrative Agent a Collateral Access Agreement which remains in effect or (B) a Rent Reserve has been established by the Administrative Agent which Rent Reserve may be reduced if a subsequent Collateral Access Agreement has been received by the Administrative Agent;

(i)                                  which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor but including any ecommerce service provider) and is not evidenced by a Document (other than bills of lading to the extent permitted pursuant to paragraph (g) above), unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement which remains in effect and such other documentation as the Administrative Agent may require or (ii) a Rent Reserve has been established by the Administrative Agent which Rent Reserve may be reduced if a subsequent Collateral Access Agreement has been received by the Administrative Agent;

(j)                                  which is being processed offsite at a third party location or outside processor, or is in-transit to or from said third party location or outside processor;

(k)                              which is the subject of a consignment by any Loan Party as consignor;

(l)                                  which is distressed Inventory, as determined by the Administrative Agent in its Permitted Discretion;

(m)                          which contains or bears any Intellectual Property rights licensed to any Loan Party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) the consent of each applicable licensor, (ii) infringing the rights of such licensor, (iii) violating any contract with such licensor, or (iv) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement;

(n)                              which is not reflected in a current perpetual inventory report of such Loan Party (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory and constitutes Eligible LC Inventory);

(o)                              for which reclamation rights have been asserted by the seller;

(p)                              (i) for which any contract relating to such Inventory expressly includes retention of title in favor of the vendor or supplier thereof or (ii) for which any contract relating to such Inventory does not address retention of title and the relevant Loan Party has not represented to the Administrative Agent that there is no retention of title in favor of the vendor or supplier thereof; provided that Inventory of a Loan Party other than a US Loan Party of the types described in clauses (p) and (p) above shall not be excluded from Eligible Inventory solely pursuant to this clause (p) in the event that (x) the European Administrative Agent shall have received evidence reasonably satisfactory to it that the full purchase price of such Inventory has, or will have, been paid prior to or upon the delivery of such Inventory to a Loan Party or (y) a Letter of Credit has been issued under this Agreement for the purchase of such Inventory; or

(q)                              which the Administrative Agent deems not to be Eligible Inventory based on such credit and collateral considerations as the Administrative Agent in its Permitted Discretion, deems appropriate;

provided that in determining the value of the Eligible Inventory, such value shall be reduced by, without duplication, any amounts representing (a) Vendor Rebates; (b) costs included in Inventory relating to advertising; (c) the shrink reserve; (d) the unreconciled discrepancy between the general inventory ledger and the perpetual Inventory ledger, to the extent the general Inventory ledger reflects less Inventory than the perpetual inventory ledger; and (e) a reserve for Inventory which is designated to be returned to vendor or which is recognized as damaged or off quality by the applicable Loan Party.

Standards of eligibility may be made more restrictive (and such increased restrictiveness subsequently reversed in whole or in part) from time to time solely by the Administrative Agent in the exercise of its Permitted Discretion, with any such changes to be effective two Business Days after delivery of notice thereof to the Borrower Representative and the Lenders.

“Eligible LC Inventory” means the value of the undrawn face amount of commercial and documentary Letters of Credit issued relating to the purchase price of Inventory that has or will be shipped to a Loan Party’s location (as to which, in the case of locations leased by a Loan Party, a Collateral Access Agreement has been obtained, or appropriate Rent Reserves have been taken) and which Inventory (a) is or will be owned by a Loan Party, (b) is fully insured on terms reasonably satisfactory to the applicable Collateral Agent, (c) is subject to a first priority Lien upon such goods in favor of the applicable Collateral Agent (except for any possessor Lien upon such goods in the possession of a freight carrier or shipping company securing only the freight charges for the transportation of such goods to such Loan Party and other Permitted Encumbrances), (d) is evidenced or deliverable pursuant to documents, notices, instruments, statements and bills of lading that have been delivered to the applicable Collateral Agent or an agent acting on its behalf, and (e) is otherwise deemed to be “Eligible Inventory” hereunder;

provided that the Aggregate Availability represented by the Eligible LC Inventory in (x) the US Borrowing Base shall not exceed $60,000,000, (y) the Canadian Borrowing Base shall not exceed $15,000,000, and (z) the UK Borrowing Base shall not exceed $20,000,000, in each case at any time.  The applicable Collateral Agent shall have the right to establish, modify, or eliminate Reserves against Eligible LC Inventory from time to time in its Permitted Discretion.  In addition, the applicable Collateral Agent shall have the right, from time to time, to adjust any of the criteria set forth above and to establish new criteria with respect to Eligible LC Inventory in its Permitted Discretion, subject to the approval of the Administrative Agent in the case of adjustments, new criteria or the elimination of Reserves which have the effect of making more credit available or are otherwise adverse to the Lenders; provided however, for the avoidance of doubt, no such approval shall be required in the case of any adjustment or the elimination of Reserves caused by operation of the provisions of this Agreement relating to the Aggregate Borrowing Base.

“Eligible Retail Inventory” means Eligible Inventory that is Retail Inventory.

“Eligible Retail LC Inventory” means Eligible LC Inventory that is Retail Inventory.

“Eligible Wholesale Inventory” means Eligible Inventory that is Wholesale Inventory.

“Eligible Wholesale LC Inventory” means Eligible LC Inventory that is Wholesale Inventory.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders-in-council, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the management, presence, release or threatened release of any harmful or deleterious substance or to health and safety matters (as they relate to exposure to Hazardous Materials).

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of or obligation under any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) the presence of or exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means (a) any entity, whether or not incorporated, that is under common control with a Loan Party within the meaning of Section 4001(a)(14) of ERISA, (b) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which a Loan Party is a member, (c) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which a Loan Party is a member and (d) with respect to any Loan Party, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Loan Party, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member.  Any former ERISA Affiliate of any Loan Party shall continue to be considered an ERISA Affiliate of the Loan Party within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Loan Party and with respect to liabilities arising after such period for which the Loan Party could be liable under the Code or ERISA.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than an event for which the 30 day notice period referred to in Section 4043(c) of ERISA is waived); (b) the existence with respect to any Plan of a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975(f)(3) of the Code; (c) any failure of any Pension Plan to satisfy the “minimum funding standard” applicable to such Pension Plan (as such term is defined in Sections 412 and 430 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (e) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure of any Loan Party or ERISA Affiliate to make any required contribution to any Multiemployer Plan; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan including, without limitation, the imposition of any Lien in favor of the PBGC or any Pension Plan; (g) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (h) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (i) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or (j) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status within the meaning of Section 432 of the Code or Section 305 of ERISA.

“Euro” or “€” refers to the single currency of the Participating Member States.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“European Administrative Agent” means J.P. Morgan Europe Limited, in its capacity as administrative agent for the Facility B Lenders hereunder, and its successors in such capacity (or such of its Affiliates as it may designate from time to time).

“European Collateral Agent” means J.P. Morgan Europe Limited, in its capacity as collateral agent and security trustee for itself, the Administrative Agent, the Issuing Banks and the Lenders, and its successors in such capacity (or such of its Affiliates as it may designate from time to time).

“European Loan Party” means a UK Loan Party.

“European Swingline Lender” means J.P. Morgan Europe Limited, in its capacity as lender of UK Swingline Loans and Facility B US Swingline Loans hereunder, and its successors and assigns in such capacity.

“Events of Default” has the meaning assigned to such term in Article VII.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor, any Swap Obligation in respect of a Swap if, and to the extent that, all or a portion of the guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Loan Guarantor becomes or would become effective with respect to such Swap Obligation (determined, for avoidance of doubt, after giving effect to Article X and any other applicable keepwell, support, or other agreement for the benefit of such Loan Guarantor and any and all applicable guarantees of such Loan Guarantor’s Swap Obligations) or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Loan Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Loan Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or any other Loan Document, (a) any Other Connection Taxes, (b) U.S. federal withholding Tax (with respect to payments made by the Company),

Canadian withholding tax (with respect to payments made by the Canadian Borrower), U.K. withholding tax (with respect to payments made by the UK Borrower) whichever is applicable, imposed by a Requirement of Law (after giving effect to the delivery of applicable tax forms (including Form DTTP2 (or such alternate form as may be specified by HM Revenue & Customes from time to time) in accordance with Section 2.17(f))) in effect at the time a Foreign Lender (other than an assignee under Section 2.19(b)) becomes a party hereto (or designates a new lending office under Section 2.19(a)), with respect to any payment made by or on account of any obligation of the Company, the Canadian Borrower or the UK Borrower, whichever is applicable, to such Foreign Lender (other than any such payment made by such Person in a capacity other than as a Borrower), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under clause (a) of Section 2.17, (c) Taxes attributable to a such recipient’s (or, if required to provide forms under Section 2.17(f), such recipient’s beneficial owner’s) failure to comply with Section 2.17(f), (d) any withholding Tax imposed as a result of a such recipient’s failure to provide forms described in Section 2.17(f) if such failure is solely due to the legal restrictions imposed under the secrecy laws of the jurisdiction where such recipient is organized or (e) any U.S. Federal withholding Taxes imposed by FATCA.

“Existing Convertible Notes” means the Company’s 6% Convertible Senior Notes due 2014.

“Existing Convertible Note Documents” means the indenture under which the Existing Convertible Notes are issued and all other instruments, agreements and other documents evidencing or governing the Existing Convertible Notes or providing for any other right in respect thereof.

“Existing Credit Agreement” shall have the meaning set forth in the preamble hereto.

“Existing Letters of Credit” means the letters of credit referred to on Schedule 2.06 hereto, which letters of credit have been issued by an Issuing Bank or any Lender.

“Existing Loan Documents” means the “Loan Documents” under and as defined in the Existing Credit Agreement.

“Extended Commitment” has the meaning set forth in Section 2.24(a).

“Extension” has the meaning set forth in Section 2.24(a).

“Extension Offer” has the meaning set forth in Section 2.24(a).

“Facility” means, individually and collectively, Facility A and Facility B.

“Facility A” means the Facility A Commitments and the extensions of credit made thereunder.

“Facility A Commitment” means, with respect to each Facility A Lender, the commitment, if any, of such Lender to make Facility A Revolving Loans and to acquire participations in Facility A Letters of Credit, Facility A Protective Advances and Facility A Swingline Loans, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Facility A Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Facility A Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Facility A Commitment, as applicable.  The initial aggregate amount of the Lenders’ Facility A Commitments is $250,000,000.

“Facility A Credit Exposure” means, with respect to any Facility A Lender at any time, the sum of such Lender’s Facility A Revolving Exposure plus an amount equal to such Lender’s Applicable Percentage of the aggregate principal amount of Facility A Protective Advances outstanding at such time.

“Facility A LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Facility A Letters of Credit at such time for the account of the Company plus (b) the aggregate amount of all LC Disbursements in respect of Facility A Letters of Credit that have not yet been reimbursed by or on behalf of the Company at such time.  The Facility A LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Facility A LC Exposure at such time.

“Facility A Lenders” means the Persons listed on the Commitment Schedule as having a Facility A Commitment and any other Person that shall acquire a Facility A Commitment pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Facility A Letter of Credit” means any letter of credit or similar instrument (including a bank guarantee) issued under this Agreement that is (a) reasonably acceptable to the applicable Issuing Bank and (b) issued pursuant to Facility A for the purpose of providing credit support for the Company.  For the avoidance of doubt, unless the context otherwise requires, references herein to Facility A Letters of Credit shall include any time draft presented under a Facility A Letter of Credit.

“Facility A Loans” means, individually and collectively, the Facility A Revolving Loans, the Facility A Swingline Loans and the Facility A Protective Advances.

“Facility A Obligations” means all unpaid principal of and accrued and unpaid interest on the Facility A Loans (or which would have accrued but for the commencement of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), all Facility A LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Facility A Lenders or to any Facility A Lender, the Administrative Agent, any Issuing Bank in respect of a Facility A Letter of Credit or any indemnified party arising under the Loan Documents, in each case, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred.

“Facility A Protective Advance” has the meaning assigned to such term in Section 2.04.

“Facility A Revolving Exposure” means, with respect to any Facility A Lender at any time, the sum of the outstanding principal amount of such Lender’s Facility A Revolving Loans and its Facility A LC Exposure plus an amount equal to its Applicable Percentage of the aggregate principal amount of Facility A Swingline Loans outstanding at such time.

“Facility A Revolving Loans” has the meaning assigned to such term in Section 2.01.

“Facility A Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(i).

“Facility A Swingline Sublimit” means $35,000,000.

“Facility B” means the Facility B Commitments and the extensions of credit made thereunder.

“Facility B Borrower” means, individually and collectively, the Company (in its capacity as a Borrower under Facility B), the Canadian Borrower and the UK Borrower.

“Facility B Commitment” means, with respect to each Facility B Lender, the commitment, if any, of such Lender to make Facility B Revolving Loans and to acquire participations in Facility B Letters of Credit, Facility B Protective Advances and Facility B Swingline Loans, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Facility B Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Facility B Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Facility B Commitment, as applicable.  The initial aggregate amount of the Lenders’ Facility B Commitments is $100,000,000.

“Facility B Credit Exposure” means, with respect to any Facility B Lender at any time, the sum of such Lender’s Facility B Revolving Exposure plus an amount equal to such Lender’s Applicable Percentage of the aggregate principal amount of Facility B Protective Advances outstanding at such time.

“Facility B LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Facility B Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements in respect of Facility B Letters of Credit that have not yet been reimbursed by or on behalf of a Facility B Borrower at such time.  The Facility B LC Exposure of any Lender at any time shall be its Applicable Percentage of the total Facility B LC Exposure at such time.

“Facility B Lenders” means the Persons listed on the Commitment Schedule as having a Facility B Commitment and any other Person that shall acquire a Facility B Commitment pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Facility B Letter of Credit” means any letter of credit or similar instrument (including a bank guarantee) issued under this Agreement that is (a) acceptable to the applicable Issuing Bank and (b) issued pursuant to Facility B for the purpose of providing credit support for a Facility B

Borrower. For the avoidance of doubt, unless the context otherwise requires, references herein to Facility B Letters of Credit shall include any time draft presented under a Facility B Letter of Credit.

“Facility B Loans” means, individually and collectively, the Facility B Revolving Loans, the Facility B Swingline Loans and the Facility B Protective Advances.

“Facility B Obligations” means all unpaid principal of and accrued and unpaid interest on the Facility B Loans (or which would have accrued but for the commencement of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), all Facility B LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Loan Parties to the Facility B Lenders or to any Facility B Lender, the Administrative Agent, the Issuing Bank in respect of a Facility B Letter of Credit or any indemnified party arising under the Loan Documents, in each case, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred.

“Facility B Protective Advances” means, collectively, the Canadian Protective Advances, the UK Protective Advances and the Facility B US Protective Advances.

“Facility B Revolving Exposure” means, with respect to any Facility B Lender at any time, the sum of the outstanding principal amount of such Lender’s Facility B Revolving Loans and its Facility B LC Exposure plus an amount equal to its Applicable Percentage of the aggregate principal amount of Facility B Swingline Loans outstanding at such time.

“Facility B Revolving Loans” has the meaning assigned to such term in Section 2.01.

“Facility B Swingline Loans” means, collectively, the Canadian Swingline Loans, the UK Swingline Loans and the Facility B US Swingline Loans.

“Facility B Swingline Sublimit” means $20,000,000.

“Facility B US Protective Advance” has the meaning assigned to such term in Section 2.04.

“Facility B US Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(ii).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to the foregoing authorities.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the Executive Vice President – Chief Financial Officer, chief financial officer, principal accounting officer, treasurer, assistant treasurer, controller or assistant controller or similar officer or position of the Borrower Representative or any Loan Party.

“Fixed Charges” means, with reference to any period, without duplication, Consolidated Interest Expense required to be paid in cash, plus income taxes paid in cash (net of any income tax refund received, but in no event less than zero), plus scheduled principal payments on Indebtedness made during such period (including Capital Lease Obligation payments), plus dividends or distributions paid in cash, plus cash contributions to any Pension Plan all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Fixed Charge Coverage Ratio” means, the ratio, determined as of the end of each fiscal month of the Company for the period of twelve consecutive fiscal months ending on the last day of such fiscal month, of (a) Consolidated EBITDA for such period minus the unfinanced portion of Capital Expenditures for such period, to (b) Fixed Charges for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.  Notwithstanding anything to the contrary set forth herein, for purposes of calculating the Fixed Charge Coverage Ratio, Fixed Charge Coverage Ratio shall include discontinued operations of the Company and its Subsidiaries, as defined by GAAP, until the applicable restated financial statements reflecting such discontinuation are available.

“Flood Insurance” has the meaning assigned to such term in Section 5.13(d)(iv).

“Flow-through Entity” means any Subsidiary that is treated as a disregarded entity or partnership for U.S. federal income tax purposes and has no material assets other than direct or indirect ownership of Equity Interests of one or more Subsidiaries that are CFCs.

“Foreign Benefit Arrangement” means any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Loan Party or any of its Subsidiaries or Affiliates, including for the avoidance of doubt any Canadian Benefit Plan.

“Foreign Borrowing Base” means the aggregate amount of the Canadian Borrowing Base and the UK Borrowing Base.

“Foreign Lender” means any Lender or Issuing Bank, (a) with respect to any Borrower other than the Company and any Tax, that is treated as foreign or non-resident by the jurisdiction imposing such Tax, (b) with respect to the Company, (1) that, is not a “United States person” as defined by section 7701(a)(30) of the Code (a “US Person”), or (2) that is a partnership or other entity treated as a partnership for United States federal income tax purposes which is a US Person, but only to the extent the beneficial owners (including indirect partners if its direct partners are partnerships or other entities treated as partnerships for United States federal income tax purposes are US Persons) are not US Persons.

“Foreign Loan Parties” means, individually and collectively, the Loan Parties other than the US Loan Parties.

“Foreign Pension Plan” means any employee benefit pension plan (within the meaning of Section 3(2) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any Loan Party or any of its Subsidiaries or Affiliates, including any Canadian Pension Plan.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Full Cash Dominion Period” means any period (a) commencing on the first date that Aggregate Availability is less than the greater of (i) 12.5% of the lesser of the Aggregate Borrowing Base or the Commitments then in effect and (ii) $40 million and (b) ending after Aggregate Availability is greater than the amount specified in clause (a) for 30 consecutive days (provided that a Full Cash Dominion Period may be discontinued no more than twice in any period of twelve consecutive months).

“Funding Accounts” has the meaning assigned to such term in Section 4.01(g).

“GAAP” means generally accepted accounting principles in the United States of America.

“Global Headquarters” means the Company’s global headquarters located at 5901 West Side Avenue, North Bergen, New Jersey 07047.

“Globalluxe Purchase Agreements” means, collectively, (a) the Asset Purchase Agreement among Globalluxe Limited and certain of its subsidiaries and Kate Spade LLC, dated as of November 11, 2011, (b) the Asset Purchase Agreement between Ying Wan Trading (Shanghai) Company Ltd. and Shanghai Kate Spade Trading Co., Ltd, dated as of November 26, 2011 and (c) the Distribution Rights Purchase Agreement between Kate Spade China Co., Ltd. and Globalluxe Kate Spade HK Limited, dated as of November 16, 2011.

“Governmental Authority” means the government of the United States of America, Canada, the United Kingdom, Ireland or any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal or local; the European Central Bank, the Council of Ministers of the European Union or any other supranational body; and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.

“Guaranteed Parties” has the meaning assigned to such term in Section 10.01.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, contaminants, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to or that could result in liability under any Environmental Law.

“High Season” means all times other than Low Season.

“Immaterial Amendment” has the meaning assigned to such term in Section 4.02.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or bankers’ acceptances, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty for Indebtedness, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) obligations under any liquidated earn-out and (l) any other Off-Balance Sheet Liability.  The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Insolvency Laws” means each of the Bankruptcy Code, the UK Insolvency Act 1986, the Council Regulation 1346/2000/EC on insolvency proceedings (European Union), the

Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and any other applicable state, provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.

“Intellectual Property” means, individually and collectively, all worldwide intellectual property and proprietary rights of any kind, including but not limited to, trademarks, service marks, tradenames, copyrights, patents, trade secrets, industrial designs, internet domain names, including any applications and registrations pertaining thereto and with respect to trademarks, service marks and tradenames, the goodwill of the business symbolized thereby and connected with the use thereof.

“Intercompany Note” means the intercompany note dated as of January 12, 2009 entered into by the Loan Parties (as the same has been amended, supplemented or otherwise modified from time to time).

“Intercompany Services Receivables” means intercompany receivables owing from Loan Parties to Non-Loan Parties representing accrued payables in respect of services rendered to such Loan Parties, solely to the extent that the obligations of the Loan Parties in connection therewith are subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent.

“Interest Election Request” means a request by the Borrower Representative (or the applicable Borrower) to convert or continue a Borrowing of Revolving Loans in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, Canadian Prime Rate Loan or Overnight LIBO Loan (including, in each case, a Swingline Loan), the first Business Day of each calendar month, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and (d) with respect to any Loan, the Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending (i) on the numerically corresponding day in the calendar month that is one, two, three or six (or, if agreed to by all Lenders under the relevant Facility, 12) months thereafter, as the Borrower Representative may elect or (ii) solely as explicitly set forth in Section 2.05(c), the date that is one week thereafter; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) in the case of clause (i) above, any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” means, individually and collectively, “Inventory,” as referred to in any Security Agreement.

“Investment Grade Account Debtor” means an Account Debtor that, at the time of determination, has a corporate credit rating and/or family rating, as applicable, of BBB- or higher by S&P or Baa3 or higher by Moody’s.

“Irish Debenture” means the debenture, dated May 6, 2010, from Juicy Couture Ireland Ltd. in favor of J.P. Morgan Europe Limited.

“Irish Loan Party” means any Loan Party organized under the laws of Ireland.

“Issuing Bank” means, individually and collectively, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Wells Fargo Bank, National Association, together with any other Lenders reasonably acceptable to the Administrative Agent, each in its capacity of the issuer of Letters of Credit and its successors in such capacity as provided in Section 2.06(i).  Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank (including pursuant to assignments of existing Letters of Credit), in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued (including following any such assignment) by such Affiliate.

“ITA” means the Income Tax Act (Canada), as amended.

“Joinder Agreement” has the meaning assigned to such term in Section 5.13.

“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Juicy Debenture” means the debenture, dated as of May 6, 2010, between the UK Borrower and the European Collateral Agent, as the same may be amended, restated or otherwise modified from time to time.

“Kate Spade China Distribution Agreement” means any distribution agreement entered into by and between Kate Spade LLC (or any of its Affiliates) and KS China Co., Limited or any of its subsidiaries in respect of the distribution of handbags, small leather goods, and other fashion products and accessories under the “Kate Spade New York®”, “Kate Spade Saturday®” and “Kate Spade®” trademarks.

“Kate Spade China JV Agreement” means the agreement governing the joint venture by and between Kate Spade LLC and E-Land Fashion China Holdings, Limited.

“Kate Spade Debenture” means the debenture, dated February 1, 2011, from Kate Spade UK Limited in favor of J.P. Morgan Europe Limited.

“Kohl PrimeRevenue Program” means the accounts receivable purchase arrangements evidenced by (i) the accounts receivable purchase agreement between the Company and Bank of America, N.A., dated as of December 20, 2010, and (ii) the related supplier agreement between the Company and PrimeRevenue, Inc., dated as of December 20, 2010, in each case in respect of account payable obligations of Kohl’s Department Stores, Inc. and its Affiliates.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit, including in respect of a time draft presented thereunder.  The date of an LC Disbursement shall be the date of payment by such Issuing Bank under such Letter of Credit or a time draft presented thereunder, as the case may be.

“LC Exposure” means, at any time, the sum of the Facility A LC Exposure and the Facility B LC Exposure.

“LC Sublimit” $200,000,000; provided that the aggregate LC Exposure in respect of standby Letters of Credit shall not exceed $65,000,000.

“Lead Arrangers” means, individually or collectively, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC and SunTrust Robinson Humphrey, Inc., in their capacity as joint lead arrangers, and each of their successors in such capacity.

“Lenders” means the Facility A Lenders and the Facility B Lenders. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means, individually and collectively, each Facility A Letter of Credit and each Facility B Letter of Credit.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.06(a).

“LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on the applicable Reuters Screen (or on any successor or substitute page of such Service, or any successive provider from the British Bankers’ Association to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent or the European Administrative Agent, as applicable, from time to time for purposes of providing quotations of interest rates applicable to deposits in the relevant currency in the London interbank market) at approximately 11:00 a.m., London time, on the Quotation Day, as the rate for deposits in the relevant currency with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in the relevant currency of $5,000,000 (or, the case of a currency other than dollars, an approximate equivalent thereof as determined by the Administrative Agent) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds to prime banks in the London interbank market at approximately 11:00 a.m., London time on the Quotation Day.

“License” means any “License”, as defined in the US Security Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge, security assignment or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, any promissory notes issued pursuant to the Agreement, any Letter of Credit applications, the Collateral Documents, the Loan Guaranty, the Notes Intercreditor Agreement, the Specified Loan Documents and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent, any Collateral Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any Responsible Officer of any Loan Party, and delivered to the Administrative Agent, any Collateral Agent or any Lender in connection with the Agreement or the transactions contemplated thereby.  Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Guarantor” means (a) each US Loan Party and each Foreign Loan Party disregarded as separate from a US Person for U.S. federal income tax purposes (but excluding any such Loan Party that (i) is a Flow-through Entity or that is owned by a CFC and (ii) does not provide a guarantee with respect to the 2011 Notes, the 2012 Add-On Notes, any Additional Notes or any refinancing of any of the foregoing), with respect to the Guaranteed Obligations of the other US Loan Parties, the Canadian Loan Parties and the UK Loan Parties, (b) each Canadian Loan Party, with respect to the Guaranteed Obligations of the other Canadian Loan Parties and the UK Loan Parties and (c) each UK Loan Party, with respect to the Guaranteed Obligations of the other UK Loan Parties and the Canadian Loan Parties.

“Loan Guaranty” means (i) Article X of this Agreement and (ii) each separate guaranty, in form and substance reasonably satisfactory to the Administrative Agent, delivered by any Foreign Subsidiary (which guaranty shall be governed by the laws of the country in which such Foreign Subsidiary is located if the Administrative Agent requests that such law govern such guaranty), in each case as it may be amended or modified and in effect from time to time.

“Loan Parties” means (i) the Company and the Company’s domestic Subsidiaries, (ii) the Canadian Borrower and any other wholly-owned Subsidiary of the Company organized under the laws of Canada or any province, territory or other political subdivision thereof, (iii) the UK Borrower and any other wholly-owned Subsidiary of the Company organized under the laws of England and Wales or Ireland, in each case with respect to clauses (i) through (iii) above, to the extent such entity is a party to any Loan Guaranty, and (iv) each other Subsidiary who is a party hereto on the date hereof or becomes a party to this Agreement pursuant to a Joinder Agreement or executes a separate Loan Guaranty and their respective successors and assigns; provided that the Administrative Agent and the Company may agree in writing that any inactive or less than wholly-owned Subsidiary shall not be a Loan Party hereunder.

“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Revolving Loans, Swingline Loans and Protective Advances and including BA Drawings.

“Local Time” means, (a) local time in London with respect to the times for the determination of “Dollar Equivalent”, for the receipt of Borrowing Requests for Facility B Loans other than Canadian Loans, and Facility B Letter of Credit Requests (other than in respect of Canadian Letters of Credit) to an Issuing Bank, of any disbursement by the European Administrative Agent of Facility B Loans other than Canadian Loans and for payment by the Borrowers with respect to Facility B Loans other than Canadian Loans and reimbursement obligations in respect of Facility B Letters of Credit other than Canadian Letters of Credit, (b) local time in New York, with respect to the times for the receipt of Borrowing Requests of Facility A Loans, Facility A Letter of Credit Requests to an Issuing Bank, for receipt and sending of notices by and disbursement by the Administrative Agent or any Lender and any Issuing Bank and for payment by the Company with respect to Facility A Loans and reimbursement obligations in respect of Facility A Letters of Credit, (c) local time in London, with respect to the times for the determination of “LIBO Rate” and “Overnight LIBO Rate”, (d) local time in Toronto, with respect to the times for receipt of Borrowing Requests of Canadian Loans, Canadian Letter of Credit Requests to an Issuing Bank, for receipt and sending of notices by and disbursement by the Canadian Administrative Agent or any Lender and any Issuing Bank and for payment by the Canadian Borrower with respect to Canadian Loans and reimbursement obligations in respect of Canadian Letters of Credit, (e) otherwise, if a place for any determination is specified herein, the local time at such place of determination and (f) otherwise, New York time.

“Lock Box Agreement” means, individually and collectively, each “Lock Box Agreement” referred to in any Security Agreement.

“Low Season” means, for any period of determination of any Borrowing Base, (i) with respect to Retail Inventory, the period commencing the first day of December and ending the last day of the July of the following calendar year and (ii) with respect to Wholesale Inventory, the period commencing the first day of the November fiscal month of the Company of each year and ending the last day of the July fiscal month of the Company of the following year; provided that the definition of “Low Season” may be adjusted by the Administrative Agent at any time to reflect any comparable change set forth in the latest inventory appraisal delivered to the Administrative Agent pursuant to the terms hereof.

“Margin Stock” means “margin stock”, as such term is defined in Regulation U of the Board.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, operations or condition, financial or otherwise, of the Loan Parties, taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, any Collateral Agent’s Lien (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks) on the Collateral, or the priority of any such Lien, or (d) the rights of or benefits available to the Administrative Agent, European Administrative Agent, Canadian Administrative Agent, any Collateral Agent, any Issuing Bank or the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $40,000,000.  For purposes of determining Material Indebtedness, the “obligations” of any Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means, as of any date of determination, any Subsidiary (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which financials have been or were required to be delivered pursuant to Section 5.01(a), (b) or (c) were equal to or greater than 5.0% of the Total Assets of the Company and its Subsidiaries at such date or (b) whose revenues during such Test Period were equal to or greater than 5.0% of the consolidated revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided that (x) if, at any time and from time to time after the Effective Date, Subsidiaries that are not Material Subsidiaries have, in the aggregate, (i) total assets at the last day of such Test Period equal to or greater than 5.0% of the Total Assets of the Company and its Subsidiaries at such date or (ii) revenues during such Test Period equal to or greater than 5.0% of the consolidated revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with GAAP, then the Company shall, on the date on which financial statements for such fiscal period are delivered pursuant to this Agreement, designate in writing to the Administrative Agent one or more of such Subsidiaries as “Material Subsidiaries” and (y) each Borrower (other than the Company) shall at all times be designated a “Material Subsidiary”.

“Maturity Date” means the earliest to occur of (i) April 18, 2018 or (ii) any earlier date on which the Commitments are reduced to zero or otherwise terminated pursuant to the terms hereof.

“Maximum Liability” has the meaning assigned to such term in Section 10.08.

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Merger Agreement” means the Merger Agreement dated as of September 1, 2011 among Gores Malibu Holdings (Luxembourg) S.à.r.l. and EuCo B.V., as the buyers, and Fifth & Pacific Companies, Inc. (f/k/a Liz Claiborne, Inc.) and Fifth & Pacific Companies Foreign Holdings, Inc. (f/k/a Liz Claiborne Foreign Holdings, Inc.), as the sellers.

“Mexx JV” means Mexx Malibu B.V., a private company with limited liability (“Besloten Vennootschap met beperkte aansprakelijkheid”) incorporated under the laws of the Netherlands.

“Mexx JV Agreement” means the Shareholders Agreement, dated on or about September 21, 2011, among the Mexx JV, Gores Malibu Holdings (Luxembourg) S.à.r.l. and Liz Foreign B.V., as shareholders of the Mexx JV, in substantially the form attached as an exhibit to the Merger Agreement as of September 1, 2011.

“Minimum Aggregate Availability Period” means (including by reference to the Levels described below), any period (a) commencing on the first date that Aggregate Availability for a period of three consecutive Business Days is less than the greater of:

Level 1:	(i) $50,000,000 and (ii) an amount equal to 15.0% of the lesser of the Aggregate Borrowing Base and the Commitments then in effect;

Level 2:	(ii) $60,000,000 and (ii) an amount equal to 17.5% of the lesser of the Aggregate Borrowing Base and the Commitments then in effect, but more than Level 1; and

Level 3:	(i) $87,500,000 and (ii) an amount equal to 25% of the Commitments then in effect, but more than Level 1 and Level 2;

and (b) ending after Aggregate Availability is greater than the amounts set forth above (with respect to the applicable Level) for 30 consecutive days.  For the avoidance of doubt, at any time that Aggregate Availability is equal to or greater than the amounts set forth in Level 2 or Level 3 above, Aggregate Availability shall also be deemed to be greater than the applicable Level(s) below such Level of Aggregate Availability and each Minimum Aggregate Availability Period Level shall include each lesser Level.

“Minimum Extension Condition” had the meaning assigned to such term in Section 2.24(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, hypothec, deed of trust, debenture, legal charge or other agreement which conveys or evidences a Lien in favor of the applicable Collateral Agent, for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, on real property of a Loan Party, including any amendment, modification or supplement thereto.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is subject to Title IV of ERISA to which any Loan Party or any ERISA Affiliate (i) is making or accruing an obligation to make contributions, (ii) has within any of the preceding five plan years made or accrued an obligation to make contributions or (iii) has any actual or contingent liability.

“Net Orderly Liquidation Value” means, with respect to Inventory, equipment or intangibles of any Person, the orderly liquidation value thereof as determined in a manner reasonably acceptable to the Administrative Agent by an appraiser reasonably acceptable to the Administrative Agent, net of all costs of liquidation thereof.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative).

“Non BA Lender” means a Lender that cannot or does not as a matter of policy accept bankers’ acceptances.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e).

“Non-Funding Lender” has the meaning assigned to such term in Section 2.07(b).

“Non-Loan Party” means any Subsidiary of the Company that is not a Loan Party.

“Non-Loan Party Banking Services Obligations” of the Non-Loan Parties, means any and all obligations of the Non-Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services provided by any Lender or any Affiliate thereof.

“Non-Loan Party Secured Swap Obligations” means Swap Obligations of any Non-Loan Party owing to any Lender or any Affiliate thereof.

“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.09.

“Notes Documentation” means the 2011 Notes Documentation, the Additional Pari Passu Note Obligations Documentation and any other instruments, agreements or other documents evidencing or governing any other Trademark Secured Debt or providing for any other right in respect thereof.

“Notes Intercreditor Agreement” means the Intercreditor Agreement, dated as of April 7, 2011, by and between the US Collateral Agent, the trustee in respect of the 2011 Notes, in its capacity as trustee under the 2011 Notes Documentation and collateral agent for the holders of the 2011 Notes, any Additional Notes and the holders of Additional Pari Passu Note Obligations and other Trademark Secured Debt, as applicable, and as acknowledged and agreed to by the Loan Parties.

“Notes Priority Collateral” means the Trademarks of the US Loan Parties (and any License granting a right to use such Trademark).

“Obligated Party” has the meaning assigned to such term in Section 10.02.

“Obligations” means the Facility A Obligations and the Facility B Obligations.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Ohio Property” means the land, building and improvements located at 8741 Jacquemin Drive, West Chester, Ohio, together with all rights, easements and appurtenances thereto, and all fixtures and equipment located thereon or used in connection therewith.

“Other Connection Taxes” means, with respect to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sale or assignment of an interest in any Loan or Loan Document, engaged in any other transaction pursuant to, or enforced, any Loan Documents) and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the relevant Borrower is located.

“Other Taxes” means all present or future stamp, court or documentary Taxes and any other excise, property, intangible, recording, filing or similar Taxes arising from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Overnight LIBO” means, when used in reference to any Loan or Borrowing, whether such Loan or the Loan comprising such Borrowing accrues interest at a rate determined by reference to the Overnight LIBO Rate.

“Overnight LIBO Rate” means, with respect to any Overnight LIBO Borrowing or overdue amount, the rate of interest per annum (rounded upwards, if necessary, to the next 1/16 of 1%) at which overnight deposits in Euros, Sterling, Canadian Dollars, dollars or Yen, as applicable, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of JPMCB in the London interbank market for such currency to major banks in the London interbank market.

“PA Exposure” means, at any time, the aggregate principal amount of all Protective Advances outstanding at such time.  The PA Exposure of any Lender at any time shall be its Applicable Percentage of the total PA Exposure at such time.

“Participant” has the meaning assigned to such term in Section 9.04.

“Participant Register” has the meaning set forth in Section 9.04(g)(i).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patriot Act” has the meaning set forth in Section 9.14.

“Paying Guarantor” has the meaning assigned to such term in Section 10.09.

“PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA and any successor entity performing similar functions.

“Pension Plan” means any single employer plan (as defined in Section 4001(a)(15) of ERISA) subject to Title IV of ERISA in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA and subject to ERISA.

“Permitted Acquisition” means any acquisition by the Company or any Subsidiary, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:

(a)        such acquisition shall be consensual;

(b)        such acquisition shall be consummated in accordance with all Requirements of Law, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect;

(c)        in the case of the acquisition of Equity Interests by any Loan Party, (i) all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares) acquired or otherwise issued by such Person or any newly formed Subsidiary of any Borrower in connection with such acquisition shall be directly and beneficially owned 100% by the Company or any other Loan Party and (ii) such newly acquired Subsidiary shall be a Loan Party and the Company and its Subsidiaries shall have complied with Section 5.13 with respect thereto; and

(d)       in the case of any acquisition in excess of $35,000,000 (whether paid in cash, securities, the assumption of debt (including to the extent that any continuing debt would be newly reflected on a consolidated balance sheet of the Company) or otherwise), the Company shall furnish to the Administrative Agent at least five Business Days prior to such proposed acquisition a certificate from a Financial Officer of the Borrower Representative evidencing compliance with Section 6.04(p), together with such detailed information relating thereto as the Administrative Agent may reasonably request to demonstrate such compliance; and

provided further that it is understood that to the extent the assets acquired are to be included in any Borrowing Base, due diligence (including, without limitation, field exams and appraisals) in respect of such acquired assets satisfactory to the Administrative Agent, in its Permitted Discretion, shall have been completed.

“Permitted Company Deferral Plan” means the Fifth & Pacific Companies, Inc. Outside Directors’ Deferral Plan, as in effect on the date hereof.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Encumbrances” means:

(a)        Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

(b)        carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04, but excluding, for greater certainty, any landlord hypothecs registered in the province of Quebec;

(c)        pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)       Liens granted and deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)        judgment liens in respect of judgments that do not constitute an Event of Default under paragraph (k) of Article VII;

(f)        easements, zoning restrictions, rights-of-way and other encumbrances on real property (whether owned or leased) or any interest therein, imposed by law or arising or granted in the ordinary course of business, that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any Loan Party or any of its Subsidiaries;

(g)        Liens in favor of a credit card processor arising in the ordinary course of business under any processor agreement; and

(h)        licenses of Intellectual Property entered into by a Loan Party or any of its Subsidiaries in the ordinary course of business;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted European Member State” means any member state of the European Union that was a member state prior to May 2004.

“Permitted Investments” means:

(a)        direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, a Governmental Authority of the United States, Canada (with respect to investments made by any Canadian Group Member), England and Wales (with respect to investments made by any UK Group Member), or Japan (with respect to investments made by any Subsidiary organized under the laws of Japan) (or by any agency thereof, as applicable, to the extent such obligations are backed by the full faith and credit of such government), in each case maturing within one year from the date of acquisition thereof;

(b)        investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)        investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States, Canada (with respect to investments made by any Canadian Group Member), England and Wales (with respect to investments made by any UK Group Member), Japan (with respect to investments made by any Subsidiary organized under the laws of Japan) or any State or Province or other political subdivision thereof, as applicable, in each case, which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)       fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)        money market funds that (i) (x) comply with the criteria set forth in the U.S. Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940 or (y) are money market mutual funds (as defined in National Instrument 81-102 Mutual Funds) that are reporting issuers (as defined as Ontario securities law) in the Province of Ontario, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Lien” means Liens permitted by Section 6.02.

“Permitted Second Priority Lien” shall have the meaning assigned to such term in Section 6.02(m).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means (i) any employee benefit plan (as defined in Section 3(3) of ERISA), including any employee welfare benefit plan (as defined in Section 3(1) of ERISA ), (ii) any employee pension benefit plan (as defined in Section 3(2) of ERISA but excluding any Multiemployer Plan), and (iii) any plan which is both an employee welfare benefit plan and an employee pension benefit plan, which, in the case of clauses (i), (ii) and (iii), are subject to ERISA and in respect of which any Loan Party or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA and subject to ERISA.

“PPSA” means the Personal Property Security Act (Ontario), including the regulations thereto; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder or under any other Loan Document on the Collateral is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Prepayment Event” means any termination or voluntary reduction of the Commitments pursuant to Section 2.09(b) or (c).

“Prime Rate” means (a) for the purpose of dollar-denominated Loans made available to the Company, the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate at its offices at 383 Madison Avenue in New York City or any successor executive office, and (b) for the purpose of dollar-denominated Loans made available to the Canadian Borrower, the rate of interest per annum publicly announced from time to time by the Canadian Administrative Agent as its prime rate for dollar-denominated commercial loans made in Canada; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prior Claims” means all Liens created by applicable Canadian law (in contrast with Liens voluntarily granted) which rank or are capable of ranking prior to or pari passu with the Liens created by the Collateral Documents (or interests similar thereto under applicable law) including for amounts owing for employee source deductions, vacation pay, goods and services taxes, sales taxes, harmonized sales taxes, municipal taxes, workers’ compensation, Quebec corporate taxes, pension fund obligations and overdue rents.

“Pro Forma Basis” means, with respect to any test hereunder in connection with any event, that such test shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) such event as if it happened on the first day of such period or (ii) the incurrence of any Indebtedness by the Company or any Subsidiary and any incurrence, repayment, issuance or redemption of other Indebtedness of the Company or any Subsidiary occurring at any time subsequent to the last day of the Test Period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be, occurred on the first day of the Test Period (it being understood that, in connection with any such pro forma calculation prior to the delivery of financial statements for the first fiscal month ended after the Effective Date, such calculation shall be made in a manner satisfactory to the Administrative Agent in its Permitted Discretion).

“Projections” has the meaning assigned to such term in Section 5.01(f).

“Protective Advances” has the meaning assigned to such term in Section 2.04.

“Quebec Security Documents” means a deed of hypothec executed by any Loan Party from time to time and any other related documents, bonds, debentures or pledge agreements required to perfect a Lien in favor of the applicable Collateral Agent in the province of Quebec.

“Quotation Day” means, in respect of the determination of the LIBO Rate for any period for Loans (a) in Sterling, the day which is the Business Day that is the first day of such Interest Period, (b) in Euro, the day that is two TARGET Days prior the first day of such Interest Period and (c) in dollars, Canadian Dollars or Yen, the day that is two Business Days prior to the first day of such Interest Period.

“Register” has the meaning assigned to such term in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Rent Reserve” means (a) with respect to any store, warehouse, cross-docking facility, distribution center, regional distribution center, depot or other location where any Inventory subject to Liens arising by operation of law is located and with respect to which no Collateral Access Agreement is in effect, a reserve equal to the greater of (i) two (or, in the case of any store, warehouse, cross-docking facility, distribution center, regional distribution center, depot or other location located in Canada, Ireland or England and Wales, three) months’ rent or (ii) if such facility is located in the Province of Quebec, the fixed amount of any prior-ranking hypothec registered in favor of the applicable landlord, at such store, warehouse, cross-docking facility, distribution center, regional distribution center, depot or other location and (b) with respect to any Inventory subject to a “four wall” concession arrangement, a reserve equal to the lesser of (x) the sum of (i) three months’ rent of the concessionaire plus (ii) three months’ fees owing from the applicable Loan Party to the concessionaire and (y) the value of such Inventory, valued at the lower of cost (determined on a first-in-first-out basis) or market value.

“Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of any Loan Party from information furnished by or on behalf of any Loan Party, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports shall be distributed to the Lenders by the Administrative Agent.

“Reported Acceptance Obligations” means Acceptance Obligations of any Loan Party owing to one or more Lenders or their respective Affiliates; provided that, as of any date of determination, such obligations shall constitute Reported Acceptance Obligations solely to the extent that the Lender party thereto or its Affiliate (other than JPMCB) shall have reported the amount of such outstanding obligations to the Administrative Agent as of the last day of the previous fiscal quarter on or prior to the date that is 15 days following the end of such fiscal quarter (or (x) prior to the date that is 15 days following the end of the first fiscal quarter following the Effective Date, within 15 days of the Effective Date such Lender or Affiliate shall have reported the amount of such outstanding obligations as of the Effective Date, and (y) within 10 days of any request therefor by the Administrative Agent, such Lender or Affiliate shall have reported the amount of such outstanding obligations as of any other date reasonably requested by the Administrative Agent).

“Reported Banking Services Obligations” means Banking Services Obligations of any Loan Party owing to one or more Lenders or their respective Affiliates; provided that, as of any date of determination, such obligations shall constitute Reported Banking Services Obligations solely to the extent that the Lender party thereto or its Affiliate (other than JPMCB) shall have reported the amount of such outstanding obligations to the Administrative Agent as of the last day of the previous fiscal quarter on or prior to the date that is 15 days following the end of such fiscal quarter (or (x) prior to the date that is 15 days following the end of the first fiscal quarter following the Effective Date, within 15 days of the Effective Date such Lender or Affiliate shall have reported the amount of such outstanding obligations as of the Effective Date, and (y) within 10 days of any request therefor by the Administrative Agent, such Lender or Affiliate shall have reported the amount of such outstanding obligations as of any other date reasonably requested by the Administrative Agent).

“Reported Secured Swap Obligations” means Secured Swap Obligations of any Loan Party owing to one or more Lenders or their respective Affiliates; provided that, as of any date of determination, such obligations shall constitute Reported Secured Swap Obligations solely to the extent that as of any date of determination, such Lender party thereto or its Affiliate (other than JPMCB) shall have reported the amount of such outstanding Swap Obligations to the Administrative Agent as of the last day of the previous fiscal quarter on or prior to the date that is 15 days following the end of such fiscal quarter (or (x) prior to the date that is 15 days following the end of the first fiscal quarter following the Effective Date, within 15 days of the Effective Date such Lender or Affiliate shall have reported the amount of such outstanding obligations as of the Effective Date and (y) within 10 days of any request therefor by the Administrative Agent, such Lender or Affiliate shall have reported the amount of such outstanding Swap Obligations as of any other date reasonably requested by the Administrative Agent).

“Required Facility B Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments with respect to Facility B representing more than 50% of the sum of the total Credit Exposure and unused Commitments with respect to Facility B at such time.

“Required Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposure and unused Commitments at such time.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation (or Certificate of Amalgamation, as applicable) and By Laws or other organizational, constating or governing documents of such Person (including, without limitation, any Memorandum and any Articles), and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, individually and collectively, and without duplication, Customer Credit Liability Reserves, Rent Reserves, unpaid taxes and other government reserves, reserves for accrued and unpaid interest on the Secured Obligations, Dilution Reserves and any other reserves which the Administrative Agent deems necessary, in its Permitted Discretion, to maintain (including, without limitation, Banking Services Reserves, reserves for consignee’s, warehousemen’s and bailee’s charges (unless a Collateral Access Agreement shall be in effect with respect to the subject property), reserves for Swap Obligations, reserves for Acceptance Obligations, reserves for shipping and transportation costs, reserves for excise taxes, reserves for processor fees, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation and reserves for taxes, fees, assessments, reserves for fees of collecting banks, reserves for the prescribed part of the net property of a UK Loan Party (except for any Irish Loan Party) that would be made available for the satisfaction of its unsecured liabilities pursuant to §176A of the Insolvency Act 1986, reserves with respect to liabilities of a UK Loan Party (except for any Irish Loan Party) which constitute preferential debts pursuant to §386 of the Insolvency Act 1986 and other governmental charges and Prior Claims) with respect to the Collateral or any Loan Party.

“Responsible Officer” means the chief executive officer, president, vice president, secretary, assistant secretary or chief financial officer of any Person, but in any event, with respect to financial matters, the chief financial officer of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company.

“Retail Inventory” means Inventory located at, or in transit to, any retail store.

“Revolving Exposure” means the sum of the Facility A Revolving Exposure plus the Facility B Revolving Exposure.

“Revolving Exposure Limitations” has the meaning set forth in Section 2.01.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“Royalty Account” means an Account of a Loan Party evidencing royalty payments owed to such Loan Party in connection with the licensing of such Loan Party’s trademarks.

“S&P” means Standard & Poor’s Financial Services LLC.

“Schedule I Lender” means any Lender named on Schedule I to the Bank Act (Canada).

“Schedule I Reference Banks” means Royal Bank of Canada and Bank of Montreal or any bank named on Schedule I to the Bank Act (Canada) as otherwise agreed by the Administrative Agent and the Borrower Representative.

“Schedule II/III Reference Banks” means JPMorgan Chase Bank, N.A., Toronto Branch, or any two other banks named on Schedule II or Schedule III to the Bank Act (Canada) as otherwise agreed by the Administrative Agent and the Borrower Representative.

“Secured Obligations” means all Obligations, together with all Banking Services Obligations, Acceptance Obligations, Secured Swap Obligations, Non-Loan Party Banking Services Obligations and Non-Loan Party Secured Swap Obligations.

“Secured Swap Obligations” means Swap Obligations of any Loan Party owing to one or more Lenders or their respective Affiliates; provided that at or prior to the time that any transaction relating to such Swap Obligation is executed, the Lender party thereto or its Affiliate (other than JPMCB) shall have delivered written notice to the Administrative Agent that such a transaction has been entered into and that it constitutes a Secured Swap Obligation entitled to the benefits of the Collateral Documents.

“Security Agreement” means, individually and collectively, any US Security Agreement, any Canadian Security Agreement, any Quebec Security Documents, any UK Security Agreement and/or the Irish Debenture.

“Settlement” has the meaning assigned to such term in Section 2.05(c).

“Settlement Date” has the meaning assigned to such term in Section 2.05(c).

“Settlement Request Date” has the meaning assigned to such term in Section 2.05(c).

“Specified Defaulting Lender” means any Lender that is a Defaulting Lender pursuant to clauses (a), (b), (d) or (e) of the definition thereof set forth herein.

“Specified Loan Documents” means the Canadian Security Agreement, the US Security Agreement and each other agreement set forth on Schedule 1.01(b).

“Spot Selling Rate” means, on any date, as determined by the Administrative Agent, the spot selling rate posted by Reuters on its website for the sale of the applicable currency for dollars at approximately 11:00 a.m., Local Time, two Business Days prior to such date (the “Applicable Quotation Date”); provided that if, for any reason, no such spot rate is being quoted, the spot selling rate shall be determined by reference to such publicly available service for displaying exchange rates as my be selected by the Administrative Agent, or, in the event no such service is selected, such spot selling rate shall instead be the rate determined by the Administrative Agent as the spot rate of exchange in the market where its foreign currency exchange operations in respect of the applicable currency are then being conducted, at or about

11.00 a.m. Local Time, on the Applicable Quotation Date for the purchase of the relevant currency for delivery two Business Days later.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” and “£” refers to the lawful currency of the United Kingdom.

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Administrative Agent.

“subsidiary” means (i) with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (ii) any subsidiary within the meaning of §1159 of the UK Companies Act 2006 and any subsidiary undertaking within the meaning of §1162 of the UK Companies Act 2006.

“Subsidiary” means any direct or indirect subsidiary of the Company or a Loan Party, as applicable.

“Supermajority Lenders” means, at any time, Lenders having Credit Exposure and unused Commitments representing at least 66 2/3% of the sum of the total Credit Exposure and unused Commitments at such time.

“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreements” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.

“Swap Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means, individually and collectively, the US Swingline Lender, the Canadian Swingline Lender and the European Swingline Lender, as the context may require.

“Swingline Loan” means, individually and collectively, each Facility A Swingline Loan, each Facility B US Swingline Loan, each Canadian Swingline Loan and each UK Swingline Loan, as the context may require.

“Syndication Agent” means Bank of America, N.A., in its capacity as Syndication Agent.

“TARGET Day” means any day on which (i) TARGET2 is open for settlement of payments in Euro and (ii) banks are open for dealings in deposits in Euro in the London interbank market.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Test Period” means the most recent period of twelve consecutive fiscal months of the Company ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each month, quarter or fiscal year in such period have been (or have been required to be) delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(c), as applicable.

“Total Assets” means, at any date, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and the Subsidiaries.

“Trademark” has the meaning set forth in the US Security Agreement.

“Trademark Secured Debt” shall have the meaning assigned to such term in Section 6.02(l).

“tranche”  has the meaning assigned to such term in Section 2.24(a).

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing by the Borrowers of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and the guarantees and grants of security interests provided herein and therein.

“Treaty” has the meaning assigned to such term in the definition of “Treaty State.”

“Treaty Lender” means a Lender or Issuing Bank which is beneficially entitled to interest payable to it in respect of any Loan or otherwise under any Loan Document and:

(a)                               is treated as a resident of a Treaty State for the purposes of the Treaty; and

(b)                              does not carry on a business in the United Kingdom through a permanent establishment with which its participation in the Loan, Letter of Credit other Commitment is effectively connected.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the Canadian Prime Rate or the Overnight LIBO Rate, or whether such Loan is a BA Drawing.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“UK” or “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

“UK Availability” means (a) the lesser of (x) the UK Sublimit and (y) the sum of (i) the UK Borrowing Base plus (ii) solely to the extent the total Revolving Exposure relating to the UK Borrower exceeds the UK Borrowing Base, the US Availability (calculated without giving effect to any UK US Borrowing Base Utilization), minus (b) the total Revolving Exposure relating to the UK Borrower.

“UK Borrower” means Kate Spade UK  Limited.

“UK Borrowing Base” means, at any time, with respect to the UK Loan Parties, the sum of:

(a)                               100% of the aggregate cash balances denominated in dollars, Euros, Sterling or Yen in depositary accounts of the UK Loan Parties constituting investment accounts that are held at JPMorgan Chase Bank, N.A. or any Affiliate thereof approved by the Administrative Agent and subject to an Account Control Agreement and upon which the European Collateral Agent has a first priority perfected Lien for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, subject only to Liens permitted pursuant to Section 6.02(f), plus

(b)                              the product of (i) 85% multiplied by (ii) the UK Loan Parties’ Eligible Accounts at such time, minus the Dilution Reserve related to the UK Loan Parties, plus

(c)                               the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Retail Inventory identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by (ii) the UK Loan Parties’ Eligible Retail Inventory (other than Eligible LC Inventory), valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, plus

(d)                             the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Wholesale Inventory identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by (ii) the UK Loan Parties’ Eligible Wholesale Inventory (other than Eligible LC Inventory), valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, plus

(e)                               the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Retail Inventory identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by (ii) the UK Loan Parties’ Eligible Retail LC Inventory, valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, plus

(f)                                the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Wholesale Inventory identified in the most recent Inventory appraisal ordered by the Administrative Agent multiplied by (ii) the UK Loan Parties’ Eligible Wholesale LC Inventory, valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, minus

(g)                              without duplication, applicable Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion, adjust Reserves (subject to Section 9.02(b)) used in computing the Aggregate Borrowing Base and the UK Borrowing Base, with any such changes to be effective two Business Days after delivery of notice thereof to the Borrower Representative and the Lenders.  The UK Borrowing Base at any time shall be determined by reference to the most recent UK Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(g) of this Agreement.

“UK Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-4.

“UK Debenture” means, individually and collectively, the Juicy Debenture and the Kate Spade Debenture.

“UK Group Member” means any Subsidiary of the Company (including the UK Borrower) organized under the laws of England and Wales or Ireland.

“UK Letter of Credit” means any Letter of Credit or similar instrument (including a bank guarantee) acceptable to the applicable Issuing Bank issued hereunder for the purpose of providing credit support for the UK Borrower.

“UK Loans” means, individually and collectively, the UK Revolving Loans, the UK Swingline Loans and the UK Protective Advances.

“UK Loan Party” means any Loan Party (including the UK Borrower) organized under the laws of England and Wales or Ireland; provided that for purposes of the definition of “UK Borrowing Base”, “UK Loan Parties” shall not include any Loan Party organized under the laws of Ireland.

“UK Protective Advance” has the meaning assigned to such term in Section 2.04.

“UK Revolving Loan” means a Revolving Loan made to the UK Borrower.

“UK Security Agreements” means the UK Debentures, the UK Shares Charge and any Collateral Document governed by English Law or Irish Law.

“UK Shares Charges” means the three shares charges (i) dated as of May 6, 2010, between the Company and the European Collateral Agent, (ii) dated as of February 1, 2011 between Kate Spade LLC and the European Collateral Agent and (iii) dated May 6, 2010 between Juicy Couture Europe Limited and the European Collateral Agent, as the same may be amended, restated or otherwise modified from time to time.

“UK Sublimit” means $20,000,000, as such sublimit may be reduced or terminated in accordance with Section 2.09.

“UK Swingline Loan” has the meaning assigned to such term in Section 2.05(a)(iii).

“UK US Borrowing Base Utilization” means the excess of (i) the total Revolving Exposure relating to the UK Borrower minus (ii) the UK Borrowing Base.

“United States” and “US” means the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“US Availability” means an amount equal to (i) the US Borrowing Base minus (ii) the total Revolving Exposure relating to the Company minus (iii) the Canadian US Borrowing Base Utilization minus (iv) the UK US Borrowing Base Utilization; but in no event greater than the total Commitments minus the total Revolving Exposure.

“US Borrowing Base” means, at any time, with respect to the US Loan Parties, the sum of:

(a)                               100% of the aggregate cash balances denominated in dollars, Euros, Sterling or Yen in depositary accounts of the US Loan Parties constituting investment accounts that are held at JPMorgan Chase Bank, N.A. or any Affiliate thereof approved by the Administrative Agent and subject to an Account Control Agreement and upon which the US Collateral Agent has a first priority perfected Lien for the benefit of the Agents, the Lenders and the Issuing Banks, subject only to Liens permitted pursuant to Section 6.02(f), plus

(b)                              the sum of (i) the product of (A) 85% multiplied by (B) the US Loan Parties’ Eligible Accounts at such time, minus the Dilution Reserve related to the US Loan Parties and (ii) the product of (A) 90% multiplied by (B) the US Loan Parties’ Eligible Credit Card Account Receivables at such time, plus

(c)                               the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Retail Inventory identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by (ii) the US Loan Parties’ Eligible Retail Inventory (other than Eligible LC Inventory), valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, plus

(d)                             the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Wholesale Inventory identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by (ii) the US Loan Parties’ Eligible Wholesale Inventory (other than Eligible LC Inventory), valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, plus

(e)                               the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Retail Inventory identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by (ii) the US Loan Parties’ Eligible

Retail LC Inventory, valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, plus

(f)                                the product of (i) either (A) 90% multiplied by the Low Season or (B) 92.5% multiplied by the High Season, as applicable, Net Orderly Liquidation Value percentage in respect of Wholesale Inventory identified in the most recent inventory appraisal ordered by the Administrative Agent multiplied by (ii) the US Loan Parties’ Eligible Wholesale LC Inventory, valued at the lower of cost (determined on a first-in-first-out basis) or market value, at such time, minus

(g)                              without duplication, applicable Reserves established by the Administrative Agent in its Permitted Discretion.

The Administrative Agent may, in its Permitted Discretion, adjust Reserves (subject to Section 9.02(b)) used in computing the Aggregate Borrowing Base and the US Borrowing Base, with any such changes to be effective two Business Days after delivery of notice thereof to the Borrower Representative and the Lenders.  The US Borrowing Base at any time shall be determined by reference to the most recent US Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01(g); provided that if any cash referred to in clause (a)(i) above is applied to pay, repay, purchase, repurchase, redeem, retire or acquire any Indebtedness pursuant to Section 6.09(b), the US Borrowing Base shall be automatically reduced by the Dollar Equivalent of such amount and the Borrower shall deliver written notice to the Administrative Agent of such payment substantially simultaneously therewith.

“US Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit B-2.

“US Collateral” means the “Collateral” as defined in the US Security Agreement.

“US Collateral Agent” means JPMCB, in its capacity as collateral agent and security trustee for itself, the Administrative Agent, the Issuing Banks and the Lenders, and its successors in such capacity.

“US Letter of Credit” means any letter of credit or similar instrument (including a bank guarantee) acceptable to the applicable Issuing Bank issued in dollars for the purpose of providing credit support for the Company.

“US Loan Party” means, individually and collectively, any Loan Party (including the Company) organized under the laws of the United States.

“US Pledged Note” means any “Pledged Note”, as defined in the US Security Agreement.

“US Pledged Stock” means any “Pledged Stock”, as defined in the US Security Agreement

“US Protective Advance” means a Protective Advance made to or for the account of the Company.

“US Revolving Loan” means a Revolving Loan made to the Company.

“US Security Agreement” means that certain Amended and Restated US Pledge and Security Agreement, dated as of April 18, 2013, between the US Loan Parties party thereto and the US Collateral Agent (for the benefit of the Agents, the Lenders and the Issuing Banks) and any other pledge or security agreement entered into, after the date of this Agreement, by any US Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of any Loan Party organized in the US (or any other property located therein)), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“US Swingline Lender” means JPMCB, in its capacity as lender of Facility A Swingline Loans hereunder, and its successors and assigns in such capacity.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(iii).

“VAT” means any tax imposed by EC Directive 2006/112/EC on the Common System of value added tax and any national legislation implementing that directive, together with any legislation supplemental thereto, and any other tax of a similar nature and all penalties, cost and interest related thereto.

“Vendor Rebates” means, with respect to any Loan Party, credits earned from vendors for volume purchases that reduce net inventory costs for such Loan Party.

“Wholesale Inventory” means Inventory located at, or in transit to, any warehouse.

“wholly owned” means, with respect to a Subsidiary of any Person, a Subsidiary of such Person, all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are used in Section 4203 and 4205, respectively, of ERISA.

“Withholding Agent” has the meaning assigned to such term in Section 2.17(a).

“Working Capital” means, at any date, the excess of current assets of the Company and its Subsidiaries on such date over current liabilities of the Company and its Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.

“Yen” and “¥” refer to the lawful currency of Japan.

SECTION 1.02                   Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Facility, (e.g., a “Facility A Loan”), Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”), by Facility and Class (e.g., a “Facility A Revolving Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Borrowing of Revolving Loans”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Borrowing of Revolving Loans”).

SECTION 1.03                   Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04                   Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (x) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (y) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (ii) if the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In the event that historical accounting practices, systems or reserves relating to the components of the Aggregate Borrowing Base or the Borrowing Base of any Borrower are modified in a manner that is adverse to the Lenders in any material respect, the Borrowers will agree to maintain such additional reserves (for purposes of computing the Aggregate Borrowing Base and the Borrowing Base of each Borrower) in respect to the components of the Aggregate Borrowing Base and the Borrowing Base of each Borrower and make such other adjustments (which may include maintaining additional reserves, modifying the advance rates or modifying the eligibility criteria for the components of the Aggregate Borrowing Base and the Borrowing Base of each Borrower).

SECTION 1.05                   Currency Translations.  (a)  For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates (provided that if Indebtedness is incurred to refinance, replace or renew other Indebtedness, and such refinancing or renewal would cause the applicable dollar denominated limitation to be exceeded if calculated at the Spot Selling Rate, such dollar denominated restriction shall be deemed not to have been exceeded so long as (i) such refinancing, replacement or renewal Indebtedness is denominated in the same currency as such Indebtedness being refinanced, replaced or renewed and (ii) the principal amount of such refinancing or renewal Indebtedness does not exceed the principal amount of such Indebtedness being refinanced or renewed except as permitted under Section 6.01).

(b)                              For purposes of all calculations and determinations under this Agreement, any amount in any currency other than dollars shall be deemed to refer to dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate, and all certificates delivered under this Agreement, shall express such calculations or determinations in dollars or Dollar Equivalents.

(c)                               The Administrative Agent shall determine the Dollar Equivalent of (x) the Credit Exposure based on the Spot Selling Rate (i) as of the end of each fiscal quarter of the Company, (ii) on or about the date of the related notice requesting any extension of credit hereunder and (iii) on any other date, in its reasonable discretion, (y) any other amount to be converted into Dollars in accordance with the provisions hereof at the time of such conversion and (z) any amounts to be included in the US Borrowing Base on any date, in its reasonable discretion.

ARTICLE II

THE CREDITS

SECTION 2.01                   Commitments.  Subject to the terms and conditions set forth herein, (a) each Facility A Lender agrees to make Revolving Loans (the “Facility A Revolving Loans”) from time to time during the Availability Period to the Company in dollars and (b) each Facility B Lender agrees to make Revolving Loans (including, with respect to the Canadian Borrower, by way of BA Drawings in accordance with Section 2.21) (the “Facility B Revolving Loans”) from time to time during the Availability Period to (x) the Company in dollars, Canadian dollars, Euros, Sterling and Yen, (y) the Canadian Borrower in dollars and Canadian dollars and (z) the UK Borrower in dollars, Euros and Sterling, if, in each case after giving effect thereto:

(i)                                  the Facility A Credit Exposure or Facility B Credit Exposure of any Lender would not exceed such Lender’s Facility A Commitment or Facility B Commitment, as the case may be;

(ii)                              the total Facility A Credit Exposure would not exceed the aggregate amount of the Facility A Commitments;

(iii)                          the total Facility B Credit Exposure would not exceed the aggregate amount of the Facility B Commitments;

(iv)                          Canadian Availability shall not be less than zero;

(v)                              US Availability shall not be less than zero;

(vi)                          UK Availability shall not be less than zero;

(vii)                      the total Facility B Revolving Exposure relating to the Canadian Borrower would not exceed the Canadian Sublimit;

(viii)                  the total Facility B Revolving Exposure relating to the UK Borrower would not exceed the UK Sublimit; and

(ix)                          the total Revolving Exposure relating to the Company denominated in Canadian dollars, Euros, Sterling and Yen shall not exceed the Dollar Equivalent of $50,000,000.

subject, in the case of each of clauses (iv), (v) and (vi) above, to the Administrative Agent’s, European Administrative Agent’s or Canadian Administrative Agent’s authority, as applicable, in their sole discretion, to make Protective Advances pursuant to the terms of Section 2.04 (the limitations in the foregoing clauses (i) through (ix), the “Revolving Exposure Limitations”).  Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow its Revolving Loans.  For the avoidance of doubt, so long as the Revolving Exposure Limitations shall have been met, subject to the terms and conditions set forth herein, the entire amount of the Commitments under each of Facility A and Facility B shall be available to the Company in dollars.

SECTION 2.02                   Loans and Borrowings.  (a)  Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Facility, Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Facility and Class.  Each Protective Advance and Swingline Loan shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05, respectively.

(b)                              Subject to Section 2.14 and Section 2.21, (i) each Borrowing of Facility A Revolving Loans shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Company may request in accordance herewith, (ii) each Facility B Borrowing of US Revolving Loans shall be comprised entirely of Eurocurrency Loans, (iii) each Borrowing of Canadian Revolving Loans denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or, pursuant to Section 2.21, BA Drawings, (iv) each Borrowing of Canadian Revolving Loans in dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Canadian Borrower may request in accordance herewith and (v) each Borrowing of UK Revolving Loans shall be comprised entirely of Eurocurrency Loans.  Each Facility A Swingline Loan and each Canadian Swingline Loan denominated in dollars shall be an ABR Loan, each Canadian Swingline Loan denominated in Canadian Dollars shall be a Canadian Prime Rate Loan, and each Facility B Swingline Loan other than a Canadian Swingline Loan shall be an Overnight LIBO Loan.  Each Lender may make any Eurocurrency Loan to any Borrower by causing, at its option, any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Lenders to make Loans in accordance with the terms hereof or Borrowers to repay any such Loan in accordance with the terms of this Agreement.

(c)                               At the commencement of each Interest Period for any Eurocurrency Borrowing of Revolving Loans, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or in the case of any currency other than dollars, an approximate equivalent thereof as determined by the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable) and not less than $5,000,000 (or in the case of any currency other than dollars, an approximate equivalent thereof as determined by the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable).  ABR Borrowings of Revolving Loans and Canadian Prime Rate Borrowings of Revolving Loans may be in any amount.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of (i) 8 Eurocurrency Borrowings outstanding under Facility A, (ii) 3 Eurocurrency Borrowings of the Canadian Borrower, (iii) 3 Eurocurrency Borrowings of the UK Borrower or (iv) 6 Eurocurrency Borrowings of the Company that are Facility B Borrowings.

(d)                             At the commencement of each Contract Period for any BA Drawing of Revolving Loans, such Borrowing shall be in an aggregate face amount that is an integral multiple of C$1,000,000 and not less than C$5,000,000; provided that there shall not at any time be more than a total of 5 BA Drawings outstanding.

(e)                               Notwithstanding any other provision of this Agreement, neither the Borrower Representative nor any Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(f)                                Each Facility A Loan shall be made in dollars, each Facility B Loan to the Company shall be made in dollars, Euros, Canadian Dollars, Sterling or Yen, each Facility B Loan to the Canadian Borrower shall be made in dollars or Canadian Dollars and each Facility B Loan to the UK Borrower shall be made in dollars, Euros or Sterling.

SECTION 2.03                   Requests for Borrowing of Revolving Loans.  Subject to Section 2.21, to request a Borrowing of Revolving Loans, the Borrower Representative (or the applicable Borrower) shall notify (i) the Administrative Agent, in the case of a requested Borrowing of Facility A Revolving Loans, (ii) the European Administrative Agent, in the case of any request for Facility B Revolving Loans other than Canadian Revolving Loans and (iii) the Canadian Administrative Agent, in the case of any request for Canadian Revolving Loans, in each case either in writing with, in the case of clauses (ii) and (iii) above, a copy to the Administrative Agent (delivered, in the case of any notice to the European Administrative Agent, by facsimile or, in the case of any notice to the Administrative Agent or the Canadian Administrative Agent, by hand delivery, facsimile or .pdf transmission) in a form approved by the Administrative Agent, the European Administrative Agent and/or the Canadian Administrative Agent, as applicable, and signed by the Borrower Representative (or the applicable Borrower) or by telephone as follows:

(a)                               in the case of an ABR Borrowing by the Company, not later than 12:00 p.m., Local Time (or in case of any such Borrowing, the proceeds of which are to be applied to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e), not later than 9:00 a.m., Local Time) on the date of the proposed Borrowing,

(b)                              in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing,

(c)                               in the case of a BA Drawing, 12:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing, and

(d)                             in the case of a Canadian Prime Rate Borrowing or an ABR Borrowing by the Canadian Borrower, not later than 12:00 p.m., Local Time two Business Days before the date of the proposed Borrowing;

Each telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by facsimile (in the case of any request delivered to the European Administrative Agent) or by hand delivery, facsimile or .pdf transmission (in the case of any request delivered to the Administrative Agent or the Canadian Administrative Agent), with a copy (in the case of any request delivered to the European Administrative Agent or Canadian Administrative Agent) delivered to the Administrative Agent, of a written Borrowing Request in a form approved by the Administrative Agent, the European Administrative Agent and/or the Canadian Administrative Agent, as applicable, and signed by the Borrower Representative (or the Borrower making such request).  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)                                  the name of the applicable Borrower;

(ii)                              the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii)                          the Facility under which such Borrowing shall be made;

(iv)                          the date of such Borrowing, which shall be a Business Day;

(v)                              in the case of a Borrowing requested on behalf of a Facility B Borrower, the currency of the requested Borrowing;

(vi)                          whether such Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing, a BA Drawing or a Eurocurrency Borrowing; and

(vii)                      in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” and in the case of a BA Drawing, the initial Contract Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Contract Period”.

If no election as to the Type of Borrowing of Revolving Loans is specified, then (A) a Borrowing of Facility A Revolving Loans or Canadian Revolving Loans requested in dollars shall be an ABR Borrowing, (B) a Borrowing of Canadian Revolving Loans requested in Canadian Dollars shall be a Canadian Prime Rate Borrowing and (C) a Borrowing of Facility B Revolving Loans other than Canadian Revolving Loans shall be a Eurocurrency Borrowing with an Interest Period of one month.  If no Interest Period is specified with respect to any requested Eurocurrency Borrowing of Revolving Loans, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04                   Protective Advances.  (a)  Subject to the limitations set forth below, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s, the European Administrative Agent’s or the Canadian Administrative Agent’s, as the case may be, sole discretion (but, in each case, shall have absolutely no obligation to), to make (i) in the case of the Administrative Agent, Loans to the Company in dollars on behalf of the Facility A Lenders (each such Loan, a “Facility A Protective Advance”), (ii) in the case of the European Administrative Agent, (x) Loans to the Company in dollars, Euros, Sterling, Yen or Canadian dollars on behalf of the Facility B Lenders (each such Loan, a “Facility B US Protective Advance”) and (y) Loans to the UK Borrower in dollars, Euros or Sterling on behalf of the Facility B Lenders (each such Loan, a “UK Protective Advance”) and/or (iii) in the case of the Canadian Administrative Agent, Loans to the Canadian Borrower in Canadian Dollars or dollars on behalf of the Facility B Lenders (each such Loan, a “Canadian Protective Advance”), which the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations or (iii) to pay any other amount chargeable to or required to be paid by the applicable Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that no Protective Advance may remain outstanding for more than 45 days; provided further that the aggregate amount of (A) Facility A Protective Advances outstanding at any time shall not (x) exceed $5,000,000 or (y) when added to the total Facility A Revolving Exposure, exceed the aggregate amount of the Facility A Commitments, (B) Canadian Protective Advances outstanding at any time shall not (x) exceed $2,500,000, (y) when added to the total Facility B Revolving Exposure relating to the Canadian Borrower, exceed the Canadian Sublimit or (z) when added to the sum of the total Facility B Revolving Exposure, the UK Protective Advances and the Facility B US Protective Advances, exceed the aggregate amount of the Facility B Commitments, (C) UK Protective Advances outstanding at any time shall not (x) exceed $5,000,000, (y) when added to the total Facility B Revolving Exposure relating to the UK Borrower, exceed the UK Sublimit or (z) when added to the sum of the total Facility B Revolving Exposure, the Canadian Protective Advances and the Facility B US Protective Advances, exceed the aggregate amount of the Facility B Commitments, and (D) Facility B US Protective Advances outstanding at any time shall not (x) exceed $5,000,000 or (y) when added to the sum of the total Facility B Revolving Exposure, the UK Protective Advances and the Canadian Protective Advances, exceed the aggregate amount of the Facility B Commitments.  Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied.  The Protective Advances shall be secured by the Liens in favor of each applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks) in and to the Collateral and shall constitute Obligations hereunder.  All Facility A Protective Advances and Canadian Protective Advances denominated in dollars shall be ABR Borrowings, all Canadian Protective Advances denominated in Canadian Dollars shall be Canadian Prime Rate Borrowings and all Facility B Protective Advances denominated in dollars, Euros, Sterling or Yen and all US Protective Advances denominated in Canadian Dollars shall be Overnight LIBO Borrowings.  The Administrative Agent’s, European Administrative Agent’s and/or Canadian Administrative Agent’s, as the case may be, authorization to make Protective Advances may be revoked at any time by the Required Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s, European Administrative Agent’s or Canadian Administrative Agent’s (as applicable) receipt thereof.  At any time that there is sufficient Aggregate Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent, European Administrative Agent, or Canadian Administrative Agent, as applicable, may request the Lenders to make a Revolving Loan, in the currency in which the applicable Protective Advance was denominated, to repay a Protective Advance.  At any other time the Administrative Agent, European Administrative Agent or Canadian Administrative Agent (as applicable) may require the Lenders to fund, in the currency in which the applicable Protective Advance was denominated, their risk participations described in Section 2.04(b).  It is agreed that the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, shall endeavor, but without any obligation, to notify the Borrower Representative promptly after the making of any Protective Advance.

(b)                              Upon the making of a Protective Advance (whether before or after the occurrence of a Default) by the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, in accordance with the terms hereof, each Facility A Lender or Facility B Lender, as applicable, shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Facility A Protective Advance or Facility B Protective Advance, as applicable, in proportion to its

Applicable Percentage.  From and after the date, if any, on which any Lender is required to fund (and has funded) its participation in any Protective Advance purchased hereunder, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, in respect of such Protective Advance.

SECTION 2.05                   Swingline Loans.  (a)  The Swingline Loans.

(i)                                  The Administrative Agent, the US Swingline Lender and the Facility A Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative delivers a Borrowing Request to the Administrative Agent and the US Swingline Lender requesting an ABR Borrowing under Facility A on behalf of the Company to be made pursuant to this Section 2.05(a)(i), and provided that such ABR Borrowing request is received by the Administrative Agent and the US Swingline Lender not later than 11:00 a.m., New York time, the US Swingline Lender may elect to have the terms of this Section 2.05(a)(i) apply to such Borrowing Request by advancing, on behalf of the Facility A Lenders and in the amount so requested, same day funds to the Company on the date such request is received to the Funding Account(s) (each such Loan, a “Facility A Swingline Loan”), with settlement among them as to the Facility A Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c).  Each Facility A Swingline Loan shall be subject to all the terms and conditions applicable to other ABR Loans funded by the Facility A Lenders, except that all payments thereon shall be payable to the US Swingline Lender solely for its own account.  In addition, no Facility A Swingline Loan shall be made if, after giving effect thereto:

(A)                          the Borrowers would not be in compliance with the Revolving Exposure Limitations; or

(B)                           the aggregate principal amount of the outstanding Facility A Swingline Loans would exceed the Facility A Swingline Sublimit.

(ii)                              The European Administrative Agent, the European Swingline Lender and the Facility B Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative delivers a Borrowing Request to the European Administrative Agent (with a copy to the Administrative Agent) requesting a Eurocurrency Borrowing under Facility B on behalf of the Company to be made pursuant to this Section 2.05(a)(ii), and provided that such Eurocurrency Borrowing request is received by the European Administrative Agent not later than 10 a.m., London time, the European Swingline Lender may elect to have the terms of this Section 2.05(a)(ii) apply to such Borrowing Request by advancing, on behalf of the Facility B Lenders and in the amount so requested, same day funds to the Company on the date (A) such request is received, in the case of any such Borrowing denominated in dollars, Canadian Dollars, Euros or Sterling or (B) that is one Business Day after the date such request is received, in the case of any such Borrowing denominated in Yen, to the Funding Account(s) (each such Loan, a “Facility B US Swingline Loan”), with settlement among them as to the Facility B US Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c).  Each Facility B US Swingline Loan shall be subject to all the terms and conditions applicable to other Revolving Loans funded by the Facility B Lenders, except that (i) such Facility B US Swingline Loan shall accrue interest at a rate determined by reference to the Overnight LIBO Rate and (ii) all payments thereon shall be payable to the European Swingline Lender solely for its own account.  In addition, no Facility B US Swingline Loan shall be made if, after giving effect thereto:

(A)       the Borrowers would not be in compliance with the Revolving Exposure Limitations;

(B)       the aggregate principal amount of the outstanding Facility B Swingline Loans would exceed the Facility B Swingline Sublimit; or

(C)       the aggregate principal amount of the outstanding Facility B US Swingline Loans would exceed $15,000,000.

(iii)       The European Administrative Agent, the European Swingline Lender and the Facility B Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative delivers a Borrowing Request to the European Administrative Agent (with a copy to the Administrative Agent) requesting a Eurocurrency Borrowing on behalf of the UK Borrower to be made pursuant to this Section 2.05(a)(iii) (or the UK Borrower delivers such Borrowing Request), and provided that such Eurocurrency Borrowing request is received by the European Administrative Agent not later than 10:00 a.m., London time, the European Swingline Lender may elect to have the terms of this Section 2.05(a)(iii) apply to such Borrowing Request by advancing, on behalf of the Facility B Lenders and in the amount so requested, same day funds to the UK Borrower on the date such Borrowing Request is received to the Funding Account(s) (each such Loan, a “UK Swingline Loan”), with settlement among them as to the UK Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c).  Each UK Swingline Loan shall be subject to all the terms and conditions applicable to other UK Revolving Loans funded by the Facility B Lenders, except that (i) such UK Swingline Loan shall accrue interest at a rate determined by reference to the Overnight LIBO Rate and (ii) all payments thereon shall be payable to the European Swingline Lender solely for its own account.  In addition, no UK Swingline Loan shall be made if, after giving effect thereto:

(A)       the Borrowers would not be in compliance with the Revolving Exposure Limitations;

(B)       the aggregate principal amount of the outstanding Facility B Swingline Loans would exceed the Facility B Swingline Sublimit; or

(C)       the aggregate principal amount of the outstanding UK Swingline Loans would exceed $5,000,000.

(iv)       The Canadian Administrative Agent, the Canadian Swingline Lender and the Facility B Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, promptly after the Borrower Representative delivers a Borrowing Request to the Canadian Administrative Agent and the Canadian Swingline Lender (with a copy to the Administrative Agent) requesting a Canadian Prime Rate Borrowing or an ABR Borrowing on behalf of the Canadian Borrower (or the Canadian Borrower requests such Borrowing) to be made pursuant to this Section 2.05(a)(iv), and provided that such Canadian Prime Rate Borrowing request or ABR Borrowing request, as applicable, is received by the Canadian Administrative Agent and the Canadian Swingline Lender not later than 11 a.m., Local Time, the Canadian Swingline Lender may elect to have the terms of this Section 2.05(a)(iv) apply to such Borrowing Request by advancing, on behalf of the Facility B Lenders and in the amount so requested, same day funds to the Canadian Borrower on the date such Borrowing Request is received to the Funding Account(s) (each such Loan, a “Canadian Swingline Loan”), with settlement among them as to the Canadian Swingline Loans to take place on a periodic basis as set forth in Section 2.05(c).  Each Canadian Swingline Loan shall be subject to all the terms and conditions applicable to other Loans funded by the Facility B Lenders that are Canadian Prime Rate Loans or Canadian Loans that are ABR Loans, as applicable, except that all payments thereon shall be payable to the Canadian Swingline Lender solely for its own account.  In addition, no Canadian Swingline Loan shall be made if, after giving effect thereto:

(A)       the Borrowers would not be in compliance with the Revolving Exposure Limitations;

(B)       the aggregate principal amount of the outstanding Facility B Swingline Loans would exceed the Facility B Swingline Sublimit; or

(C)       the aggregate principal amount of the outstanding Canadian Swingline Loans would exceed $5,000,000.

(b)        Lender Participations.  Upon the making of a Facility A Swingline Loan or a Facility B Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Facility A Lender or Facility B Lender, as applicable, shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the applicable Swingline Lender, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable

Percentage of the Facility A Commitments or Facility B Commitments, as applicable.  The applicable Swingline Lender, the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent may, at any time, require the applicable Lenders to fund, in the currency in which the applicable Swingline Loan was denominated, their participations.  From and after the date, if any, on which any Lender is required to fund (and has funded) its participation in any Swingline Loan purchased hereunder, the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by such Agent in respect of such Loan.

(c)        Swingline Settlements.  Each of the Administrative Agent, the Canadian Administrative Agent and the European Administrative Agent, on behalf of the US Swingline Lender, the European Swingline Lender or the Canadian Swingline Lender, as applicable, shall request settlement (a “Settlement”) with the Facility A Lenders or Facility B Lenders, as applicable, on at least a weekly basis or on any earlier date that the Administrative Agent elects, by notifying the applicable Lenders of such requested Settlement by facsimile or e-mail no later than 11:00 a.m. Local Time (i) on the date of such requested Settlement (the “Settlement Date”) with regard to Facility A Swingline Loans, (ii) two Business Days prior to the Settlement Date with regard to Canadian Swingline Loans (or on the date of such requested Settlement, if a Default or an Event of Default has occurred and is continuing) and (iii) two Business Days prior to the Settlement Date with regard to UK Swingline Loans and Facility B US Swingline Loans (or on the date of such requested Settlement, if a Default or an Event of Default has occurred and is continuing) (the date of any request made pursuant to clauses (c), (c) or (c) above, a “Settlement Request Date”).  Each Facility A Lender or Facility B Lender, as applicable (other than the Swingline Lenders, in the case of the Swingline Loans) shall transfer, in the currency in which the applicable Loan was denominated, the amount of such Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, to an account of such Agent as such Agent may designate, not later than 2:00 p.m., Local Time, on such Settlement Date.  Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied.  Such amounts transferred to the applicable Agent shall be applied against the amounts of the applicable Swingline Lender’s Swingline Loans and, together with such Swingline Lender’s Applicable Percentage of such Swingline Loan, shall (so long as no Event of Default pursuant to clause (h) or (i) of Article VII shall have occurred and be continuing) constitute Revolving Loans of such applicable Lenders (and shall no longer constitute Swingline Loans).  Any such amounts comprising Revolving Loans and transferred to the applicable Agent to be applied against Swingline Loans made pursuant to Section 2.05(a)(ii) or 2.05(a)(iii) shall constitute Eurocurrency Revolving Loans with an Interest Period of one week.  If any such amount referred to in this clause (c) is not transferred to the applicable Agent by any applicable Lender on such Settlement Date, the applicable Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

(d)       Provisions Related to Extended Commitments.  If the maturity date shall have occurred in respect of any tranche of Commitments at a time when another tranche or tranches of Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.06(m)), there shall exist sufficient unutilized Extended Commitments so that the respective outstanding Swingline Loans could be incurred pursuant the Extended Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Commitments, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.

SECTION 2.06     Letters of Credit.  (a)  General.  Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower (or any Borrower may request the issuance of Letters of Credit for its own account), in a form reasonably acceptable to the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, and the applicable Issuing Bank (a “Letter of Credit Request”), at any time and from time to time during the Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower Representative or any Borrower to, or entered into by the Borrower Representative or any Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)        Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative (or the applicable Borrower) shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (in the case of Facility A Letters of Credit), the Canadian Administrative Agent (in the case of Canadian Letters of Credit) with a copy to the Administrative Agent, or the European Administrative Agent (with respect to UK Letters of Credit and US Letters of Credit that are Facility B Letters of Credit) with a copy to the Administrative Agent, prior to 9:00 a.m., Local Time, at least three Business Days prior to the requested date of issuance, amendment, renewal or extension, a Letter of Credit Request, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the currency of such Letter of Credit (which shall be in dollars, in the case of each Facility A Letter of Credit, dollars, Sterling or Euros, in the case of each Facility B Letter of Credit issued on behalf of the UK Borrower, dollars or Canadian Dollars, in the case of each Facility B Letter of Credit issued on behalf of the Canadian Borrower or dollars, Canadian Dollars, Euros, Sterling or Yen, in the case of each Facility B Letter of Credit issued on behalf of the Company), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the applicable Borrower also shall submit a letter of credit application on such Issuing

Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed the LC Sublimit, (ii) the aggregate principal amount of outstanding Letters of Credit that are standby Letters of Credit shall not exceed $65,000,000 and (iii) the Borrowers shall be in compliance with the Revolving Exposure Limitations.

(c)        Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), subject to automatic extension or renewal for successive one-year periods (but in no event shall such renewed Letter of Credit expire on a date that is later than the date set forth in clause (c) below) and (ii) the date that is five Business Days prior to the Maturity Date (it being understood that any Letter of Credit that provides for time drafts to be submitted thereunder shall have an expiry date which is in advance of such date five Business Days prior to the Maturity Date by the number of days contemplated for such time drafts).

(d)       Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Facility A Lender, with respect to a Facility A Letter of Credit, or each Facility B Lender, with respect to a Facility B Letter of Credit, and each Facility A Lender or Facility B Lender, as applicable, hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, (i) each Facility A Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, (ii) with respect to any Facility B Letter of Credit other than a Canadian Letter of Credit, each Facility B Lender hereby absolutely and unconditionally agrees to pay to the European Administrative Agent and (iii) with respect to any Canadian Letters of Credit, each Facility B Lender hereby absolutely and unconditionally promises to pay the Canadian Administrative Agent, in each case in the same currency as the applicable LC Disbursement, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)        Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to (i) the Administrative Agent (in the case of any Facility A Letter of Credit), (ii) the European Administrative Agent (with respect to any Facility B Letter of Credit other than a Canadian Letter of Credit) and (iii) the Canadian Administrative Agent (with respect to any

Canadian Letter of Credit), in each case in the currency in which the applicable Letter of Credit was issued, an amount equal to such LC Disbursement not later than 1:00 p.m., Local Time, on the date that such LC Disbursement is made, if the Borrower Representative or the applicable Borrower shall have received notice of such LC Disbursement prior to 12:00 p.m., Local Time, on such date, or, if such notice has not been received by the Borrower Representative or the applicable Borrower prior to such time on such date, then not later than 12:00 p.m., Local Time, on (i) the Business Day that the Borrower Representative or the applicable Borrower receives such notice, if such notice is received prior to 12:00 p.m., Local Time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower Representative or the applicable Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower Representative on behalf of the applicable Borrower (or the applicable Borrower) may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with a Borrowing of Revolving Loans or a Swingline Loan in an equivalent amount and like currency and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Revolving Loans or a Swingline Loan; provided further that no such payment shall be permitted to be financed with a Eurocurrency Borrowing.  If any Borrower fails to make such payment when due, the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, shall notify each Facility A Lender or Facility B Lender, as applicable, of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each applicable Lender shall pay to the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, in the same currency as the applicable LC Disbursement, its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the applicable Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as the case may be, of any payment from a Borrower pursuant to this paragraph, such Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the applicable Issuing Bank, then such Agent shall distribute such payment to such Lenders and the applicable Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers or the Loan Guarantors of their respective obligations to reimburse such LC Disbursement.

(f)        Obligations Absolute.  The Borrowers’ obligations to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder.  No Administrative Agent, Collateral Agent, Lender or Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by such Borrower that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)        Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The applicable Issuing Bank shall promptly notify the Administrative Agent, Canadian Administrative Agent or the European Administrative Agent, as applicable, and the Borrower Representative (or applicable Borrower) by telephone (confirmed by facsimile or .pdf transmission) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers or the Loan Guarantors of their obligations to reimburse the applicable Issuing Bank and the applicable Lenders with respect to any such LC Disbursement.

(h)        Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless a Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that a Borrower reimburses such LC Disbursement, at the rate per annum then applicable to (x) ABR Revolving Loans, in the case of an LC Disbursement in respect of a Facility A Letter of Credit or a Canadian Letter of Credit denominated in dollars, (y) Canadian Prime Rate Loans, in the case of an LC Disbursement in respect of a Canadian Letter of Credit denominated in Canadian Dollars, and (z) Overnight LIBO Loans, in the case of an LC Disbursement in respect of Facility B

Letters of Credit other than Canadian Letters of Credit; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (d) or (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)         Replacement of the Issuing Banks.  Any Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent (not to be unreasonably withheld or delayed), the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, each Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b) owing by it.  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required (or permitted) to issue additional Letters of Credit or to renew existing Letters of Credit.  If any Issuing Bank (or with respect to any Issuing Bank that is an Affiliate of a Lender hereunder, if any such Lender that is an Affiliate thereof) assigns, in one transaction or a series of transactions, all of its Loans and Commitments hereunder pursuant to Section 9.04, such Issuing Bank shall be deemed to have agreed to be replaced by the Administrative Agent as an Issuing Bank pursuant to this Section 2.06(i) and no notification to the Lenders shall be required.

(j)         Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph or if any of the other provisions hereof require cash collateralization (or, on the Business Day on or immediately following the maturity of the Loans if the Loans have been accelerated, without any further notice), the Borrowers shall deposit in an account with the applicable Collateral Agent, in the name of such Collateral Agent and for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks (each an “LC Collateral Account”), an amount, in cash and in the currency in which the applicable Letters of Credit are denominated, equal to 103% of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article VII.  Such deposit shall be held by the applicable Collateral Agent as collateral for the payment and performance of the Secured Obligations.  Each Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account or such account shall be subject to a Deposit Account Control Agreement and/or acknowledgement of notice, as applicable, and each Borrower other than the UK Borrower hereby grants the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks) a security interest in the LC Collateral Accounts.  The UK Borrower hereby agrees and confirms that each LC Collateral Account relating to the UK Borrower will be a “Collection Account” as defined in the UK Debenture to which it is a party.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of each Collateral Agent and at each Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by each Collateral Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of such Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing more than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations.  If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the applicable Borrower or Borrower Representative for the account of the applicable Borrower within two Business Days after all such Defaults have been cured or waived.

(k)        On the Effective Date, (i) each Existing Letter of Credit, to the extent outstanding, shall be automatically and without further action by the parties thereto deemed converted into a Letter of Credit under the applicable Facility (as reflected on Schedule 2.06) at the request of the Company pursuant to this Section 2.06 and subject to the provisions hereof as if each such Existing Letter of Credit had been issued on the Effective Date, (ii) each such Existing Letter of Credit shall be included in the calculation of LC Exposure and “Facility A LC Exposure” or “Facility B LC Exposure”, as applicable, and (iii) all liabilities of the Company and the other Loan Parties with respect to such Existing Letters of Credit shall constitute Obligations.

(l)         Reporting.  Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (and the Administrative Agent shall notify the European Administrative Agent and/or the Canadian Administrative Agent, as applicable) (i) on each Business Day, the aggregate undrawn amount of all outstanding Letters of Credit issued by it (including a breakdown of the aggregate undrawn amount of all standby Letters of Credit and all trade Letters of Credit issued by it), (ii) on each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, whether such Letter of Credit is a trade, financial or performance Letter of Credit, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it on such date, and no Issuing Bank shall be permitted to issue, amend, renew or extend such Letter of Credit without first notifying the Administrative Agent as set forth herein, (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date of such LC Disbursement and the amount and currency of such LC Disbursement and (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.

(m)       Provisions Related to Extended Commitments.  If the maturity date in respect of any tranche of Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Loans and payments in respect thereof pursuant to Section 2.06(d)) under (and ratably participated in by Lenders pursuant to) the Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (m), the Borrower shall cash collateralize any such Letter of Credit in accordance with Section 2.06(j).  If, for any reason, such cash collateral is not provided or the reallocation does not occur, the Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit.  Except to the extent of reallocations of participations pursuant to clause (m) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Lenders in any Letter of Credit issued before such maturity date.  Commencing with the maturity date of any tranche of Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

SECTION 2.07     Funding of Borrowings.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Local Time, to the account of the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, in an amount equal to such Lender’s Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.05.  Each of the Administrative Agent, the Canadian Administrative Agent and the European Administrative Agent, as applicable, will make such Loans available to the Borrower Representative (or, if directed by the Borrower Representative, to the account of the applicable Borrower) by promptly crediting the amounts so received, in like funds, to the Funding Account(s); provided that Revolving Loans made to finance the reimbursement of (i) an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, to the applicable Issuing Bank and (ii) a Protective Advance shall be retained by the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, and disbursed in its discretion.

(b)        Unless the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, such Lender’s share of such Borrowing, the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable (a “Non-Funding Lender”), then the applicable Lender and the Borrowers agree (jointly and severally with each other Borrower, but severally and not jointly with the applicable Lenders) to pay to the Administrative Agent, the Canadian Administrative Agent or the European Administrative

Agent, as applicable, forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans (in the case of dollar-denominated amounts), Canadian Prime Rate Loans (in the case of Canadian Dollar-denominated amounts) or Overnight LIBO Loans (in the case of Euro, Yen or Sterling-denominated amounts).  If such Lender pays such amount to the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, then such amount shall constitute such Lender’s Loan included in such Borrowing.  Notwithstanding the foregoing, the Borrowers shall preserve their rights and remedies against any Non-Funding Lender which has not made Loans required by the terms and provisions hereof.

SECTION 2.08     Interest Elections.  (a)  Each Borrowing of Revolving Loans initially shall be of the Type specified in the applicable Borrowing Request and (i) in the case of a Eurocurrency Borrowing of Revolving Loans, shall have an initial Interest Period as specified in such Borrowing Request and (ii) in the case of BA Drawings, shall have a Contract Period as specified in such Borrowing Request.  Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type, to convert BA Drawings to Canadian Prime Rate Loans, to convert Canadian Prime Rate Loans (other than Swingline Loans) into BA Drawings or to continue such Borrowing and, in the case of a Eurocurrency Borrowing of Revolving Loans, may elect Interest Periods therefor, all as provided in this Section.  The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings or Protective Advances, which may not be converted or continued.

(b)        To make an election pursuant to this Section, the Borrower Representative shall notify the (i) Administrative Agent, with respect to each Facility A Revolving Loan, (ii) the European Administrative Agent (with a copy to the Administrative Agent), with respect to any Facility B Revolving Loan other than a Canadian Revolving Loan, and (iii) the Canadian Administrative Agent (with a copy to the Administrative Agent) with respect to any Canadian Revolving Loan, of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of Revolving Loans of the Type resulting from such election to be made on the effective date of such election, subject to clause (f) below in the case of BA Drawings.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by facsimile to the European Administrative Agent or by hand delivery, facsimile or .pdf transmission to the Administrative Agent or the Canadian Administrative Agent, as applicable, of a written Interest Election Request in a form approved by the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, and signed by the Borrower Representative.

(c)                               Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(A)                          the Borrower, the Facility and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (C) and (D) below shall be specified for each resulting Borrowing);

(B)                           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(C)                           whether the resulting Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, a Canadian Prime Rate Borrowing, an Overnight LIBO Rate Borrowing or a BA Drawing; and

(D)                          if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and if the resulting Borrowing is a BA Drawing, the Contract Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Contract Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d)                             Promptly following receipt of an Interest Election Request, the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                               If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing of Revolving Loans prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to (i) an ABR Borrowing, in the case of a Eurocurrency Borrowing of either Facility A Revolving Loans or Canadian Revolving Loans denominated in dollars, (ii) a Eurocurrency Borrowing with an Interest Period of one month, in the case a Eurocurrency Borrowing of Facility B Revolving Loans other than Canadian Revolving Loans and (iii) a Canadian Prime Rate Borrowing, in the case of any BA Drawing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as an Event of Default is continuing (i) no outstanding Borrowing of Revolving Loans may be converted to or continued as a Eurocurrency Borrowing, (ii) no outstanding Canadian Prime Rate Loans may be converted to BA Drawings, and (iii) unless repaid, (A) each Eurocurrency Borrowing of Facility A Loans or of Canadian Revolving Loans denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto, (B) each Eurocurrency Borrowing of Facility B Revolving Loans other than Canadian Revolving Loans shall be converted at the end of the Interest Period applicable thereto to a Eurocurrency Borrowing with an Interest Period of one month (or such shorter period determined by the European Administrative Agent in its Permitted Discretion) and (C) each BA Drawing shall be converted to, or repaid with the proceeds of, a Canadian Prime Rate Borrowing at the end of the Contract Period applicable thereto.

(f)                                At or before 12:00 p.m., Local Time, 3 Business Days before the last day of the Contract Period of any BA Drawing, the Borrower Representative shall give to the Canadian Administrative Agent its written Interest Election Request in respect of such BA Drawing which shall specify either that the Canadian Borrower intends to repay the maturing B/As on such date or to continue to issue B/As on such date to provide for the payment of the maturing B/As.   If the Borrower Representative fails to deliver such timely notice with respect to a BA Drawing prior to the end of the Contract Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Contract Period such Borrowing shall be converted to Canadian Prime Rate Loans.  Upon the conversion to or continuation of any Borrowing or portion thereof as a BA Drawing, the Discount Proceeds that would otherwise be payable to the Canadian Borrower by each Facility B Lender pursuant to Section 2.21(d) in respect of such new BA Drawing shall be applied against the principal amount of such Borrowing (in the case of a conversion) or the reimbursement obligation owed to such Lender in respect of such maturing B/As (in the case of a continuation) (collectively, the “maturing amounts”) and the Canadian Borrower shall pay to such Facility B Lender an amount equal to the excess of the maturing amounts over such Discount Proceeds.

SECTION 2.09                   Termination and Reduction of Commitments; Increase in Commitments.  (a)  Unless previously terminated, all Commitments (other than any Extended Commitments) shall terminate on the Maturity Date.  The Extended Commitments shall terminate on the respective maturity dates applicable thereto.

(b)                              The Borrowers may at any time terminate in full the Commitments and/or may at any time terminate in full the UK Sublimit and/or the Canadian Sublimit upon (i) the payment in full in cash of all outstanding Loans, UK Loans or Canadian Loans, as applicable, together with accrued and unpaid interest thereon and on any Letters of Credit, UK Letters of Credit or Canadian Letters of Credit, as applicable, (ii) the cancellation and return of all outstanding Letters of Credit, Canadian Letters of Credit or UK Letters of Credit, as applicable (or alternatively, with respect to each applicable Letter of Credit, the furnishing to the applicable Collateral Agent of a cash deposit in the currency in which the applicable Letters of Credit are denominated (or at the discretion of the Administrative Agent a back up standby letter of credit satisfactory to the Administrative Agent and in the currency in which the applicable Letters of Credit are denominated) equal to 103% of the LC Exposure as of such date), (iii) the payment in full in cash of the accrued and unpaid fees, if applicable, and (iv) the payment in full in cash of all reimbursable expenses and other Obligations, Obligations of the UK Borrower or Obligations of the Canadian Borrower, as applicable (in each case, other than contingent obligations not yet due and payable), together with accrued and unpaid interest thereon.  Upon the termination in full of the UK Sublimit and the satisfaction in full of the Obligations of the UK Borrower (other than Obligations in respect of contingent liabilities not then due), (x) the UK Borrower will be released from its obligations under this Agreement and the other Loan Documents (including, but not limited to, all reporting obligations contained in Section 5.01 relating to the UK Borrowing Base) in its capacity as such, other than in respect of obligations which expressly survive the term of this Agreement and (y) all Collateral securing the UK Loans, and any Loan Guaranties of the UK Loans, will be released.  Notwithstanding the foregoing, the termination of the UK Sublimit without a corresponding termination of the Commitments shall have no effect on the availability to the Company of all or any portion of the Facility B Commitments.  Upon the termination in full of the Canadian Sublimit and the satisfaction in full of the Obligations of the Canadian Borrower (other than Obligations in respect of contingent liabilities not then due excluding, for greater certainty, any Obligations in respect of BA Drawings), (x) the Canadian Borrower will be released from its obligations under this Agreement and the other Loan Documents (including, but not limited to, all reporting obligations contained in Section 5.01 relating to the Canadian Borrowing Base) in its capacity as such, other than in respect of obligations which expressly survive the term of this Agreement and (y) all Collateral securing the Canadian Loans, and any Loan Guaranties of the Canadian Loans, will be released.  Notwithstanding the foregoing, the termination of the Canadian Sublimit without a corresponding termination of the Commitments shall have no effect on the availability to the Company of all or any portion of the Facility B Commitments.  For the avoidance of doubt, all payments of principal, interest, fees and expenses, and the furnishing of cash deposits, in each case contemplated in this Section 2.09(b) shall be made (i) to the Administrative Agent to the extent such payment or deposit is made in connection with a Facility A Loan or Facility A Letter of Credit, (ii) to the European Administrative Agent to the extent such payment or deposit is made in connection with a Facility B Loan other than a Canadian Loan or a Facility B Letter of Credit other than a Canadian Letter of Credit and (iii) to the Canadian Administrative Agent to the extent such payment or deposit is made in connection with a Canadian Revolving Loan or Canadian Letter of Credit.

(c)                               The Borrowers may from time to time reduce the Commitments; provided that (i) each such reduction shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) each such reduction shall be applied to the Facility A Commitments and the Facility B Commitments ratably in accordance with the aggregate amount of the Commitments at such time, and (iii) the Borrowers shall not reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Borrowers would not be in compliance with the Revolving Exposure Limitations.

(d)                             The Borrower Representative shall notify (x) the Administrative Agent of any election to terminate or reduce the Facility A Commitments, (y) the European Administrative Agent (with a copy to the Canadian Administrative Agent and the Administrative Agent) of any election to terminate or reduce the Facility B Commitments or the UK Sublimit and (z) the Canadian Administrative Agent (with a copy to the Administrative Agent) of any election to terminate or reduce the Canadian Sublimit, in each case under paragraph (b) or (c) of this Section, at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower Representative pursuant to this Section shall be irrevocable;

provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e)                               The Borrowers shall have the right to request an increase of the Commitments by an aggregate amount of up to $100,000,000 by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, (ii) the Administrative Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld or delayed, (iii) any such new Lender assumes all of the rights and obligations of a “Lender” hereunder, and (iv) the procedures described in Section 2.09(f) have been satisfied.  Each such increase shall increase the Facility A Commitments and the Facility B Commitments ratably in accordance with the aggregate amount of the Commitments at such time.

(f)                                Any amendment hereto providing for the increase of the Commitment of a Lender or addition of a Lender shall be in form and substance reasonably satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers, the Loan Parties party hereto and the Lender(s) being added or increasing their Commitment, subject only to the approval of the Supermajority Lenders if any such increase would cause the Commitments to exceed $450,000,000.  As a condition precedent to such an increase, (a) the Loan Parties shall deliver to the Administrative Agent a certificate of each Loan Party (in sufficient copies for each Lender, if requested by the Administrative Agent) signed by an authorized officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (ii) certifying that any security and guarantee confirmations as may have been reasonably requested by the Administrative Agent have been delivered and (iii) certifying that, before and after giving effect to such increase, (A) the representations and warranties of the Loan Parties contained in Article III and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default shall have occurred and be continuing and (b) each Loan Party shall deliver any confirmation of the security interests or guarantee granted by it pursuant to the Loan Documents as the Administrative Agent may reasonably request.  In no event shall the interest rate applicable in respect of additional Commitments or increases in Commitments made pursuant to this clause (f) be higher than the interest rate paid and payable to the then existing Lenders in respect of their Commitments and the terms applicable to such additional or increased Commitments shall be substantially the same as for the existing Commitments).

(g)                              Within a reasonable time after the effective date of any increase, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.  On the Business Day following any such increase, all outstanding ABR Loans shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages.  Eurocurrency Loans shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.

SECTION 2.10                   Repayment of Loans; Evidence of Debt.  (a)  The Borrowers hereby unconditionally promise to pay to the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable (i) for the account of each applicable Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date (or, with respect to any Loans outstanding with respect to an Extended Commitment, the maturity date applicable thereto), (ii) for the account of each applicable Facility B Lender, the then unpaid principal amount of any BA Drawing in accordance with Section 2.21, and (iii) the then unpaid amount of each Protective Advance on the earlier of the Maturity Date (or, with respect to Protective Advances made after the Maturity Date has occurred, the maturity date of any Extended Commitment) and demand by such Agent.  For the avoidance of doubt, all payments of principal contemplated in this Section 2.10(a) shall be made (i) to the Administrative Agent to the extent such payment is made in connection with a Facility A Revolving Loan or Facility A Protective Advance, (ii) to the European Administrative Agent to the extent such payment is made in connection with (x) a Facility B Revolving Loan other than a Canadian Revolving Loan or (y) a Facility B Protective Advance other than a Canadian Protective Advance, and (iii) to the Canadian Administrative Agent to the extent such payment is made in connection with a Canadian Revolving Loan, a BA Drawing or a Canadian Protective Advance.

(b)                              On each Business Day during any Full Cash Dominion Period, the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, shall apply, subject to Section 2.18(b), and in a manner consistent with the last sentence of Section 2.09(b), all funds credited to any applicable Collection Account as of 10:00 a.m., Local Time, on such Business Day (whether or not immediately available) and made available to it by the applicable Collateral Agent first to prepay any Protective Advances that may be outstanding, pro rata, second to prepay the Swingline Loans and third to prepay other Revolving Loans (without a corresponding reduction in Commitments).  Any such application of funds shall be made (i) from Collection Accounts of the US Loan Parties first in respect of Obligations of the Company, as directed by the Company (or, if on such date the applicable conditions precedent set forth in Section 4.02 have not been satisfied, in respect of the Obligations of the Company under each Facility ratably in accordance with the then outstanding amounts thereof) and second in respect of Obligations of the UK Borrower and the Canadian Borrower, as directed by the Company (or, if on such date the applicable conditions precedent set forth in Section 4.02 have not been satisfied, in respect of the Obligations of the UK Borrower and the Canadian Borrower, as directed by the Administrative Agent), in each case, in a manner consistent with the first sentence of this clause (b), (ii) from Collection Accounts of the Canadian Loan Parties, solely in respect of Obligations of the UK Borrower and the Canadian Borrower, respectively, as directed by the Company (or, if on such date the applicable conditions precedent set forth in Section 4.02 have not been satisfied, in respect of the Obligations of the UK Borrower and the Canadian Borrower, as directed by the Administrative Agent), in a manner consistent with the first sentence of this clause (b), and (iii) from Collection Accounts of the UK Loan Parties, solely in respect of the Obligations of the UK Borrower and the Canadian Borrower, as directed by the Administrative Agent.  Notwithstanding the foregoing, in the event that the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, receives amounts pursuant to this Section 2.10(b) in any currency in which no Obligations are then outstanding, the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, may elect to either (A) solely to the extent the conditions set forth in Section 4.02 have been met, return such amounts to the applicable Loan Party upon such Loan’s Party request, (B) convert such amounts to another currency and apply such converted amounts to outstanding Obligations pursuant to this Section 2.10(b) or (C) retain such amounts for a reasonable period of time pending any action taken pursuant to clauses (b) or (b) above.

(c)                               Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)                             The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)                               The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender, the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)                                Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11                   Prepayment of Loans.  (a)  The Borrowers shall have the right at any time and from time to time, and without premium or penalty, to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section, except that the Borrowers shall not prepay any BA Drawings except on the last day of the Contract Period applicable thereto (subject to any mandatory prepayment requirements hereunder).

(b)                              Except for Protective Advances permitted under Section 2.04, in the event and on such occasion that the Borrowers are not in compliance with the Revolving Exposure Limitations, the Borrowers shall promptly prepay (or, in the case of LC Exposure, cash collateralize) Revolving Loans, LC Exposure and/or Swingline Loans in an aggregate amount necessary such that, on a pro forma basis following such prepayments or cash collateralization, the Borrowers shall be in compliance with the Revolving Exposure Limitations (it being understood that, in order to comply with this clause (b), the Borrowers shall prepay all such Revolving Loans and Swingline Loans prior to any cash collateralization of LC Exposure hereunder).

(c)                               In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any transaction permitted pursuant to Section 6.05(e), Section 6.05(g), Section 6.05(l), Section 6.05(o) or Section 6.11(b) or in respect of any Indebtedness referred to in Section 6.02(l), the Borrowers shall, immediately after such Net Proceeds are received by the Company or any Subsidiary, prepay the Revolving Loans and Swingline Loans in an aggregate amount equal to the lesser of (x) 100% of such Net Proceeds and (y) the aggregate amount of Revolving Loans and Swingline Loans outstanding.  However, notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurocurrency Loans would be required to be made under this Section 2.11(c) other than on the last day of the Interest Period therefor, the Administrative Agent, at the direction of the Borrower Representative, shall keep such funds in a non-interest bearing account and shall not apply such funds to the prepayment of any such Eurocurrency Loan until the last day of such Interest Period.

(d)                             The Borrower Representative shall notify the Administrative Agent, the Canadian Administrative Agent and the European Administrative Agent, as applicable (and in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by facsimile or, in the case of any notification to the Administrative Agent or the Canadian Administrative Agent, .pdf transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing of Revolving Loans, not later than 10:00 a.m., Local Time, two Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing of Revolving Loans, a Canadian Prime Rate Borrowing of Revolving Loans or an Overnight LIBO Borrowing of Revolving Loans, not later than 10:00 a.m., Local Time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, (x) if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09 and (y) a notice of prepayment required pursuant to this Section 2.11(d) may state that such notice is conditional upon the consummation of the transaction giving rise to such prepayment requirement, in which case such notice of prepayment may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied.  Promptly following receipt of any such notice relating to a Borrowing of Revolving Loans, the applicable Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing of Revolving Loans shall be in an amount that would be permitted in the case of an advance of a Borrowing of Revolving Loans of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing of Revolving Loans shall be applied ratably to the Revolving Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued but unpaid interest to the extent required by Section 2.13.

(e)                               For the avoidance of doubt, all payments of principal, interest or fees made pursuant to this Section 2.11 shall be made (i) to the Administrative Agent to the extent such payment or deposit is made in connection with a Facility A Loan or Facility A Letter of Credit, (ii) to the European Administrative Agent to the extent such payment is made in connection with (x) a Facility B Letter of Credit other than a Canadian Letter of Credit or (y) a Facility B Loan other than a Canadian Loan, and (iii) to the Canadian Administrative Agent to the extent such payment is made in connection with a Canadian Letter of Credit or a Canadian Loan.

(f)                                For the avoidance of doubt, no mandatory prepayment hereunder shall cause a permanent reduction in the Commitments.

SECTION 2.12                   Fees.  (a)  The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate equal to 0.375% per annum on the average daily amount of the Available Commitment of such Lender under Facility A and Facility B during the period from and including the Effective Date to but excluding the date on which the Lenders’ Commitments terminate.  Accrued commitment fees shall be payable in arrears on the first Business Day of each calendar quarter and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.  Notwithstanding anything to the contrary contained herein, all commitment fees shall be paid by the Company to the Administrative Agent.

(b)                              The Borrowers agree to pay (i) to the Administrative Agent for the account of each Facility A Lender a participation fee with respect to its participations in Facility A Letters of Credit, (ii) to the European Administrative Agent for the account of each Facility B Lender a participation fee with respect to its participations in Facility B Letters of Credit other than Canadian Letters of Credit, (iii) to the Canadian Administrative Agent for the account of each Facility B Lender a participation fee with respect to its participations in Canadian Letters of Credit, which, in each case, shall accrue at the same Applicable Spread used to determine the interest rate applicable to Eurocurrency Revolving Loans (or, in the case of documentary Letters of Credit, 50% of such Applicable Spread) on the average daily amount of such Lender’s applicable LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any such LC Exposure, and (iv) to the applicable Issuing Bank a fronting fee, which shall accrue at a rate per annum to be agreed with each Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) relating to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the first day of each calendar quarter shall be payable on the first Business Day of each calendar quarter and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed.

(c)                               The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)                             All fees payable hereunder shall be paid on the dates due, in immediately available dollars, to the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable, (or to the applicable Issuing Bank, in the case of fees payable to an Issuing Bank) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders, ratably.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13                   Interest.  (a)  The Loans comprising each ABR Borrowing (including each Facility A Loan) shall bear interest at the Alternate Base Rate plus the Applicable Spread.

(b)                              The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Spread.

(c)                               The Loans comprising each Overnight LIBO Borrowing (including each Facility B Swingline Loan other than any Canadian Swingline Loan and each Facility B Protective Advance other than any Canadian Protective Advance) shall bear interest at the Overnight LIBO Rate plus the Applicable Spread.

(d)                             The Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Spread.

(e)                               Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default under clauses (a) or (b) of Article VII, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (i) all Loans and participation fees on account of Letters of Credit shall bear interest at 2% plus the rate otherwise applicable to such Loans or participation fees, as applicable, as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount outstanding hereunder, (x) if such amount is denominated in dollars, such amount shall accrue at 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, (y) if such amount is denominated in Euros, Sterling or Yen, such amount shall accrue at 2% plus the rate applicable to Overnight LIBO Rate Loans as provided in paragraph (c) of this Section and (z) if such amount is denominated in Canadian Dollars, such amount shall accrue at 2% plus the rate applicable to Canadian Prime Rate Loans as provided in paragraph (d) of this Section.

(f)                                Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan or Canadian Prime Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.  Accrued interest shall be payable (i) to the Administrative Agent for the account of each Facility A Lender, ratably, with respect to interest on any Facility A Revolving Loan or Facility A Swingline Loan, (ii) to the Administrative Agent with respect to interest on any Facility A Protective Advance, (iii) to the European Administrative Agent for the account of each Facility B Lender, ratably, with respect to interest on any Facility B Revolving Loan other than any Canadian Revolving Loan or any Facility B Swingline Loan other than any Canadian Swingline Loan, (iv) to the European Administrative Agent with respect to interest on any UK Protective Advance or any Facility B US Protective Advance, (v) to the Canadian Administrative Agent for the account of each Facility B Lender, ratably, with respect to interest on a Canadian Revolving Loan or a Canadian Swingline Loan, and (vi) to the Canadian Administrative Agent with respect to interest on any Canadian Protective Advance.

(g)                              All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed, (ii) interest computed on Loans and Letters of Credit denominated in Sterling shall be computed on the basis of a year of 365 days, and shall be payable for the actual number of days elapsed and (iii) interest and fees computed on Loans and Letters of Credit denominated in Canadian Dollars shall be computed on the basis of a year of 365 days (or 366 days in a leap year).  The applicable Alternate Base Rate, Canadian Prime Rate, Discount Rate, Adjusted LIBO Rate or Overnight LIBO Rate shall be determined by the Administrative Agent, the Canadian Administrative Agent or the European Administrative Agent, as applicable, and such determination shall be conclusive absent manifest error.

(h)                              For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(i)                                  All interest hereunder shall be paid in the currency in which the Loan giving rise to such interest is denominated.

SECTION 2.14                   Alternate Rate of Interest.  (a)  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(A)                          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(B)                           the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, facsimile or .pdf transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing of Revolving Loans to, or continuation of any Borrowing of Revolving Loans as, a Eurocurrency Borrowing shall be ineffective, and any such request for a continuation of a Eurocurrency Borrowing of Facility A Revolving Loans or Canadian Revolving Loans denominated in dollars shall be deemed to be a request to convert such Borrowing to an ABR Borrowing, (ii) if any Borrowing Request requests a Eurocurrency Borrowing of Facility A Revolving Loans or Canadian Revolving Loans denominated in dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests (or any Interest Rate Election requests a conversion to or continuation of) a Eurocurrency Borrowing of Facility B Revolving Loans other than Canadian Revolving Loans denominated in dollars, such Borrowing shall be made as an Alternate Rate Borrowing (and any request set forth in such Interest Rate Election shall be deemed to be a request to convert such Borrowing to an Alternate Rate Borrowing).

(b)                              If at any time:

(A)                          the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Overnight LIBO Rate; or

(B)                           the Administrative Agent is advised by the Required Lenders that the Overnight LIBO Rate will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any Overnight LIBO Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders by telephone, facsimile or .pdf transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, any Overnight LIBO Borrowing shall be made as an Alternate Rate Borrowing.

SECTION 2.15                   Increased Costs.  (a)  If any Change in Law shall:

(A)                          subject any Lender or any Issuing Bank to any (or any increase in any) Other Connection Taxes with respect to this Agreement or any other Loan Document, any Letter of Credit, or any participation in a Letter of Credit or any Loan made or Letter of Credit issued by it, except any such Taxes imposed on or measured by its net income or profits (however denominated), capital taxes imposed by a Canadian Governmental Authority or franchise taxes imposed in lieu of net income, profits or Canadian capital taxes and except to the extent the Loan Parties have paid additional amounts to such Lender or Issuing Bank with respect to such Taxes pursuant to Section 2.17;

(B)                           impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or Overnight LIBO Rate) or any Issuing Bank; or

(C)                           impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans, Overnight LIBO Loans, Bankers’ Acceptances or BA Equivalent Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Overnight LIBO Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit, Swingline Loan or Protective Advance, or of purchasing or accepting Bankers’ Acceptances or making or maintaining BA Equivalent Loans or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)                              If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or liquidity or on the capital or liquidity of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit, Swingline Loans or Protective Advances held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital and liquidity adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)                               A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                             Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16                   Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurocurrency market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17                   Taxes.  (a)  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes; provided that if any applicable law (as determined in the good faith discretion of an applicable Withholding Agent (as defined below)) requires the deduction or withholding of any Taxes from any such payment (including, for the avoidance of doubt, any such deduction or withholding required to be made by the applicable Loan Party, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent or, in the case of any Lender that is treated as a partnership for U.S. federal income tax purposes, by such Lender for the account of any of its direct or indirect beneficial owners), the applicable Loan Party, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the applicable Collateral Agent, the Lender or the applicable direct or indirect beneficial owner of a Lender that is treated as a partnership for U.S. federal income tax purposes (any such person a “Withholding Agent”) shall make such deductions and timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, each Collateral Agent, each Lender, any Issuing Bank or, in the case of any Lender that is treated as a partnership or a disregarded entity for U.S. federal income tax purposes, its direct or indirect beneficial owner, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.

(b)                              The Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.  This paragraph (b) shall not apply to the extent that the Other Taxes are compensated for by an increased payment under Section 2.17(a).

(c)                               The Loan Parties shall jointly and severally indemnify the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, each Collateral Agent, each Lender and each Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid or payable by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such Collateral Agent, such Lender (or its beneficial owner) or such Issuing Bank in connection with the Loans or any amounts payable hereunder or under any other Loan Documents or otherwise with respect to any Loan Document, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower Representative by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, a Collateral Agent, a Lender or an Issuing Bank (with a copy to the Administrative Agent), as applicable, shall be conclusive absent manifest error.  This paragraph (c) shall not apply to the extent that the Indemnified Taxes or Other Taxes are compensated for by an increased payment under Section 2.17(a) or a payment or reimbursement under Section 2.17(b).

(d)                             Each Lender shall indemnify the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Collateral Agent, as applicable, within 10 days after demand therefor, for the full amount of any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Collateral Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.

(e)                               As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)                                Subject to the remainder of this Section 2.17(f), any Foreign Lender and any other recipient of any payment to be made by or on account of any Loan Party hereunder or any other Loan Document that is entitled to an exemption from or reduction of any applicable withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding of Tax.  In addition, any Lender (and any such recipient), if requested by the Borrower Representative, the Administrative Agent or the European Administrative Agent, the Canadian Administrative Agent or any Collateral Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Collateral Agent to determine whether or not such Lender (or any such recipient) is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such forms shall not be required if the Foreign Lender (or any such recipient) is not legally entitled to do so.  Without limiting the generality of the foregoing, in the case of the Company or any other US Loan Party, any Foreign Lender to the Company or any other US Loan Party (and any such recipient) shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender (or any such recipient becomes a recipient) under this Agreement (and from time to time thereafter upon the request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(i)                                  duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)                              duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)                          in the case of a Foreign Lender (or any such recipient) claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (D) the interest payment in question is not effectively connected with the United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN,

(iv)                          to the extent a Foreign Lender (or any such recipient) is not the beneficial owner (for example, where the Foreign Lender (or any such recipient) is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender (or any such recipient) is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender (or any such recipient) are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner, or

(v)                              any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower Representative to determine the withholding or deduction required to be made.

In the event that the relevant Loan Party is the UK Borrower and a Foreign Lender is a Treaty Lender that holds a passport under the United Kingdom HM Revenue & Customs Double Taxation Treaty Passport scheme (the “DTTP Scheme”) and that Treaty Lender wishes the DTTP Scheme to apply to this Agreement, that Treaty Lender shall confirm its scheme passport number and its jurisdiction of tax residence to the UK Borrower and the Administrative Agent as soon as possible and in any event fifteen (15) days before the date by which the UK Borrower is required to submit HM Revenue & Customs’ Form DTTP2 to  HM Revenue & Customs in order that the DTTP Scheme may apply to this Agreement in respect of that Treaty Lender.  Following receipt of such notification, the UK Borrower shall, in respect of each Treaty Lender that has provided it with a DTTP Scheme reference number, make a Borrower DTTP Filing and the UK Borrower shall promptly in each case provide the relevant Treaty Lender and the Administrative Agent with a copy of that filing.  Nothing in this section shall require any Treaty Lender to (i) register under the DTTP Scheme, (ii) apply the DTTP Scheme to any Loan or Letter of Credit if it has registered under the DTTP Scheme; or (iii) file Treaty forms or take any other action pursuant to this Section 2.17(f) with respect to the UK Borrower if it has given notification to the UK Borrower and the Administrative Agent to the effect that it wishes the DTTP Scheme to apply to this Agreement in accordance with this Section 2.17(f), except where the UK Borrower has made a Borrower DTTP Filing in respect of that Treaty Lender but that Borrower DTTP

Filing has been rejected by HM Revenue & Customs, or HM Revenue & Customs has not given the UK Borrower authority to make payments to that Treaty Lender without a deduction for Taxes imposed under the laws of the United Kingdom within 60 days of the date of the Borrower DTTP Filing and, in each case, the UK Borrower has notified that Treaty Lender in writing, in which case that Treaty Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for the UK Borrower to obtain authorization to make a payment to that Treaty Lender without withholding or deduction for Taxes imposed under the laws of the United Kingdom.

In addition, if a payment made to a Lender, Issuing Bank or other recipient under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such recipient fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such recipient shall deliver to the applicable Borrower and the applicable Agent at the time prescribed by law and at such time or times reasonably requested by the applicable Borrower or the applicable Agent such documentation prescribed by applicable law (including prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrower or the applicable Agent as may be necessary for the applicable Borrower and the applicable Agent to comply with their obligations under FATCA and to determine that such recipient has complied with such recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of the foregoing sentence, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Any Lender, Issuing Bank or other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or any other Loan Document, in each case that is (x) a US Person or (y) classified as a disregarded entity for U.S. federal income tax purposes whose regarded owner is a US Person, shall deliver to the Borrower Representative (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, a properly completed and executed Internal Revenue Service Form W-9 certifying its complete exemption from backup withholding.

Each Lender, Issuing Bank or other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or any other Loan Document agrees that if any form or certification previously delivered by it expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

(g)                              If the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Lender or any Issuing Bank determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid by any Loan Party pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such Collateral Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such indemnifying party, upon the request of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such Collateral Agent, such Lender or such Issuing Bank, agrees to repay the amount paid over pursuant to this Section 2.17(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such Collateral Agent, such Lender or such Issuing Bank in the event the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such Collateral Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will any Issuing Bank or Lender be required to pay any amount to any Loan Party the payment of which would place the Issuing Bank or such Lender in a less favorable net after-Tax position than the Issuing Bank or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Lender or any Issuing Bank to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrowers or any other Person nor shall it be construed to require the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Lender or any Issuing Bank, as the case may be, to apply for or otherwise initiate any refund contemplated in this Section 2.17.

(h)                              All amounts set out, or expressed to be payable under any Loan Document by any Loan Party to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Lender or any Issuing Bank which (in whole or in part) constitute the consideration for a supply for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable in connection therewith.  If, in connection with this Agreement, VAT is or becomes chargeable to any Loan Party, or in respect of any payment made by any Loan Party to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Lender or any Issuing Bank, such Loan Party shall promptly pay to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such Collateral Agent, such Lender or such Issuing Bank, as the case may be, an amount equal to the amount of such VAT (and the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such Collateral Agent, such Lender or such Issuing Bank, as the case may be, shall promptly provide an appropriate VAT invoice to such party).

(i)                                  For the avoidance of doubt and without duplication, where any party is required under any Loan Document to reimburse the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Lender or any Issuing Bank, as the case may be, for any costs or expenses, that party shall also at the same time pay and indemnify each such Administrative Agent, European Administrative Agent, the Canadian Administrative Agent, Collateral Agent, any Lender or any Issuing Bank, as the case may be, against all VAT and any stamp duty, registration or other similar tax payables, in each case incurred in connection with the entry into, performance or enforcement of any Loan Document.

(j)                                  The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 2.18                   Payments Generally; Allocation of Proceeds; Sharing of Set-offs.  (a)  The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim.  Except as otherwise expressly set forth herein, all payments of Loans shall be paid in the currency in which such Loans were made and shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans made to the applicable Borrower held by them.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to (i) with respect to payments of Facility A Loans, LC Disbursements of any Issuing Bank in respect of Facility A Letters of Credit, fronting fees payable to any Issuing Bank in respect of Facility A Letters of Credit, fees payable pursuant to Section 2.12(a), participation fees in respect of Facility A Letters of Credit payable pursuant to Section 2.12(b), and fees payable pursuant to Section 2.12(c), the Administrative Agent at its offices at 10 South Dearborn, 22nd Floor, Chicago, Illinois  60603 USA, (ii) with respect to payments of Canadian Loans, LC Disbursements of any Issuing Bank in respect of Canadian Letters of Credit, fronting fees payable to any Issuing Bank in respect of Canadian Letters of Credit, the Canadian Administrative Agent at its offices at 200 Bay Street, Royal Bank Plaza, Floor 18, Toronto M57 2J2  Canada and (iii) for payments of Facility B Loans other than Canadian Loans, LC Disbursements of any Issuing Bank in respect of Facility B Letters of Credit other than Canadian Letters of Credit, fronting fees payable to any Issuing Bank in respect of Facility B Letters of Credit other than Canadian Letters of Credit, the European Administrative Agent at its offices at 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, except payments to be made directly to an Issuing Bank or a Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  Each of the Administrative Agent, the European Administrative Agent and the Canadian Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient, in like funds, promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars, except that all payments in respect of Loans (and interest thereon) and LC Exposures shall be made in the same currency in which such Loan was made or Letter of Credit issued.  During any Full Cash Dominion Period, solely for purposes of determining the amount of Loans available for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.10(b)) from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the applicable Obligations as of 10:00 a.m., Local Time, on the Business Day of receipt, subject to actual collection.

(b)                              Any proceeds of Collateral of any Loan Party received by the Administrative Agent or any Collateral Agent (i) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct or (ii) at any other time, not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11) or (C) amounts to be applied from the Collection Account (which shall be applied in accordance with Section 2.10(b)), shall be applied, subject to the Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent and any Issuing Bank from, or guaranteed by, such Loan Party under the Loan Documents (other than in connection with Banking Services Obligations, Acceptance Obligations or Swap Obligations), second, to pay any fees or expense reimbursements then due to the Lenders from, or guaranteed by, such Loan Party under the Loan Documents (other than in connection with Banking Services, Acceptance Obligations or Swap Obligations), third, to pay interest due in respect of the Protective Advances owing by or guaranteed by such Loan Party, ratably, fourth, to pay the principal of the Protective Advances owing by or guaranteed by such Loan Party, ratably, fifth, to pay interest then due and payable on the Loans (other than the Protective Advances) and unreimbursed LC Disbursements, in each case owing or guaranteed by such Loan Party, ratably, sixth, to prepay principal on the Loans (other than the Protective Advances) and unreimbursed LC Disbursements owing or guaranteed by such Loan Party, ratably, seventh, to pay an amount to the US Collateral Agent equal to 103% of the aggregate undrawn face amount of all outstanding Letters of Credit issued on behalf of, or guaranteed by, such Loan Party, to be held as cash collateral for such Obligations, eighth, to the payment of any amounts owing with respect to Reported Banking Services Obligations, Reported Acceptance Obligations and Reported Secured Swap Obligations owing or guaranteed by such Loan Party, ratably, ninth, to the payment of any amounts owing with respect to Banking Services Obligations (other than Reported Banking Services Obligations), Acceptance Obligations (other than Reported Acceptance Obligations) and Secured Swap Obligations (other than Reported Secured Swap Obligations) owing or guaranteed by such Loan Party, ratably, tenth, to the payment of any amounts owing with respect to Non-Loan Party Banking Services Obligations and Non-Loan Party Secured Swap Obligations owing or guaranteed by such Loan Party, ratably, eleventh, to the payment of any other Secured Obligations due to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent or any Lender by, or guaranteed by, such Loan Party, ratably, and twelfth, any balance remaining after the Secured Obligations shall have been paid in full and no Letters of Credit shall be outstanding (other than Letters of Credit which have been cash collateralized in accordance with the foregoing) shall be paid over to the applicable Loan Party at its Funding Account.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, none of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the Collateral Agents nor any Lender shall apply any payment which it receives from Collateral Proceeds to any Eurocurrency Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans, Overnight LIBO Loans or Canadian Prime Rate Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16.  Each of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations to maximize realization of the Collateral (it being understood that, notwithstanding the foregoing, in no event shall payments be made pursuant to levels “eighth”, “ninth”, “tenth” or eleventh above prior to the payment in full of all obligations described in levels “first” through “seventh” above).  Notwithstanding the foregoing, any such application of proceeds from Collateral of the UK Loan Parties and the Canadian Loan Parties shall be made solely in respect of Obligations of the UK Loan Parties and the Canadian Loan Parties.  Notwithstanding the foregoing, no amount received from any Loan Guarantor shall be applied to any Excluded Swap Obligation of such Loan Guarantor.

(c)                               At the election of the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as the case may be, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable by any Borrower under the Loan Documents, may be paid from the proceeds of Borrowings made by such Borrower hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of such Borrower maintained with the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent.  Each Borrower hereby irrevocably authorizes (i) the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, to make a Borrowing for the purpose of paying each payment of principal, interest and fees owing by such Borrower as it becomes due hereunder or any other amount due from such Borrower under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03, 2.04 or 2.05, as applicable and (ii) the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, to charge any deposit account of such Borrower maintained with such Agent for each payment of principal, interest and fees owing by such Borrower as it becomes due hereunder or any other amount due from such Borrower under the Loan Documents.

(d)                             If any Lender shall, by exercising any right of set-off or counterclaim, as a result of Section 2.18(b) or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (other than Section 2.18(b)) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)                               Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent, the European Administrative Agent and the Canadian Administrative Agent, if applicable, forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, if applicable, at a rate determined by the relevant Administrative Agent in accordance with banking industry rules on interbank compensation or, in the case of amounts due in dollars, the Federal Funds Effective Rate if greater.

(f)                                If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent and, if applicable, the European Administrative Agent and/or the Canadian Administrative Agent, may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by it for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid.

SECTION 2.19                   Mitigation Obligations; Replacement of Lenders.  If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender is otherwise a Departing Lender (as defined below), then:

(a)                               such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future, (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (and the Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment) and (iii) would not breach any applicable law;

(b)                              the Borrowers may, at their sole expense and effort, require such Lender or any Defaulting Lender (each herein, a “Departing Lender”), upon notice to the Departing Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee specified by the Borrowers that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Banks), which consent shall not unreasonably be withheld or delayed, (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, Swingline Loans and Protective Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) any processing and recordation fee owing pursuant to Section 9.04(c)(iii) in connection with such assignment shall be paid by the applicable Borrower and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.20                   Returned Payments.  If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Issuing Bank or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, such Collateral Agent, such Issuing Bank or such Lender.  The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Issuing Bank or any Lender in reliance upon such payment or application of proceeds.  The provisions of this Section 2.20 shall survive the termination of this Agreement.

SECTION 2.21                   Bankers’ Acceptances.  (a)  The Canadian Borrower may issue Bankers’ Acceptances denominated in Canadian Dollars for acceptance and purchase by the Facility B Lenders in accordance with the provisions of Section 2.01, Section 2.03 and this Section 2.21.

(b)                              Term.  Each Bankers’ Acceptance shall have a Contract Period of approximately thirty days, sixty days, ninety days or one hundred and eighty days or (with the consent of each affected Lender) two hundred and seventy days or three hundred and sixty-five days, subject to availability.  No Contract Period shall extend beyond the Maturity Date.  If such

Contract Period would otherwise end on a day that is not a Business Day, such Contract Period shall end on the next preceding day that is a Business Day.

(c)                               Discount Rate.  On each Borrowing date on which Bankers’ Acceptances are to be accepted, the Canadian Administrative Agent shall advise the Canadian Borrower as to the Canadian Administrative Agent’s determination of the applicable Discount Rate for the Bankers’ Acceptances which any of the Facility B Lenders have agreed to purchase.

(d)                             Purchase.  Each Facility B Lender agrees to purchase a Bankers’ Acceptance accepted by it.  The Canadian Borrower shall sell, and such Facility B Lender shall purchase, the Bankers’ Acceptance at the applicable Discount Rate.  Such Facility B Lender shall provide to the Canadian Funding Office the Discount Proceeds less the Acceptance Fee payable by the Canadian Borrower with respect to such Bankers’ Acceptance.  Such proceeds will then be made available to the Canadian Borrower by the Canadian Administrative Agent crediting an account as directed by the Canadian Borrower with the aggregate of the amounts made available to the Canadian Administrative Agent by such Facility B Lenders and in like funds as received by the Canadian Administrative Agent.

(e)                               Sale.  Each Facility B Lender may from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it.

(f)                                Power of Attorney for the Execution of Bankers’ Acceptances.  To facilitate borrowings under the Facility B Commitments by way of B/As, the Canadian Borrower hereby appoints each Facility B Lender as its attorney to sign and endorse on its behalf, in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Facility B Lender, blank forms of B/As.  In this respect, it is each Facility B Lender’s responsibility to maintain an adequate supply of blank forms of B/As for acceptance under this Agreement.  The Canadian Borrower recognizes and agrees that all B/As required to be accepted and purchased by any Facility B Lender and which are signed and/or endorsed on its behalf by a Facility B Lender shall bind the Canadian Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of the Canadian Borrower.  Each Facility B Lender is hereby authorized to issue such B/As endorsed in blank in such face amounts as may be determined by such Facility B Lender; provided that the aggregate amount thereof is equal to the aggregate amount of B/As required to be accepted and purchased by such Facility B Lender.  No Facility B Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except the gross negligence or willful misconduct of such Facility B Lender or its officers, employees, agents or representatives.  On request by the Canadian Borrower, a Facility B Lender shall cancel all forms of B/As which have been pre-signed or pre-endorsed by or on behalf of the Canadian Borrower and which are held by such Facility B Lender and have not yet been issued in accordance herewith.  Each Facility B Lender shall maintain a record with respect to B/As held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at their respective maturities.  Each Facility B Lender agrees to provide such records to the Canadian Borrower at the Canadian Borrower’s expense upon request.

(g)                              Execution.  Drafts drawn by the Canadian Borrower to be accepted as Bankers’ Acceptances shall be signed by a duly authorized officer or officers of the Canadian

Borrower or the Borrower Representative or by their respective attorneys including attorneys appointed pursuant to Section 2.21(f) above.  Notwithstanding that any Person whose signature appears on any Bankers’ Acceptance may no longer be an authorized signatory for the Canadian Borrower or Borrower Representative, as applicable, at the time of issuance of a Bankers’ Acceptance, that signature shall nevertheless be valid and sufficient for all purposes as if the authority had remained in force at the time of issuance and any Bankers’ Acceptance so signed shall be binding on the Canadian Borrower.

(h)                              Issuance.  The Canadian Administrative Agent, promptly following receipt of a notice of borrowing, continuation or conversion by way of Bankers’ Acceptances, shall advise the applicable Facility B Lenders of the notice and shall advise each such Facility B Lender of the face amount of Bankers’ Acceptances to be accepted by it and the applicable Contract Period (which shall be identical for all Facility B Lenders).  The aggregate face amount of Bankers’ Acceptances to be accepted by a Facility B Lender shall be determined by the Administrative Agent by reference to such Facility B Lender’s Applicable Percentage of the issue of Bankers’ Acceptances, except that, if the face amount of a Bankers’ Acceptance which would otherwise be accepted by a Facility B Lender would not be C$100,000, or a whole multiple thereof, the face amount shall be increased or reduced by the Canadian Administrative Agent in its sole discretion to C$100,000, or the nearest whole multiple of that amount, as appropriate; provided that after such issuance, the Borrowers shall be in compliance with the Revolving Exposure Limitations.

(i)                                  Waiver of Presentment and Other Conditions.  The Canadian Borrower waives presentment for payment and any other defense to payment of any amounts due to a Facility B Lender in respect of a Bankers’ Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of the Bankers’ Acceptance being held, at the maturity thereof, by such Facility B Lender in its own right and the Canadian Borrower agrees not to claim any days of grace if such Facility B Lender as holder sues the Canadian Borrower on the Bankers’ Acceptance for payment of the amount payable by the Canadian Borrower thereunder.  On the specified maturity date of a B/A, or the date of any prepayment thereof in accordance with this Agreement, if earlier, the Canadian Borrower shall pay to such Facility B Lender that has accepted such B/A the full face amount of such B/A (or shall make provision for payment by way of conversion or continuation in accordance with Section 2.08) in full and absolute satisfaction of its obligations with respect to such B/A, and after such payment, the Canadian Borrower shall have no further liability in respect of such B/A (except to the extent that any such payment is rescinded or reclaimed by operation of law or otherwise) and such Facility B Lender shall be entitled to all benefits of, and will make and otherwise be responsible for all payments due to the redeeming holder or any third parties under, such B/A.

(j)                                  BA Equivalent Loans by Non BA Lenders.  Whenever the Canadian Borrower requests a borrowing by way of Bankers’ Acceptances, each Non BA Lender shall, in lieu of accepting and purchasing any B/As, make a Loan (a “BA Equivalent Loan”) to the Canadian Borrower in the amount and for the same term as each Draft which such Lender would otherwise have been required to accept and purchase hereunder.  Each such Lender will provide to the Canadian Administrative Agent the amount of Discount Proceeds of such BA Equivalent Loan for the account of the Canadian Borrower in the same manner as such Lender would have provided the Discount Proceeds in respect of the Draft which such Lender would otherwise have been required to accept and purchase hereunder.  Each such BA Equivalent Loan will bear interest at the same rate that would result if such Lender had accepted (and been paid an acceptance fee) and purchased (on a discounted basis) a B/A for the relevant Contract Period (it being the intention of the parties that each such BA Equivalent Loan shall have the same economic consequences for the relevant Lenders and the Canadian Borrower as the B/A that such BA Equivalent Loan replaces).  All such interest shall be paid in advance on the date such BA Equivalent Loan is made, and will be deducted from the principal amount of such BA Equivalent Loan in the same manner in which the discounted portion of a B/A would be deducted from the face amount of the B/A.  Subject to the repayment requirements of this Agreement, on the last day of the relevant Contract Period for such BA Equivalent Loan, the Canadian Borrower shall be entitled to convert each such BA Equivalent Loan into another type of Loan, or to roll over each such BA Equivalent Loan into another BA Equivalent Loan, all in accordance with the applicable provisions of this Agreement.  Each Non BA Lender may, at its discretion, request in writing to the Canadian Administrative Agent and the Canadian Borrower that BA Equivalent Loans made by it shall be evidenced by Discount Notes.

(k)                              Terms Applicable to BA Equivalent Loans.  For greater certainty, all provisions of this Agreement that are applicable to B/As shall also be applicable, mutatis mutandis, to BA Equivalent Loans, and notwithstanding any other provision of this Agreement, all references to principal amounts or any repayment or prepayment of any Loans that are applicable to B/As or BA Drawings shall be deemed to refer to the full face amount thereof in the case of B/As and to the principal amount of any portion thereof consisting of BA Equivalent Loans.  As set out in the definition of “Bankers’ Acceptances”, that term includes Discount Notes and all terms of this Agreement applicable to Bankers’ Acceptances (including the provisions of Section 2.21(f) relating to their execution by the Facility B Lenders under power of attorney) shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary.  For greater certainty:

(i)                                  the term of a Discount Note shall be the same as the Contract Period for Bankers’ Acceptances accepted and purchased on the same Borrowing date in respect of the same borrowing;

(ii)                              an acceptance fee will be payable in respect of a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of a Bankers’ Acceptance; and

(iii)                          the Discount Rate applicable to a Discount Note shall be the Discount Rate applicable to Bankers’ Acceptances accepted by a Facility B Lender that is not a Schedule I Lender in accordance with the definition of “Discount Rate” on the same Borrowing date or date of continuation or conversion, as the case may be, in respect of the same borrowing for the relevant Contract Period.

(l)                                  Depository Bills and Notes Act.  At the option of the Canadian Borrower and any Facility B Lender, Bankers’ Acceptances under this Agreement to be accepted by such Facility B Lender may be issued in the form of depository bills for deposit with The Canadian

Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).  All depository bills so issued shall be governed by the provisions of this Section 2.21.

(m)                          Acceptance Fees.  Upon acceptance of a Bankers’ Acceptance by a Facility B Lender, the Canadian Borrower shall pay to the Canadian Administrative Agent on behalf of such Facility B Lender a fee (the “Acceptance Fee”) payable in Canadian Dollars, calculated on the face amount of the Bankers’ Acceptance at a rate per annum equal to the Applicable Spread on the basis of the number of days in the Contract Period for such Bankers’ Acceptance.  Any adjustment to the Acceptance Fee (including any adjustment as necessary to reflect the operation of Section 2.13(e)) shall be computed based on the number of days remaining in the Contract Period of such Bankers’ Acceptances from and including the effective date of any change in the Applicable Spread.  Any increase in such Acceptance Fee shall be paid by the Canadian Borrower to the Canadian Administrative Agent on behalf of the Facility B Lenders on the last day of the Contract Period of the relevant Bankers’ Acceptance.  Any decrease in such Acceptance Fee shall be paid by each Facility B Lender to the Canadian Borrower, through the Canadian Administrative Agent, on the last day of the Contract Period of the relevant Bankers’ Acceptance.

SECTION 2.22                   Circumstances Making Bankers’ Acceptances Unavailable.  (a)       If prior to the commencement of any Contract Period, (A) the Canadian Administrative Agent determines in good faith, which determination shall be conclusive and binding on the Canadian Borrower, and notifies the Canadian Borrower that, by reason of circumstances affecting the money market, there is no readily available market for Bankers’ Acceptances, or (B) the Canadian Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Discount Rate or CDOR Rate, as applicable, for such Contract Period; or (C) the Canadian Administrative Agent is advised by the Required Facility B Lenders that the Discount Rate or CDOR Rate, as applicable, for such Contract Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their portion of such BA Drawings included in such Borrowing for such Contract Period then:

(i)                                  the right of the Canadian Borrower to request a borrowing by way of BA Drawing shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrower; and

(ii)                              any notice relating to a borrowing by way of BA Drawing which is outstanding at such time shall be deemed to be a notice requesting a borrowing by way of Canadian Prime Rate Loans (all as if it were a notice given pursuant to Section 2.03).

(b)                              The Administrative Agent shall promptly notify the Canadian Borrower and the Facility B Lenders of the suspension in accordance with Section 2.22(a) of the Canadian Borrower’s right to request a borrowing by way of BA Drawing and of the termination of such suspension.

SECTION 2.23                   Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                               fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)                              the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that (x) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender and (y) for the avoidance of doubt, the Commitment of any Defaulting Lender cannot be increased without such Defaulting Lender’s consent;

(c)                               if any Swingline Exposure, PA Exposure or LC Exposure exists at the time a Lender becomes a Specified Defaulting Lender then:

(i)                                  all or any part of such Swingline Exposure, PA Exposure and LC Exposure shall be reallocated among the non-Specified Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Specified Defaulting Lenders’ Credit Exposures plus, without duplication, such Specified Defaulting Lender’s PA Exposure, Swingline Exposure and LC Exposure, does not exceed the total of all non-Specified Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 2.01 are satisfied at such time; and

(ii)                              if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the applicable Administrative Agent (x) first, prepay such PA Exposure and Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)                          if the Borrowers cash collateralize any portion of such Specified Defaulting Lender’s LC Exposure pursuant to this Section 2.23(c), no Borrower shall be required to pay any fees to such Specified Defaulting Lender pursuant to Section 2.12(b) with respect to such Specified Defaulting Lender’s LC Exposure during the period such Specified Defaulting Lender’s LC Exposure is cash collateralized; or

(iv)                          if the LC Exposure of the non-Specified Defaulting Lenders is reallocated pursuant to Section 2.23(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Specified Defaulting Lenders’ Applicable Percentages;

The Administrative Agent, Canadian Administrative Agent or European Administrative Agent, as applicable, shall promptly notify the Lenders of any reallocation described in this Section 2.23(c).

(d)                             so long as any Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)                               any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.18(d) but excluding Section 2.19(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Collateral Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender hereunder, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Bank or Swingline Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swingline Loan, Letter of Credit or Protective Advance, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Borrowers, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or any Issuing Bank or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Bank or Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

(f)                                In the event that the Administrative Agent (or, in the case of any Facility B Lender, the Canadian Administrative Agent and the European Administrative Agent), the applicable Borrower(s), the applicable Issuing Bank(s) and the applicable Swingline Lender(s) each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure, LC Exposure and PA Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitments and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.24                                           Extensions of Revolving Commitments.

(a)                               Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower Representative to all Lenders with Facility A Commitments with a like maturity date or Facility B Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate Facility A Commitments or Facility B Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower Representative is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s applicable Commitment and otherwise modify the terms of such Commitment pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Commitment (and related outstandings) (each, an “Extension”, and each group of Facility A Commitments and Facility B Commitments, as applicable, in each case as so extended, as well as the original Facility A Commitments and original Facility B Commitments (in each case not so extended), being a “tranche”; any Extended Facility A Commitments shall constitute a separate tranche of Commitments from the tranche of Facility A Commitments from which they were converted and any Extended Facility B Commitments shall constitute a separate tranche of Commitments from the tranche of Facility B Commitments from which they were converted)), so long as the following terms are satisfied:  (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower Representative and set forth in the relevant Extension Offer), the Commitment of any Lender that agrees to an extension with respect to such Commitment extended pursuant to an Extension (an “Extended Commitment”), and the related outstandings, shall be a Commitment (or related outstandings, as the case may be) with the same terms as the original Commitments (and related outstandings); provided that (x) subject to the provisions of Section 2.05(d) and Section 2.06(m) to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Commitments in accordance with their Applicable Percentage of the Commitments (and except as provided in Section 2.05(d) and Section 2.06(m), without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Commitments and repayments thereunder shall be made on a pro rata basis (except for (A) payments of interest and fees at different rates on Extended Commitments (and related outstandings) and (B) repayments required upon the maturity date of the non-extending Commitments) and (y) at no time shall there be Commitments hereunder (including Extended Commitments and any original Commitments) which have more than three different maturity dates, (iii) if the aggregate amount of Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Commitments offered to be extended by the Borrower Representative pursuant to such Extension Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (iv) all documentation in respect of such Extension shall be consistent with the foregoing and (v) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower Representative. For the avoidance of doubt, no Lender shall be obligated to accept the terms contained in any Extension Offer and any Lender failing to respond to an Extension Offer within the time period required by such Extension Offer shall be deemed to have declined such Extension Offer.

(b)                              With respect to all Extensions consummated by the Borrower Representative pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower Representative may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower Representative’s discretion and may be waived by the Borrower Representative) of Facility A Commitments or Facility B Commitments (as applicable) of any or all applicable tranches be tendered.  The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.11 and Section 2.18) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.

(c)                               No consent of any Lender or the Administrative Agent or any other Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Commitments (or a portion thereof) and (B) the consent of the Issuing Bank, which consent shall not be unreasonably withheld or delayed.  All Extended Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents.  The Lenders hereby irrevocably authorize the Administrative Agent and the other Agents to enter into amendments to this Agreement and the other Loan Documents with the Borrower Representative and/or any of the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent or such other Agent and the Borrower Representative and such other Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section.  Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent and each other applicable Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest maturity date so that such maturity date is extended to the then latest maturity date (or such later date as may be advised by local counsel to the Administrative Agent).

(d)                             In connection with any Extension, the Borrower Representative shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Lenders that:

SECTION 3.01                   Organization; Powers.  Each of the Loan Parties and each of its Subsidiaries is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02                   Authorization; Enforceability.  (a)  The Transactions are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders.  The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, examination, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)                              Subject to applicable Insolvency Laws and applicable principles of public policy, no Foreign Loan Party, nor any of its property or assets has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Loan Party is organized in respect of its obligations under the Loan Documents to which it or its property or assets is subject.

(c)                               The Loan Documents to which each Foreign Loan Party is a party are in proper legal form under the laws of the jurisdiction in which each such Foreign Loan Party is organized or incorporated and existing (i) for the enforcement thereof against each such Foreign Loan Party under the laws of each such jurisdiction and (ii) in order to ensure the legality, validity, enforceability, priority or admissibility in evidence of such Loan Documents (provided that, with respect such enforcement or admissibility, such documents may have to be translated into the official language of the relevant jurisdiction which may be done at the time of enforcement or admission, as applicable).  It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Loan Documents to which any Foreign Loan Party is a party that any such Loan Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which any such Foreign Loan Party is organized or that any registration charge or stamp or similar tax be paid on or in respect of the applicable Loan Documents or any other document, except for any such filing, registration, recording, execution or notarization that is referred to in Section 3.16 or is not required to be made until enforcement of the applicable Loan Document.

SECTION 3.03                   Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Subsidiaries, (c) except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien, or require the sharing of any Lien, on any asset of any Loan Party or any of its Subsidiaries, except as provided in the Collateral Documents.

SECTION 3.04                   Financial Condition; No Material Adverse Change.  (a)        The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal years ended December 31, 2011 and December 29, 2012, reported on by Deloitte & Touche LLP, a registered public accounting firm.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.  As of the Effective Date, neither the Company nor any of its consolidated Subsidiaries has any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected or disclosed in the most recent financial statements referred to in this paragraph except as referred to or reflected in the balance sheets of the Company as at March 2, 2013 or as otherwise disclosed to the Administrative Agent and the Lenders in writing prior to the Effective Date.

(b)                              Except for the Disclosed Matters, since December 29, 2012, there has been no development, event, or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 3.05                   Properties.  (a)  As of the date of this Agreement, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party.  Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no material default by any party to any such lease or sublease exists, except, in the case of any such sublease, where such default or such failure to be valid and enforceable could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Loan Parties and its Subsidiaries has good and indefeasible (or in the Province of Ontario, Canada, marketable and insurable) title to, or valid leasehold interests in, all its real and personal property, free of all Liens other than Permitted Liens and the Permitted Second Priority Lien, except where failure would not reasonably be expected to have a Material Adverse Effect.

(b)                              Each Loan Party and its Subsidiaries owns, or is licensed to use, all material Intellectual Property that is necessary to its business as currently conducted and the use thereof by the Loan Parties and its Subsidiaries does not infringe in any material respect upon the rights of any other Person, and the Loan Parties’ rights thereto are not subject to any licensing agreement or similar arrangement other than licenses in the ordinary course of business.

SECTION 3.06                   Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting the Loan Parties or any of their Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)                              Except for the Disclosed Matters (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any material Environmental Liability or knows of any basis for it to have or be affected by any material Environmental Liability and (ii) except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of its Subsidiaries (1) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability.

(c)                               Since the Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.07                   Compliance with Laws and Agreements.  (a)  Each Loan Party and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)                              To the extent applicable, each of the Company and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) all applicable anti-corruption, anti-money laundering, anti-terrorism, sanctions and human rights laws and regulations, including without limitation the UK Money Laundering Regulations 2007 and the UK Bribery Act 2010 and (iii) the Patriot Act.

(c)                               No part of the proceeds of the Loans will be used for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3.08                   Investment Company Status.  No Loan Party nor any of its Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940 or shall register as, conduct its business or take any action which shall cause it to be registered for the purposes of the European Communities (Markets in Financial Instruments) Regulations 2007.

SECTION 3.09                   Taxes.  Each Loan Party and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes shown thereon to be due and payable by it and all other material Taxes due and payable by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves.  No claims are being asserted in writing by a Governmental Authority with respect to any such Taxes described in the preceding sentence.  There are no material Tax liens on assets or properties of any Loan Party or Subsidiary other than for Taxes that are not yet due and payable or are being contested in compliance with Section 5.04.  Each Borrower is resident for Tax purposes only in the jurisdiction of its establishment or incorporation as the case may be.  Each Loan Party and its Subsidiaries has withheld all material employee withholdings and has made all material employer contributions to be withheld and made by it pursuant to applicable law on account of the Canada and Quebec pension plans, employment insurance and employee income taxes.  Each Loan Party and its Subsidiaries has, where applicable, properly operated the PAYE System and has complied in all material respects with the requirements of the laws of the United Kingdom with respect to deductions and payments required to be made in respect of national insurance contributions.

SECTION 3.10                   ERISA; Benefit Plans.  (a)  Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) each Loan Party is in compliance with the applicable provisions of ERISA, the Code and any other federal, state or local laws relating to the Plans, and with all regulations and published interpretations thereunder; (iii) all amounts required by applicable law, or by the terms of any retiree welfare benefit arrangement maintained by any Loan Party and each of its ERISA Affiliates to which it has an obligation to contribute have been accrued in accordance with ASC Topic 715-60; (iv) the present value of all accumulated benefit obligations under each Plan (determined using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Pension Plan allocable to such accrued benefits.

(b)                              No UK Loan Party nor any of its Subsidiaries or Affiliates is or has at any time after April 27, 2004 been (i) an employer (for the purposes of Sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pensions Schemes Act 1993), or (ii) “connected” with or an

“associate” of (as those terms are used in Sections 39 and 43 of the UK Pensions Act 2004) such an employer.

(c)                               As of the Effective Date, Schedule 3.10 lists all Foreign Benefit Arrangements and Foreign Pension Plans currently maintained or contributed to by the Loan Parties and their Subsidiaries.  Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect: (i) all employer and employee contributions (including insurance premiums) required from any Loan Party or any of its Subsidiaries or Affiliates by applicable law or by the terms of any Foreign Benefit Arrangement or Foreign Pension Plan (including any policy held thereunder) have been made, or, if applicable, accrued in accordance with normal accounting practices; (ii) the accrued benefit obligations of each Foreign Pension Plan (based on those assumptions used to fund such Foreign Pension Plan) with respect to all current and former participants do not exceed the assets of such Foreign Pension Plan; (iii) each Foreign Pension Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities; and (iv) each such Foreign Benefit Arrangement and Foreign Pension Plan is in compliance (A) with all material provisions of applicable law and all material applicable regulations and regulatory requirements (whether discretionary or otherwise) and published interpretations thereunder with respect to such Foreign Benefit Arrangement or Foreign Pension Plan and (B) with the terms of such plan or arrangement; provided, however, that with respect to (ii), (iii) and (iv) above, “Foreign Pension Plan” shall be read to exclude any government-run plan or scheme to which a Loan Party or any of its Subsidiaries or Affiliates is required to make contributions under applicable law.

(d)                             (i) All pension schemes operated or maintained under the laws of the United Kingdom or Ireland for the benefit of a Loan Party or any of its Subsidiaries or Affiliates comply with all provisions of the relevant law and employ reasonable actuarial assumptions; (ii) no Loan Party or any of its Subsidiaries or Affiliates has any unsatisfied liability in respect of any pension scheme and there are no circumstances which may give rise to any such liability; (iii) all pension schemes operated by or maintained for the benefit of a Loan Party or any of its Subsidiaries or Affiliates and/or any of its or their respective current or former employees are, to the extent required by applicable law, funded or reserved; except in the case of subclauses (d), (d) and (d), to the extent failure to do so (or, with the expiry of a grace period, the giving of notice, the making of any determination under the Loan Documents or any combination of any of the foregoing taking into account all remedies of the Loan Parties under the Loan Documents) could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(e)                               Except as could not reasonably be expected to result, individually or in the aggregate, a Material Adverse Effect:

(i)                                  There are no outstanding disputes concerning the assets held in any Canadian Pension Plans or Canadian Benefit Plans pursuant to any funding agreement;

(ii)                              All employee contributions to any Canadian Pension Plans and Canadian Benefit Plans required to be made have been properly withheld and fully paid into such plans in a timely fashion;

(iii)                          All reports and disclosures relating to any Canadian Pension Plans and Canadian Benefit Plans required by any applicable laws or regulations or by the funding agreement applicable thereto have been filed or distributed in a timely fashion;

(iv)                          To the knowledge of the Loan Parties, there have been no improper withdrawals, or applications of, the assets of any Canadian Pension Plans;

(v)                              No amount is owing by or in respect of any Canadian Pension Plans under the ITA or any provincial taxation statute;

(vi)                          No Canadian Pension Plan is a defined benefit pension plan that is registered with the applicable governmental authorities for such plans;

(vii)                      The Loan Parties, after diligent enquiry, have neither any knowledge, nor any grounds for believing, that any of the Canadian Pension Plans is the subject of an investigation, any other proceeding, an action or a claim;

(viii)                  No promises of benefit improvements under any Canadian Benefit Plan or Canadian Pension Plan have been made;

(ix)                          Except as disclosed in Schedule 3.10, no Canadian Benefit Plan provides benefits to retired employees or promises benefits at and after retirement to active employees;

(x)                              All contributions or premiums required to be made or paid by any Loan Party, or any Subsidiary of a Loan Party, to any Canadian Pension Plan have been made or paid when due in accordance with the terms of such plans and all applicable laws, regulations and funding agreements applicable thereto;

(xi)                          There have been no withdrawals or material applications of the assets of any Canadian Pension Plan or any Canadian Benefit Plan made in violation of applicable laws, regulations or the terms of such Canadian Pension Plan or Canadian Benefit Plan; and

(xii)                      There are no assessments owed or which could become owing by any Loan Party, or any Subsidiary of a Loan Party, to the Ontario Pension Benefits Guarantee Fund or other assessments or payments required under similar legislation in any other Canadian jurisdiction.

As of the Effective Date, no Canadian Pension Plan is a Canadian DB Plan.

SECTION 3.11                   Disclosure.  Each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  Neither the Confidential Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in

connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, and taken as a whole, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.

SECTION 3.12                   No Default.  No Loan Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound in any respect that could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

SECTION 3.13                   Solvency.  (a)  Immediately after the consummation of the Transactions to occur on the Effective Date, (i) the fair value of the assets of the Loan Parties, on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Loan Parties, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities generally become absolute and matured; (iii) the Loan Parties, on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due, absolute and matured; (iv) the Loan Parties, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date; (v) the Loan Parties, on a consolidated basis, have not ceased paying their current obligations in the ordinary course of business as they generally become due; (vi) the property of the Loan Parties, on a consolidated basis, at a fair valuation, is greater than the total amount of their debts and liabilities, subordinated, contingent or otherwise; and (vii) the property of the Loan Parties, on a consolidated basis, is sufficient, if disposed of at a fairly conducted sale under legal process, to enable payment of all their obligations, due and accruing.

(b)                              For purposes of this Section 3.13, the amount of any contingent liability at any time shall be computed (i) as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5) and (ii) after giving effect to any rights of indemnification, contribution or subrogation arising among the Subsidiary Loan Parties pursuant to the Loan Documents or by law.

(c)                               No Loan Party intends to, or will permit any of its Subsidiaries to, and no Loan Party believes that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

SECTION 3.14                   Insurance.  Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the Effective Date.  As of the Effective Date, all premiums in respect of such insurance have been paid.  The Loan Parties believe that the insurance maintained by or on behalf of the Loan Parties and their Subsidiaries are adequate.

SECTION 3.15                   Capitalization and Subsidiaries.  Schedule 3.15 sets forth, as of the Effective Date, (a) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries, (b) a true and complete listing of each class of authorized Equity Interests of each Borrower (other than the Company), of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable (to the extent such concepts are applicable), and owned beneficially and of record by the Persons identified on Schedule 3.15, and (c) the type of entity of the Company and each of its Subsidiaries.  All of the issued and outstanding Equity Interests owned by any Loan Party in its Subsidiaries has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non assessable.

SECTION 3.16                   Security Interest in Collateral.  The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the applicable Collateral Agent, for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, and upon filing of UCC financing statements and the taking of any other actions or making of filings required for perfection under the laws of the relevant Collateral Documents and specified in such Collateral Documents, as necessary (including but not limited to (i) the filing of financing statements under the UCC and the PPSA and (ii) with respect to Liens created by a UK Loan Party (except for any Irish Loan Party) where registration of particulars of such Liens is required, the registration at (x) Companies House in England, Scotland and Wales, (y) the UK Intellectual Property Office and (z) the Land Registry (of England and Wales) or UK Charges Registry), and, if applicable, the taking of actions or making of filings with the Canadian Intellectual Property Office with respect to Canadian Intellectual Property registrations or applications issued or pending and the United States Patent and Trademark Office or United States Copyright Office with respect to United States Intellectual Property registrations or applications issued or pending, and, in the case of real property, if any, filing of the Mortgages as necessary, such Liens constitute perfected and continuing Liens on the Collateral, securing the applicable Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral, except in the case of Permitted Liens, to the extent any such Permitted Liens would have priority over the Liens in favor of the US Collateral Agent, the Canadian Collateral Agent or the European Collateral Agent, as applicable, pursuant to any applicable law or (solely in the case of any Notes Priority Collateral) the terms of the Notes Intercreditor Agreement.  As of the Effective Date, the jurisdictions in which the filing of UCC financing statements (or their equivalent under the PPSA) are necessary with respect to the non-fixture Collateral of the Loan Parties are listed on Schedule 3.16.

SECTION 3.17                   Employment Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns, and no material unfair labor practice charges, against any Loan Party or its Subsidiaries pending or, to the knowledge of the Borrowers, threatened.  The terms and conditions of employment, hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in material violation of the Fair Labor Standards Act, the Employee Standards Act (Ontario), or any other applicable federal, provincial, territorial, state, local or foreign law dealing with such matters, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.  All material payments due from any Loan Party or any of its Subsidiaries, or for which any claim may be made against any Loan Party or any of its Subsidiaries, on account of wages, vacation pay and employee health and welfare insurance and other benefits, including on account of the Canada and Quebec pension plans, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary, except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

SECTION 3.18                   Common Enterprise.  The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.

SECTION 3.19                   Centre of Main Interests.  For the purposes of the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings, each UK Loan Party’s centre of main interests (as that term is used in Article 3(1) therein) is situated in its jurisdiction of incorporation.

SECTION 3.20                   Certain Documents.  The Borrower Representative has delivered to the Administrative Agent a complete and correct copy of any agreements governing the 2011 Notes or the 2012 Add-On Notes, including the 2011 Notes Documentation and any material amendments, supplements or modifications with respect to any of the foregoing, plus all documents and all amendments required pursuant to the UK Debenture.

ARTICLE IV

CONDITIONS

SECTION 4.01                   Effective Date.  The effectiveness of this Agreement and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)                               Credit Agreement and Loan Documents.  The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or .pdf transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies (or facsimile or .pdf copies) of the Specified Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including any promissory notes requested by a Lender pursuant to Section 2.10 payable to the order of each such requesting Lender and written opinions of the Loan Parties’ counsel, addressed to the Administrative Agent (and, where applicable, the Canadian Administrative Agent and the European Administrative Agent), the Issuing Banks and the Lenders.

(b)                              Financial Statements and Projections.  The Lenders shall have received (i) audited consolidated financial statements of the Company and its Subsidiaries for their 2011 and 2012 fiscal years, (ii) unaudited interim consolidated financial statements of the Company and its Subsidiaries for each fiscal month ended after the date of the latest applicable financial statements delivered pursuant to clause (b) of this paragraph as to which such financial statements are available, (iii) monthly projections (including forecasts of Aggregate Availability) of the Company and its Subsidiaries for each fiscal month ending April 27, 2013 through December 28, 2013 and (iv) annual projections of the Company and its Subsidiaries for fiscal year 2014 through 2017.

(c)                               Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates.  The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary, Assistant Secretary or authorized manager or director, which shall (A) certify the resolutions of its Board of Directors, Board of Managers, shareholders, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of any officers or managers of such Loan Party authorized to sign the Loan Documents to which it is a party, (C) in respect of a UK Loan Party, contain a statement to the effect that its entry into and performance of the transactions contemplated by the Loan Documents do not and will not exceed any limit on its powers to borrow, grant security or give the guarantees and indemnities contemplated by the Loan Documents to which it is a party, and (D) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party, a true and correct certified (if applicable) copy of its by-laws, memorandum and articles of association or operating, management or partnership agreement (or, in each case, such certificate shall certify that any such documents delivered to the Administrative Agent in connection with the Existing Credit Agreement continue to be true, complete and correct copies) and (with respect to any European Loan Party or Canadian Loan Party) a certified list of its shareholders; and (ii) a long form certificate of good standing, status or compliance, as applicable, for each Loan Party from its jurisdiction of organization (to the extent such concept is relevant or applicable in such jurisdiction).

(d)                             No Default Certificate.  The Administrative Agent shall have received a certificate, signed by the chief financial officer of the Borrower Representative and dated the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.

(e)                               Fees.  The Lenders, the Agents and the Lead Arrangers shall have received all fees required to be paid, and all reasonable and documented out-of-pocket expenses for which invoices have been presented (including the reasonable fees, disbursements and other charges of one legal counsel of the Administrative Agent, as well as one local counsel of the Administrative Agent in each relevant jurisdiction, and in the event of any conflict of interest, additional counsel for affected indemnified persons), on or before the Effective Date.  All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(f)                                Lien Searches.  The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions where the Loan Parties (other than the European Loan Parties) are organized, and such search report shall reveal no liens on any of the assets of the Loan Parties except for liens permitted by Section 6.02 or discharged on or prior to the Effective Date pursuant to a pay-off letter or other documentation reasonably satisfactory to the Administrative Agent.

(g)                              Funding Accounts.  The Administrative Agent shall have received a notice from the Borrower Representative setting forth the deposit account(s) of the Borrowers (the “Funding Accounts”) to which the Lender is authorized by the Borrowers to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

(h)                              Collateral Access and Control Agreements.  (i) The Borrowers shall have used commercially reasonable efforts to obtain the Collateral Access Agreements required to be provided pursuant to the Security Agreements and any such agreements so obtained shall have been delivered to the Administrative Agent and (ii) the Administrative Agent shall have received each Deposit Account Control Agreement and Lock Box Agreement required to be provided pursuant to the Security Agreements.

(i)                                  Solvency.  The Administrative Agent shall have received a solvency certificate from a Financial Officer of the US Borrower.

(j)                                  Borrowing Base Certificate.  The Administrative Agent shall have received (a) an Aggregate Borrowing Base Certificate which calculates the Aggregate Borrowing Base as of March 2, 2013 and (b) a US Borrowing Base Certificate, Canadian Borrowing Base Certificate and UK Borrowing Base Certificate which calculates each such Borrowing Base as of March 2, 2013, in each case on a pro forma basis after giving effect to the Effective Date.

(k)                              Closing Availability.  After giving effect to all Borrowings to be made on the Effective Date and the issuance of any Letters of Credit on the Effective Date and payment of all fees and expenses due hereunder, and with all of the Loan Parties’ indebtedness, liabilities and obligations current, the Loan Parties’ Aggregate Availability shall not be less than $125,000,000.

(l)                                  Pledged Stock; Stock Powers; Pledged Notes.  The US Collateral Agent, the Canadian Collateral Agent or the European Collateral Agent, as applicable, shall have received (i) the certificates representing shares of Equity Interests pledged pursuant to the applicable Security Agreements, together with an undated stock power or stock transfer form, as applicable, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the US Collateral Agent, the Canadian Collateral Agent or the European Collateral Agent, as applicable, pursuant to the Security Agreements endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(m)                          Filings, Registrations and Recordings.  Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by any Collateral Agent to be filed, registered or recorded in order to create in favor of the applicable Collateral Agent, for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation.

(n)                              Approvals.  All material governmental and third party approvals (including landlords’ and other consents) necessary in connection with the Transactions, the continuing operations of the Company and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing contemplated hereby.

(o)                              Insurance.  The Administrative Agent shall have received evidence of insurance coverage in form, scope and substance reasonably satisfactory to the Administrative Agent and otherwise in compliance with the applicable terms of the Security Agreements (including Section 5.09 of this Agreement and the applicable provisions of the Security Agreements).

(p)                              Customer List.  The Administrative Agent shall have received a true and complete list of the names and addresses of the wholesale customers of each Loan Party as of March 2, 2013.

(q)                              Letter of Credit Application.  The Administrative Agent shall have received a properly completed letter of credit application if the issuance of a Letter of Credit will be required on the Effective Date.

(r)                                 USA Patriot Act.  Each Lender shall have received all information necessary to enable such Lender to identify each Borrower and each other Loan Party to the extent required for compliance with the Patriot Act or other “know your customer” and anti-money laundering rules and regulations.

(s)                                Acknowledgement and Consent.  The Administrative Agent shall have received an Acknowledgement and Consent, substantially in the form of Schedule 1 to the US Security Agreement, duly executed by each issuer of any US Pledged Stock or US Pledged Note that is not a US Loan Party and has not delivered an Acknowledgment and Consent in connection with the Existing Credit Agreement, in each case, in form and substance reasonably acceptable to the Administrative Agent.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.  After the Effective Date, the Administrative Agent shall make available to the Lenders executed versions of the Loan Documents.  Notwithstanding the foregoing, neither this Agreement nor the obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 2:00 p.m., New York time, on April 30, 2013 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02                   Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than any such amendments (“Immaterial Amendments”) that are purely administrative in nature and, for the avoidance of doubt, do not involve amendments to the amount or tenor of such Letter of Credit), is subject to the satisfaction of the following conditions:

(a)                               The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except that such representations and warranties (i) that relate solely to an earlier date shall be true and correct as of such earlier date and (ii) shall be true and correct in all respects if they are qualified by a materiality standard.

(b)                              At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)                               Each Borrowing and each issuance of any Letter of Credit shall be made in compliance with the Revolving Exposure Limitations.

Each Borrowing and each issuance, amendment (other than any Immaterial Amendment), renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section 4.02.  Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section, unless otherwise directed by the Required Lenders, the Administrative Agent may, but shall have no obligation to, continue to make (or authorize the European Administrative Agent or Canadian Administrative Agent to make) Loans and an Issuing Bank may, but shall have no obligation to, issue or cause to be issued any Letter of Credit (or amend, renew or extend any Letter of Credit) for the ratable account and risk of Lenders from time to time if the Administrative Agent believes that making such Loans or issuing or causing to be issued (or amending, renewing or extending) any such Letter of Credit is in the best interests of the Lenders (it being understood that in no event shall the Administrative Agent continue to make (or authorize the European Administrative Agent or the Canadian Administrative Agent to make) Revolving Loans or an Issuing Lender issue (or amend (other than pursuant to Immaterial Amendments), renew or extend) Letters of Credit if an Event of Default pursuant to clauses (a), (b), (d) (solely with respect to a failure to be in compliance with Section 6.13), (h), (i), (m), (n), (o) or (p) of Article VII shall have occurred and be continuing).

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full in cash and all Letters of Credit shall have expired or terminated (or have been cash collateralized in accordance with Section 2.06(j) hereof) and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:

SECTION 5.01                   Financial Statements; Borrowing Base and Other Information.  The Company will furnish to the Administrative Agent (with copies to be provided to each Lender by the Administrative Agent):

(a)                               within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or another registered public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any required auditors’ communications to the Audit Committee related to significant deficiencies and material weaknesses prepared by said accountants;

(b)                              within 45 days after the end of each of the first three fiscal quarters of the Company’s fiscal year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the Borrower Representative as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c)                               within 30 days (or, with respect to the twelfth fiscal month of each fiscal year, within 60 days) after the end of each fiscal month of the Company (other than the third, sixth and ninth fiscal month of each fiscal year), its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; provided that no delivery under this clause (c) shall be required at any time that (i) the Fixed Charge Coverage Ratio for the Test Period in effect at such time is at least 1.10 to 1.00 and (ii) Aggregate Availability shall not have been less than 20% of the Commitments then in effect at any time during the three-month period ending on the date of determination;

(d)                             concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of a Financial Officer of the Borrower Representative in substantially the form of Exhibit C (i) certifying, in the case of the financial statements delivered under clause (b) or (c), as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments, (ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) demonstrating compliance with Section 6.13 and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(e)                               concurrently with any delivery of financial statements under clause (a) above, an auditor’s report of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default (which report may be limited to the extent required or advised by accounting rules or guidelines);

(f)                                as soon as available, but in any event 15 days prior to the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement in form reasonably acceptable to the Administrative Agent and including forecasts of Aggregate Availability) of the Company for each month of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;

(g)                              as soon as available, but in any event within 20 days (or, in the case of the last fiscal month of each fiscal year, 30 days) of the end of each fiscal month (or within three Business Days of the end of each week during any Level 1 Minimum Aggregate Availability Period), an Aggregate Borrowing Base Certificate, a US Borrowing Base Certificate, a Canadian Borrowing Base Certificate and a UK Borrowing Base Certificate, in each case which calculates such Borrowing Base, and supporting information in connection therewith, together with any additional reports with respect to the Aggregate Borrowing Base, the US Borrowing Base, the Canadian Borrowing Base or the UK Borrowing Base of a Borrower as the Administrative Agent or any Collateral Agent may reasonably request; provided that no Canadian Borrowing Base Certificate or UK Borrowing Base Certificate or additional reports with respect thereto shall be required if the UK Sublimit or Canadian Sublimit, as applicable, shall have been terminated;

(h)                              as soon as available but in any event within 20 days (or, in the case of the last fiscal month of each fiscal year, 30 days) of the end of each fiscal month (or within three Business Days of the end of each week during any Level 1 Minimum Aggregate Availability Period) and at such other times as may be reasonably requested by the Administrative Agent or any Collateral Agent, as of the period then ended:

(i)                                  a detailed aging of each Loan Party’s Accounts (1) including all invoices aged by invoice date and due date (with an explanation of the terms offered) and (2) reconciled to the applicable Borrowing Base Certificate delivered as of such date prepared in a manner reasonably acceptable to the Administrative Agent, together with a summary specifying the name, address, and balance due for each Account Debtor;

(ii)                              a schedule detailing the Loan Parties’ Inventory, in form reasonably satisfactory to the Administrative Agent, (1) by location (showing Inventory in transit, any Inventory located with a third party under any consignment, bailee arrangement, or warehouse agreement), by class (raw material, work-in-process and finished goods), by product type, and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Loan Parties are deemed by the Administrative Agent to be appropriate, (2) including a report of any variances or other results of Inventory counts performed by the Loan Parties since the last Inventory schedule (including information regarding sales or other reductions, additions, returns, credits issued by any Loan Party and complaints and claims made against any Loan Party), and (3) reconciled to the applicable Borrowing Base Certificate delivered as of such date;

(iii)                          a worksheet of calculations prepared by the Loan Parties to determine Eligible Accounts and Eligible Inventory, such worksheets detailing the Accounts and Inventory excluded from Eligible Accounts and Eligible Inventory and the reason for such exclusion;

(iv)                          a reconciliation of the Loan Parties’ Accounts and Inventory between the amounts shown in the applicable Loan Party’s general ledger and financial statements and the reports delivered pursuant to clauses (i) and (ii) above; and

(v)                              a reconciliation of the loan balance per the Loan Parties’ general ledger to the loan balance under this Agreement;

(i)                                  as soon as available but in any event within 20 days (or, in the case of the last fiscal month of each fiscal year, 30 days) of the end of each fiscal month and at such other times as may be requested by the Administrative Agent, as of the month then ended, a schedule and aging of the Loan Parties’ accounts payable, delivered electronically in a text formatted file reasonably acceptable to the Administrative Agent;

(j)                                  within 45 days of each March 31 and September 30, in the case of the US Loan Parties and Canadian Loan Parties, or within 15 days of the end of each calendar month, in the case of the UK Loan Parties, (or upon the reasonable request of the Administrative Agent), an updated customer list for each Loan Party, which list shall state the customer’s name, mailing address and phone number (to the extent available) and shall be certified as true and correct by a Financial Officer of the Borrower Representative;

(k)                              promptly upon the Administrative Agent’s reasonable request:

(i)                                  copies of invoices in connection with the invoices issued by the Loan Parties in connection with any Accounts, credit memos, shipping and delivery documents, and other information related thereto;

(ii)                              copies of purchase orders, invoices, and shipping and delivery documents in connection with any Inventory or Equipment purchased by any Loan Party; and

(iii)                          a schedule detailing the balance of all intercompany accounts of the Loan Parties;

(l)                                  as soon as possible and in any event within 30 days of filing thereof, copies of all U.S. federal income tax returns (including all related schedules) filed by any Loan Party with the U.S. Internal Revenue Service; provided that for taxable years during which the Company or any Loan Party did not incur any  loss and for which the Company or any Loan Party is not utilizing any net operating loss carrybacks or forwards, the Company is required to provide only copies of page one through four and material related schedules of U.S. federal income tax returns filed for such taxable years;

(m)                          promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; provided that any documents required to be delivered pursuant to this clause (m) shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed in Section 9.01; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided further that:  (x) upon written request by the Administrative Agent, the Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (y) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; and

(n)                              promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent, any Collateral Agent or any Lender (through the Administrative Agent) may reasonably request.

SECTION 5.02                   Notices of Material Events.  The Loan Parties will furnish to the Administrative Agent and each Lender prompt written notice (and in any event within five days after such Loan Party obtains knowledge of any of the following events) of the following:

(a)                               the occurrence of any Default or Event of Default;

(b)                              any actual knowledge of the Loan Parties of, or any receipt of any notice of, any governmental investigation or any litigation, arbitration or administrative proceeding commenced or, to the knowledge of any Loan Party, threatened against any Loan Party or any of its Subsidiaries that (i) seeks damages in excess of $25,000,000, (ii) seeks material injunctive relief, (iii) is material and asserted or instituted against any Pension Plan, Foreign Pension Plan, Foreign Benefit Arrangement, its fiduciaries or its assets, (iv) alleges criminal misconduct by any Loan Party or any of its Subsidiaries, (v) alleges the material violation of, or seeks remedies in connection with, any Environmental Laws, or (vi) contests any tax, fee, assessment, or other governmental charge in excess of $25,000,000;

(c)                               any Lien (other than Permitted Encumbrances) or claim made or asserted against any of the Collateral in excess of $5,000,000;

(d)                             any loss, damage, or destruction to the Collateral in the amount of $25,000,000 or more per occurrence or related occurrences, whether or not covered by insurance;

(e)                               any and all default notices received under or with respect to any leased location or public warehouse where Collateral with a cost in excess of $2,000,000 is located (which shall be delivered within five Business Days after receipt thereof);

(f)                                the occurrence of any ERISA Event or breach of the representations and warranties in Section 3.10 that, alone or together with any other ERISA Events or breaches of such representations and warranties that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries, whether directly or by virtue of their affiliate with any ERISA Affiliate, in an aggregate amount exceeding $25,000,000;

(g)                              the release into the environment of any Hazardous Material that is required by any applicable Environmental Law to be reported to a Governmental Authority and which could reasonably be expected to lead to any material Environmental Liability;

(h)                              any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(i)                                  any material amendments to the Kate Spade China JV Agreement, which notice shall be delivered, promptly after the same becomes effective, with a copy of such agreement and amendments thereof delivered to the Administrative Agent simultaneously therewith.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03                   Existence; Conduct of Business.  Each Loan Party will, and will cause each of its Subsidiaries to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where any of the following could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits used or useful in the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03 and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, except as otherwise permitted by Section 6.03(b).

SECTION 5.04                   Payment of Obligations.  Each Loan Party will, and will cause each of its Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities and obligations, including Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or local generally accepted accounting principles, as the case may be, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.05                   Maintenance of Properties.  Each Loan Party will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06                   Books and Records; Inspection Rights.  Without limiting Sections 5.11 or 5.12 hereof, each Loan Party will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct entries in accordance with GAAP or local generally accepted accounting principles, as the case may be, are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent, any Collateral Agent or any Lender (including employees of the Administrative Agent, any Collateral Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent, any Collateral Agent or any Lender), upon reasonable prior notice during normal business hours, to visit and inspect its properties and to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and the applicable Loan Party or Subsidiary will make its officers and independent accountants available to discuss its affairs, finances and condition with such representatives, all at such reasonable times as are requested during normal business hours.  For purposes of this Section 5.06, it is understood and agreed that a single site visit and inspection may consist of examinations conducted at multiple relevant sites and involve one or more relevant Loan Parties and Subsidiaries and their respective assets.  All such site visits and inspections shall be at the sole expense of the Loan Parties.  The Loan Parties acknowledge that the Administrative Agent and each Collateral Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain Reports pertaining to the Loan Parties’ and their respective Subsidiaries assets for internal use by the Administrative Agent, each Collateral Agent and the Lenders.

SECTION 5.07                   Compliance with Laws.  (a)  Each Loan Party will, and will cause each of its Subsidiaries to, comply with all Contractual Obligations and Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)                              US and Foreign Plans and Arrangements.

(i)                                  For each Company Plan, each Loan Party will, and will cause each of its Subsidiaries, Affiliates, and solely with respect to any Company Plan that is a Pension Plan, its ERISA Affiliates, to, in a timely fashion comply with and perform all of its obligations under and in respect of such Company Plan, including under plan terms, any funding agreements and all applicable laws and regulatory requirements (whether discretionary or otherwise); and

(ii)                              All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Company Plan by a Loan Party or any Subsidiary, Affiliate, or and solely with respect to any Company Plan that is a Pension Plan, any ERISA Affiliate thereof shall be paid or remitted by each Loan Party, or Subsidiary, Affiliate or ERISA Affiliate thereof, as applicable, in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws; except, in the case of subclauses (i) and (ii) as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and

(iii)                          The Loan Parties shall deliver to each Lender: (A) if requested by such Lender, copies of each annual and other return, report or valuation with respect to each Plan, as filed with any applicable Governmental Authority; (B) promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Loan Parties or any of their ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or their ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Loan Parties shall provide copies of such documents and notices to the Administrative Agent (on behalf of each requesting Lender) promptly after receipt thereof; (C) promptly after receipt thereof, a copy of any material direction, order, notice, ruling or opinion that any Loan Party or any ERISA Affiliate of any Loan Party may receive from any applicable Governmental Authority with respect to any Plan; (D) notification within 30 days of (i) any increases having a cost to one or more of the Loan

Parties or any Subsidiary thereof in excess of $10,000,000 per annum in the aggregate, in the benefits of any existing Plan, or (ii) the commencement of contributions to any Pension Plan or Multiemployer Plan to which any Loan Party or ERISA Affiliate was not previously contributing; and (E) notification within 30 days of any voluntary or involuntary termination of, or participation in, a Pension Plan or Multiemployer Plan.

(c)                               UK Loan Party Pension Plans and Benefit Plans.  A UK Loan Party shall ensure that (A) neither it nor any of its Subsidiaries or Affiliates is or has been at any time after April 27, 2004 an employer (for the purposes of Sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in Sections 38 and 43 of the UK Pensions Act 2004) such an employer and (B) no Person who becomes a Subsidiary or Affiliate of a UK Loan Party after the date of this Agreement, was formerly an employer (for the purposes of Sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pension Schemes Act 1993) or was formerly “connected” with or an “associate” of (as those terms are used in Sections 38 and 43 of the UK Pensions Act 2004) such an employer.

(d)                             Irish Loan Party and UK Loan Party Pension Plans and Benefit Plans.

(i)                                  No Irish Loan Party shall establish, nor shall it permit any of its Subsidiaries or Affiliates to establish, any voluntary pension scheme and/or any voluntary benefit plan without the prior consent of the Administrative Agent.

(ii)                              Each Irish Loan Party and each UK Loan Party shall, and shall cause its Subsidiaries and Affiliates to, maintain and operate its obligations under (A) its benefit plans, if any, and (B) the voluntary pension schemes and/or voluntary benefit plans consented to by the Administrative Agent, if any, in all respects in conformity with the requirements of applicable law or contract; and

(iii)                          All pension schemes established or maintained by a Loan Party or any Subsidiary or Affiliate thereof shall comply with all provisions of the relevant law and employ reasonable actuarial assumptions; and no Loan Party or any Subsidiary or Affiliate thereof shall have any unsatisfied liability in respect of any pension scheme and there shall be no circumstances which may give rise to any liability; except, in the case of subclauses (ii) and (iii), as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(e)                               Environmental Covenant.  The Loan Parties and each of their Subsidiaries: (i) shall be at all times in compliance with all applicable Environmental Laws, and undertake reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and (ii) generate, use, treat, store, release, transport, dispose of, and otherwise manage all Hazardous Materials in a manner that would not reasonably be expected to result in a material liability to any Loan Party or any of its Subsidiaries or to materially affect any real property owned or operated by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, transporting, disposing of, or otherwise managing Hazardous Materials in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, any Loan Party or any of their Subsidiaries; it being understood that this clause (e) shall be deemed not breached by a noncompliance with any of the foregoing (i) or (ii) if, upon learning of such noncompliance or any condition that results from such noncompliance, any affected Loan Parties and Subsidiaries promptly develop and diligently implement a response to such noncompliance and any such condition that is consistent with principles of prudent environmental management and all applicable Environmental Laws, and such response and condition, in the aggregate with any other such responses and conditions, could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.08                   Use of Proceeds.  The proceeds of the Loans will be used only for working capital needs and general corporate purposes, including refinancing, repayment, repurchase and cash settlements of certain existing Indebtedness and acquisitions.  No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.09                   Insurance.  Each Loan Party will maintain with financially sound and reputable carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts (with no greater risk retention) and against such risks (including loss or damage by fire or flood and loss in transit; theft, burglary, pilferage, larceny, employee dishonesty, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, (b) all insurance required pursuant to the Collateral Documents or (in the case of Loan Parties located outside of the United States) such other insurance maintained with other carriers as is satisfactory to the Administrative Agent in its Permitted Discretion and (c) if any portion of any real property that is subject to a Mortgage is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (now or as hereafter in effect or any successor act thereto), Flood Insurance.  The Borrowers will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained, which may be a Memorandum of Insurance.  The Borrowers shall require all such policies to name the US Collateral Agent, the Canadian Collateral Agent or the European Collateral Agent (on behalf of the Agents, the Lenders and the Issuing Banks) as additional insured or loss payee, as applicable.

SECTION 5.10                   Casualty and Condemnation.  The Borrowers (a) will furnish to the Administrative Agent (for delivery to the Lenders) prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.

SECTION 5.11                   Appraisals.  On one occasion per calendar year, as directed by the Administrative Agent or any Collateral Agent, the Loan Parties will provide the Administrative Agent or such Collateral Agent with appraisals or updates thereof of their Inventory from an appraiser selected and engaged by the Administrative Agent or such Collateral Agent, and prepared on a basis reasonably satisfactory to the Administrative Agent or such Collateral Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations. Notwithstanding the foregoing, in addition to the appraisals permitted above, there shall be no limitation on the number of Inventory appraisals (a) during any Level 2 Minimum Aggregate Availability Period or (b) if an Event of Default shall have occurred and be continuing.  For purposes of this Section 5.11, it is understood and agreed that a single Inventory appraisal may consist of examinations conducted at multiple relevant sites, both domestic and international, and involve one or more relevant Loan Parties and their assets.  All such Collateral appraisals shall be at the sole expense of the Loan Parties.

SECTION 5.12                   Field Examinations.  At the request of the Administrative Agent or any Collateral Agent, the Loan Parties will permit, upon reasonable notice, the Administrative Agent and/or any Collateral Agent to conduct field examinations during normal business hours to ensure the adequacy of Collateral included in any Borrowing Base and related reporting and control systems.  One such field examination per calendar year shall be performed by the Administrative Agent and shall be at the sole expense of the Loan Parties; provided that there shall be no limitation on the number or frequency of field examinations at the sole expense of the Loan Parties (a) during any Level 2 Minimum Aggregate Availability Period or (b) if an Event of Default shall have occurred and be continuing.  For purposes of this Section 5.12, it is understood and agreed that a single field examination may be conducted at multiple relevant sites, both domestic and international, and involve one or more relevant Loan Parties and their assets.

SECTION 5.13                   Additional Collateral; Further Assurances.  (a)  Subject to applicable law, the Company and each Subsidiary that is a Loan Party shall cause each of its Subsidiaries formed or acquired after the date of this Agreement and organized under the laws of the United States, Canada, England and Wales or Ireland, or, in each case, any political subdivision thereof (within five Business Days after such formation or acquisition, or such longer period as may be agreed to by the Administrative Agent) (A) in accordance with the terms of this Agreement to become a Loan Party by executing the Joinder Agreement set forth as Exhibit D hereto (the “Joinder Agreement”) or such other Loan Guaranty in form and substance reasonably satisfactory to the Administrative Agent and (B) to execute and deliver such amendments, supplements or documents of accession to any Collateral Documents as the applicable Collateral Agent deems necessary for such new Subsidiary to grant to such Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks) a perfected first priority security interest in the Collateral described in such Collateral Document with respect to such new Subsidiary.  Upon execution and delivery of such documents and agreements, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the applicable Collateral Agent (in each case for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks) in any property of such Loan Party which constitutes Collateral, including any parcel of real property located in the U.S. owned by such Loan Party with a fair market value in excess of $5,000,000.

(b)                              (i) The Company and each Subsidiary that is a US Loan Party and that either (x) is not directly or indirectly owned by a CFC or (y) provides a guarantee with respect to the 2011 Notes, the 2012 Add-On Notes, any Additional Notes or any refinancing of any of the foregoing, will cause (a) 100% (or such lesser percentage owned by the Company or such US Loan Party, as applicable) of the issued and outstanding Equity Interests of each Subsidiary directly owned by the Company or any such US Loan Party (other than any such Subsidiary that is (x) a CFC or a Flow-through Entity and (y) does not provide a guarantee with respect to the 2011 Notes, the 2012 Add-On Notes, any Additional Notes or any refinancing of any of the foregoing) and (b) 65% (or such greater percentage that, due to a change in applicable law after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such CFC or any Subsidiary of such Flow-through Entity as determined for U.S. federal income tax purposes to be treated as a deemed dividend to such CFC’s or Flow-through Entity’s direct or indirect U.S. owner and (2) could not reasonably be expected to cause any other material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Subsidiary that is (x) a CFC or a Flow-through Entity directly owned by the Company or any US Loan Party and (y) does not provide a guarantee with respect to the 2011 Notes, the 2012 Add-On Notes, any Additional Notes or any refinancing of any of the foregoing, to be subject at all times to a first priority, perfected Lien in favor of the US Collateral Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request and (ii) subject to applicable law, each Subsidiary of the Company that is a Foreign Loan Party will cause 100% of the issued and outstanding Equity Interests of each of its direct Subsidiaries that is organized in the same jurisdiction as such Foreign Loan Party to be subject at all times to a first priority, perfected Lien in favor of the applicable Collateral Agent pursuant to the terms and conditions of the Loan Documents or other security documents as the Administrative Agent shall reasonably request.  Solely for purposes of this Section 5.13(b), any Foreign Loan Party that is disregarded as separate from a US Person shall be treated as a US Loan Party, and not a Foreign Loan Party.

(c)                               Without limiting the foregoing, subject to applicable law, each Loan Party will and will cause each Subsidiary to execute and deliver, or cause to be executed and delivered, to the Administrative Agent and each Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust, hypothecs and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent or any Collateral Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties (including, for the avoidance of doubt, to reflect any change in the Guaranteed Parties hereunder).  In addition, each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent and each Collateral Agent filings with any United States, Canadian, United Kingdom or Irish governmental recording or registration office reasonably requested by the Administrative Agent or any Collateral Agent, in the exercise of its Permitted Discretion, in order to perfect or protect the Liens of the applicable Collateral Agent granted under any Collateral Document in any registered or pending United States, Canadian, United Kingdom or Irish Intellectual Property.

(d)                             If any material assets (other than any real property or improvements thereto or any interest therein) are acquired by the Company or any Subsidiary that is a Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Agents, the applicable Lenders and the applicable Issuing Banks upon acquisition thereof), the Company will notify the Administrative Agent and the Lenders thereof, the Borrower will promptly cause such assets to be subjected to a Lien securing the applicable Secured Obligations and will take, and cause its Subsidiaries that are Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent or any Collateral Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section and as set forth below, all at the expense of the Loan Parties.  In the event any fee owned real property or improvements thereto or any interest therein with a fair market value in excess of $5,000,000 is acquired by the Company or any Subsidiary that is a Loan Party after the Effective Date (or is owned by an entity that executed a Joinder Agreement and becomes a Loan Party after the Effective Date), the Company shall, at the Administrative Agent’s request and within 90 days following such request (or such longer period as the Administrative Agent may agree in its sole discretion), deliver to the Administrative Agent and the applicable Collateral Agent the following (or, in the case of any Loan Party that is not a US Loan Party, such comparable documents under the laws of the relevant jurisdiction reasonably requested by the applicable Collateral Agent):

(i)                                  a first priority Mortgage, in favor of the applicable Collateral Agent, for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, covering such real property;

(ii)                              if requested by the Administrative Agent (and with a copy to the title insurance company issuing the policy referred to in clause (iii) below (the “Title Insurance Company”)), maps or plats of an as-built survey of the sites of such real property certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company;

(iii)                          a mortgagee’s title insurance policy (or policies) or marked up unconditional binder for such insurance in respect of such real property, in each case in form and substance reasonably satisfactory to the Administrative Agent, and evidence reasonably satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid;

(iv)                          (1) a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to such real property (together with, if required, a notice about special flood hazard area status and flood disaster assistance duly executed by the Company or the applicable Loan Party in the event any such real property is located in a special flood hazard area) and (2) if any portion of such real property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (now or as hereafter in effect or any successor act thereto), (a) flood insurance with a financially sound and reputable insurer, in an amount reasonably satisfactory to the Administrative Agent and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto (any such insurance “Flood Insurance”) and (b) evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent;

(v)                              a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting any mortgaged properties;

(vi)                          any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and

(vii)                      legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent .

SECTION 5.14                   Financial Assistance.  Each Canadian Loan Party and UK Loan Party shall comply in all respects with applicable legislation governing financial assistance and/or capital maintenance, as applicable.

SECTION 5.15                   Collateral Access Agreements and Deposit Account Control Agreements.  The Borrowers shall (i) use their commercially reasonable efforts to deliver to the Administrative Agent any Collateral Access Agreements required pursuant to the Security Agreements and (ii) deliver to the Administrative Agent any Deposit Account Control Agreement required to be delivered pursuant to any Security Agreement, in each case, in form and substance reasonably acceptable to the Administrative Agent.

SECTION 5.16                   Post-Closing Obligations.  (a)  On or prior to the date that is 60 days following the Effective Date (or such later date listed on Schedule 5.16(a) or as the Administrative Agent may approve in its sole discretion), deliver to the Administrative Agent the Deposit Account Control Agreements listed on Schedule 5.16(a).

(b)  On or prior to the date that is 60 days following the Effective Date (or such later date as the Administrative Agent may approve in its sole discretion), deliver to the US Collateral Agent, the Canadian Collateral Agent or the European Collateral Agent, as applicable, (i) replacements for the certificates listed on Schedule 5.16(b) representing shares of Equity Interests pledged pursuant to the applicable Security Agreements, together with an undated stock power or stock transfer form, as applicable, for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

(c)  On or prior to the date specified on Schedule 5.16(c) (or such later date as the Administrative Agent may approve in its sole discretion), deliver to the Administrative Agent the documents or take the actions listed on Schedule 5.16(c).

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full in cash and all Letters of Credit have expired or terminated (or have been cash collateralized in accordance with Section 2.06(j) hereof) and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01                   Indebtedness.  No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:

(a)                               the Secured Obligations;

(b)                              Indebtedness existing on the date hereof and set forth on Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;

(c)                               Indebtedness of any Borrower to any Subsidiary or any other Borrower and of any Subsidiary to any Borrower or any other Subsidiary; provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Borrower or any Subsidiary that is a Loan Party shall be subject to Section 6.04(d), Section 6.04(f), Section 6.04(g) and Section 6.04(p) and (ii) Indebtedness of any Borrower to any Subsidiary and Indebtedness of any Subsidiary that is a Loan Party to any Borrower or to any other Subsidiary that is not a Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent;

(d)                             Guarantees by any Borrower of Indebtedness of any Subsidiary or any other Borrower and by any Subsidiary of Indebtedness of any Borrower or any other Subsidiary; provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, (ii) Guarantees by any Borrower or any Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04(e), Section 6.04(f) and

Section 6.04(p) and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations of the applicable Subsidiary if, and on the same terms as, the Indebtedness so Guaranteed is subordinated to the Secured Obligations;

(e)                               Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this paragraph (e) shall not exceed $100,000,000 at any time outstanding;

(f)                                Indebtedness which represents an extension, refinancing, replacement or renewal of any of the Indebtedness described in paragraphs (b), (e), (i), (j), (k), (l), (n) and (q) of this Section 6.01; provided that, unless otherwise expressly permitted by this Section 6.01, (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, replaced or renewed, (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party or any of their respective Subsidiaries, (iii) no Loan Party or Subsidiary of any Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto (except as would otherwise be permitted pursuant to clause (d) above), (iv) such extension, refinancing, replacement or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced, replaced or renewed and (v) if the Indebtedness that is refinanced, replaced, renewed, or extended was subordinated in right of payment to the Secured Obligations, then the terms and conditions of the refinancing, replacement, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, replaced, renewed, or extended Indebtedness;

(g)                              Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, or obligations in respect of letters of credit, bankers’ acceptances or guarantees or similar instruments in favor of such Person, in each case incurred in the ordinary course of business;

(h)                              Indebtedness of any Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, custom broker bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

(i)                                  Indebtedness of the Company or any other US Loan Party; provided that both immediately before and immediately after giving pro forma effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such Indebtedness is to be incurred, calculated on a Pro Forma Basis, shall be at least 1.25 to 1.00); provided further that the aggregate principal amount of Indebtedness permitted by this paragraph (i) shall not exceed $100,000,000 at any one time outstanding;

(j)                                  Indebtedness of Foreign Subsidiaries that are not Loan Parties; provided that the aggregate principal amount of Indebtedness permitted by this paragraph (j) shall not exceed $50,000,000 at any time outstanding;

(k)                              Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this paragraph (k) shall not exceed $50,000,000 at any time outstanding;

(l)                                  the 2011 Notes, any Additional Notes and any other Trademark Secured Debt in an aggregate amount with respect to this clause (l) not to exceed $500,000,000 at any one time outstanding;

(m)                          Capital Lease Obligations in connection with sale and leaseback transactions permitted pursuant to Section 6.11;

(n)                              Indebtedness in respect of the Existing Convertible Notes;

(o)                              other unsecured Indebtedness; provided the aggregate principal amount of all Indebtedness permitted by this paragraph (o) shall not exceed $150,000,000 at any time outstanding;

(p)                              unsecured Guarantees permitted by Section 6.04(r); and

(q)                              other unsecured Indebtedness; provided that both immediately before and immediately after giving pro forma effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) either (x)(1) Aggregate Availability shall have been at least the greater of (A) 17.5% of the lesser of the Aggregate Borrowing Base and the Commitments then in effect and (B) $57,500,000, for the three-month period ending on the date of the incurrence of such Indebtedness and (2) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such Indebtedness is to be incurred, calculated on a Pro Forma Basis, shall be at least 1.05 to 1.00 or (y) Aggregate Availability shall have been at least the greater of (A) 22.5% of the lesser of the Aggregate Borrowing Base and the Commitments then in effect and (B) $75,000,000, for the three-month period ending on the date of the incurrence of such Indebtedness.

SECTION 6.02                   Liens.  No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)                               Liens created pursuant to any Loan Document;

(b)                              Permitted Encumbrances;

(c)                               any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and set forth on Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except to the extent permitted by clause (f) of Section 6.01;

(d)                             Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;

(e)                               any Lien existing on any property or asset (other than Accounts and Inventory) prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset (other than Accounts and Inventory) of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Borrower or Subsidiary, or any other Borrower or Subsidiary, as the case may be, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except to the extent permitted by clause (f) of Section 6.01;

(f)                                Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon or (ii) in favor of a banking institution or securities intermediary arising as a matter of law, encumbering amounts credited to deposit or securities accounts (including the right of set-off) and which are within the general parameters customary in the banking industry;

(g)                              Liens arising out of sale and leaseback transactions permitted pursuant to Section 6.11;

(h)                              Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness or other obligations owed by such Subsidiary;

(i)                                  Liens securing Indebtedness permitted by Section 6.01(i) in an aggregate amount not to exceed $100,000,000 at any time outstanding;

(j)                                  Liens securing Indebtedness permitted by Section 6.01(j); provided that such Lien shall only apply to the property of the applicable Foreign Subsidiary;

(k)                              Liens not otherwise permitted by this Section 6.02 so long as (i) neither (A) the aggregate outstanding principal amount of the obligations secured thereby nor (B) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrowers and all Subsidiaries) $25,000,000 at any one time and (ii) such Liens do not cover any Collateral other than any non-consensual Liens arising by operation of law;

(l)                                  Liens on Trademarks of the US Loan Parties (and Liens on any License granting a right to use such Trademark) securing Indebtedness of the Company or any other US Loan Party permitted pursuant to Section 6.01 (the “Trademark Secured Debt”); provided that (x) the Net Proceeds received by the Company and its Subsidiaries in connection with such Indebtedness shall be used to prepay the Loans in accordance with Section 2.11(c), (y) such Liens may be first priority Liens so long as such Trademarks and any such License shall be subject to a second priority perfected security interest in favor of the applicable Collateral Agent (for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks) and such Liens shall be subject to the Notes Intercreditor Agreement or another intercreditor agreement reasonably satisfactory to the Administrative Agent and (y) the Administrative Agent and the applicable Collateral Agents shall have been granted a non-exclusive royalty free license with respect to such Trademarks to the extent any such Trademarks are used in connection with any Collateral;

(m)                          Liens on the Collateral (the “Permitted Second Priority Liens”) securing the 2011 Notes, the 2012 Add-On Notes and any other Trademark Secured Debt and extensions, renewals and replacements thereof to the extent permitted by clause (f) of Section 6.01; provided that (w) the Net Proceeds received by the Company and its Subsidiaries in connection with such Indebtedness shall be used to prepay the Loans in accordance with Section 2.11(c), (x) such Indebtedness shall not have a final maturity date that is earlier than the Maturity Date, (y) such Liens (other than the Liens upon Trademarks and Liens on any License granting a right to use such Trademarks referred to in clause (l) above) shall be junior to the liens granted pursuant to the Loan Documents to the applicable Collateral Agent, for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, and shall be subject to the Notes Intercreditor Agreement or another intercreditor agreement reasonably satisfactory to the Administrative Agent and (z) the applicable Collateral Agent(s) shall have been granted a second priority perfected Lien, for the benefit of the Agents, the applicable Lenders and the applicable Issuing Banks, in any collateral securing such Indebtedness that does not otherwise constitute Collateral;

(n)                              Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to operating leases entered into by any Borrower or any Subsidiary in the ordinary course of business;

(o)                              Liens attaching solely to cash earnest money or similar deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;

(p)                              Liens arising from precautionary Uniform Commercial Code financing statement filings with respect to consignments entered into by any Borrower or any Subsidiary in the ordinary course of business, provided that such Liens extend solely to the assets subject to such consignments;

(q)                              Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business so long as such Liens attach only to the imported goods;

(r)                                 Liens on assets of Non-Loan Parties securing obligations of Non-Loan Parties that are not in respect of Indebtedness, arising in the ordinary course of business.

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s (i) Accounts, other than those permitted under clause (a) of the definition of Permitted Encumbrance and clauses (a) and (m) above, (ii) Inventory, other than those permitted under clauses (a) and (b) of the definition of Permitted Encumbrance and clauses (a) and (m) above, (iii) the Ohio Property, the Global Headquarters or any other real property subject to a Mortgage, other than those permitted under clauses (a), (b) and (f) of the definition of Permitted Encumbrance and clauses (a), (g) and (m) above, (iv) Trademarks of the US Loan Parties, other than those permitted under clause (a) and (h) of the definition of Permitted Encumbrance and clauses (a), (l) and (m) above.  Notwithstanding anything to the contrary contained in this Agreement or any Collateral Document (including any provision for, reference to, or acknowledgement of, any Lien or Permitted Lien), nothing herein and no approval by the Administrative Agent, any Collateral Agent or the Lenders of any Lien or Permitted Lien (whether such approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Administrative Agent, any Collateral Agent or the Lenders of any security interest or other right, interest or Lien in or to the Collateral or any part thereof in favor of any Lien or Permitted Lien or any holder of any Lien or Permitted Lien.

SECTION 6.03                   Fundamental Changes.  (a)  No Loan Party will, nor will it permit any of its Subsidiaries to, amalgamate with, merge into or consolidate with any other Person, or permit any other Person to amalgamate with, merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Subsidiary of a Borrower may merge or amalgamate into a Borrower in a transaction in which such Borrower continues or is the surviving entity and assumes all obligations of such Borrower under the Loan Documents, (ii) any Subsidiary may merge or amalgamate into or with any Loan Party (other than the Borrower) in a transaction in which a Loan Party continues or is the surviving entity and assumes all obligations of the Loan Party under the Loan Documents, (iii) any Subsidiary may transfer its assets to a Loan Party and any Non-Loan Party may transfer its assets to a Non-Loan Party, (iv) any Subsidiary may liquidate or dissolve if (x) the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and (y) in connection with any such dissolution of a Loan Party, all of the material assets of such Loan Party are transferred to another Loan Party (it being understood that any transfer of assets to an entity that is not a Loan Party must be separately permitted pursuant to Section 6.04), (v) any Non-Loan Party may merge into, amalgamate with or consolidate with, another Non-Loan Party; provided that any such merger, amalgamation or consolidation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger, amalgamation or consolidation shall not be permitted unless also permitted by

Section 6.04 and (vi) any Subsidiary (other than any Borrower) may effect any investment permitted by Section 6.04 by means of a merger, consolidation or amalgamation of or with the Person that is the subject of such investment with any Subsidiary (other than any Borrower) (provided that, in the case of a merger, consolidation or amalgamation with any Loan Party, the Loan Party is the surviving entity).

(b)                              No Loan Party will, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by the Company and its Subsidiaries on the Effective Date and businesses reasonably related or incidental thereto (including the provision of services).

SECTION 6.04                   Investments, Loans, Advances, Guarantees and Acquisitions.  No Loan Party will, nor will it permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger or amalgamation) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger, amalgamation or otherwise), except:

(a)                               Permitted Investments (and Investments that were Permitted Investments when made), subject to, in the case of Loan Parties, control agreements in favor of the applicable Collateral Agent (in each case for the benefit of the applicable Agents, the applicable Lenders and the applicable Issuing Banks) or otherwise subject to a perfected security interest in favor of the applicable Collateral Agent (in each case for the benefit of the applicable Agents, the applicable Lenders and the applicable Issuing Banks);

(b)                              investments (and commitments (including consummation of any “put” arrangement in connection therewith) in respect thereof) in existence on the date of this Agreement and described on Schedule 6.04 and renewals, replacements and extensions thereof;

(c)                               investments by the Loan Parties and their Subsidiaries in Equity Interests in their respective Subsidiaries; provided that in the case of any investments made pursuant to this paragraph (c) after the Effective Date by Loan Parties in Subsidiaries that are not Loan Parties, both immediately before and immediately after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such investment is to occur shall be at least 1.25 to 1.00 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time) and (iii) no Level 3 Minimum Aggregate Availability Period shall be in effect;

(d)                             loans or advances made by (i) any Borrower to any Subsidiary or any other Borrower or (ii) any Subsidiary to any Borrower or any other Subsidiary, provided that in the case of any loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties, both immediately before and immediately after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Fixed Charge

Coverage Ratio for the Test Period in effect at the time such investment is to occur shall be at least 1.25 to 1.00 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time) and (iii) no Level 3 Minimum Aggregate Availability Period shall be in effect;

(e)                               Guarantees constituting Indebtedness permitted by Section 6.01; provided that in the case of any Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party, both immediately before and immediately after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such investment is to occur shall be at least 1.25 to 1.00 (determined on a Pro Forma Basis in respect of the Test Period in effect at such time) and (iii) no Level 3 Minimum Aggregate Availability Period shall be in effect;

(f)                                investments made by any Loan Party in any Subsidiary that is not a Loan Party of the types described in paragraphs (c), (d) and (e) of this Section 6.04; provided that both immediately before and after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) no Level 3 Minimum Aggregate Availability Period shall be in effect; provided further that the aggregate principal amount of all investments permitted by this paragraph (f) shall not exceed $50,000,000 at any time outstanding;

(g)                              investments (including loans and advances) made by any Loan Party in any Subsidiary that is not a Loan Party; provided that (i) such investments are made in the ordinary course of business in connection with the Company’s and its Subsidiaries’ cash management systems and (ii) both immediately before and immediately after giving pro forma effect thereto, (x) no Default or Event of Default shall have occurred and be continuing and (y) no Level 3 Minimum Aggregate Availability Period shall be in effect.

(h)                              loans or advances made by any Loan Party and the Subsidiaries to their employees on an arms’-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $5,000,000 in the aggregate at any time outstanding;

(i)                                  subject to the applicable provisions of any Security Agreements (including Sections 4.2(a) and 4.4 of the US Security Agreement and Sections 4.2(a) and 4.4 of the Canadian Security Agreement, and any comparable provision of any UK Security Agreement), (i) notes payable, or stock or other securities issued by Account Debtors to any Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, consistent with past practices and (ii) notes payable, or stock or other securities acquired by any Loan Party or any Subsidiary in exchange for any other investment or Accounts in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such investment was made;

(j)                                  investments in the form of Swap Agreements permitted by Section 6.06;

(k)                              investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges or amalgamates with a Borrower or any Subsidiary (including in connection with a Permitted Acquisition), so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation, merger or amalgamation;

(l)                                  investments received in connection with the dispositions of assets permitted by Section 6.05;

(m)                          investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;

(n)                              Guarantees by the Company or any of its Subsidiaries of leases (other than Capital Leases) or of other obligations of the Company or any of its Subsidiaries that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(o)                              investments in KS China Co., Limited; provided that both immediately before and immediately after giving pro forma effect thereto no Default or Event of Default shall have occurred and be continuing; provided, further that the aggregate principal amount of all investments made pursuant to this paragraph (o) shall not exceed $5,000,000;

(p)                              Permitted Acquisitions and other investments; provided that both immediately before and immediately after giving pro forma effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Aggregate Availability shall have been at least the greater of (x) 20% of the lesser of the Aggregate Borrowing Base and the Commitments then in effect and (y) $65,000,000, for the three-month period ending on the date of the consummation of such Permitted Acquisition or investment;

(q)                              unsecured Guarantees by the Company or any Subsidiary of obligations pursuant to leases assigned to third parties pursuant to Section 6.05(m), entered into in the ordinary course of business;

(r)                                 purchases of additional Equity Interests in KS China Co., Limited (such Equity Interests, the “Acquired Kate Spade China JV Interests”) pursuant to Article 6 of the Kate Spade China JV Agreement in an aggregate amount not to exceed $15,000,000 and any unsecured Guarantee by the Company or any of its Subsidiaries in respect thereof; provided that in the case of any purchases made or any Guarantee performed pursuant to this paragraph (r), both immediately before and immediately after giving pro forma effect to such purchase or performance, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company is not subject to a Level 2 Minimum Aggregate Availability Period;

(s)                                investments in one or more joint ventures organized under the laws of one or more jurisdictions in South Asia or Southeast Asia for the Kate Spade business; provided that both immediately before and immediately after giving pro forma effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company is not subject to a Level 2 Minimum Aggregate Availability Period; provided, further that the aggregate principal amount of all investments made pursuant to this paragraph (s) shall not exceed $15,000,000;

(t)                                 investments in a joint venture organized under the laws of Hong Kong for the Juicy Couture business; provided that both immediately before and immediately after giving pro forma effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company is not subject to a Level 2 Minimum Aggregate Availability Period; provided, further that the aggregate principal amount of all investments made pursuant to this paragraph (t) shall not exceed $12,000,000; and

(u)                              acquisition of the distribution business of Globalluxe Limited and its subsidiaries in Southeast Asia with respect to the distribution of handbags, small leather goods, and other fashion products and accessories under the “Kate Spade New York®”, “Kate Spade Saturday®” and “Kate Spade®” trademarks in Southeast Asia pursuant to the Globalluxe Purchase Agreements for aggregate consideration not to exceed $35,000,000; provided that both immediately before and immediately after giving pro forma effect thereto (i) no Default or Event of Default shall have occurred and be continuing and (ii) the Company is not subject to a Level 2 Minimum Aggregate Availability Period;

provided that (i) in the event that any investment, loan or advance is made in any Person through substantially concurrent interim transfers of any amount through one or more other Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of this Section 6.04 and (ii) the amount of any investment shall be the amount initially invested, without adjustment for subsequent increases or decreases in the value of such investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such investment.

SECTION 6.05                   Asset Sales.  No Loan Party will, nor will it permit any of its Subsidiaries to, sell, transfer, assign, lease or otherwise dispose of any asset, rights, or properties, including any Equity Interest owned by it, nor will any Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.04), except:

(a)                               sales, transfers and dispositions of (i) inventory in the ordinary course of business and (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business;

(b)                              sales, transfers and dispositions to any Borrower or any Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.08 and 6.04;

(c)                               sales, transfers and dispositions of accounts receivable (i) in connection with the compromise, settlement or collection thereof (including to credit insurers) or (ii) pursuant to the Kohl PrimeRevenue Program and other similar arrangements reasonably acceptable to the Administrative Agent;

(d)                             sales, transfers and dispositions of investments permitted by clauses (g), (i) and (j) of Section 6.04;

(e)                               sale and leaseback transactions permitted pursuant to Section 6.11; provided that the Net Proceeds received from any such sale and lease back referred to in clause (b) thereof are used to prepay the Loans in accordance with Section 2.11(c)

(f)                                dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;

(g)                              sales, transfers and other dispositions of assets that are not permitted by any other paragraph of this Section; provided that (i) the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) shall not exceed an amount equal to 15% of Total Assets and (ii) the Net Proceeds received from any such sales, transfers or other dispositions are used to prepay Loans in accordance with Section 2.11(c);

(h)                              licenses of Intellectual Property entered into by the Company or a Subsidiary in the ordinary course of business;

(i)                                  Restricted Payments permitted by Section 6.07;

(j)                                  dispositions of cash and Permitted Investments in the ordinary course of business or in connection with a transaction otherwise permitted under this Agreement;

(k)                              dispositions of cash and property permitted by Section 6.04(g);

(l)                                  the sale of the Global Headquarters or the Ohio Property; provided, in each case, that the Net Proceeds received from any such sale are used to prepay the Loans in accordance with Section 2.11(c);

(m)                          the sale, transfer or assignment of leased real property, together with fixtures and equipment located on such real property, in each case in connection with store closures in the ordinary course of business;

(n)                              sales, transfers, licenses and other dispositions of assets that constitute Notes Priority Collateral as permitted by and in accordance with any Notes Documentation governing Indebtedness intended or purported to be secured by a first priority lien on such Notes Priority Collateral, so long as the applicable purchaser has acknowledged and consented to the non-exclusive, royalty-free license granted to the US Collateral Agent with respect to any Trademarks constituting Notes Priority Collateral to the extent any such Trademarks are used in connection with any Collateral;

(o)                              the sale, transfer or other disposition of all or any portion of the Equity Interests of the Mexx JV held by any Loan Party or any Subsidiary either (i) pursuant to and in accordance with Section 4.1 or 4.2 of the Mexx JV Agreement, (ii) in another transaction permitted under the Mexx JV Agreement or (iii) pursuant to another agreement with the other joint venture partners in the Mexx JV; and

(p)                              the lease or sublease of real property in the ordinary course of business if circumstances reasonably warrant such lease or sublease; provided such lease or sublease does not constitute a sale and leaseback transaction;

(q)                              subject to additional limitations on amendments or modifications of agreements set forth herein, the termination, amendment or modification of agreements in the ordinary course of business consistent with past practice or that the Company has reasonably determined in good faith is in the best interests of the Loan Parties and their Subsidiaries, provided that such terminations, amendments or modifications could not reasonably be expected to result in a Material Adverse Effect;

(r)                                 dispositions of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture agreements and similar binding agreements;

(s)                                the unwinding of any Swap Agreement pursuant to its terms;

(t)                                 the lapse or abandonment in the ordinary course of business of any immaterial Intellectual Property;

provided that all sales, transfers, leases and other dispositions permitted hereby permitted by paragraphs (b) (to the extent the applicable transaction is not solely among Loan Parties), (e), (g), (h), (i), (j), (k), (l), (m), (n), (o)(ii) and (iii), (p) and (r) above shall be made for fair value and (other than with respect to clause (m)) for at least 75% cash consideration.

SECTION 6.06                   Swap Agreements.  No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Subsidiary of the Company), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary.

SECTION 6.07                   Restricted Payments; Certain Payments of Indebtedness.  (a)  No Loan Party will, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except

(i)                                  each Loan Party and its Subsidiaries may declare and pay dividends or other distributions with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock;

(ii)                              Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(iii)                          the Company may make payments required to be made pursuant to the Permitted Company Deferral Plan;

(iv)                          the Company may make Restricted Payments, not exceeding $5,000,000 during any fiscal year, pursuant to and in accordance with equity incentive plans or other benefit plans for management or employees of the Company and the Subsidiaries and for deceased and terminated employees and present and former directors (including from their estates); and

(v)                              the Company may make Restricted Payments (including in cash) so long as, both immediately before and immediately after giving pro forma effect thereto, (a) no Default or Event of Default shall have occurred and be continuing and (b) either (x)(1) Aggregate Availability shall have been at least the greater of (A) 17.5% of the lesser of the Aggregate Borrowing Base and the Commitments then in effect and (B) $57,500,000, for the three-month period ending on the date such Restricted Payment is made and (2) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such payment is to occur, calculated on a Pro Forma Basis, shall be at least 1.05 to 1.00 or (y) Aggregate Availability shall have been at least the greater of (A) 22.5% of the lesser of the Aggregate Borrowing Base and the Commitments then in effect and (B) $75,000,000, for the three-month period ending on the date such Restricted Payment is made;

(vi)                          the Company may make Restricted Payments (including in cash); provided that the aggregate principal amount of all Restricted Payments permitted by this paragraph (vi) shall not exceed $15,000,000 in any fiscal year of the Company.

(b)                              No Loan Party will, nor will it permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(A)                          payment of Indebtedness created under the Loan Documents;

(B)                           payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than (x) payments in respect of any Subordinated Indebtedness prohibited by the subordination provisions thereof (including, for the avoidance of doubt, except as provided pursuant to clause (G) below, any Intercompany Services Receivable) and (y) payments or repayments of any kind which result in a breach of Section 5.14 (Financial Assistance), including but not limited to any payments (including interest) or repayments with respect to the 2011 Notes with the proceeds (directly or indirectly) of any Borrowings hereunder by the Canadian Borrower or the UK Borrower;

(C)                           refinancings, replacements and renewals of Indebtedness to the extent permitted by Section 6.01;

(D)                          payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(E)                            payment of Indebtedness owed to the Company or any Loan Party;

(F)                             payment of Indebtedness owed by Non-Loan Parties to Loan Parties or Non-Loan Parties;

(G)                          payments to any Non-Loan Party in respect of any Intercompany Services Receivable, in each case, the proceeds of which shall be used to pay (i) the applicable payee’s operating costs and expenses and other corporate overhead costs and expenses which are reasonable and customary, in each case incurred in the ordinary course of business, consistent with past practice, (ii) franchise and excise taxes and other fees, taxes and expenses required to maintain such payee’s corporate existence, (iii) customary salary, bonus and other benefits payable to officers and employees of such payee, consistent with past practice or (iv) taxes that are due and payable by such payee;

(H)                          payment of the cash portion of the settlement amount required to be paid to any holder of Existing Convertible Notes upon the conversion thereof in accordance with the terms of the Existing Convertible Note Documents; provided that both immediately before and immediately after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing;

(I)                                other payments in respect of Indebtedness; provided (i) that both immediately before and immediately after giving pro forma effect thereto, (x) no Default or Event of Default shall have occurred and be continuing and (y) either (1)(a) Aggregate Availability shall have been at least the greater of (A) 17.5% of the lesser of the Aggregate Borrowing Base and the Commitments then in effect and (B) $57,500,000, for the three-month period ending on the date such payment is made and (b) the Fixed Charge Coverage Ratio for the Test Period in effect at the time such payment is to occur, calculated on a Pro Forma Basis, shall be at least 1.05 to 1.00 or (2) Aggregate Availability shall have been at least the greater of (A) 22.5% of the lesser of the Aggregate Borrowing Base and the Commitments then in effect and (B) $75,000,000, for the three-month period ending on the date such payment is made and (ii) in no event shall any payments or repayments of any kind be made with respect to any 2011 Notes with proceeds of UK Loans or Canadian Loans hereunder;

(J)                                conversion of the Existing Convertible Notes into equity in accordance with the terms of the Existing Convertible Note Documents; and

(K)                          other payments in respect of Indebtedness; provided that the aggregate principal amount of all payments permitted by this paragraph (K) shall not exceed $15,000,000 in any fiscal year of the Company.

SECTION 6.08                   Transactions with Affiliates.  No Loan Party will, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among any Borrower and any Subsidiary not involving any other Affiliate, (c) any loans, advances, Guarantees and other investments permitted by Section 6.04(c), (d) or (e), (d) any Indebtedness permitted under Section 6.01(c) or (d), (e) any Restricted Payment permitted by Section 6.07, (f) loans or advances to employees permitted under Section 6.04, (g) the payment of reasonable fees to directors of any Borrower or any Subsidiary who are not employees of such Borrower or Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Subsidiaries in the ordinary course of business, (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options, equity incentive and stock ownership plans approved by a Borrower’s or Subsidiary’s board of directors and (i) transactions contemplated in any Kate Spade China Distribution Agreement or Section 4.10(d) of the Kate Spade China JV Agreement or any similar joint venture transaction (or similar distribution arrangement in connection therewith) that the board of directors of the Company determines in good faith is in the best interest of the Company, in each case, in respect of products sold, services rendered or Intellectual Property licensed, in each case by the Company or any of its Subsidiaries to KS China Co., Limited, such similar joint venture or any of their respective subsidiaries.

SECTION 6.09                   Restrictive Agreements.  No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its material (individually or in the aggregate) property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to any Borrower or any other Subsidiary or to Guarantee Indebtedness of any Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions imposed on the Loan Parties existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale or other disposition of a Subsidiary or assets pending such sale or other disposition, provided that such restrictions and conditions apply only to the Subsidiary or assets that is to be sold or disposed of and such sale or other disposition is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Liens permitted by this Agreement if such restrictions or conditions apply only to the property or assets subject to such Lien, (v) clause (a) of the foregoing shall not apply to restrictions on the pledge of Equity Interests in (A) KS China Co., Limited pursuant to the Kate Spade China JV Agreement, (B) the Mexx JV pursuant to the Mexx JV Agreement or (C) any other joint venture imposed by the applicable joint venture agreement, (vi) clause (a) of the foregoing shall not apply to customary restrictions set forth in license agreements in the ordinary course of business so long as such provisions do not prohibit, restrict or impose any condition upon the ability of such Loan Party or any of its Subsidiaries to (x) create, incur or permit to exist Liens upon its property or assets in favor of any Agent, for the benefit of the applicable Lenders and Issuing Banks or (y) dispose of the Collateral or restrict any Agent’s method and price for disposing of Collateral, (vii) the foregoing shall not apply to the restrictions and conditions imposed by the Notes Documentation (or any extension, amendment, modification, refinancing, replacement or renewal thereof that does not expand the scope of any such restriction or condition in any material respect) so long as such provisions do not prohibit, restrict or impose any condition upon (x) the ability of any Loan Party to create, incur or permit to exist Liens upon its property or assets in favor of any Agent, for the benefit of the applicable Lenders and Issuing Banks under the Loan Documents (except to require a similar Lien on such property or assets that is permitted under Section 6.02(l) and (m) and is subject to the Notes Intercreditor Agreement), (y) the ability of any Subsidiary to (A) make dividends or distributions to the Company or any Guarantor or to otherwise transfer property to or invest in the Company or any Guarantor or (B) Guarantee the Obligations or Secured Obligations hereunder, (viii) the foregoing shall not apply to (x) restrictions and conditions binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such restrictions or conditions were not entered into in contemplation of such Person becoming a Subsidiary and (y) any amendment, modification or renewal of a restriction permitted by clause (vi)(x) or any agreement evidencing such restriction or condition so long as such amendment, modification or renewal does not expand the scope of such restriction or condition and (ix) the foregoing clause (a) shall not apply to customary provisions in leases or subleases that prohibit the granting of Liens on fixtures that attach to the real property that is subject to such lease.

SECTION 6.10                   Amendment of Material Documents.  No Loan Party will, nor will it permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, the Notes Documentation or any Indebtedness permitted pursuant to Section 6.01(i) or (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, in the case of each of clause (a) and (b) to the extent any such amendment, modification or waiver would be materially adverse to the Lenders.

SECTION 6.11                   Sale and Leaseback Transaction.  No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Company or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is either (a) consummated within 90 days after the Company or such Subsidiary acquires or completes the construction of such fixed or capital asset or (b) a sale and leaseback of the Global Headquarters or the Ohio Property on terms reasonably satisfactory to the Administrative Agent;

provided, in the case if this clause (b), that the Net Proceeds received from such sale and leaseback are used to prepay the Loans in accordance with Section 2.11(c).

SECTION 6.12                   Changes in Fiscal Periods.  No Loan Party will, nor will it permit any Subsidiary to, permit the fiscal year of such Loan Party to end on a day other than (x) December 31, with respect to the UK Loan Parties, or (y) the Saturday closest to December 31, with respect to all other Loan Parties, or change the Company’s method of determining fiscal quarters or fiscal months; provided that the Company may, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), change its fiscal year end once during the term of this Agreement to the Saturday closest to the end of any calendar month.

SECTION 6.13                   Fixed Charge Coverage Ratio.  At any time that Aggregate Availability falls below 10% of the Commitments then in effect, the Company shall not permit the Fixed Charge Coverage Ratio to be less than 1.00 to 1.00.

SECTION 6.14                   Canadian Pension Plans.  No Loan Party will, nor will it permit any of its Subsidiaries to, (i) contribute to or assume an obligation to contribute to any new Canadian Pension Plan with a “defined benefit provision” as such term is defined in S. 147.1(1) of the Income Tax Act (other than  a Canadian multi-employer pension plan) (a “Canadian DB Plan”), (ii) acquire an interest in any Person if such Person sponsors, maintains or contributes to, or has any liability with respect to, a Canadian DB Plan, or (iii) wind-up any Canadian DB Plan, in whole or in part, unless the Loan Party has obtained written advice from the actuary for such plan that the plan (or part thereof in the case of a partial wind up) is fully funded or has an unfunded liability of no more than $1 million at the effective date of the wind up.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)                               a Borrower shall fail to pay any principal of any Loan owing by it or any reimbursement obligation owing by it in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                              a Borrower shall fail to pay any interest on any Loan owing by it or any fee or any other amount owing by it (other than an amount referred to in paragraph (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)                               any representation or warranty made or deemed made by or on behalf of any Loan Party or any Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any respect when made or deemed made (or in any material respect if such representation or warranty is not by its terms already qualified as to materiality);

(d)                             any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to a Loan Party’s existence), 5.08 or in Article VI or Section 4.1(d), 4.1(e), 4.1(f), 4.4, 4.6, 4.10, 4.13, 4.14 or 4.16 or Article VII of the US Security Agreement or the Canadian Security Agreement;

(e)                               any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those which constitute a default under another Section of this Article), and such failure shall continue unremedied (i) for a period of five days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of Section 5.01, 5.02(other than Section 5.02(a)), 5.03 (other than with respect to a Loan Party’s existence) through 5.07, 5.09, 5.10 or 5.12 of this Agreement or Section 4.1(g) of the US Security Agreement, (ii) for a period of 15 days after the earlier of any Loan Party’s knowledge of such breach or notice thereof from the Administrative Agent (which notice will be given at the request of any Lender) if such breach relates to terms or provisions of any other Section of this Agreement or any other Loan Document or (iii) for a period beyond any period of grace (if any) provided in such other Loan Document.

(f)                                any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable subject to any applicable grace periods;

(g)                              any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)                              (i)  an involuntary proceeding (including the filing of any notice of intention in respect thereof) shall be commenced or an involuntary petition shall be filed seeking (A) bankruptcy, liquidation, winding-up, dissolution, reorganization, examination, suspension of general operations or other relief in respect of a Loan Party or any Subsidiary of a Loan Party (in each case, other than any UK Group Member) or its debts, or of a substantial part of its assets, under any Insolvency Law now or hereafter in effect, (B) the composition, rescheduling, reorganization, examination, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations of any Loan Party or any Subsidiary of a Loan Party (in each case, other than a UK Group Member), (C) the appointment of a receiver, interim receiver, receiver and manager, liquidator, provisional liquidator, administrator, examiner, trustee, custodian, sequestrator, conservator, examiner, agent or similar official for any Loan Party or any Subsidiary of a Loan Party (in each case, other than a UK

Group Member) or for any substantial part of its assets or (D) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over any substantial part of the assets of any Loan Party or any Subsidiary of a Loan Party (in each case, other than a UK Group Member) and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(ii)                              any corporate action, legal proceedings or other procedure or step is taken in relation to:

(A)                          the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, examinership or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of any UK Group Member (but excluding any voluntary winding up or solvent reorganization or liquidation permitted under this Agreement or any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement);

(B)                           a composition, compromise, assignment or arrangement with any class or classes of creditor of any UK Group Member by reason of actual or anticipated financial difficulties;

(C)                           the appointment of a liquidator, receiver, administrative receiver, administrator, examiner, compulsory manager or other similar officer in respect of any UK Group Member or any of its assets (but excluding any voluntary winding up or solvent reorganization or liquidation permitted under this Agreement); or

(D)                          enforcement of any Lien over any assets of any UK Group Member,

or any analogous procedure or step is taken with respect to any UK Group Member or its assets in any applicable jurisdiction;

(iii)                          any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a UK Group Member having an aggregate value of $10,000,000 and is not discharged within 30 days;

(i)                                  (i)  any Loan Party or any Material Subsidiary of a Loan Party (in each case, other than a UK Group Member) shall (A) voluntarily commence any proceeding, file any petition, pass any resolution or make any application seeking liquidation, reorganization, administration or other relief under any Insolvency Law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (C) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, custodian, sequestrator, administrator, examiner, conservator or similar official for such Loan Party or any such Material Subsidiary of a Loan Party or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;

(ii)                              any UK Group Member is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness; or

(iii)                          a moratorium is declared in respect of any indebtedness of any UK Group Member (if a moratorium occurs, the ending of the moratorium will not cure any Event of Default caused by that moratorium).

(j)                                  any Loan Party or any Subsidiary of a Loan Party (in each case, other than a UK Group Member) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                              one or more judgments for the payment of money in an aggregate amount in excess of $40,000,000 (to the extent not covered by insurance as to which the relevant insurance company has acknowledged coverage) shall be rendered against any Loan Party, any Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment or any Loan Party or any Subsidiary of any Loan Party shall fail within 30 days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal by proper proceedings diligently pursued;

(l)                                  (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan, (iii) the PBGC shall institute proceedings to terminate any Pension Plan, (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (l) through (l) above, such event or condition, together with all other such events or conditions, if any, could, in the opinion of the Required Lenders, reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

(m)                          a Change in Control shall occur;

(n)                              the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;

(o)                              any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document;

(p)                              any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms); or

(q)                              (i) the Notes Intercreditor Agreement shall cease to be in full force and effect (other than in accordance with its terms) or (ii) the Liens on the Collateral (other than the Notes Priority Collateral intended or purporting to secure any Trademark Secured Debt on a first priority basis) securing any obligations under the Notes Documentation shall cease, for any reason, to be validly subordinated to the Liens on the Collateral (other than such Notes Priority Collateral) securing the Secured Obligations, or any Loan Party or any Affiliate of any Loan Party shall assert any of the foregoing;

then, and in every such event (other than an event with respect to any Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to a Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.  Upon the occurrence and the continuance of an Event of Default, the Administrative Agent, the Canadian Administrative Agent, the European Administrative Agent and each Collateral Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to it under the Loan Documents or at law or equity, including all remedies provided under the UCC and the PPSA.

ARTICLE VIII

THE ADMINISTRATIVE AGENT, THE EUROPEAN ADMINISTRATIVE AGENT, THE CANADIAN ADMINISTRATIVE AGENT AND THE COLLATERAL AGENTS

(a)                               Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and each Collateral Agent, each of them individually as its agent and authorizes the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and each Collateral Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b)                              Any bank serving as the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or a Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or a Collateral Agent, and such bank and its Affiliates may accept deposits from, lend money to, invest in and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or a Collateral Agent hereunder.

(c)                               Neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent nor any Collateral Agent shall have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent nor any Collateral Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent nor any Collateral Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent nor any Collateral Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Collateral Agent or any of its Affiliates in any capacity.  Neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent nor any Collateral Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  Neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent nor any Collateral Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower Representative or a Lender, and neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent nor any Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the adequacy, accuracy or completeness of any information (whether oral or written) set forth or in connection with any Loan Document, (v) the legality, validity, enforceability, effectiveness, adequacy or genuineness of any Loan Document or any other agreement, instrument or document, (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vii) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or any Collateral Agent.

(d)                             The Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and each Collateral Agent shall each be entitled to rely upon, and shall not incur any liability for relying upon, (i) any representation, notice, request, certificate, consent, statement, instrument, document or other writing or communication believed by it to be genuine, correct and to have been authorized, signed or sent by the proper Person, (ii) any statement made to it orally or by telephone and believed by it to be made or authorized by the proper Person or (iii) any statement made by a director, authorized signatory or employee of any Person regarding any matters which may reasonably be assumed to be within his or her knowledge or within his or her power to verify.  The Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and each Collateral Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)                               The Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and each Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent or each Collateral Agent, as the case may be.  The Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and each Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and each Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and each Collateral Agent, as the case may be.

(f)                                Subject to the appointment and acceptance of a successor Administrative Agent, European Administrative Agent, the Canadian Administrative Agent or Collateral Agent,

as the case may be, as provided in this paragraph, the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent and each Collateral Agent, may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower Representative.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor (which shall, (x) in the case of the European Collateral Agent only, be an Affiliate of the Administrative Agent acting through an office in the United Kingdom and (y) in the case of the Canadian Administrative Agent only, be an Affiliate of the Administrative Agent acting through a branch or an office in Canada).  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint its successor in such capacity, which shall be a commercial bank or an Affiliate of any such commercial bank or a Lender (and (x) in the case of the European Collateral Agent only, be an Affiliate of the Administrative Agent acting through an office in the United Kingdom and (y) in the case of the Canadian Collateral Agent only, be an Affiliate of the Administrative Agent acting through an office in Canada).  Upon the acceptance of its appointment as Administrative Agent, European Administrative Agent, Canadian Administrative Agent or a Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring Administrative Agent, European Administrative Agent, Canadian Administrative Agent or Collateral Agent, and the retiring Administrative Agent, European Administrative Agent, Canadian Administrative Agent or Collateral Agent shall be discharged from its duties and any further obligations hereunder.  The retiring Administrative Agent, European Administrative Agent, Canadian Administrative Agent or Collateral Agent shall, at its own cost, make available to the successor Administrative Agent, European Administrative Agent, Canadian Administrative Agent or Collateral Agent any documents and records and provide any assistance which the successor Administrative Agent, European Administrative Agent, Canadian Administrative Agent or Collateral Agent may reasonably request for the purposes of performing its functions as Administrative Agent, European Administrative Agent, Canadian Administrative Agent or Collateral Agent under the Loan Documents.  The fees payable by the Borrowers to a successor Administrative Agent, European Administrative Agent, Canadian Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor.  After the Administrative Agent’s, European Administrative Agent’s, Canadian Administrative Agent’s or Collateral Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent, European Administrative Agent, Canadian Administrative Agent or Collateral Agent.

(g)                              Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent any Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

(h)                              Each Lender hereby agrees that (a) it has been provided access to each Report prepared by or on behalf of the Administrative Agent; (b) neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent nor any Collateral Agent (i) makes any representation or warranty, express or implied, as to the completeness or accuracy of any Report or any of the information contained therein or any inaccuracy or omission contained in or relating to a Report and (ii) shall be liable for any information contained in any Report; (c) the Reports are not comprehensive audits or examinations, and that any Person performing any field examination will inspect only specific information regarding the Loan Parties and will rely significantly upon the Loan Parties’ books and records, as well as on representations of the Loan Parties’ personnel and that neither the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent nor any Collateral Agent undertakes any obligation to update, correct or supplement the Reports; (d) it will keep all Reports confidential and strictly for its internal use, and it will not share the Report with any other Person except as otherwise permitted pursuant to Section 9.12 of this Agreement; and (e) without limiting the generality of any other indemnification provision contained in this Agreement, it will pay and protect, and indemnify, defend, and hold the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, each Collateral Agent and any such other Person preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including reasonable attorney fees) incurred by as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender (except as permitted pursuant to Section 9.12 of this Agreement).

(i)                                  The US Collateral Agent shall act as the secured party, on behalf of the Administrative Agent, the Lenders and the Issuing Banks, with respect to all Collateral of each Loan Party that is organized in any jurisdiction, other than any Participating Member State, the United Kingdom or Canada, the Canadian Collateral Agent shall act as the secured party, on behalf of the Administrative Agent, the Lenders and the Issuing Banks, with respect to all Collateral of each Loan Party that is organized under the laws of Canada or any province or other political subdivision thereof and the European Collateral Agent shall act as the secured party, on behalf of the Administrative Agent, the Lenders and the Issuing Banks, with respect to all Collateral of a Loan Party that is organized in any Participating Member State or in the United Kingdom.

(j)                                  Each Lender, each Issuing Bank, the US Collateral Agent, the Canadian Collateral Agent, the European Administrative Agent, the Canadian Administrative Agent and the Administrative Agent appoints the European Collateral Agent to act as security trustee under and in connection with the UK Security Agreements on the terms and conditions set forth on Schedule 8 and in the relevant UK Security Agreements.

(k)                              The Syndication Agent and Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

(l)                                  For the purposes of holding any security granted by any Borrower or any other Loan Party pursuant to the laws of the Province of Quebec to secure payment of any bond issued by any Borrower or any Loan Party, each Agent, each Lender and each Issuing Bank hereby irrevocably appoints and authorizes the Canadian Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Canadian Collateral Agent, to act as the person holding the power of attorney (i.e. “fondé de pouvoir”) (in such capacity, the “Attorney”) of the Agents, the Lenders and the Issuing Banks as contemplated under Article 2692 of the Civil Code of Québec, and to enter into, to take and to hold on its behalf, and for its benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any hypothec.  Moreover, without prejudice to such appointment and authorization to act as the person holding the power of attorney as aforesaid, each Agent, each Lender and each Issuing Bank hereby irrevocably appoints and authorizes the Canadian Collateral Agent (in such capacity, the “Custodian”) to act as agent and custodian for and on behalf of the Agents, the Lenders and the Issuing Banks to hold and be the sole registered holder of any bond which may be issued under any hypothec, the whole notwithstanding Section 32 of An Act respecting the special powers of legal persons (Quebec) or any other applicable law, and to execute all related documents.  Each of the Attorney and the Custodian shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney and the Custodian (as applicable) pursuant to any hypothec, bond, pledge, applicable laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Canadian Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Agents, the Lenders and the Issuing Banks, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time.  Any person who becomes an Agent, a Lender or an Issuing Bank shall, by its execution of an Assignment and Assumption, be deemed to have consented to and confirmed: (i) the Attorney as the person holding the power of attorney as aforesaid and to have ratified, as of the date it becomes an Agent, a Lender or an Issuing Bank, as applicable all actions taken by the Attorney in such capacity, and (ii) the Custodian as the agent and custodian as aforesaid and to have ratified, as of the date it becomes an Agent, a Lender or an Issuing Bank, all actions taken by the Custodian in such capacity.  The substitution of the Canadian Collateral Agent pursuant to the provisions of this Article VIII shall also constitute the substitution of the Attorney and the Custodian.

(m)                          Each of the Lenders hereby acknowledges that is has received and reviewed the Notes Intercreditor Agreement and agrees to be bound by the terms thereof.  Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby (i) acknowledges that JPMorgan Chase Bank, N.A. is acting under the Notes Intercreditor Agreement in multiple capacities including, without limitation, as the Administrative Agent, the US Collateral Agent and/or the Initial ABL Agent (as defined in the Notes Intercreditor Agreement), as applicable, and (ii) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against JPMorgan Chase Bank, N.A. or any of its Affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.  Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs JPMorgan Chase Bank, N.A. to enter into the Notes Intercreditor Agreement on behalf of such Lender.  Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby agrees that JPMorgan Chase

Bank, N.A., in its various capacities thereunder, may take such action on its behalf as is contemplated by the terms of the Notes Intercreditor Agreement.  Each Lender hereby agrees that, notwithstanding anything herein to the contrary, the Liens and security interests granted to the US Collateral Agent pursuant to this Agreement or any other Loan Document, and the exercise of any right or remedy by the US Collateral Agent hereunder or under any other Loan Document, are subject to the provisions of the Notes Intercreditor Agreement.  In the event of any conflict between the terms of the Notes Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Notes Intercreditor Agreement shall govern and control with respect to any right or remedy.

In the event that the Borrower or any Subsidiary incurs any additional Trademark Secured Debt, any Collateral Agent and/or other Agent may (and is hereby authorized and directed to) enter into one or more intercreditor agreements, in form and substance substantially similar to the Notes Intercreditor Agreement or otherwise reasonably acceptable to such Collateral Agent or other Agent (as applicable), governing any of the relative lien priorities in respect of the Collateral, including in the form of an amendment to the Notes Intercreditor Agreement, and the terms of the immediate preceding paragraph shall apply mutatis mutandis with respect to any such Collateral Agent and any such intercreditor agreement.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01                   Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by facsimile, in the case of any notice to the European Administrative Agent, or by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or .pdf transmission, in the case of any notice to any other Person, as follows:

(i)                                  if to any Loan Party, to the Borrower Representative at:

Fifth & Pacific Companies, Inc.
5901 West Side Avenue
North Bergen, New Jersey 07047

Attention:  Robert Vill
Telephone: 201-295-7515
Facsimile: 201-295-7825

with a copy to the General Counsel
Fifth & Pacific Companies, Inc.
5901 West Side Avenue

North Bergen, New Jersey 07047

Attention:  General Counsel
Telephone: 212-626-3240
Facsimile:  212-626-5746

(ii)                              if to the Administrative Agent, the US Collateral Agent or the US Swingline Lender, to:

JPMorgan Chase Bank, N.A.

270 Park Avenue, 44th Floor

New York, NY 10017

Attention: Scott Troy

Facsimile: 646-534-2274

(iii)                          if to the European Collateral Agent, to:

J.P. Morgan Europe Limited

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Attention:  Tim Jacob

Facsimile: +44 20 7134 4393

(iv)                          if to the European Administrative Agent or the European Swingline Lender, to:

J.P. Morgan Europe Limited

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Attention:  Loans Agency

Facsimile: +44 20 7777 2360

(v)                              if to the Canadian Collateral Agent, to:

J.P. Morgan Chase Bank, N.A., Toronto Branch

200 Bay Street

Royal Bank Plaza, South Tower, Suite 1800

Toronto M5J 2J2  Canada

Attention:  Agostino Marchetti

Telecopy:  (416) 981-2365

(vi)                          if to the Canadian Administrative Agent or the Canadian Swingline Lender, to:

J.P. Morgan Chase Bank, N.A., Toronto Branch

200 Bay Street

Royal Bank Plaza, South Tower, Suite 1800

Toronto M5J 2J2  Canada

Attention:  Agostino Marchetti

Telecopy:  (416) 981-2365

(vii)                      if to any Issuing Bank, as notified to the Administrative Agent and the Borrower Representative.

(viii)                  if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile or .pdf transmission shall be deemed to have been given when sent; provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

(b)                              Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to Event of Default certificates delivered pursuant to Section 5.01(e) unless otherwise agreed by the Administrative Agent, the Canadian Administrative Agent and/or the European Administrative Agent, as the case may be, and the applicable Lender; provided further that notices to the European Administrative Agent must be delivered by facsimile.  The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(b) of notification that such notice or communication is available and identifying the website address therefor.

(c)                               Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 9.02                   Waivers; Amendments.  (a)  No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                              Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers (and, in the case of any such waiver, amendment or modification that changes any provision of the Loan Guaranty, the other Loan Parties) and the Required Lenders or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the applicable Collateral Agent (to the extent it is a party to such Loan Document) and each Loan Party that is a party thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) increase the advance rates set forth in the definition of US Borrowing Base, Canadian Borrowing Base or UK Borrowing Base without the written consent of each Lender, (v) change Section 2.18(b) or (d) in a manner that would alter the manner in which payments are shared or change any provision requiring ratable funding, without the written consent of each Lender, (vi) modify eligibility criteria, as such eligibility criteria are in effect on the Effective Date (including adding new categories of eligible assets or eliminating any category of the reserves, or increasing the sublimits set forth in any Borrowing Base), in any manner that has the effect of increasing the amounts available to be borrowed hereunder without the written consent of the Supermajority Lenders, (vii) change any of the provisions of this Section or the definition of “Required Lenders” or “Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (viii) release any Loan Guarantor that constitutes a Material Subsidiary from its obligation under its Loan Guaranty or limit its liability thereunder (except, in each case, as otherwise permitted herein or in the other Loan Documents), without the written consent of each Lender, (ix) except as provided in paragraph (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, (x) add additional available currencies to any Facility without the written consent of each Lender directly affected thereby, (xi) increase the Canadian Sublimit or the UK Sublimit without the written consent of the Supermajority Lenders, (xii) change Section 2.11(c) without the written consent of the Supermajority Lenders, (xiii) reduce the thresholds set forth in, or waive compliance with, Section 6.13 without the consent of the Supermajority Lenders, (xiv) except as expressly permitted pursuant to Section 6.02(l), subordinate the Liens in favor of the applicable Collateral Agents on all or substantially all of the Collateral without the written consent of the Supermajority Lenders, or (xv) except as otherwise provided in Section 2.09, increase the total Commitments without the written consent of the Supermajority Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Lender that is an Issuing Bank or any Swingline Lender hereunder without the prior written consent of such Agent, such Issuing Bank or such Swingline Lender, as the case may be.  The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04.

(c)                               Notwithstanding the foregoing paragraphs (a) and (b) or anything to the contrary set forth herein, the Company (on its own behalf and as agent on behalf of any other Loan Party who is a party to the relevant Loan Document) and the Administrative Agent (on its own behalf and as agent on behalf of each Agent, Lender and Issuing Bank) may amend, modify or supplement any provision of this Agreement or any other Loan Document, to permit additional affiliates of the Company organized under the laws of Brazil, Hong Kong or Japan to guarantee any or all of the Secured Obligations, to become Guarantors and Loan Parties hereunder, and to add any additional representations and warranties, covenants or other provisions, for the benefit of the Lenders, in connection therewith, as reasonably determined by the Administrative Agent (it being understood that such Guarantors’ assets shall not be included in any Borrowing Base).

(d)                             The Lenders hereby irrevocably authorize each Collateral Agent to automatically release any Liens granted to such Collateral Agent by the Loan Parties on any Collateral, and such Liens shall be automatically released, (i) upon the termination of the all Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner reasonably satisfactory to each affected Lender, (ii) constituting property being sold or disposed of in compliance with the terms of this Agreement, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies by a Collateral Agent or the Lenders pursuant to Article VII, or (v) if such Liens were granted by any Loan Party with respect to which 100% of its Equity Interests have been sold in a transaction permitted pursuant to Section 6.05.  Except as provided in the preceding sentence, no Collateral Agent will release any Liens on Collateral without the prior written authorization of the Required Lenders.  The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Loan Guarantor from its obligation under its Loan Guaranty if 100% of the Equity Interests of such Loan Guarantor have been sold in a transaction permitted pursuant to Section 6.05.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.  Notwithstanding anything to the contrary set forth above, the Lenders hereby irrevocably authorize the US Collateral Agent and/or the European Collateral Agent, as applicable, to subordinate any Liens on the Trademarks of the US Loan Parties in favor of such Collateral Agent to the Liens on such trademarks granted to the holders of any Indebtedness referred to in Section 6.02(l).

(e)                               If, in connection with any proposed amendment, waiver or consent  requiring the consent of “each Lender”,  “each Lender affected thereby,” or “the Supermajority Lenders” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash, at par, the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of paragraph (a) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

SECTION 9.03                   Expenses; Indemnity; Damage Waiver.  (a)  Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, each Collateral Agent, each Lead Arranger, each Bookrunner and their respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, the Lead Arrangers, each Collateral Agent and each Bookrunner (limited, in the absence of an actual conflict of interest, to one counsel and one third party appraiser and/or field examiner in each relevant jurisdiction), as the case may be, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Bookrunner, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.  Expenses being reimbursed by the Borrowers under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with:

(i)                                  appraisals, subject to the limitations set forth in Section 5.11;

(ii)                              insurance reviews;

(iii)                          field examinations and the preparation of Reports based on the fees charged by a third party retained by the Administrative Agent or any Collateral Agent or the internally allocated fees for each Person employed by the Administrative Agent or any Collateral Agent with respect to each field examination, together with the reasonable fees and expenses associated with collateral monitoring services performed by Persons employed by the Administrative Agent (and the Borrowers agree to modify or adjust the computation of any Borrowing Base—which may include maintaining additional Reserves, modifying the advance rates or modifying the eligibility criteria for the components of such Borrowing Base—to the extent required by the Administrative Agent as a result of any such evaluation, appraisal or monitoring);

(iv)                          taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Collateral Documents, filing financing statements and continuations, and other actions to perfect, protect, and continue the Liens of each Collateral Agent;

(v)                              sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi)                          forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing costs and expenses may be charged when due to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b)                              The Borrowers shall, jointly and severally, indemnify the Agents, the Lead Arrangers, the Issuing Banks and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of their Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties or (ii) a material breach of the obligations under the Loan Documents of such Indemnitee or its Related Parties, (y) arise from any proceeding that does not involve an act or omission by the Company or any of its Affiliates that is brought by an Indemnitee against another Indemnitee (other than any claims against any Indemnitee in its capacity as an Agent, Lead Arranger, Bookrunner, Issuing Bank or any similar role under the Loan Documents) or (z) any settlement entered into by such Indemnitee without the Company’s prior written consent, such consent not to be unreasonably withheld or delayed; provided, however, that the foregoing indemnity will apply to any such settlement referred to in clause (b) above in the event that the Company was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense.

(c)                               To the extent that the Borrowers fail to pay any amount required to be paid by it to any Agent, any Issuing Bank or any Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent, such Issuing Bank or such Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Issuing Bank or such Swingline Lender in its capacity as such.

(d)                             To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                               All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04                   Successors and Assigns.

(a)                               The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit and, for the avoidance of doubt, any successor by merger of any Lender), except that (i) the Loan Parties may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (g) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                              Subject to the conditions set forth in paragraph (c) below, any Lender may assign to one or more assignees (other than the Company or any Affiliate thereof) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(i)                                  the Borrower Representative, provided that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(ii)                              the Administrative Agent and any Lender that is an Issuing Bank that has Letters of Credit outstanding in an aggregate amount in excess of $5,000,000 at such time.

(c)                               Assignments shall be subject to the following additional conditions:

(i)                                  except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that (1) no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(ii)                              each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations under this Agreement;

(iii)                          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 to be paid by the assignee or the assignor; and

(iv)                          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal, provincial, territorial and state securities laws.

For the purposes of this Section 9.04, the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(d)                             Subject to acceptance and recording thereof pursuant to paragraph (e) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (g) of this Section.

(e)                               The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, each Collateral Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f)                                Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (c)(iii) of this Section and any written consent to such assignment required by paragraph (a) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(g)

(i)                                  Any Lender may, without the consent of the Borrowers, any Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (i) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender (without duplication of any benefits of the Lender under such Sections) and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(ii)                              A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Representative’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower Representative and the Administrative Agent, the European Administrative Agent or the Canadian Administrative Agent, as applicable, is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers and any Withholding Agent, to comply with Section 2.17(f) as though it were a Lender.

(h)                              Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05                   Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless the same has been cash collateralized in accordance with Section 2.06(j) hereof) and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06                   Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or .pdf transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07                   Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08                   Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that no amounts set off with respect to any Loan Guarantor shall be applied to any Excluded Swap Obligations of such Loan Guarantor.  The applicable Lender shall promptly notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09                   Governing Law; Jurisdiction; Consent to Service of Process.

(a)                               The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

(b)                              Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any US Federal or New York State court sitting in the Borough of Manhattan, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the European Administrative Agent, the Canadian Administrative Agent, any Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                               Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                             Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10                   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11                   Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12                   Confidentiality.  Each of the Agents, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Laws or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrowers.  For the purposes of this Section, “Information” means all information received from the Borrowers and the other Loan Parties relating to the Borrowers and the other Loan Parties or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers or any other Loan Party; provided that, in the case of information received from the Borrowers or any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND  THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.

SECTION 9.13                   Several Obligations; Nonreliance; Violation of Law.  The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Borrowings provided for herein.  Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

SECTION 9.14                   USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of such Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with such Act.  The Borrowers agree to provide such information to each Lender on request.

SECTION 9.15                   Disclosure.  Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16                   Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens (in each case for the benefit of the Agents, the Lenders and the Issuing Banks) in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than any Collateral Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent and, promptly upon the request of the Administrative Agent, shall deliver such Collateral to the applicable Collateral Agent or otherwise deal with such Collateral in accordance with the instructions of the applicable Collateral Agent.

SECTION 9.17                   Interest Rate Limitation.  (a)  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

(b)                              If any provision of this Agreement or of any of the other Loan Documents would obligate any Loan Party to make any payment of interest or other amount payable to the Lenders in an amount or calculated at a rate which would be prohibited by the laws of Canada or of any political subdivision thereof or would result in a receipt by the Lenders of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Lenders of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to the Lenders under this Agreement, and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Lenders which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).  Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Lenders shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the Loan Parties shall be entitled, by notice in writing to the Canadian Administrative Agent, to obtain reimbursement from the Lenders in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by the Lenders to the Borrower Representative.  Any amount or rate of interest referred to in this Section 9.17(b) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Effective Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Administrative Agent shall be conclusive for the purposes of such determination.

SECTION 9.18                   Waiver of Immunity.  To the extent that any Loan Party has, or hereafter may be entitled to claim or may acquire, for itself, any Collateral or other assets of the Loan Parties, any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties, such Loan Party hereby waives such immunity in respect of its obligations hereunder and under any promissory notes evidencing the Loans hereunder and any other Loan Document to the fullest extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 9.18 shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

SECTION 9.19                   Currency of Payment.  Each payment owing by any Borrower hereunder shall be made in the relevant currency specified herein or, if not specified herein, specified in any other Loan Document executed by the Administrative Agent, the US Collateral Agent, the Canadian Collateral Agent or the European Collateral Agent (the “Currency of Payment”) at the place specified herein (such requirements are of the essence of this Agreement).  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in a Currency of Payment into another currency, the parties hereto agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Currency of Payment with such other currency at the Spot Selling Rate on the Business Day preceding that on which final judgment is given.  The obligations in respect of any sum due hereunder to any Lender or any Issuing Bank shall, notwithstanding any adjudication expressed in a currency other than the Currency of Payment, be discharged only to the extent that, on the Business Day following receipt by such Lender or Issuing Bank of any sum adjudged to be so due in such other currency, such Lender or Issuing Bank may, in accordance with normal banking procedures, purchase the Currency of Payment with such other currency.  Each Borrower agrees that (a) if the amount of the Currency of Payment so purchased is less than the sum originally due to such Lender or Issuing Bank in the Currency of Payment, as a separate obligation and notwithstanding the result of any such adjudication, such Borrower shall immediately pay the shortfall (in the Currency of Payment) to such Lender or Issuing Bank and (b) if the amount of the Currency of Payment so purchased exceeds the sum originally due to such Lender or Issuing Bank, such Lender or Issuing Bank shall promptly pay the excess over to such Borrower in the currency and to the extent actually received.

SECTION 9.20                   Conflicts.  In the event of any conflict between the terms of this Agreement and the terms of any other Loan Document (other than the Notes Intercreditor Agreement), the terms of this Agreement shall, to the extent of such conflict, prevail.

SECTION 9.21                   Canadian Anti-Money Laundering Legislation.  (a)  Each Borrower acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders, the Issuing Banks and the Agents may be required to obtain, verify and record information regarding the Borrowers and their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Borrowers, and the transactions contemplated hereby.  Each Borrower shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender, any Issuing Bank or any Agent, or any prospective assignee or participant of a Lender, any Issuing Bank or any Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b)                              If the Canadian Administrative Agent has ascertained the identity of any Borrower or any authorized signatories of the Borrower for the purposes of applicable AML Legislation, then the Canadian Administrative Agent:

(i)                                  Shall be deemed to have done so as an agent for each Lender and each Issuing Bank, and this Agreement shall constitute a “written agreement” in such regard between each Lender, each Issuing Bank and the Canadian Administrative Agent within the meaning of the applicable AML Legislation; and

(ii)                              Shall provide to each Lender and each Issuing Bank copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders and each of the Issuing Banks agrees that neither the Canadian Administrative Agent nor any other Agent has any obligation to ascertain the identity of the Borrowers or any authorized signatories of the Borrowers on behalf of any Lender or any Issuing Bank, or to confirm the completeness or accuracy of any information it obtains from any Borrower or any such authorized signatory in doing so.

SECTION 9.22                   Subordination.  To the fullest extent permitted by applicable law, each Loan Party party hereto hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the applicable Collateral Agent, all Indebtedness owing to it by the Company or any of its Subsidiaries shall be fully subordinated to the indefeasible payment in full in cash of such Loan Party’s Secured Obligations or Guaranteed Obligations, as the case may be.

SECTION 9.23                   Process Agent.  Each Foreign Loan Party hereby irrevocably designates, appoints and the Company, in the case of any suit, action or proceeding brought in the United States as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document.  Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Foreign Loan Party in care of the Company at the Company’s address set forth in Section 9.01, and such Foreign Loan Party hereby irrevocably authorizes and directs the Company to accept such service on its behalf.  As an alternative method of service, each Foreign Loan Party irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Company or such Foreign Loan Party at its address specified in Section 9.01.  Each Loan Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 9.24                   Reaffirmation and Accession by the Loan Parties.  (a)  By executing and delivering this Agreement, each Loan Party hereby reaffirms each of its obligations, acknowledgments, consents and liabilities pursuant to the Intercompany Note, or to the extent that a Loan Party was not previously a party to the Intercompany Note, hereby becomes a party to and accedes to the Intercompany Note as “Payee” and, to the extent such Loan Party is a borrower from time to time from any other Loan Party, as “Payor” with respect to the Intercompany Note, with the same force and effect as if originally named as a party therein and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities assumed by the other Loan Parties as “Payee” and/or “Payor”, as applicable, thereunder and each of the Loan Parties hereby expressly agrees to and accepts such reaffirmation and/or accession (as applicable).

(b)                              Each of the US Loan Parties hereby acknowledges and reaffirms that it has granted a Lien to the US Collateral Agent on the US Collateral and that, upon the occurrence and during the continuance of an Event of Default, the US Collateral Agent shall have the rights and remedies set forth in Article V of the US Security Agreement.

SECTION 9.25                   Notes Intercreditor Agreement.  (a)  Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Agents pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by any of the Agents hereunder or under any other Loan Document are subject to the provisions of the Notes Intercreditor Agreement.  In the event of any conflict between the terms of the Notes Intercreditor Agreement, this Agreement and any other Loan Document, the terms of the Notes Intercreditor Agreement shall govern and control with respect to any right or remedy.  Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Agents (and the Lenders) shall be subject to the terms of the Notes Intercreditor Agreement, and until the Discharge of Note Obligations (as defined in the Notes Intercreditor Agreement), (i) no Loan Party shall be required hereunder or under any other Loan Document to take any action with respect to the Notes Priority Collateral intended or purporting to secure Trademark Secured Debt on a first priority basis that is inconsistent with such Loan Party’s obligations under the applicable Notes Documentation and (ii) any obligation of any Loan Party hereunder or under any other Loan Document with respect to the delivery or control of any of the Notes Priority Collateral, the novation of any Lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights or the obtaining of any consent of any Person, in each case, with respect to the Notes Priority Collateral, shall be deemed to be satisfied if the Loan Party complies with the requirements of the similar provision of the applicable Notes Documentation.  Until the Discharge of Note Obligations, the Agents may not require any Loan Party to take any action with respect to the creation, perfection or priority of its security interest in any of the Notes Priority Collateral intended or purporting to secure any Trademark Secured Debt on a first priority basis, whether pursuant to the express terms hereof or of any other Loan Document or pursuant to the further assurances provisions hereof or any other Loan Document, unless the applicable agent under the applicable Notes Documentation shall have required such Loan Party to take similar action, and delivery of any such Notes Priority Collateral to the applicable agent pursuant to the applicable Notes Documentation and the Notes Intercreditor Agreement or other applicable intercreditor agreement shall satisfy any delivery requirement hereunder or under any other Loan Document.

(b)                              In the event that the Borrower or any Subsidiary incurs any additional Trademark Secured Debt, any Collateral Agent and/or other Agent may (and is hereby authorized and directed to) enter into one or more intercreditor agreements in form and substance substantially similar to the Notes Intercreditor Agreement or otherwise reasonably acceptable to such Collateral Agent or other Agent (as applicable), governing any of the relative lien priorities in respect of the Collateral, including in the form of an amendment to the Notes Intercreditor Agreement, and the terms of the immediate preceding paragraph shall apply mutatis mutandis with respect to any such Collateral Agent or other Agent (as applicable), any such Collateral and any such intercreditor agreement.

ARTICLE X

LOAN GUARANTY

SECTION 10.01           Guaranty.  (a)  Each Loan Guarantor and any of its successors or assigns (other than those that have delivered a separate Loan Guaranty) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees, to the extent permissible under the laws of the country in which such Loan Guarantor is located or organized, to the Lenders, the Agents and the Issuing Banks (collectively, the “Guaranteed Parties”) the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (excluding with respect to any Loan Guarantor, any Excluded Swap Obligations of such Loan Guarantor) and all costs and expenses including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agents, the Issuing Banks and the Lenders in endeavoring to collect all or any part of the Secured Obligations from, or in prosecuting any action against, any Borrower, any other Loan Guarantor or any other guarantor of all or any part of the Secured Obligations (such costs and expenses, together with the Secured Obligations, collectively the “Guaranteed Obligations”).  Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.  All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.

Notwithstanding anything in the foregoing to the contrary, in no event shall the Guaranteed Obligations guaranteed hereunder by any UK Loan Party or Canadian Loan Party include the Secured Obligations of any US Loan Party, the Non-Loan Party Banking Services Obligations or the Non-Loan Party Secured Swap Obligations.

(b)                              If any payment by a Loan Guarantor or any discharge given by a Guaranteed Party (whether in respect of the obligations of any Loan Guarantor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event: (a) the liability of each Loan Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and (b) each Guaranteed Party shall be entitled to recover the value or amount of that security or payment from each Loan Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

(c)                               To the fullest extent permitted by applicable law, the obligations of each Loan Guarantor under this Article X will not be affected by an act, omission, matter or thing which, but for this Article X, would reduce, release or prejudice any of its obligations under this Article X (without limitation and whether or not known to it or any Guaranteed Party) including: (a) any time, waiver or consent granted to, or composition with, any Loan Guarantor or other person; (b) the release of any other Loan Guarantor or any other person under the terms of any composition or arrangement with any creditor of any UK Group Member; (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Loan Guarantor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security; (d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Loan Guarantor or any other person; (e) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Loan Document or any other document or security; (f) any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or (g) any insolvency or similar proceedings.

(d)                             Without prejudice to the generality of the above, each Loan Guarantor expressly confirms, as permissible under applicable law, that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing or replacing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

(e)                               Each Loan Guarantor waives any right it may have of first requiring any Guaranteed Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Loan Guarantor under this Article X.  This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

(f)                                This Loan Guaranty is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Guaranteed Party.

SECTION 10.02           Guaranty of Payment.  This Loan Guaranty is a guaranty of payment and not of collection.  Each Loan Guarantor waives any right to require any Agent, any Issuing Bank or any Lender to sue any Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

As an original and independent obligation under this Loan Guaranty, each Loan Guarantor shall:

(a)                               indemnify each Guaranteed Party and its successors, endorsees, transferees and assigns and keep the Guaranteed Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by the Loan Parties or any of them, to make due and punctual payment of any of the Secured Obligations or resulting from any of the Secured Obligations being or becoming void, voidable, unenforceable or ineffective against any Loan Party (including, but without limitation, all legal and other costs, charges and expenses incurred by each Guaranteed Party, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Loan Guaranty); and

(b)                              pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Guaranteed Parties has attempted to enforce any rights against any Loan Party or any other Person or otherwise.

SECTION 10.03           No Discharge or Diminishment of Loan Guaranty.  (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:  (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, winding-up, liquidation, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, any Agent, any Issuing Bank, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(b)                              The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)                               Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of any Agent, any Issuing Bank or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations; (iv) any action or failure to act by any Agent, any Issuing Bank or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

SECTION 10.04           Defenses Waived.  To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any other Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations.  Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other person.  Each Collateral Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash.  To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05           Rights of Subrogation.  No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Agents, the Issuing Banks and the Lenders and no Obligation is outstanding.

SECTION 10.06           Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agents, the Issuing Banks and the Lenders are in possession of this Loan Guaranty.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Lender.

SECTION 10.07           Information.  Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither any Agent, any Issuing Bank nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.

SECTION 10.08           Maximum Liability.  The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any corporate law, or any provincial, state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be void, voidable, avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”).  This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law.  Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lenders hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

SECTION 10.09           Contribution.  In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor.  For purposes of this Article X, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability).  Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations.  This provision is for the benefit of the Administrative Agent, the Collateral Agents, the Issuing Banks, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.10           Liability Cumulative.  The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Agents, the Issuing Banks and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

SECTION 10.11           Place of Performance.  At all times, the exclusive place of performance of all rights and obligations under this Agreement and the other Loan Documents shall be a place where the Administrative Agent has its office in New York, New York or any other place reasonably designated by the Administrative Agent from time to time.

ARTICLE XI

THE BORROWER REPRESENTATIVE

SECTION 11.01           Appointment; Nature of Relationship.  The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents.  The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI.  Additionally, each Borrower hereby appoints, to the extent the Borrower Representative requests any Loan on behalf of such Borrower, the Borrower Representative as its agent to receive all of the proceeds of such Loan in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loan to such Borrower.  Neither the Agents, the Lenders nor the Issuing Banks and their respective officers, directors, agents or employees, shall be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

SECTION 11.02           Powers.  The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

SECTION 11.03           Employment of Agents.  The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

SECTION 11.04           Notices.  Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder, each such notice to refer to this Agreement describing such Default and stating that such notice is a “notice of default.”  In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent, the Collateral Agents and the Lenders.  Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

SECTION 11.05           Successor Borrower Representative.  Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative reasonably acceptable to the Administrative Agent.  The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

SECTION 11.06           Execution of Loan Documents; Borrowing Base Certificate.  The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Agents and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including without limitation, any Borrowing Base Certificate and any certificates required pursuant to Article V.  Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

SECTION 11.07           Reporting.  Each Borrower hereby agrees that such Borrower shall furnish promptly after each fiscal month to the Borrower Representative a copy of its Borrowing Base Certificate and any other certificate or report required hereunder or requested by the Borrower Representative on which the Borrower Representative shall rely to prepare the Aggregate Borrowing Base Certificate and the Borrowing Base Certificate of each Borrower and Compliance Certificates required pursuant to the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

FIFTH & PACIFIC COMPANIES, INC.

By:	/s/ George M. Carrara
Name:	George M. Carrara
Title:	Executive Vice President, Chief Financial
Officer and Chief Operating Officer

KATE SPADE CANADA INC.

By:	/s/ George M. Carrara
Name:	George M. Carrara
Title:	Director

KATE SPADE UK LIMITED

By:	/s/ Robert Fagan
Name:	Robert Fagan
Title:	Director

LOAN PARTIES:

ADELINGTON DESIGN GROUP, LLC
FIFTH & PACIFIC COMPANIES COSMETICS, INC.
FIFTH & PACIFIC COMPANIES FOREIGN HOLDINGS, INC.
FIFTH & PACIFIC COMPANIES PUERTO RICO, INC.
FNP HOLDINGS, LLC
JUICY COUTURE, INC.
KATE SPADE LLC
L.C. LICENSING, LLC
LCCI HOLDINGS LLC
LCI HOLDINGS, INC.
LCI INVESTMENTS, INC.
LUCKY BRAND DUNGAREES, INC.
LUCKY BRAND DUNGAREES STORES, INC.
WCFL HOLDINGS LLC

By:	/s/ George M. Carrara
Name:	George M. Carrara
Title:	Executive Vice President, Chief Financial
Officer and Chief Operating Officer

FIFTH & PACIFIC COMPANIES CANADA INC.

By:	/s/ George M. Carrara
Name:	George M. Carrara
Title:	Director

JUICY COUTURE CANADA INC.

By	/s/ Thomas Linko
Name:	Thomas Linko
Title:	Director

LUCKY BRAND DUNGAREES CANADA INC.

By:	/s/ Christopher T. Di Nardo
Name:	Christopher T. Di Nardo
Title:	Vice President, Deputy General Counsel and
Assistant Secretary

WESTCOAST CONTEMPO FASHIONS LIMITED

By:	/s/ George M. Carrara
Name:	George M. Carrara
Title:	Director

Signed and delivered as a deed for and on behalf of
JUICY COUTURE IRELAND LIMITED

By	/s/ Thomas Linko
Name:	Thomas Linko
Title:	Director

in the presence of:

/s/ Marybell K. Flores
(Witness’ Signature)

333 2nd Avenue, Lyndhurst, New Jersey
(Witness’ Address)

Corporate Paralegal
(Witness’ Occupation)

JUICY COUTURE EUROPE LIMITED

By	/s/ Thomas Linko
Name:	Thomas Linko
Title:	Director

JP MORGAN CHASE BANK, N.A., individually as Administrative Agent, US Collateral Agent and Lender

By	/s/ Scott Troy
Name:	Scott Troy
Title:	Vice President

JP MORGAN EUROPE LIMITED, individually, as European Administrative Agent and European Collateral Agent

By	/s/ Tim Jacob
Name:	Tim Jacob
Title:	Senior Vice President

JP MORGAN CHASE BANK, N.A., TORONTO BRANCH, individually, as Canadian Administrative Agent and Canadian Collateral Agent

By	/s/ Steve Voigt
Name:	Steve Voigt
Title:	Senior Vice President

BANK OF AMERICA, N.A., as Lender

By	/s/ Christine Hutchinson
Name:	Christine Hutchinson
Title:	Director

SUNTRUST BANK, as Lender

By	/s/ Angela Leake
Name:	Angela Leake
Title:	Director

WELLS FARGO CAPITAL FINANCE, LLC, as Lender

By	/s/ Reza Sabahi
Name:	Reza Sabahi
Title:	Authorized Signatory

Schedule 1.01(a)

Commitments

Bank	Facility A Commitment	Facility B Commitment	Total Commitment
JPMorgan Chase Bank, N.A.	$62,500,000	$25,000,000	$87,500,000
Bank of America, N.A.	$62,500,000	$25,000,000	$87,500,000
Wells Fargo Capital Finance, LLC	$62,500,000	$25,000,000	$87,500,000
Suntrust Robinson Humphrey Inc.	$62,500,000	$25,000,000	$87,500,000
TOTAL	$250,000,000	$100,000,000	$350,000,000

Schedule 1.01(b)

Specified Loan Documents

England

1.                                    Charge over Shares of Juicy Couture Europe Limited between Liz Claiborne, Inc. (now Fifth & Pacific Companies, Inc.) and J.P. Morgan Europe Limited

2.                                    Debenture between Juicy Couture Europe Limited and J.P. Morgan Europe Limited

3.                                    Blocked account agreement relating to bank account number

4.                                    Side letter extending provisions of blocked account agreement re bank account numbers

5.                                    Blocked account agreement relating to bank account number

6.                                    Notice of bank account charge to Lloyds TSB relating to bank account number

7.                                    Notice of bank account charge to Banco Espirito Santo relating to bank account number

8.                                    Notice of bank account charge to JPMorgan Chase Bank, N.A., Madrid Branch relating to bank account number

9.                                    Blocked account agreement dated relating to bank account number

10.                            Blocked account agreement relating to bank account number

11.                            Charge over Shares of Kate Spade UK Limited between Kate Spade LLC and J.P. Morgan Europe Limited

12.                            Debenture between Kate Spade UK Limited and J.P. Morgan Europe Limited

13.                            Blocked account agreement relating to bank account numbers

14.                            Blocked account agreement relating to bank account number

15.                            Deed of Confirmation between Juicy Couture Europe Limited, Kate Spade UK Limited and J.P. Morgan Europe Limited

16.                            Deed of Confirmation and Amendment relating to a Charge over Shares between Kate Spade LLC and J.P. Morgan Europe Limited

17.                            Deed of Confirmation and Amendment relating to a Charge over Shares between Fifth & Pacific Companies, Inc. and J.P. Morgan Europe Limited

18.                            Amendment Agreement relating to a Debenture between Juicy Couture Europe Limited and J.P. Morgan Europe Limited

1

19.                            Amendment Agreement relating to a Debenture between Kate Spade UK Limited and J.P. Morgan Europe Limited

Ireland

1.                                    Share Charge (Juicy Couture Ireland Ltd) between Juicy Couture Europe Ltd. and J.P. Morgan Europe Ltd

2.                                    Deed of Amendment and Confirmation between Juicy Couture Europe Limited and J.P. Morgan Europe Limited

3.                                    Debenture between Juicy Couture Ireland Limited and J.P. Morgan Europe Ltd

4.                                    Notice and acknowledgement re Debenture

5.                                    Deed of Amendment and Confirmation between Juicy Couture Ireland Limited and J.P. Morgan Europe Limited

2

Schedule 2.06

Existing (Standby) Letters of Credit

Facility A Letters of Credit:

(As of March 30, 2013)

Name of Issuing Bank	Letter of Credit No.	Applicant	Beneficiary	Issue Date	Expiry/Maturity Date	Currency	Liability/ Outstanding Balance	Standby LC (Y/N)
JPMorgan Chase Bank, N.A.	TPTS-699168	Fifth & Pacific Companies, Inc.	Hartford Fire Insurance Company	10/27/12	10/5/13	USD	5,192,066	Y
JPMorgan Chase Bank, N.A.	TPTS-763153	Fifth & Pacific Companies, Inc.	Lumbermens Mutual Casualty Company, American Motorists Insurance Company, American Manufacturers Mutual Insurance Company, American Protection Insurance Company, Natlsco, Inc.	6/19/12	10/14/13	USD	130,000	Y
JPMorgan Chase Bank, N.A.	CPCS-790154	Fifth & Pacific Companies, Inc.	Zurich American Insurance Company	8/27/12	8/28/13	USD	900,000	Y
JPMorgan Chase Bank, N.A.	CPCS-752205	Fifth & Pacific Companies, Inc.	Chair, Workers’ Compensation Board	10/01/12	10/20/13	USD	46,000	Y
JPMorgan Chase Bank, N.A.	CPCS-773046	Fifth & Pacific Companies, Inc.	229 Newbury Street Trust	10/15/12	10/31/13	USD	65,000	Y
JPMorgan Chase Bank, N.A.	TPTS-725492	Fifth & Pacific Companies, Inc.	17-19 Associates LLC	2/12/13	1/20/14	USD	340,836	Y
JPMorgan Chase Bank, N.A.	TPTS-731207	Fifth & Pacific Companies, Inc.	650 Fifth Avenue Company	3/23/13	3/30/14	USD	500,000	Y
JPMorgan Chase Bank, N.A.	TPTS-733655	Fifth & Pacific Companies, Inc.	Chicago Oak Street Partners, LLC	5/6/13	5/1/14	USD	245,000	Y

1

Name of Issuing Bank	Letter of Credit No.	Applicant	Beneficiary	Issue Date	Expiry/Maturity Date	Currency	Liability/ Outstanding Balance	Standby LC (Y/N)
JPMorgan Chase Bank, N.A.	TPTS-773043	Fifth & Pacific Companies, Inc.	Aveda Services Inc. and The Estee Lauder Companies	8/4/12	8/19/13	USD	1,000,000	Y
JPMorgan Chase Bank, N.A.	CPCS-805289	Fifth & Pacific Companies, Inc.	Galleria Mall Investors, LP.	2/5/13	1/31/14	USD	100,000	Y
JPMorgan Chase Bank, N.A.	CPCS-805184	Fifth & Pacific Companies, Inc.	Keystone-Florida Property Holding Corp.	2/5/13	1/31/14	USD	100,000	Y
JPMorgan Chase Bank, N.A.	CPCS-805185	Fifth & Pacific Companies, Inc.	STJTC II, LLC	2/10/12	12/31/13	USD	100,000	Y
JPMorgan Chase Bank, N.A.	CPCS-769781	Fifth & Pacific Companies, Inc.	Port Logistics Group, Inc..	3/22/12	9/30/13	USD	800,000	Y
JPMorgan Chase Bank, N.A.	CPCS-819698	Fifth & Pacific Companies, Inc.	JPMorgan Chase Bank, N.A.	4/16/13	02/28/14	GBP	1,168,937	Y
JPMorgan Chase Bank, N.A.	CPCS-817769	Fifth & Pacific Companies, Inc.	JPMorgan Chase Bank, N.A.	4/19/12	8/31/13	GBP	103,230.80	Y
JPMorgan Chase Bank, N.A.	CPCS-883461	Fifth & Pacific Companies, Inc.	Chalmers – Santa Fe, LLC	10/20/12	8/31/13	USD	500,000	Y
JPMorgan Chase Bank, N.A.	CPCS-928982	Fifth & Pacific Companies, Inc.	Capital Indemnity Corp.	4/16/13	5/1/14	USD	7,000,000	Y
JPMorgan Chase Bank, N.A.	CPCS-279181	Fifth & Pacific Companies, Inc.	PPF Off Two Park Avenue Owner, LLC	11/1/12	11/30/13	USD	2,060,130	Y
JPMorgan Chase Bank, N.A.	CPCS-322550	Fifth & Pacific Companies, Inc.	1440 Broadway Owner LLC	12/23/12	1/15/14	USD	1,010,000	Y
JPMorgan Chase Bank, N.A.	CPCS-395173	Fifth & Pacific Companies, Inc.	RLI Insurance Company	4/26/13	5/15/14	USD	2,250,000	Y
JPMorgan Chase Bank, N.A.	CPCS-210302	Fifth & Pacific Companies, Inc.	Lechar Realty	12/11/12	12/31/13	USD	1,041,654	Y

2

Name of Issuing Bank	Letter of Credit No.	Applicant	Beneficiary	Issue Date	Expiry/Maturity Date	Currency	Liability/ Outstanding Balance	Standby LC (Y/N)
JPMorgan Chase Bank, N.A.	CPCS-278130	Fifth & Pacific Companies, Inc.	Columbus 69th LLC	12/11/12	12/11/13	USD	119,946.10	Y
USD Total						USD	23,500,632.10
GBPTotal						GBP	1,272,167.80

3

Schedule 2.06

Existing (Standby) Letters of Credit

Facility B Letters of Credit:

(As of March 30, 2013)

Name of Issuing Bank	Letter of Credit No.	Applicant	Beneficiary	Issue Date	Expiry/Maturity Date	Currency	Liability/ Outstanding Balance	Standby LC (Y/N)
JPMorgan Chase Bank, N.A.	4L4S-736668	Fifth & Pacific Companies, Inc.	JPMorgan Chase Bank, N.A.	5/16/12	12/24/13	GBP	210,000	Y
JPMorgan Chase Bank, N.A.	4L4S-745489	Juicy Couture Europe Limited	JPMorgan Chase Bank, N.A.	5/9/13	4/23/14	EUR	151,139.95	Y

4

Sch. 3.05 - Leased Real Property - CAN

Lease #	Location Name	Address 1	Address 2	City	State	Zip	Banner /Tradename	Tenant Entity under the Lease	Landlord Entity under the Lease

079-60000V (FN1) (entirely sublet)	Queen Street	356 Queen Street		Toronto	ON	M5V 2A2	Lucky Brand Jeans	Fifth & Pacific Companies Canada Inc.	356 Queen Street West, Inc.
461-00800-1V (FN1) (entirely sublet)	RioCan Signal Hill Centre	5470 Signal Hill Centre South West		Calgary	AB	T3H 3P8	Mexx Factory	Fifth & Pacific Companies Canada Inc.	RioTrin Properties Inc.

467-37080	Pacific Centre	701 West Georgia Street		Vancouver	BC	V7Y1G5	Juicy	Juicy Couture Canada Inc.	Pacific Centre Leaseholds Limited
467-37070	Sherway Gardens	25 The West Mall		Toronto	ON	M9C 1B8	Juicy	Juicy Couture Canada Inc.	Ontrea Inc.
467-37090	Toronto Eaton Centre	220 Yonge Street		Toronto	ON		Juicy	Juicy Couture Canada Inc.	T.E.C. Leaseholds Limited
467-37060	Vaughan Mills	1 Bass Pro Mills Drive		Vaughan	ON	L4K 5W4	Juicy Outlet	Juicy Couture Canada Inc.	Ivanhoe Cambridge II Inc.
467-37050 *	Yorkdale Shopping Centre	3401 Dufferin Street	Suite 61	Toronto	ON	M6A 3A1	Juicy	Juicy Couture Canada Inc.	Yorkdale Shopping Centre Holdings Inc.
467-96000	Leah (Katie) Hannan’s Office	46 East 42 Ave.		Vancouver	BC	V5W 1S3	Canada Registered Agent	Juicy Couture Canada Inc.	Bryan McKenzie & Leah Hannan

492-30660 ND (FN2)	138 Cumberland Street	115 Yorkville Avenue		Toronto	ON	M5R 3N7	Kate Spade	Kate Spade Canada Inc.	Funtauna Investments Limited
492-30210 *	Yorkdale Shopping Centre	3401 Dufferin Street	Unit #312A	Toronto	ON	M3A 2T9	Kate Spade	Kate Spade Canada Inc.	Yorkdale Shopping Centre Holdings Inc.

485-67740	CrossIron Mills	261055 CrossIron Blvd		Calgary	AB	T4A 0G3	Lucky Brand Outlet	Lucky Brand Dungarees Canada Inc.	IC -- Ivanhoe Cambridge Inc.
485-67970	Granville Street	2723 Granville Street		Vancouver	BC	V6H 3J1	Lucky Brand Jeans	Lucky Brand Dungarees Canada Inc.	Austeville Properties Ltd.
485-67940 *	Metropolis at Metrotown	4700 Kingsway		Burnaby	BC	V5H 4M1	Lucky Brand Jeans	Lucky Brand Dungarees Canada Inc.	IC - Ivanhoe Cambridge II, Inc.
485-67680	Morgan Crossing	15735 Croydon Drive		Surrey	BC	V3S 2L5	Lucky Brand Outlet	Lucky Brand Dungarees Canada Inc.	Morgan Crossing Properties Ltd.
485-67720	Polo Park	1485 Portage Ave.		Winnipeg	MA	R3G 0W4	Lucky Brand Jeans	Lucky Brand Dungarees Canada Inc.	CF - Ontrea Inc.
485-67420	Rideau Centre	50 Rideau Street		Ottawa	ON	K1N 9J7	Lucky Brand Jeans	Lucky Brand Dungarees Canada Inc.	Viking Rideau Corporation
485-67530	Square One Shopping Centre	100 City Centre Drive		Mississauga	ON	L5B 2C9	Lucky Brand Jeans	Lucky Brand Dungarees Canada Inc.	Oxford Omers Realty Management Corporation
485-67630	The Promenade Shopping Centre	1 Promenade Circle		Thornhill	ON	L4J 4P8	Lucky Brand Jeans	Lucky Brand Dungarees Canada Inc.	CF - Vaughan Promenade Shopping Centre Inc.
485-67520	Toronto Eaton Centre	220 Yonge Street		Toronto	ON	M5B 2H1	Lucky Brand Jeans	Lucky Brand Dungarees Canada Inc.	T.E.C. Leaseholds Limited
485-67730	West Edmonton Mall	8882 170th Street		Edmonton	AB	T5T 4M2	Lucky Brand Jeans	Lucky Brand Dungarees Canada Inc.	WEM - West Edmonton Mall Property Inc.
485-67570	Yorkdale Shopping Centre	3401 Dufferin Street		Toronto	ON	M6A 2T9	Lucky Brand Jeans	Lucky Brand Dungarees Canada Inc.	Oxford Yorkdale Shopping Centre Holdings Inc.

FOOTNOTES:

FN1 - any Lease # with a “V” means that the property has been vacated but there is still a lease obligation.

FN2  - any Lease # with a “ND” at the end means there is a lease obligation but the store has not opened/lease has not commenced yet

* - Leases with an asterisk have a separate storage space associated with them as of 3/26/2013 (but subject to change as some may be temporary storage spaces)

Sch. 3.05 - Leased Real Property - EUROPE

Lease #	Location Name	Address 1	Address 2	City	State	Zip	Banner /Tradename	Tenant Entity under the Lease	Landlord Entity under the Lease

730-60000	26 Bruton Street Showroom	26 Bruton Street	and 29 Bruton Place	London	UK	W1J 6QN	Juicy Showroom	Juicy Couture Europe Limited	Berkeley Square Holdings Limited
731-80020	Bicester Village	50 Pingle Drive	Unit 20A	Bicester	UK	OX26 6WD	Juicy Outlet	Juicy Couture Europe Limited	Bicester Nominees Ltd. & Bicester II Nominees Ltd.
731-80040	Bluewater Shopping Centre	Upper Rose Gallery	Unit 107	Greenhithe	UK	DA9 9ST	Juicy	Juicy Couture Europe Limited	Blueco Limited
753-08015	La Roca Village			Barcelona	SP		Juicy Outlet	Juicy Couture Europe Limited	Value Retail Barcelona, S.L.
730-60000-2 (FN1)	Regent Street	198 Regent Street		London	UK	W1B 5TP	Juicy Facilities Office	Juicy Couture Europe Limited	The Crown Estate Commissioners
731-80160 (FN1)	Regent Street	198 Regent Street		London	UK	W1B 5TP	Juicy	Juicy Couture Europe Limited	The Crown Estate Commissioners
731-80170 *	Westfield London			London	UK	W12 7GG	Juicy	Juicy Couture Europe Limited	Commerz Real Investmentgesellschaft mbH
740-80030	Kildare Village	Nurney Road		Kildare	UK		Juicy Outlet	Juicy Couture Ireland Limited	Value Retail Dublin Limited

670-03022 *	Bicester Village			Bicester	UK	OX26 6WD	Kate Spade Outlet	Kate Spade UK Limited	Bicester Nominees Ltd. & Bicester II Nominees Ltd.
675-32870	Brewer Street	Unit B3 Brewer Street		London	UK	W1	Jack Spade	Kate Spade UK Limited	The Crown Estate Commissioners
670-03284	Symons Street	6 Symons Street	(at corner of 194 Pavilion Road)	London	UK	SW3 2TJ	Kate Spade	Kate Spade UK Limited	Cadogan Estates Limited
670-03019 *	Westfield London			London	UK		Kate Spade	Kate Spade UK Limited	Commerz Real Investmentgesellschaft mbH
670-03285 (partially sublet)	Langley Court	1-4 Langley Court	Covent Garden	London	UK	WC2E 4JY	Kate Spade	Kate Spade UK Limited	Parkhurst Family Trust

FOOTNOTES:

FN1 - There is one lease that covers both portions of this property

* - Leases with an asterisk have a separate storage space associated with them as of 3/26/2013 (but subject to change as some may be temporary storage spaces)

Sch. 3.05 - Leased Real Property - US

Lease #	Location Name	Address 1	Address 2	City	State	Zip	Banner /Tradename	Tenant Entity under the Lease	Landlord Entity under the Lease

001-31105	Blackstone Centre Condominium	6 Blackstone Valley Place	Unit 401	Lincoln	RI	2865	Accessories Office	Adelington Design Group, LLC	Blackstone Center Limited Partnership

230-60000-2V (FN1)(entirely sublet)	17-19 Union Square West	17-19 Union Square West		New York	NY		Narciso Facilities	FNP Holdings, LLC	17-19 Associates, LLC

152-69000	Plaza Las Americas	525 F.D. Roosevelt Avenue	Hato Rey	San Juan	PR	918	Lucky	Fifth & Pacific Companies Puerto Rico, Inc.	Plaza Las Americas, Inc.
153-13310	Puerto Rico Premium Outlets	1 Prime Outlets Boulevard		Barceloneta	PR	617	Juicy Outlet	Fifth & Pacific Companies Puerto Rico, Inc.	Plaza Carolina Mall, L.P.

001-61500-2	1440 Broadway Office	1440 Broadway		New York	NY	10018	Juicy Facilities	Fifth & Pacific Companies, Inc.	1440 Broadway Owner LLC
001-61500-16	1441 Broadway			New York	NY	10018	Corporate Offices	Fifth & Pacific Companies, Inc.	Lechar Realty Corp.
001-57700V (FN1)(entirely sublet)	650 Boulder Drive	650 Boulder Drive		Breinigsville	PA	18031	LCI Facilities	Fifth & Pacific Companies, Inc.	Liberty Property Limited Partnership
001-61500-15	Bill McComb’s Apartment	225 Fifth Avenue		New York	NY		McCombs Apartment	Fifth & Pacific Companies, Inc.	225 MSP LLC

330-65000-5	12723 Wentworth Street	12723 Wentworth Street	12800 Rangoon Street	Arleta	CA	91331	Juicy Facilities	Juicy Couture, Inc.	IPERS BREA/Golden State Business Parks, Inc.
330-65000-9	526 W. Garfield Avenue			Glendale	CA		Juicy Facilities	Juicy Couture, Inc.	Hal Meyers
330-65000-7	Cooper Building	860 S. Los Angeles Street		Los Angeles	CA	90014	Juicy Facilities	Juicy Couture, Inc.	Big Munga Development, LLC dba Mercantile Center

325-60000-5	2 Park Avenue	2 Park Avenue		New York	NY	10016	Kate Spade Facilities	Kate Spade, LLC	PPF Off Two Park Avenue Owner, LLC
120-32000-3	454 Broome St. (1st & Basmnt/Herb Wells)	454 Broome Street		New York	NY	10013	Kate Spade	Kate Spade, LLC	Herbert A. Wells, III
120-32000-1	454 Broome St. (Roof - HVAC)	454 Broome Street		New York	NY	10013	Kate Spade	Kate Spade, LLC	Chakrapani Corporation
120-32000-2	456 Broome St. (Ground Floor/Nieuw LL)	456 Broome Street		New York	NY	10013	Kate Spade	Kate Spade, LLC	Nieuw Broome Owners, LLC

120-32710	103 Main Street	103 Main Street		Westport	CT	6880	Kate Spade	LCI Holdings, Inc.	Westport Main Street Retail L.L.C.
120-30450 ND (FN2)	205 Columbus Avenue	205 Columbus Avenue		New York	NY	10023	Kate Spade	LCI Holdings, Inc.	Columbus 69th LLC
116-35300	225 Worth Avenue	225 Worth Avenue Unit A & B		Palm Beach	FL	33480	Juicy	LCI Holdings, Inc.	P/A Florida Associates
120-32920	307 South Galena	307 South Galena	Aspen Block Building	Aspen	CO	81611	Kate Spade	LCI Holdings, Inc.	James E. Cox
127-30260 ND (FN2)	3166 16th Street	3166 16th Street		San Francisco	CA	94103	Jack Spade	LCI Holdings, Inc.	FB Global Properties dba Global Enterprises
111-20040V (FN1)(entirely sublet)	411 West Broadway	411 West Broadway	a/k/a 155 Spring Street	New York	NY	10012	Sigrid Olsen	LCI Holdings, Inc.	VNO 155 Spring Street LLC
127-32190	466 Broome Street (Jack Spade)	466 Broome Street	with entrance at 56 Greene Street	New York	NY	10013	Jack Spade	LCI Holdings, Inc.	466-26 Soho LLC
112-17500V (FN1)(entirely sublet)	500 Broadway	500 Broadway		New York	NY	10013	Mexx USA	LCI Holdings, Inc.	Only Properties, LLC
116-35360	650 Fifth Avenue	650 Fifth Avenue		New York	NY	10022	Juicy	LCI Holdings, Inc.	650 Fifth Avenue Company
120-30440 ND (FN2)	789 Madison Avenue	789 Madison Avenue		New York	NY	10021	Kate Spade	LCI Holdings, Inc.	Lawrence Friedland & Estate of Melvin Friedland
116-35090	860 Madison Avenue	860 Madison Avenue		New York	NY	10021	Juicy	LCI Holdings, Inc.	860 Madison Avenue LLC
120-18350	97 Depot Street	97 Depot Street		Manchester	Vt	5255	Kate Spade Outlet	LCI Holdings, Inc.	H.B. Realty Partners, L.P.
127-32700	Abbot Kinney	1136 Abbot Kinney Boulevard		Los Angeles	CA	90291	Jack Spade (Temp)	LCI Holdings, Inc.	Scott J. Borman
127-32700 ND (FN2)	Abbot Kinney	1132 Abbot Kinney Boulevard		Los Angeles	CA	90291	Jack Spade	LCI Holdings, Inc.	Abbot Kinney Property LLC
120-32650	Ala Moana Center	1450 Ala Moana Blvd.		Honolulu	HI		Kate Spade	LCI Holdings, Inc.	GGP Ala Moana L.L.C.
116-35070 *	Ala Moana Center	1450 Ala Moana Boulevard #2059		Honolulu	HI	96814	Juicy	LCI Holdings, Inc.	GGP Ala Moana, L.L.C.
116-13430	Allen Premium Outlets	820 West Stacy Road		Allen	TX	75013	Juicy Outlet	LCI Holdings, Inc.	Chelsea Allen Development, L.P.
116-35410	Americana at Manhasset	2036 Northern Blvd		Manhasset	NY	11030	Juicy	LCI Holdings, Inc.	Fifth Avenue of Long Island Realty Associates
116-35380	Arden Fair	1689 Arden Way		Sacramento	CA	95815	Juicy	LCI Holdings, Inc.	Arden Fair Associates, L.P.
116-35240	Aventura Mall	19575 Biscayne Boulevard		Miami	FL	33180	Juicy	LCI Holdings, Inc.	Aventura Mall Venture
120-30340 ND (FN2)	Barracks Road	1117 N. Emmet Street		Charlottesville	VA	22905	Kate Spade	LCI Holdings, Inc.	Federal Realty Investment Trust
120-32890	Bellevue Square	139 Bellevue Square		Bellevue	WA	98004	Kate Spade	LCI Holdings, Inc.	Bellevue Square, LLC
116-35150	Bleecker Street	368 Bleecker Street	plus lower levels of 368,370,372 & 374 Bleeker Street	New York	NY	10014	Juicy	LCI Holdings, Inc.	Tamara Properties, Inc. and Gomidas Holding Corp.
127-32660	Bleecker Street	400 Bleecker Street	a/k/a 288 West 11th Street	New York	NY	10014	Jack Spade	LCI Holdings, Inc.	400 Bleecker Street Co., LLC
116-35470	Bridge Street Town Centre	330 Bridge Street		Huntsville	AL	35806	Juicy	LCI Holdings, Inc.	IMI Huntsville, LLC
116-35510	Broadway Plaza	1275 Broadway Plaza		Walnut Creek	CA	94596	Juicy	LCI Holdings, Inc.	Macerich Northwestern Associates
120-32410	Broadway Plaza	1177 Broadway Plaza		Walnut Creek	CA	35496	Kate Spade	LCI Holdings, Inc.	Macerich Northwestern Associates
120-30540 ND (FN2)	Burlingame Avenue	1207 Burlingame Avenue		Burlingame	CA	94010	Kate Spade	LCI Holdings, Inc.	1207-1211 Burlingame Avenue, LLC
116-35750	Burlington Mall	75 Middlesex Turnpike		Burlington	MA	1803	Juicy	LCI Holdings, Inc.	Bellweather Properties of Massachusetts Limited Partnership
120-18130 *	Camarillo Premium Outlets	950 Camarillo Center Drive		Camarillo	CA	93010	Kate Spade Outlet	LCI Holdings, Inc.	CPG Partners, L. P.
116-13010 *	Camarillo Premium Outlets	910 Camarillo Center Drive		Camarillo	CA	93010	Juicy Outlet	LCI Holdings, Inc.	CPG Partners, L.P.
116-13000	Carlsbad Premium Outlets	5610 Paseo Del Norte		Carlsbad	CA	92008	Juicy Outlet	LCI Holdings, Inc.	CPG Carlsbad Holdings, LLC
120-32990	Carmel Plaza			Carmel	CA	93921	Kate Spade	LCI Holdings, Inc.	OWRF Carmel, LLC
116-35260	Century City Mall	10250 Santa Monica Boulevard		Los Angeles	CA	90067	Juicy	LCI Holdings, Inc.	Century City Mall, LLC
120-32420	Century City Mall	10250 Santa Monica Boulevard	#196	Los Angeles	CA	90067	Kate Spade	LCI Holdings, Inc.	Century City Mall, LLC
120-32910	Charleston Place	236 King Street		Charleston	SC	9401	Kate Spade	LCI Holdings, Inc.	Charleston Place, LLC
116-35350	Cherry Creek	3000 East First Ave.		Denver	CO	80206	Juicy	LCI Holdings, Inc.	Taubman Cherry Creek Shopping Center, L.L.C.
120-18020 *	Chicago Premium Outlets	1650 Premium Outlets Boulevard		Aurora	IL	60504	Kate Spade Outlet	LCI Holdings, Inc.	Simon/Chelsea Chicago Development, LLC
116-13090	Chicago Premium Outlets	1650 Premium Outlets Boulevard		Aurora	IL	60504	Juicy Outlet	LCI Holdings, Inc.	Simon/Chelsea Chicago Development, LLC
116-13490 *	Citadel Outlets Shopping Center	100 Citadel Drive		Commerce	CA	90040	Juicy Outlet	LCI Holdings, Inc.	Craig Realty Group Citadel, LLC
120-18320	Clinton Crossing Premium Outlets	20-A Killingworth Turnpike		Clinton	CT	6413	Kate Spade Outlet	LCI Holdings, Inc.	CPG Partners, LP
116-13140	Clinton Crossing Premium Outlets	20-A Killingworth Turnpike		Clinton	CT	6413	Juicy Outlet	LCI Holdings, Inc.	CPG Partners, L.P.
116-10060 *	Colonnade at Sawgrass	1800 Sawgrass Mills Circle		Sunrise	FL	33323	Juicy Outlet	LCI Holdings, Inc.	Sawgrass Mills Phase IV, L.L.C.
120-18030 *	Colonnade at Sawgrass	1800 Sawgrass Mills Circle		Sunrise	FL	33323	Kate Spade Outlet	LCI Holdings, Inc.	Sawgrass Mills Phase IV, L.L.C.
120-32770	Country Club Plaza	321 Nichols Road		Kansas City	MO	64112	Kate Spade	LCI Holdings, Inc.	Highwoods Realty Limited Partnership
116-07100 *	Desert Hills Premium Outlets	48650 Seminole Drive Unit # D-156		Cabazon	CA	92230	Juicy Outlet	LCI Holdings, Inc.	CPG Partners, L.P.
120-18120 *	Desert Hills Premium Outlets	48650 Seminole Road Suite 105		Cabazon	CA	92230	Kate Spade Outlet	LCI Holdings, Inc.	CPG Partners, LP
116-13030	Designer Outlet Gallery	55 Hartz Way		Secaucus	NJ	7094	Juicy Outlet	LCI Holdings, Inc.	Secaucus Outlet Center, LLC
116-13480	Dolphin Mall	11401 N.W. 12th Street		Miami	FL	33173	Juicy Outlet	LCI Holdings, Inc.	Dolphin Mall Associates LLC

116-35800 *	East Hampton	17 Newton Lane		East Hampton	NY		Juicy	LCI Holdings, Inc.	Four Stars Realty Co., LLC
127-32720	East Oak Street	47 East Oak Street		Chicago	IL	60611	Jack Spade	LCI Holdings, Inc.	GO1NG PLACES, LLC
116-35430	East Oak Street	101 East Oak Street		Chicago	IL	60611	Juicy	LCI Holdings, Inc.	Chicago Oak Street Partners, LLC
120-32030 *	East Oak Street	56 East Oak Street		Chicago	IL	60611	Kate Spade	LCI Holdings, Inc.	Chicago Title Land Trust Company
116-35650	El Paseo Village	73-445 El Paseo Boulevard	Suite 100	Palm Desert	CA	92260	Juicy	LCI Holdings, Inc.	El Paseo Village LLC
120-32640	El Paseo Village	73-425 El Paseo Boulevard	Suite 108	Palm Desert	CA	92260	Kate Spade	LCI Holdings, Inc.	El Paseo Village LLC
120-18040	Ellenton Premium Outlets	5705 Factory Shops Boulevard		Ellenton	FL	34222	Kate Spade Outlet	LCI Holdings, Inc.	Gulf Coast Factory Shops Limited Partnership
116-10050	Ellenton Premium Outlets	5597 Factory Shops Blvd	Suite 335	Ellenton	FL	34222	Juicy Outlet	LCI Holdings, Inc.	Gulf Coast Factory Shops Limited Partnership
116-35810	Fashion Centre at Pentagon City	1101 South Hayes Street		Arlington	VA	22202	Juicy	LCI Holdings, Inc.	Fashion Centre Mall, LLC
120-32900	Fashion Centre at Pentagon City	1100 South Hayes Street		Arlington	VA	22202	Kate Spade	LCI Holdings, Inc.	Fashion Centre Mall, LLC
120-30300	Fashion District at Easton Town Center	4225 The Strand	Space #212	Columbus	OH	43219	Kate Spade	LCI Holdings, Inc.	Easton Town Center II, LLC
116-35060	Fashion Island	573 Newport Center Drive		Newport Beach	CA	92660	Juicy	LCI Holdings, Inc.	The Irvine Company, LLC
120-32180 *	Fashion Island	819 Newport Center Drive		Newport Beach	CA	92660	Kate Spade	LCI Holdings, Inc.	The Irvine Company, LLC
120-30380 ND (FN2)	Fashion Mall at Keystone	8702 Keystone Crossing	Space 27A	Indianapolis	IN	46240	Kate Spade	LCI Holdings, Inc.	SDG Fashion Mall Limited Partnership
120-18290	Fashion Outlets of Las Vegas	32100 Las Vegas Blvd. South		Primm	NV	89019	Kate Spade Outlet	LCI Holdings, Inc.	Fashion Outlet of Las Vegas, LLC
116-13170	Fashion Outlets of Las Vegas	32100 Las Vegas Blvd. South		Primm	NV	89019	Juicy Outlet	LCI Holdings, Inc.	Fashion Outlet of Las Vegas, LLC
120-18330 *	Fashion Outlets of Niagara	1900 Military Rd & Connecting Blvd		Niagara Falls	NY	14304	Kate Spade Outlet	LCI Holdings, Inc.	Macerich Niagara LLC
116-13210	Fashion Outlets of Niagara	1900 Military Rd & Connecting Blvd		Niagara Falls	NY	14304	Juicy Outlet	LCI Holdings, Inc.	Macerich Niagara LLC
120-32590	Fashion Show Mall	3200 Las Vegas Blvd.		Las Vegas	NV	89109	Kate Spade	LCI Holdings, Inc.	Fashion Show Mall, LLC
120-32470	Fashion Valley Mall	7007 Friars Rd.		San Diego	CA	92108	Kate Spade	LCI Holdings, Inc.	Fashion Valley Mall, LLC
116-35520	Fashion Valley Mall	7007 Friars Road		San Diego	CA	92108	Juicy	LCI Holdings, Inc.	Fashion Valley Mall, LLC
120-32270	Fifth Avenue	135 Fifth Avenue		New York	NY	10003	Kate Spade	LCI Holdings, Inc.	135 Fifth Avenue LLC
116-13330	Five Oaks	1645 Parkway		Sevierville	TN	37862	Juicy Outlet	LCI Holdings, Inc.	Tanger Properties Limited Partnership
116-35710	Forum Shops at Caesars	3500 Las Vegas Boulevard South		Las Vegas	NV	89109	Juicy	LCI Holdings, Inc.	Forum Shops, LLC
120-32880	Forum Shops at Caesars	3500 Las Vegas Boulevard South		Las Vegas	NV	89109	Kate Spade	LCI Holdings, Inc.	Forum Shops, LLC
116-13420	Gaffney Premium Outlets	1 Factory Shops Boulevard		Gaffney	SC	29341	Juicy Outlet	LCI Holdings, Inc.	Gaffney Outlets LLC
116-35190	Galleria Dallas	13350 Dallas Parkway		Dallas	TX	75240	Juicy	LCI Holdings, Inc.	Galleria Mall Investors LP
116-35680	Galleria at Roseville	1151 Galleria Boulevard		Roseville	CA	95678	Juicy	LCI Holdings, Inc.	Roseville Shoppingtown LLC
116-35490	Garden State Plaza	One Garden State Plaza		Paramus	NJ	7652	Juicy	LCI Holdings, Inc.	Westland Garden State Plaza Limited Partnership
120-32060	Georgetown (M Street)	3061 M Street NW		Washington	DC	20007	Kate Spade	LCI Holdings, Inc.	Lobert Properties
116-35310	Georgetown (M Street)	3034 M Street		Washington	DC	20007	Juicy	LCI Holdings, Inc.	3034 LLC
112-17000V (FN1)(entirely sublet)	Georgetown (M Street)	3227-3229 M street		Washington	DC	20007	Mexx USA	LCI Holdings, Inc.	Papamichael Family Limited Partnership
116-13440	Gilroy Premium Outlets	681 Leavesley Road		Gilroy	CA	95020	Juicy Outlet	LCI Holdings, Inc.	Gilroy Premium Outlets, LLC
120-18400 *	Grand Prairie Premium Outlets	2950 West Interstate 20	Suite 475	Grand Prairie	TX	75052	Kate Spade Outlet	LCI Holdings, Inc.	Grand Prairie Premium Outlets LP
116-13500	Grand Prairie Premium Outlets	2950 West Interstate 20	Suite 110	Grand Prairie	TX	75052	Juicy Outlet	LCI Holdings, Inc.	Grand Prairie Premium Outlets LP
120-32040	Grant Avenue	207 Grant Avenue		San Francisco	CA	94108	Kate Spade	LCI Holdings, Inc.	Bonds Land Investment Co., Ltd
120-32020	Greenwich Avenue	271 Greenwich Avenue		Greenwich	CT	6830	Kate Spade	LCI Holdings, Inc.	Greenwich Manor, LLC
116-13240 (FN4)	Grove City Premium Outlets	Intersection of I-79 & Route 208		Grove City	PA	16127	Juicy Outlet	LCI Holdings, Inc.	Grove City Factory Shops Limited Partnership
120-18230	Hagerstown Premium Outlets	700 Prime Outlets Blvd.		Hagerstown	MD	21740	Kate Spade Outlet	LCI Holdings, Inc.	Outlet Village of Hagerstown Limited Partnership
120-32080	Houston Galleria I	5015 Westheimer		Houston	TX	77056	Kate Spade	LCI Holdings, Inc.	HG Shopping Centers, L.P.
116-35270	Houston Galleria II	5085 Westheimer		Houston	TX	77056	Juicy	LCI Holdings, Inc.	HG Galleria I, II, III, L.P.
120-18200 *	Houston Premium Outlets	29300 Hempstead Road		Cypress	TX	77433	Kate Spade Outlet	LCI Holdings, Inc.	CPG Houston Holdings, L.P.
116-13120	Houston Premium Outlets	29300 Hempstead Road		Cypress	TX	77433	Juicy Outlet	LCI Holdings, Inc.	CPG Houston Holdings, L.P.
120-32550	International Plaza	2223 North Westshore Boulevard	Space 221	Tampa	FL	33607	Kate Spade	LCI Holdings, Inc.	Tampa Westshore Associates Limited Partnership
116-35780	International Plaza	2223 N. West Shore Boulevard		Tampa	FL	33607	Juicy	LCI Holdings, Inc.	Tampa Westshore Associates Limited Partnership
116-13160	Jersey Gardens	651 Kapowski Road		Elizabeth	NJ	7201	Juicy Outlet	LCI Holdings, Inc.	JG Elizabeth, LLC
120-18280	Jersey Shore Premium Outlets	1 Premium Outlet Blvd.		Tinton Falls	NJ	7753	Kate Spade Outlet	LCI Holdings, Inc.	Jersey Shore Premium Outlets, LLC
116-13190 *	Jersey Shore Premium Outlets	1 Premium Outlet Blvd., Space 761		Tinton Falls	NJ	7753	Juicy Outlet	LCI Holdings, Inc.	Jersey Shore Premium Outlets, LLC
116-13060	Katy Mills	5000 Katy Mills Circle, Suite 330		Katy	TX	77494	Juicy Outlet	LCI Holdings, Inc.	Katy Mills Mall Limited Partnership
116-35620	Kierland Commons	15215 North Kierland Boulevard	Suite 125	Scottsdale	AZ	85254	Juicy	LCI Holdings, Inc.	Kierland Greenway, LLC
116-35390	King Street	278 King Street		Charleston	SC	29043	Juicy	LCI Holdings, Inc.	Lyband Family LLC and Oristo Downtown LLC
120-32960	La Jolla	7931 Girard Avenue		La Jolla	CA	92037	Kate Spade	LCI Holdings, Inc.	Chuharski Family Partnership
116-13040 Hybrid (FN3)	Las Vegas Premium Outlets	I-15 at US 95 on Grand Central Parkway	Unit 1380	Las Vegas	NV	89106	Juicy Outlet	LCI Holdings, Inc.	Simon/Chelsea Las Vegas Development, LLC
120-18150 *	Las Vegas Premium Outlets	795 S. Grand Central Pkwy.		Las Vegas	NV	89106	Kate Spade Outlet	LCI Holdings, Inc.	Simon/Chelsea Las Vegas Development, LLC
107-33110 Hybrid (FN3)	Las Vegas Premium Outlets	I-15 at US 95 on Grand Central Parkway	Unit 1380	Las Vegas	NV	89106	Lucky Outlet	LCI Holdings, Inc.	Simon/Chelsea Las Vegas Development, LLC
120-18100 *	Leesburg Premium Outlets	241 Fort Evans Road NE		Leesburg	VA	20176	Kate Spade Outlet	LCI Holdings, Inc.	CPG Partners, L. P.
116-13080	Leesburg Premium Outlets	241 Fort Evans Road NE		Leesburg	VA	20176	Juicy Outlet	LCI Holdings, Inc.	CPG Partners, L. P.
120-32070	Lenox Square	3393 Peachtree Road NE		Atlanta	GA	30326	Kate Spade	LCI Holdings, Inc.	The Retail Property Trust
116-35630	Lincoln Road	1111 Lincoln Road		Miami Beach	FL	33138	Juicy	LCI Holdings, Inc.	MBEACH1, LLLP
120-18410 *	Livermore Premium Outlets			Livermore	CA		Kate Spade Outlet	LCI Holdings, Inc.	Livermore Premium Outlets LLC
116-13510	Livermore Premium Outlets			Livermore	CA		Juicy Outlet	LCI Holdings, Inc.	Livermore Premium Outlets LLC
116-35170	Malibu Country Mart	3900 Cross Creek Road		Malibu	CA	90265	Juicy	LCI Holdings, Inc.	3900 Cross Creek LLC dba Malibu Country Mart
120-30430 ND (FN2)	Mall at Millenia	4200 Conroy Road		Orlando	FL	32839	Kate Spade	LCI Holdings, Inc.	Forbes Taubman Orlando, L.L.C.
116-35110 *	Mall at Millenia	4200 Conroy Road		Orlando	FL	32839	Juicy	LCI Holdings, Inc.	Forbes Taubman Orlando, L.L.C
116-35850	Mall of America	60 East Broadway	Space S140	Bloomington	MN	55425	Juicy	LCI Holdings, Inc.	MOAC Mall Holdings LLC
116-10070	Miromar Outlets	10801 Corkscrew Road		Estero	FL	33928	Juicy Outlet	LCI Holdings, Inc.	Miromar Outlet West, LLC
116-35250	Natick West	1245 Worcester Street		Natick	MA	01760-1553	Juicy	LCI Holdings, Inc.	GGP - Natick West L.L.C.
127-30250	New Canaan	143 Elm Street		New Canaan	CT		Jack Spade	LCI Holdings, Inc.	Albert Franco Real Estate Trust
127-32830	Newbury Street	127-129 Newbury Street		Boston	MA		Jack Spade	LCI Holdings, Inc.	Jamestown 127-129 Newbury Street, Limited Partnership
120-32010	Newbury Street	117 Newbury Street		Boston	MA	2116	Kate Spade	LCI Holdings, Inc.	Junior League of Boston, Inc.
116-35020	Newbury Street	12 Newbury Street		Boston	MA	2116	Juicy	LCI Holdings, Inc.	Norgand Realty LLC
107-33060 Hybrid (FN3)	North Georgia Premium Outlets	800 Highway 400 South, Suite 895		Dawsonville	GA	30534	Lucky Outlet	LCI Holdings, Inc.	CPG Partners, L.P.
116-13180 Hybrid (FN3)	North Georgia Premium Outlets	800 Highway 400 South, Suite 895		Dawsonville	GA	30534	Juicy Outlet	LCI Holdings, Inc.	CPG Partners, L.P.
120-18300 Hybrid (FN3)	North Georgia Premium Outlets	800 Highway 400 South, Suite 895		Dawsonville	GA	30534	Kate Spade Outlet	LCI Holdings, Inc.	CPG Partners, L.P.

116-35570	North Star	7400 San Pedro Ave		San Antonio	TX	78216	Juicy	LCI Holdings, Inc.	North Star Mall, LLC
120-30310	NorthCreek	105 Fillmore Street		Denver	CO	80206	Kate Spade	LCI Holdings, Inc.	The Plaza at Cherry Creek North, LLC
116-19000 *	NorthPark Center	8687 N. Central Expressway		Dallas	TX	75225	Juicy	LCI Holdings, Inc.	NorthPark Partners, LP
120-32100	NorthPark Center	518 Northpark Center		Dallas	TX	75225	Kate Spade	LCI Holdings, Inc.	NorthPark Partners, LP
120-30400 ND (FN2)	Northbrook Court	1094 Northbrook Court		Northbrook	IL	60062	Kate Spade	LCI Holdings, Inc.	NorthPark Partners, LP
116-35450	Northbrook Court	1216 Northbrook Court		Northbrook	IL	60062	Juicy	LCI Holdings, Inc.	Westcoast Estates
116-35480	One Colorado	37 West Colorado Boulevard		Pasadena	CA	91105	Juicy	LCI Holdings, Inc.	One Colorado Investments LLC
120-32370	One Colorado	37 West Colorado Boulevard		Pasadena	CA	91105	Kate Spade	LCI Holdings, Inc.	One Colorado Investments LLC
116-13530 ND (FN2)	Outlet Shoppes at Atlanta	915 Ridgewalk Parkway		Woodstock	GA	30188	Juicy Outlet	LCI Holdings, Inc.	Atlanta Outlet Shoppes, LLC
120-18250 *	Orlando Premium Outlets - International	4955 International Drive		Orlando	FL	32819	Kate Spade Outlet	LCI Holdings, Inc.	Orlando Outlet Owner LLC
116-13070 *	Orlando Premium Outlets - International	4955 International Drive		Orlando	FL	32819	Juicy Outlet	LCI Holdings, Inc.	Orlando Outlet Owner LLC
116-13390 *	Orlando Premium Outlets - Vineland Ave	8200 Vineland Avenue		Orlando	FL	32821	Juicy Outlet	LCI Holdings, Inc.	Chelsea Orlando Development Limited Partnership
120-32780	Pacific Place	600 Pine Street		Seattle	WA	98101	Kate Spade	LCI Holdings, Inc.	PSD Pacific Place L.L.C.
120-32170 *	Palmer Square North	10 Hulfish Street		Princeton	NJ	8542	Kate Spade	LCI Holdings, Inc.	Nassau Inn Limited Partnership
116-13130	Philadelphia Premium Outlets	18 Lightcap Road		Limerick	PA	19464	Juicy Outlet	LCI Holdings, Inc.	Chelsea Limerick Holdings, LLC
120-18160 *	Philadelphia Premium Outlets	18 Lightcap Road		Limerick	PA	19464	Kate Spade Outlet	LCI Holdings, Inc.	Chelsea Limerick Holdings, LLC
116-19100	Phipps Plaza	3500 Peachtree Road, NE		Atlanta	GA	30326	Juicy	LCI Holdings, Inc.	CPI-Phipps Limited Liability Company
116-35580	Pioneer Place	700 SW 5th Ave		Portland	OR	97204	Juicy	LCI Holdings, Inc.	Pioneer Place Limited Partnership
120-32390	Pioneer Place	700 SW 5th Ave		Portland	OR	97204	Kate Spade	LCI Holdings, Inc.	Pioneer Place Limited Partnership
116-35400	Plaza Frontenac	1701 South Lindbergh Blvd.		St. Louis	MO	63131	Juicy	LCI Holdings, Inc.	Plaza Frontenac Acquisition, LLC
120-32610	Plaza Frontenac	97 Plaza Frontenac		St. Louis	MO	63131	Kate Spade	LCI Holdings, Inc.	Plaza Frontenac Acquisition, LLC
116-13380	Pleasant Prairie Premium Outlets	11211 120th Avenue		Pleasant Prairie	WI	53158	Juicy Outlet	LCI Holdings, Inc.	Prime Outlets at Pleasant Prairie LLC
127-30270	Portland	304 NW 11th Avenue		Portland	OR		Jack Spade	LCI Holdings, Inc.	Henry Land Co.
116-13340	Potomac Mills	2700 Potomac Mills Circle		Woodbridge	VA	22192	Juicy Outlet	LCI Holdings, Inc.	Mall at Potomac Mills, LLC
116-13200	Queenstown Premium Outlets	209 Outlet Center Drive - Suite 209		Queenstown	MD	21658	Juicy Outlet	LCI Holdings, Inc.	Second Horizon Group Limited Partnership
120-18060 *	Queenstown Premium Outlets	201 Outlet Center Drive		Queenstown	MD	21658	Kate Spade Outlet	LCI Holdings, Inc.	The Prime Outlets of Queenstown LLC
116-13410	Rehoboth Outlet Center	36470 Seaside Outlet Drive		Rehoboth Beach	DE	19971	Juicy Outlet	LCI Holdings, Inc.	Coroc/Rehoboth I L.L.C.
120-18190	Rehoboth Outlet Center			Rehoboth Beach	DE	19971	Kate Spade Outlet	LCI Holdings, Inc.	Coroc/Rehoboth I L.L.C.
116-13320	Rio Grand Valley Premium Outlets	5001 East Expressway 83		Mercedes	TX	78570	Juicy Outlet	LCI Holdings, Inc.	CPG Mercedes, L.P.
116-35290	Rodeo Drive	456, 458 & 460 North Rodeo Drive		Beverly Hills	CA	90210	Juicy	LCI Holdings, Inc.	The Karl B. Schurz Trust
116-35760	Roosevelt Field	630 Old Country Road		Garden City	NY	11530	Juicy	LCI Holdings, Inc.	The Retail Property Trust
116-35560	Ross Park	1000 Ross Park Mall Drive		Pittsburgh	PA	15237	Juicy	LCI Holdings, Inc.	Penn Ross Joint Venture
120-32510	Ross Park	1000 Ross Park Mall Drive		Pittsburgh	PA	15237	Kate Spade	LCI Holdings, Inc.	Penn Ross Joint Venture
116-35080 *	Royal Hawaiian Shopping Center	2301 Kalakaua Avenue		Honolulu	HI	96815	Juicy	LCI Holdings, Inc.	Trustees of the Estate of Bernice Pauahi Bishop
120-32200 *	Royal Hawaiian Shopping Center	2201 Kalakaua Ave.		Honolulu	HI	96815	Kate Spade	LCI Holdings, Inc.	Trustees of the Estate of Bernice Pauahi Bishop
120-32690	Saddle Creek Shopping Center	7615 West Farmington Blvd.	Suite 34	Germantown	TN	38138	Kate Spade	LCI Holdings, Inc.	Shops at Saddle Creek, Inc.
120-32290	San Francisco Centre	425 Market Street		San Francisco	CA	94103	Kate Spade	LCI Holdings, Inc.	S.F. Centre Limited Partnership
116-35100 *	San Francisco Centre	865 Market Street	Building 2 (Emporium)	San Francisco	CA	94103	Juicy	LCI Holdings, Inc.	Emporium Mall LLC
120-18010 *	San Marcos Premium Outlets	393 IH-35 South		San Marcos	TX	78666	Kate Spade Outlet	LCI Holdings, Inc.	San Marcos Factory Stores, Ltd.
116-10040 *	San Marcos Premium Outlets	3939 IH 35 South		San Marcos	TX	78666	Juicy Outlet	LCI Holdings, Inc.	San Marcos Factory Stores, Ltd.
120-30320 ND (FN2)	Santa Monica Place	395 Santa Monica Boulevard	Suite 138	Santa Monica	CA	90401	Kate Spade	LCI Holdings, Inc.	Macerich SMP LP
116-35670	Santa Monica Place	395 Santa Monica Place		Santa Monica	CA	90401	Juicy	LCI Holdings, Inc.	Macerich SMP LP
120-32970	Santana Row Shopping Center	Stevens Creek Blvd. & Winchester Blvd.	Building 5	San Jose	CA	95128	Kate Spade	LCI Holdings, Inc.	FRIT San Jose Town and Country Village, LLC
116-35000	Scottsdale Fashion Square	7014 E. Camelback Road	Suite 1284	Scottsdale	AZ	85251	Juicy	LCI Holdings, Inc.	Scottsdale Fashion Square LLC
120-32150	Scottsdale Fashion Square	7014 East Camelback Road		Scottsdale	AZ	85251	Kate Spade	LCI Holdings, Inc.	Scottsdale Fashion Square LLC
120-18210 *	Seattle Premium Outlets	10600 Quil Ceda Blvd.		Tulalip	WA	98271	Kate Spade Outlet	LCI Holdings, Inc.	CPG Partners, L. P.
116-13050 *	Seattle Premium Outlets	10600 Quil Ceda Blvd.		Tulalip	WA	98271	Juicy Outlet	LCI Holdings, Inc.	CPG Partners, L. P.
116-13300	Silver Sands Factory Stores	10562 Emerald Coast Parkway		Destin	FL	32550	Juicy Outlet	LCI Holdings, Inc.	Silver Sands Joint Venture Partners
120-32160	Somerset Collection	2800 West Big Beaver Road		Troy	MI	48084	Kate Spade	LCI Holdings, Inc.	Somerset Collection Limited Partnership
116-35500	Somerset Collection	2801 Big Beaver Road		Troy	MI	48084	Juicy	LCI Holdings, Inc.	Somerset Collection Limited Partnership
120-32090	SouthPark Mall	4400 Sharon Road		Charlotte	NC	28211	Kate Spade	LCI Holdings, Inc.	SouthPark Mall Limited Partnership
116-35220	SouthPark Mall	4400 Sharon Road		Charlotte	NC	28211	Juicy	LCI Holdings, Inc.	SouthPark Mall Limited Partnership
120-18240	St. Augustine Outlets	500 Belz Outlet Boulevard		St. Augustine	FL	32064	Kate Spade Outlet	LCI Holdings, Inc.	LVP St. Augustine Outlets LLC
116-13270	St. Augustine Outlets	500 Belz Outlet Boulevard		St. Augustine	FL	32084	Juicy Outlet	LCI Holdings, Inc.	LVP St. Augustine Outlets LLC
116-35660	Stanford Shopping Center	660 Stanford Shopping Center		Palo Alto	CA	94304	Juicy	LCI Holdings, Inc.	SPG Center, LLC
120-32140	Stanford Shopping Center	153 Stanford Shopping Center		Palo Alto	CA	94304	Kate Spade	LCI Holdings, Inc.	SPG Center, LLC
116-10030 ND (FN2)	Tanger Factory Outlet Center			Riverhead	NY		Juicy Outlet	LCI Holdings, Inc.	Tanger Properties Limited Partnership
120-18080 *	Tanger Factory Outlet Center	10819 Kings Road Unit 400		North Myrtle Beach	SC	29572	Kate Spade Outlet	LCI Holdings, Inc.	TWMB Associates, LLC
116-13230	Tanger Factory Outlet Center	2601 McKenzie Street		Foley	AL	36535	Juicy Outlet	LCI Holdings, Inc.	COROC/Riviera L.L.C.
120-18050 *	Tanger Factory Outlet Center	1770 West Main Street	Suite 208	Riverhead	NY	11901	Kate Spade Outlet	LCI Holdings, Inc.	Tanger Properties Limited Partnership
116-10030	Tanger Factory Outlet Center	1770 West Main Street		Riverhead	NY	11901	Juicy Outlet	LCI Holdings, Inc.	Tanger Properties Limited Partnership
120-18110	Tanger Factory Outlet Center	800 Factory Shops Boulevard	Suite 570	Jeffersonville	OH	43128	Kate Spade Outlet	LCI Holdings, Inc.	Tanger Properties Limited Partnership
116-13520	Tanger Factory Outlet Center	119 North Arkansas Avenue	Suite #318	Atlantic City	NJ	8401	Juicy Outlet Temp	LCI Holdings, Inc.	Atlantic City Associates Number Two (S-1), LLC (Phase II)
116-13280	Tanger Outlet Center at the Arches	1340 The Arches Circle		Deer Park	NY	11729	Juicy Outlet	LCI Holdings, Inc.	Deer Park Enterprise, LLC
120-18270	Tanger Outlet Center at the Arches	455 Commack Road		Deer Park	NY	11729	Kate Spade Outlet	LCI Holdings, Inc.	Deer Park Enterprise, LLC
120-32310	The Americana at Brand	116 Caruso Avenue		Glendale	CA	91210	Kate Spade	LCI Holdings, Inc.	The Americana at Brand, LLC
116-35420	The Americana at Brand	539 Americana Way		Glendale	CA	91210	Juicy	LCI Holdings, Inc.	The Americana at Brand, LLC
116-13250	The Crossings Premium Outlets	1000 Route 611		Tannersville	PA	18372	Juicy Outlet	LCI Holdings, Inc.	Chelsea Pocono Finance, LLC
116-35180	The Domain	11601 Century Oaks Terrace	Suite 117	Austin	TX	78758	Juicy	LCI Holdings, Inc.	The Domain Mall, LLC
120-32400	The Mall at Chestnut Hill	199 Boylston St		Newton	MA	2467	Kate Spade	LCI Holdings, Inc.	WMACH LLC
120-32580	The Mall at Green Hills	2126 Abbott Martin Road	#313	Nashville	TN	37215	Kate Spade	LCI Holdings, Inc.	Green Hills Mall TRG LLC
116-35530	The Mall at Green Hills	2126 Abbott Martin Road		Nashville	TN	37215	Juicy	LCI Holdings, Inc.	Green Hills Mall TRG LLC
116-35210	The Mall at Short Hills	1200 Morris Turnpike		Short Hills	NJ	7078	Juicy	LCI Holdings, Inc.	Short Hills Associates, L.L.C.
116-13540	The Outlet Shoppes at Burlington	288 Fashion Way	Suite A005	Burlington	WA	98233	Juicy Outlet Temp	LCI Holdings, Inc.	BFO Factory Shoppes LLC

116-35120	The Pier Shops at Caesar’s	1 Atlantic Ocean		Atlantic City	NJ	8401	Juicy	LCI Holdings, Inc.	HQ13-1 Atlantic Ocean, LLC
120-32130	The Plaza at King of Prussia	160 North Gulph Road		King of Prussia	PA	19406	Kate Spade	LCI Holdings, Inc.	King of Prussia Associates
116-35200	The Plaza at King of Prussia	160 North Gulph Road	Upper Merion Township	King of Prussia	PA	19406	Juicy	LCI Holdings, Inc.	King of Prussia Associates
116-35130	The Shops at La Cantera	15900 La Cantera Parkway		San Antonio	TX	78256	Juicy	LCI Holdings, Inc.	La Cantera Retail Limited Partnership
120-32980	The Shops at Riverside	One Riverside Square	Suite #142	Hackensack	NJ	7601	Kate Spade	LCI Holdings, Inc.	Riverside Square Limited Partnership
116-35610	The Summit	220 Summit Boulevard		Birmingham	AL	35243	Juicy	LCI Holdings, Inc.	Bayer Retail Company VI, L.L.C.
120-32440	The Village at Corte Madera	1814 Redwood Highway	Space B025	Corte Madera	CA	94925	Kate Spade	LCI Holdings, Inc.	Corte Madera Village, LLC
116-35370	The Village at Corte Madera	1630 Redwood Highway		Corte Madera	CA	94925	Juicy	LCI Holdings, Inc.	Corte Madera Village, LLC
116-35140	The Village at Merrick Park	1055 Village of Merrick Park		Coral Gables	FL	33146	Juicy	LCI Holdings, Inc.	Merrick Park LLC
120-32570	The Westchester	125 Westchester Avenue		White Plains	NY	10601	Kate Spade	LCI Holdings, Inc.	Westchester Mall, LLC
116-35010	The Westchester	125 Westchester Avenue	Suite 925	White Plains	NY	10601	Juicy	LCI Holdings, Inc.	Westchester Mall, LLC
120-32570 ND (FN2)	The Westchester	125 Westchester Avenue	Suite 925	White Plains	NY	10601	Kate Spade	LCI Holdings, Inc.	Westchester Mall, LLC
116-35230	Town Center at Boca Raton	6000 Glades Road		Boca Raton	FL	33431	Juicy	LCI Holdings, Inc.	The Town Center at Boca Raton Trust
116-35320	Town Square	6543 Las Vegas Blvd South		Las Vegas	NV	89119	Juicy	LCI Holdings, Inc.	TSLV, LLC
116-35330	Tysons Galleria	2001 International Drive		McLean	VA	22102	Juicy	LCI Holdings, Inc.	Tysons Galleria L.L.C.
116-13370	Vacaville Premium Outlets	321 Nut Tree Road		Vacaville	CA	95687	Juicy Outlet	LCI Holdings, Inc.	CPG Finance II LLC
116-35160 *	Valley Fair	Stevens Creek Boulevard		Santa Clara	CA	95050	Juicy	LCI Holdings, Inc.	VF Mall LLC
116-13400 *	Waikele Premium Outlets	94-790 Lumiaina Street		Waipahu	HI	96797	Juicy Outlet	LCI Holdings, Inc.	CPG Partners, L.P.
116-35460	Walnut Street	1701 Walnut Street		Philadelphia	PA	19103	Juicy	LCI Holdings, Inc.	1701 Walnut Acquisitions, LP
120-30500 ND (FN2)	Walt Whitman Shops	160 Walt Whitman Road	Space 1092A	Huntington Station	NY	11746	Kate Spade	LCI Holdings, Inc.	Walt Whitman Mall, LLC
116-35440	Waterside Shops at Pelican Bay	5485 Tamiami Trail N.		Naples	FL	34108	Juicy	LCI Holdings, Inc.	Waterside at Pelican Bay LLC
120-32560	Waterside Shops at Pelican Bay	5485 Tamiami Trail N.		Naples	FL	34108	Kate Spade	LCI Holdings, Inc.	Waterside at Pelican Bay LLC
127-30280 ND (FN2)	White Provision	1170 Howell Mill Road		Atlanta	GA	30318	Jack Spade	LCI Holdings, Inc.	White Provision Redevelopment, L.P.
116-13110	Williamsburg Premium Outlets	5625-110 Richmond Road		Williamsburg	VA	23188	Juicy Outlet	LCI Holdings, Inc.	Williamsburg Mazel, LLC
120-18260 *	Williamsburg Premium Outlets	5645-130 Richmond Road		Williamsburg	VA	23188	Kate Spade Outlet	LCI Holdings, Inc.	Williamsburg Mazel, LLC
127-32860	Wisconsin Avenue	1250 Wisconsin Avenue, N.W.		Washington	DC	20007	Jack Spade	LCI Holdings, Inc.	LKHA Trust, DeFranceaux Family Trust & DeFranceaux Skipping Trust
120-18000 *	Woodbury Common Premium Outlets			Central Valley	NY	10917	Kate Spade Outlet	LCI Holdings, Inc.	CPG Partners, L. P.
127-18370 *	Woodbury Common Premium Outlets	234 Red Apple Court		Central Valley	NY	10917	Jack Spade Outlet	LCI Holdings, Inc.	CPG Partners, L. P.
116-07000 *	Woodbury Common Premium Outlets	216 Red Apple Court		Central Valley	NY	10917	Juicy Outlet	LCI Holdings, Inc.	CPG Partners, L.P.
120-18070 *	Wrentham Village Premium Outlets	One Premium Outlets Blvd.		Wrentham	MA	02093-065	Kate Spade Outlet	LCI Holdings, Inc.	CPG Partners, L. P.
116-10020 *	Wrentham Village Premium Outlets	One Premium Outlet Blvd	Suite 637	Wrentham	MA	02093-0656	Juicy Outlet	LCI Holdings, Inc.	CPG Partners, L.P.

107-63400	1113 Manhattan Ave.	1113 Manhattan Avenue		Manhattan Beach	CA	90266	Lucky	Lucky Brand Dungarees Stores, Inc.	Mary Jo Shields as Trustee
107-26350 ND (FN2)	112 W. Colorado Boulevard	112 W. Colorado Boulevard		Pasadena	CA		Lucky	Lucky Brand Dungarees Stores, Inc.	Albina Management Co.
107-64100	1151 3rd Avenue	1151 3rd Avenue		New York	NY	10021-6011	Lucky	Lucky Brand Dungarees Stores, Inc.	201 East 67 LLC, c/o Meir Argaman
107-62500	12155 Ventura Blvd. / Studio City	12155 Ventura Blvd		Studio City	CA	90803	Lucky	Lucky Brand Dungarees Stores, Inc.	12155 Ventura Partnership
107-64300	172 Fifth Avenue	172 5th Avenue		New York	NY	10010-5903	Lucky	Lucky Brand Dungarees Stores, Inc.	172 Realty LLC
107-66100 *	49 Main Street	49 Main Street of 33-51 Main Street		Westport	CT	6880	Lucky	Lucky Brand Dungarees Stores, Inc.	Winwest 3351 Main, LLC
107-68300	521 N.W. 23rd Avenue	Glisan Street Building	Suite 400	Portland	OR	97201	Lucky	Lucky Brand Dungarees Stores, Inc.	Glisan Street Associates, LLC
107-25290-2	535 Broadway (Soho)	535 Broadway		New York	NY	10012	Lucky	Lucky Brand Dungarees Stores, Inc.	Jack Jangana, Joyce Jangana and Jenny Jangana
107-25290-1	535 Broadway (Soho)	535 Broadway		New York	NY	10012	Lucky	Lucky Brand Dungarees Stores, Inc.	Zale Delaware, Inc.
107-60500	621 Fifth Avenue	621 Fifth Avenue		San Diego	CA	92101	Lucky	Lucky Brand Dungarees Stores, Inc.	Zeiden Properties, LLC
107-26080	ABQ Uptown	2240 Q Street		Albuquerque	NM	87110	Lucky	Lucky Brand Dungarees Stores, Inc.	Hunt Uptown, LLC
107-26300	Abbot Kinney	1310 Abbot Kinney Boulevard		Venice	CA	90291	Lucky	Lucky Brand Dungarees Stores, Inc.	Schwab Childrens 2012 Irrevocable Trust & AHM Properties, LLC
107-68200 ND (FN2)	Ala Moana Center	1450 Ala Moana Boulevard	#3306	Honolulu	HI	96814	Lucky	Lucky Brand Dungarees Stores, Inc.	GGP Ala Moana L.L.C.
107-68200 *	Ala Moana Center	1450 Ala Moana Blvd	#2021	Honolulu	HI	96814	Lucky	Lucky Brand Dungarees Stores, Inc.	GGP Ala Moana, L.L.C.
107-33090	Albertville Premium Outlets	6415 Labeaux Avenue NE		Albertville	MN	55301	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Partners, L. P.
107-25940	Arden Fair	1689 Arden Way		Sacramento	CA	95815	Lucky	Lucky Brand Dungarees Stores, Inc.	Arden Fair Associates, L.P.
107-66500	Aspen Grove Lifestyle Center	7301 South Santa Fe Drive		Littleton	CO	80120	Lucky	Lucky Brand Dungarees Stores, Inc.	DDR Aspen Grove Lifestyle Center Properties, LLC
107-60300 *	Aventura Mall	19501 Biscayne Avenue	Unit #807	Miami	FL	33180	Lucky	Lucky Brand Dungarees Stores, Inc.	Aventura Mall Venture
107-69400 *	Barton Creek Square	2901 Capital of Texas Highway		Austin	TX	78746	Lucky	Lucky Brand Dungarees Stores, Inc.	Simon Property Group (Texas), L.P.
107-25210	Beachwood Place	23600 Cedar Road		Beachwood	OH	44122	Lucky	Lucky Brand Dungarees Stores, Inc.	Beachwood Place Mall, LLC
107-66900	Bellevue Square	220 Bellevue Square		Bellevue	WA	98004	Lucky	Lucky Brand Dungarees Stores, Inc.	Bellevue Square LLC
107-62400	Belmont Shore	5267 East Second Street		Long Beach	CA	90803	Lucky	Lucky Brand Dungarees Stores, Inc.	5251 Associates, Ltd.
107-26310 ND (FN2)	Beverly Drive	420 N. Beverly Drive		Beverly Hills	CA	90210-4602	Lucky	Lucky Brand Dungarees Stores, Inc.	Beverly Drive Enterprises, LLC
107-25330	Brandon Town Center	909 Brandon Town Center		Brandon	FL	33511	Lucky	Lucky Brand Dungarees Stores, Inc.	Brandon Shopping Center Partners, Ltd.
107-25270	Bridge Street Town Centre	330 Bridge Street		Huntsville	AL	35806	Lucky	Lucky Brand Dungarees Stores, Inc.	IMI Huntsville, LLC
107-02200	Bridgewater Commons	400 Commons Way	Suite #2285	Bridgewater	NJ	8807	Lucky	Lucky Brand Dungarees Stores, Inc.	Bridgewater Commons Mall, LLC
107-68800	Broadway Plaza	1177 Broadway Plaza		Walnut Creek	CA	95496	Lucky	Lucky Brand Dungarees Stores, Inc.	Macerich Northwestern Associates
107-02700	Burlington Mall	75 Middlesex Turnpike		Burlington	MA	1803	Lucky	Lucky Brand Dungarees Stores, Inc.	Bellwether Properties of Massachusetts Limited Partnership
107-33050	Camarillo Premium Outlets	950 Camarillo Center Drive		Camarillo	CA	93010	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Partners, L.P.
107-33100	Carlsbad Premium Outlets	5610 Paseo Del Norte		Carlsbad	CA	92008	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Carlsbad Holdings, LLC
107-25000	Century City Mall	10250 Santa Monica Blvd.		Los Angeles	CA	90067	Lucky	Lucky Brand Dungarees Stores, Inc.	Century City Mall, LLC
107-64900	Chandler Fashion Center	3111 West Chandler Blvd.	Suite #1192	Chandler	AZ	85226	Lucky	Lucky Brand Dungarees Stores, Inc.	TWC Chandler LLC
107-62700	Cherry Creek	3000 East First Avenue		Denver	CO	80206	Lucky	Lucky Brand Dungarees Stores, Inc.	Taubman Cherry Creek Shopping Center, L.L.C.
107-61300	Chestnut Street	2301 Chestnut Street		San Francisco	CA	94123	Lucky / Lucky Kid	Lucky Brand Dungarees Stores, Inc.	2301-2321 Chestnut Street, LLC
107-33070	Chicago Premium Outlets	1650 Premium Outlets Boulevard		Aurora	IL	60504	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Simon/Chelsea Chicago Development, LLC
107-01700	Christiana Mall	323 Christiana Mall		Newark	DE	19720	Lucky	Lucky Brand Dungarees Stores, Inc.	Christiana Mall LLC
107-25370	Circle Centre Mall	49 West Maryland Street		Indianapolis	IN	46204	Lucky	Lucky Brand Dungarees Stores, Inc.	Circle Centre Mall LLC
107-33480	Citadel Outlets Shopping Center	100 Citadel Drive		Commerce	CA	90040	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Craig Realty Group Citadel, LLC
107-25120	Coconut Point Town Center	23150 Fashion Drive	Suite 103	Estero	FL	34134	Lucky	Lucky Brand Dungarees Stores, Inc.	Coconut Point Town Center, LLC
107-25030	Copley Place	100 Huntington Avenue		Boston	MA	2116	Lucky	Lucky Brand Dungarees Stores, Inc.	Copley Place Associates, LLC
107-61700	Country Club Plaza	4704 Broadway		Kansas City	MO	64112	Lucky	Lucky Brand Dungarees Stores, Inc.	Highwoods Realty Limited Partnership
107-25110	Crocker Park	264 Crocker Park Boulevard		Westlake	OH	44145	Lucky	Lucky Brand Dungarees Stores, Inc.	Crocker Park, LLC

107-69600 *	Dadeland Mall	7535 Dadeland Mall		Miami	FL	33156	Lucky	Lucky Brand Dungarees Stores, Inc.	SDG Dadeland Associates, Inc.
107-26270	Danbury Fair Mall	7 Backus Avenue		Danbury	CT	6810	Lucky	Lucky Brand Dungarees Stores, Inc.	Danbury Mall LLC
107-25880	Deer Park Town Center	20530 North Rand Road		Deer Park	IL	60010	Lucky	Lucky Brand Dungarees Stores, Inc.	DDR Deer Park Town Center LLC
107-25150	Del Amo Fashion Center	3525 Carson Street		Torrance	CA	90503	Lucky	Lucky Brand Dungarees Stores, Inc.	Del Amo Fashion Center Operating Company, L.L.C.
107-25890	Del Monte Center	238 Del Monte Center		Monterey	CA	93940	Lucky	Lucky Brand Dungarees Stores, Inc.	DelMonte-DMCH,LLC;DelMonte-DMSJH,LLC;DelMonte-KMBC,LLC;DelMonte-POH,LLC
107-67400	Desert Hills Premium Outlets	48400 Seminole Road	Suite 325	Cabazon	CA	92230	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Partners, L.P.
107-25620	Destin Commons	4300 Legendary Drive		Destin	FL	32541	Lucky	Lucky Brand Dungarees Stores, Inc.	Destin Commons, Ltd.
107-33620	Dolphin Mall	11401 N.W. 12th Street		Miami	FL	33172	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Dolphin Mall Associates LLC
107-25730	East Broad Street	253-255 East Broad Street		Westfield	NJ	7090	Lucky	Lucky Brand Dungarees Stores, Inc.	H&S Managers, LLC
107-26130	El Paseo Village	73-425 El Paseo Boulevard	Suite 112	Palm Desert	CA	92260	Lucky	Lucky Brand Dungarees Stores, Inc.	El Paseo Village LLC
107-33010	Ellenton Premium Outlets	5625 Factory Shops Blvd.		Ellenton	FL	34222	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Gulf Coast Factory Shops Limited Partnership
107-33280	Factory Stores at Park City	6699 North Landmark Drive		Park City	UT	84098	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	COROC/Park City L.L.C.
107-25850 *	Fashion Centre at Pentagon City	1100 S. Hayes Street		Arlington	VA	22202	Lucky	Lucky Brand Dungarees Stores, Inc.	Fashion Centre Associates, LLC
107-61000	Fashion Island	221 Newport Center Drive		Newport Beach	CA	92660	Lucky	Lucky Brand Dungarees Stores, Inc.	The Irvine Company, LLC
107-33570 ND (FN2)	Fashion Outlets of Chicago	5220 Fashion Outlets Way		Rosemont	IL	60018	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Fashion Outlets of Chicago LLC
107-33250	Fashion Outlets of Las Vegas	32100 Las Vegas Blvd. South		Primm	NV	89019	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Fashion Outlet of Las Vegas, LLC
107-33310	Fashion Outlets of Niagara	1900 Military Road		Niagara Falls	NY	14304	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Macerich Niagara LLC
107-67900	Fashion Show Mall	3200 Las Vegas Blvd. South		Las Vegas	NV	89109	Lucky	Lucky Brand Dungarees Stores, Inc.	Fashion Show Mall, LLC
107-25300	Fashion Square	14006 Riverside Drive		Sherman Oaks	CA	91423	Lucky	Lucky Brand Dungarees Stores, Inc.	Sherman Oaks Fashion Associates, LP
107-67800	Fashion Valley Mall	7007 Friars Road Suite 567		San Diego	CA	92108	Lucky	Lucky Brand Dungarees Stores, Inc.	Fashion Valley Mall, LLC
107-68900	Florida Mall	8001 South Orange Blossom Trail		Orlando	FL	32809	Lucky	Lucky Brand Dungarees Stores, Inc.	Florida Mall Associates. Ltd.
107-69700	Forum Shops at Caesars	3500 Las Vegas Blvd. South	Suite E18A Casino Level	Las Vegas	NV	89109	Lucky	Lucky Brand Dungarees Stores, Inc.	Forum Shops, LLC
107-25860 *	Freehold Raceway Mall	3710 Route 9		Freehold	NJ	7728	Lucky	Lucky Brand Dungarees Stores, Inc.	Freemall Associates, LLC
107-36100	Fresno Fashion Fair	639 E. Shaw Avenue	Space T-7	Fresno	CA	93710	Lucky	Lucky Brand Dungarees Stores, Inc.	Macerich Fresno Limited Partnership
107-25430	Galleria Dallas	13350 North Dallas Parkway		Dallas	TX	75240	Lucky	Lucky Brand Dungarees Stores, Inc.	Galleria Mall Investors LP
107-68600	Galleria at Ft. Lauderdale	2414 E. Sunrise Blvd.		Ft. Lauderdale	FL	33304	Lucky	Lucky Brand Dungarees Stores, Inc.	Keystone-Florida Property Holding, Corp.
107-26180	Galleria at Roseville	1151 Galleria Boulevard		Roseville	CA	95678	Lucky	Lucky Brand Dungarees Stores, Inc.	Roseville Shoppingtown LLC
107-68400 *	Garden State Plaza	1 Garden State Plaza		Paramus	NJ	7652	Lucky	Lucky Brand Dungarees Stores, Inc.	Westland Garden State Plaza Limited Partnership
107-63900	Gateway	133 South Rio Grande Street		Salt Lake City	UT	84101	Lucky	Lucky Brand Dungarees Stores, Inc.	Inland Western Salt Lake City Gateway, L.L.C.
107-64400	Georgetown (M Street)	3271-73 M Street NW		Washington	DC	20007	Lucky	Lucky Brand Dungarees Stores, Inc.	SML Interests, Ltd
107-33330	Gilroy Premium Outlets	8155 Arroyo Circle		Gilroy	CA	95020	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Gilroy Premium Outlets, LLC
107-66300	Glendale Galleria	2204 Glendale Galleria		Glendale	CA	91210	Lucky	Lucky Brand Dungarees Stores, Inc.	Glendale II Mall Associates, LLC
107-33590	Grand Prairie Premium Outlets	2950 West Interstate 20	Suite 514	Grand Prairie	TX	75052	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Grand Prairie Premium Outlets LP
107-02400	Grant Avenue	222 Grant Avenue		San Francisco	CA	94108	Lucky	Lucky Brand Dungarees Stores, Inc.	The Marshall M Litchmann and Carolyn Grobe Litchmann Trust dated August 15, 1989
107-33540	Great Lakes Crossing Outlets	4618 Baldwin Drive		Auburn Hills	MI	48326	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Taubman Auburn Hills Associates Limited Partnership
107-25160	Greenwich Avenue	244 Greenwich Avenue		Greenwich	CT	6830	Lucky	Lucky Brand Dungarees Stores, Inc.	D’ELIA Associates, LLC
107-63300	Halsted Street	2048 North Halsted		Chicago	IL	60614	Lucky	Lucky Brand Dungarees Stores, Inc.	2048 LLC
107-67200	Highland Village	4029 Westhiemer	Unit # 4029	Houston	TX	77027	Lucky	Lucky Brand Dungarees Stores, Inc.	Highland Village Limited Partnership
107-25800	Hillsdale Shopping Center	131 Hillsdale Shopping Center		San Mateo	CA	94403	Lucky	Lucky Brand Dungarees Stores, Inc.	Bohannon Development Company
107-33200	Hilton Head Factory Stores II	1414 Fording Island Road		Bluffton	SC	29910	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	COROC/Hilton Head II, L.L.C.
107-66000	Hollywood & Highland	6801 Hollywood Blvd.		Los Angeles	CA	90028	Lucky	Lucky Brand Dungarees Stores, Inc.	CIM/H&H Retail, LP
107-68000	Houston Galleria IV	5137 West Alabama Suite 7040		Houston	TX	77506	Lucky	Lucky Brand Dungarees Stores, Inc.	SA Galleria IV, LP
107-33190	Houston Premium Outlets	29300 Hempstead Road		Cypress	TX	77433	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Houston Holdings, L.P.
107-63100	International Plaza	2223 North West Shore Boulevard		Tampa	FL	33607	Lucky	Lucky Brand Dungarees Stores, Inc.	Tampa Westshore Associates Limited Partnership
107-25760	Irvine Spectrum Center	Phase III	83 Fortune Drive	Irvine	CA	92618	Lucky	Lucky Brand Dungarees Stores, Inc.	The Irvine Company LLC
107-33000	Jackson Premium Outlets	537 Monmouth Road		Jackson	NJ	8527	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Partners, L. P.
107-33240	Jersey Shore Premium Outlets	1 Premium Outlet Blvd., Space 561		Tinton Falls	NJ	7753	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Jersey Shore Premium Outlets, LLC
107-25570A	Kalakaua Avenue	2113 Kalakaua Avenue		Honolulu	HI	96813	Lucky	Lucky Brand Dungarees Stores, Inc.	Nobuka USA, Inc.
107-25570B	Kalakaua Avenue	2113 Kalakaua Avenue		Honolulu	HI	96813	Lucky Kid	Lucky Brand Dungarees Stores, Inc.	Nobuka USA, Inc.
107-25020	Keystone Fashion Mall	8701 Keystone Crossing	Room 35C	Indianapolis	IN	46240	Lucky	Lucky Brand Dungarees Stores, Inc.	SDG Fashion Mall Limited Partnership
107-61500	Kierland Commons	7122 East Greenway Parkway		Scottsdale	AZ	85254	Lucky	Lucky Brand Dungarees Stores, Inc.	Kierland Greenway, LLC
107-65400 *	King Street	273 King Street		Charleston	SC	29401	Lucky	Lucky Brand Dungarees Stores, Inc.	Lybrand Family Trust, LLC
107-33350	Kittery I Outlet Center	283 US Route 1	Suite 105	Kittery	ME	3904	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Tanger Properties Limited Partnership
107-01500	La Encantada	2905 Skyline Drive		Tucson	AZ	85718	Lucky	Lucky Brand Dungarees Stores, Inc.	TWC Tucson, LLC
107-25790	La Jolla	7844 Girard Avenue		La Jolla	CA	92037	Lucky	Lucky Brand Dungarees Stores, Inc.	Sunset Lending Management, LLC
107-33300	Leesburg Corner Premium Outlets	241 Ft. Evans Road NE		Leesburg	VA	20176	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Partners, LP
107-26140	Legacy Place	950 Providence Highway	Building B, Space 610	Dedham	MA	2026	Lucky	Lucky Brand Dungarees Stores, Inc.	Legacy Place, LLC
107-64800	Lincoln Road	928 Lincoln Road		Miami Beach	FL	33139	Lucky	Lucky Brand Dungarees Stores, Inc.	South Florida Arts Center, Inc.
107-33600	Livermore Premium Outlets			Livermore	CA		Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Livermore Premium Outlets LLC
107-67100	Mall at Millenia	4200 Conroy Road		Orlando	FL	32839	Lucky	Lucky Brand Dungarees Stores, Inc.	Forbes Taubman Orlando, L.L.C.
107-01400 *	Mall of America	170 South Boulevard		Bloomington	MN	55425	Lucky	Lucky Brand Dungarees Stores, Inc.	MOAC Mall Holdings LLC
107-01600 *	Menlo Park Mall	Route 1 & Parsonage Road		Edison	NJ	8837	Lucky	Lucky Brand Dungarees Stores, Inc.	Shopping Center Associates
107-33550	Merrimack Premium Outlets			Merrimack	NH		Lucky	Lucky Brand Dungarees Stores, Inc.	Merrimack Premium Outlets, LLC
107-62000	Miracle Mile Shops	3663 Las Vegas Blvd. South		Las Vegas	NV	89109	Lucky	Lucky Brand Dungarees Stores, Inc.	Boulevard Invest LLC
107-33510	Miromar Outlets	10801 Corkscrew Road	Suite 159	Estero	FL	33928	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Miromar Outlet West, LLC
107-61100	Mission Viejo	418A Shops at Mission Viejo		Mission Viejo	CA	92691	Lucky	Lucky Brand Dungarees Stores, Inc.	Shops at Mission Viejo, LLC
107-25960	Montgomery Mall	7101 Democracy Boulevard		Bethesda	MD	20817	Lucky	Lucky Brand Dungarees Stores, Inc.	Montgomery Mall LLC
107-33370	Napa Premium Outlets	607 Factory Stores Drive		Napa	CA	94558	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Chelsea Financing Partnership, L.P.
107-25610	Natick West	1245 Worcester Street		Natick	MA	01760-1553	Lucky	Lucky Brand Dungarees Stores, Inc.	GGP - Natick West L.L.C.
107-62200	Newbury Street	229 Newbury Street		Boston	MA	2116	Lucky	Lucky Brand Dungarees Stores, Inc.	229 Newbury Street Trust
107-25190	North County	200E Via Rancho Parkway		Escondido	CA	92025	Lucky	Lucky Brand Dungarees Stores, Inc.	EWH Escondido Associates, LP & North County Fair LP
107-25080	North Point Mall	1036 North Point Mall		Alpharetta	GA	30022	Lucky	Lucky Brand Dungarees Stores, Inc.	North Point Mall, LLC
107-26260	North Star Mall	7400 San Pedro		San Antonio	TX	78216	Lucky	Lucky Brand Dungarees Stores, Inc.	North Star Mall, LLC
107-02000	NorthPark Center	8687 North Central Expressway		Dallas	TX	75225	Lucky	Lucky Brand Dungarees Stores, Inc.	NorthPark Partners, LP

107-25050	Northbrook Court	1122 Northbrook Court		Northbrook	IL	60062	Lucky	Lucky Brand Dungarees Stores, Inc.	Westcoast Estates
107-25060	Northshore Mall	210 Andover Street		Peabody	MA	01960-164	Lucky	Lucky Brand Dungarees Stores, Inc.	Mall at Northshore, LLC
107-67500	Oakbrook Center	100 Oakbrook Center		Oak Brook	IL	60523	Lucky Temp	Lucky Brand Dungarees Stores, Inc.	Oakbrook Shopping Center, LLC
107-67500 ND (FN2)	Oakbrook Center	100 Oakbrook Center		Oak Brook	IL	60523	Lucky	Lucky Brand Dungarees Stores, Inc.	Oakbrook Shopping Center, LLC
107-25750	Old Orchard Shopping Center	175 Old Orchard		Skokie	IL	60077	Lucky	Lucky Brand Dungarees Stores, Inc.	Old Orchard Urban Limited Partnership
107-25750 ND (FN2)	Old Orchard Shopping Center	175 Old Orchard		Skokie	IL	60077	Lucky	Lucky Brand Dungarees Stores, Inc.	Old Orchard Urban Limited Partnership
107-33580	Opry Mills	433 Opry Mills Drive		Nashville	TN	37214	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Opry Mills Mall Limited Partnership
107-25140	Orlando Premium Outlets - Vineland Ave	8200 Vineland Ave.	Space #805	Orlando	FL	32821	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Chelsea Orlando Development Limited Partnership
107-33650 ND (FN2)	Outlet Shoppes at Atlanta			Woodstock	GA	30188	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Atlanta Outlets Shoppes LLC
107-25780	Oxmoor Center Mall	7900 Shelbyville Road		Louisville	KY	40222	Lucky	Lucky Brand Dungarees Stores, Inc.	Hocker Oxmoor, LLC
107-25650	Park Meadows	8401 Park Meadows Center Drive		Littleton	CO	80124	Lucky	Lucky Brand Dungarees Stores, Inc.	Park Meadows Mall, LLC
107-63700	Paseo Colorado	318 Colorado Blvd		Pasadena	CA	91101-2311	Lucky	Lucky Brand Dungarees Stores, Inc.	Paseo Colorado Holdings, LLC
107-25740	Perimeter Mall	4400 Ashford Dunwood Road		Atlanta	GA	30346	Lucky	Lucky Brand Dungarees Stores, Inc.	Perimeter Mall, LLC
107-33270	Philadelphia Premium Outlets	18 Lightcap Road		Limerick	PA	19464	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Chelsea Limerick Holdings, LLC
107-69300	Phipps Plaza	3500 Peachtree Road	Room 2020B	Atlanta	GA	30326	Lucky	Lucky Brand Dungarees Stores, Inc.	CPI-Phipps Limited Liability Company
107-33700 ND (FN2)	Phoenix Premium Outlets	Gila River Indian Community		Phoenix	AZ		Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Phoenix Premium Outlets Exchange, LLC
107-03500	Plaza Frontenac	97 Plaza Frontenac	1701 South Lindbergh Blvd.	St. Louis	MO	63131	Lucky	Lucky Brand Dungarees Stores, Inc.	Plaza Frontenac Acquisition, LLC
107-33660 ND (FN2)	Potomac Mills			Woodbridge	VA		Lucky Outlet	Lucky Brand Dungarees Stores, Inc.
107-33640 ND (FN2)	Prestige Outlets Chesterfield			Chesterfield	MO		Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Taubman Prestige Outlets of Chesterfield LLC
107-25520	Prince Street	127 Prince Street	133 Wooster Street (Building)	New York	NY	10012	Lucky	Lucky Brand Dungarees Stores, Inc.	Soho Development Corp.
107-25460	Providence Place	One Providence Place		Providence	RI	2903	Lucky	Lucky Brand Dungarees Stores, Inc.	Rouse Providence, LLC
107-33180	Rehoboth Outlet Center			Rehoboth Beach	DE	19971	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Coroc/Rehoboth I L.L.C.
107-26050	Renaissance at Colony Park	1000 Highland Colony Parkway		Ridgefield	MS	39157	Lucky	Lucky Brand Dungarees Stores, Inc.	Renaissance at Colony Park, LLC
107-25040	Ridgewood Ave	67 Ridgewood Ave		Ridgewood	NJ	7450	Lucky	Lucky Brand Dungarees Stores, Inc.	65-67 East Ridgewood Avenue LLC
107-68100 *	Roosevelt Field	630 Old Country Road		Garden City	NY	11530	Lucky	Lucky Brand Dungarees Stores, Inc.	The Retail Property Trust
107-25910 *	Ross Park	1000 Ross Park Mall Drive		Pittsburgh	PA	15237	Lucky	Lucky Brand Dungarees Stores, Inc.	Penn Ross Joint Venture
107-33530	Round Rock Premium Outlets	4401 North IH-35		Round Rock	TX		Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Round Rock, L. P.
107-25090	Saddle Creek Shopping Center	7615 West Farmington Avenue		Germantown	TN	38138	Lucky	Lucky Brand Dungarees Stores, Inc.	Shops at Saddle Creek, Inc.
107-25560	Saint Louis Galleria	1400 Saint Louis Galleria		Richmond Heights	MO	63117	Lucky	Lucky Brand Dungarees Stores, Inc.	Saint Louis Galleria L.L.C.
107-61200	San Francisco Centre	865 Market Street	Building 2 (Emporium)	San Francisco	CA	94103	Lucky	Lucky Brand Dungarees Stores, Inc.	Emporium Mall LLC
107-33030	San Marcos Premium Outlets	3939 IH-35 South		San Marcos	TX	78666	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Prime Outlets at San Marcos II Limited Partnership
107-67700	Sawgrass Mills Mall	12801 West Sunrise Blvd.		Sunrise	FL	33323	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Sunrise Mills (MLP) Limited Partnership
107-65800 *	Scottsdale Fashion Square	7014-590 East Camelback Road		Scottsdale	AZ	85251	Lucky	Lucky Brand Dungarees Stores, Inc.	Scottsdale Fashion Square LLC
107-03700	Seattle Premium Outlets	10600 Quil Ceda Blvd.	Suite 626	Tulalip	WA	98271	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Partners, L.P.
107-25720	Smith Street	135 Smith Street		Brooklyn	NY	12043	Lucky	Lucky Brand Dungarees Stores, Inc.	Smith Street Holdings LLC
107-67600	Somerset Collection	2800 Big Beaver	Space North U209	Troy	MI	48084	Lucky	Lucky Brand Dungarees Stores, Inc.	Somerset Collection Limited Partnership
107-26190	South Shore Plaza	250 Granite Street	Room 1220	Braintree	MA	2184	Lucky	Lucky Brand Dungarees Stores, Inc.	Braintree Property Associates Limited Partnership
107-68500 *	SouthPark Mall	4400 Sharon Road	Space L-3	Charlotte	NC	28211	Lucky	Lucky Brand Dungarees Stores, Inc.	SouthPark Mall Limited Partnership
107-25900	Southcenter Mall	627 Southcenter Mall		Tukwila	WA	96188	Lucky	Lucky Brand Dungarees Stores, Inc.	WEA Southcenter LLC
107-26120	Southdale Center	10 Southdale Center		Edina	MN	55435	Lucky	Lucky Brand Dungarees Stores, Inc.	Southdale Limited Partnership
107-25010	Southlake Town Square	Grand Avenue District	302 Grand Avenue West	Southlake	TX	76092	Lucky	Lucky Brand Dungarees Stores, Inc.	SLTS Grand Avenue II, LP
107-33140	St. Augustine Outlets	500 Belz Outlet Boulevard		St. Augustine	FL	32084	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	LVP St. Augustine Outlets LLC
107-01300	St. Johns Town Center	4712 River City Drive	Suite 111	Jacksonville	FL	32246	Lucky	Lucky Brand Dungarees Stores, Inc.	St. Johns Town Center, LLC
107-67000 *	Stanford Shopping Center	660 Stanford Shopping Center		Palo Alto	CA	94304	Lucky	Lucky Brand Dungarees Stores, Inc.	SPG Center, LLC
107-25180	Stonebriar Centre	1102 Stonebriar Centre	2601 Preston Road	Frisco	TX	75034	Lucky	Lucky Brand Dungarees Stores, Inc.	Stonebriar Mall Limited Partnership
107-25490	Stoneridge	1136 Stoneridge Mall Road		Pleasanton	CA	94588	Lucky	Lucky Brand Dungarees Stores, Inc.	Stoneridge Properties LLC
107-25770	Stonestown Galleria	3254 Twentieth Avenue		San Francisco	CA	94132	Lucky	Lucky Brand Dungarees Stores, Inc.	Stonestown Shopping Center, L.P.
107-68700	Stony Point Fashion Park	9200 Stony Point Parkway		Richmond	VA	23235	Lucky	Lucky Brand Dungarees Stores, Inc.	Stony Point Associates LLC
107-66700	Streets at Southpoint	6910 Fayetteville Rd.		Durham	NC	22713	Lucky	Lucky Brand Dungarees Stores, Inc.	Southpoint Mall, LLC
107-33520	Tanger Factory Outlet Center			Mebane	NC		Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Tanger Properties Limited Partnership
107-33040	Tanger Factory Outlet Center	Tanger Drive, Suite 101-01		Riverhead	NY	11901	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Tanger Properties Limited Partnership
107-33500	Tanger Factory Outlet Center	10835 Kings Road		North Myrtle Beach	SC	29572	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	TWMB Associates, LLC
107-33360	Tanger Outlet Center	4840 Tanger Outlet Blvd.		Charleston	SC	29418	Lucky Outlet - Temp	Lucky Brand Dungarees Stores, Inc.	Tanger Properties Limited Partnership
107-33560	Tanger Outlet Center	1000 Tanger Drive		Locust Grove	GA	30248	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Tanger Properties Limited Partnership
107-33220	Tanger Outlet Center at the Arches	455 Commack Road		Deer Park	NY	11729	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Deer Park Enterprise, LLC
107-33630	Tanger Outlets Westgate	6800 N. 95 Avenue		Glendale	AZ	85305	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Outlets at Westgate, LLC
107-25530	The Domain	11601 Century Oaks Terrace	Suite 101	Austin	TX	78758	Lucky	Lucky Brand Dungarees Stores, Inc.	The Domain Mall, LLC
107-25870	The Falls	8888 SW 136 Street		Miami	FL	33176	Lucky	Lucky Brand Dungarees Stores, Inc.	The Falls Shopping Center Associates LLC
107-69500	The Gardens	3101 PGA Boulevard		Palm Beach Gardens	FL	33410	Lucky	Lucky Brand Dungarees Stores, Inc.	Forbes/Cohen Florida Properties Limited Partnership
107-26060	The Grove at Shrewsbury	599 Route 35	Space S-06	Shrewsbury	NJ	7702	Lucky	Lucky Brand Dungarees Stores, Inc.	Route 35 Shrewsbury Limited Partnership
107-01900	The Mall at Green Hills	2126 Abbott Martin Road	Suite 306	Nashville	TN	37215	Lucky	Lucky Brand Dungarees Stores, Inc.	Green Hills Mall TRG LLC
107-25710	The Mall at Partridge Creek	17420 Hall Road		Clinton	MI	48038	Lucky	Lucky Brand Dungarees Stores, Inc.	Partridge Creek Fashion Park LLC
107-26090	The Mall in Columbia	10300 Little Patuxent Parkway		Columbia	MD	21044	Lucky	Lucky Brand Dungarees Stores, Inc.	The Mall in Columbia Business Trust
107-02300	The Oaks	222 West Hillcrest Drive	Space T24	Thousand Oaks	CA	91360	Lucky	Lucky Brand Dungarees Stores, Inc.	Macerich Oaks LP
107-33610	The Outlet Shoppes at Oklahoma City			Oklahoma City	OK		Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	OK City Outlets II, LLC
107-33150	The Outlets at Castle Rock	5050 Factory Shops Boulevard		Castle Rock	CO	80108	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Craig Realty Group - Castle Rock, LLC
107-33670 ND (FN2)	The Outlets at Orange	20 City Blvd. West	Suite C-5	Orange	CA	92868	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Orange Mills Limited Partnership
107-33170	The Outlets at Silverthorne	227-R Blue River Parkway		Silverthorne	CO	80538	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Craig Realty Group - Silverthorne, LLC
107-25130	The Palladium at CityPlace	700 South Rosemary Avenue		West Palm Beach	FL	33401	Lucky	Lucky Brand Dungarees Stores, Inc.	Cityplace Retail, L.L.C.
107-61400	The Pavilion at Paseo Nuevo	805 State Street		Santa Barbara	CA	93101	Lucky	Lucky Brand Dungarees Stores, Inc.	SPHEAR Investments, LLC
107-66400B	The Plaza at King of Prussia	160 North Gulph Road		King of Prussia	PA	19706	Lucky	Lucky Brand Dungarees Stores, Inc.	King of Prussia Associates
107-66400A	The Plaza at King of Prussia	160 North Gulph Road	Upper Merion Township	King of Prussia	PA	19406	Lucky	Lucky Brand Dungarees Stores, Inc.	King of Prussia Associates
107-25310	The Promenade Shops at Saucon Valley	2845 Center Valley Parkway		Center Valley	PA	18034	Lucky	Lucky Brand Dungarees Stores, Inc.	Saucon Valley Lifestyle Center, L.P.
107-64700	The Promenade at Sagemore	500 Route 73 South		Marlton	NJ	8053	Lucky	Lucky Brand Dungarees Stores, Inc.	Sagemore Management Company, L.L.C.

107-26290 *	The Shops at Columbus Circle	Time Warner Center		New York	NY		Lucky	Lucky Brand Dungarees Stores, Inc.	A/R Retail LLC
107-01800 *	The Shops at La Cantera	15900 La Cantera Parkway		San Antonio	TX	78254	Lucky	Lucky Brand Dungarees Stores, Inc.	La Cantera Retail Limited Partnership
107-63200	The Shops at North Bridge Block 125	520 N. Michigan Avenue		Chicago	IL	60611	Lucky	Lucky Brand Dungarees Stores, Inc.	RN 124/125 Company, L.L.C.
107-25840	The Shops at Pembroke Gardens	421 SW 145th Terrace		Pembroke	FL	33027	Lucky	Lucky Brand Dungarees Stores, Inc.	AD Pembroke Gardens, LLC
107-03000	The Summit	209 Summit Blvd.		Birmingham	AL	35243	Lucky	Lucky Brand Dungarees Stores, Inc.	Bayer Retail Company, L.L.C.
107-25070	The Summit Sierra	13925 S. Virginia Street	Suite 228	Reno	NV	89511	Lucky	Lucky Brand Dungarees Stores, Inc.	Reno Retail Company, L.L.C.
107-62600	The Village at Corte Madera	1812 Redwood Highway		Corte Madera	CA	94925	Lucky	Lucky Brand Dungarees Stores, Inc.	Corte Madera Village, LLC
107-64200	The West Village	3699 McKinney Ave. No. 315		Dallas	TX	75204	Lucky	Lucky Brand Dungarees Stores, Inc.	West Village 2004 PO Limited Partnership
107-03300B	The Westchester	125 Westchester Avenue		White Plains	NY	10601	Lucky	Lucky Brand Dungarees Stores, Inc.	Westchester Mall, LLC
107-03300A	The Westchester	125 Westchester Avenue		White Plains	NY	10601	Lucky	Lucky Brand Dungarees Stores, Inc.	Westchester Mall, LLC
107-26320	Third Street Promenade	1427 Third Street Promenade	Suite 101, Ground Floor of Mont Building	Santa Monica	CA	90401	Lucky	Lucky Brand Dungarees Stores, Inc.	Promenade Enterprises, L.P.
107-25230	Topanga Plaza	6600 Topanga Canyon Blvd.		Canoga Park	CA	91303	Lucky	Lucky Brand Dungarees Stores, Inc.	Westfield Topanga Owner LLC
107-62900 *	Town Center at Boca Raton	6000 Glades Road	Suite 200	Boca Raton	FL	33431	Lucky	Lucky Brand Dungarees Stores, Inc.	The Town Center at Boca Raton Trust
107-25690	Town Square	6551 Las Vegas Blvd. South		Las Vegas	NV	89119	Lucky	Lucky Brand Dungarees Stores, Inc.	TSLV, LLC
107-26100	Towson Town Center	825 Dulaney Valley Road		Towson	MD	21204	Lucky	Lucky Brand Dungarees Stores, Inc.	Towson TC, LLC
107-25640	Twelve Oaks Mall	27986 Novi Road		Novi	MI	48377-3418	Lucky	Lucky Brand Dungarees Stores, Inc.	Twelve Oaks Mall, LLC
107-36200	Tyson’s Corner Center	1961 Chain Bridge Road		McLean	VA	22102	Lucky	Lucky Brand Dungarees Stores, Inc.	Tysons Corner Holdings LLC
107-66600	University Town Center (Westfield UTC)	4545 La Jolla Village Drive		San Diego	CA	92122	Lucky	Lucky Brand Dungarees Stores, Inc.	UTC Venture LLC
107-61900	University Village	2614 NE University Village Street		Seattle	WA	98105	Lucky	Lucky Brand Dungarees Stores, Inc.	University Village Limited Partnership
107-63600	Valley Fair		Stevens Creek Boulevard	Santa Clara	CA	95050	Lucky	Lucky Brand Dungarees Stores, Inc.	VF Mall LLC
107-25660	Valley Plaza Mall	2701 Ming Ave.		Bakersfield	CA	93304	Lucky	Lucky Brand Dungarees Stores, Inc.	Valley Plaza Mall, LP
107-25260	Victoria Gardens	7826 Monet Avenue	Suite 3005	Rancho Cucamonga	CA	91739	Lucky	Lucky Brand Dungarees Stores, Inc.	Rancho Mall, LLC
107-25100	Walden Galleria	One Walden Galleria		Cheektowaga	NY	14225	Lucky	Lucky Brand Dungarees Stores, Inc.	Pyramid Walden Company, L.P.
107-61800	Walnut Street	1643 Walnut Street		Philadelphia	PA	19103	Lucky	Lucky Brand Dungarees Stores, Inc.	1634 Walnut Associates, L.P.
107-25590	Washington Square	9585 S. W. Washington Square		Tigard	OR	97223	Lucky	Lucky Brand Dungarees Stores, Inc.	PPR Washington Square LLC
107-25600	West Town Mall	7600 Kingston Pike		Knoxville	TN	37919	Lucky	Lucky Brand Dungarees Stores, Inc.	West Town Mall, LLC
107-25630	Westfield Annapolis	2002 Annapolis Mall		Annapolis	MD	21401	Lucky	Lucky Brand Dungarees Stores, Inc.	Annapolis Mall Owner LLC
107-33210	Williamsburg Premium Outlets	5645-120 Richmond Road		Williamsburg	VA	23188	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	Williamsburg Mazel, LLC
107-02800	Willow Grove Park	2087 & 2091 at Willow Grove Park	2500 Moreland Road	Willow Grove	PA	19090	Lucky	Lucky Brand Dungarees Stores, Inc.	WG Park, L.P.
107-65600	Winter Park	323 Park Ave		Winter Park	FL	32789	Lucky	Lucky Brand Dungarees Stores, Inc.	Park Avenue Plaza of Winter Park, Ltd.
107-67300	Woodbury Common Premium Outlets	208 Red Apple Court		Central Valley	NY	10917	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Partners, L.P.
107-62300	Woodfield Mall	Suite 5, Space L-314		Schaumburg	IL	80173	Lucky	Lucky Brand Dungarees Stores, Inc.	Woodfield Mall LLC
107-33490	Wrentham Village Premium Outlets	One Premium Outlet Blvd.	Suite 625	Wrentham	MA	02093-0656	Lucky Outlet	Lucky Brand Dungarees Stores, Inc.	CPG Partners, L. P.

360-65000-1	1301B Wholesale Street	1301B Wholesale Street		Los Angeles	CA	90021	Lucky Facilities	Lucky Brand Dungarees, Inc.	Lowe 6th Street Properties, LLC
360-65000	540 South Santa Fe Avenue	540 South Santa Fe Avenue		Los Angeles	CA	90013	Lucky Facilities	Lucky Brand Dungarees, Inc.	Chalmers-Santa Fe, LLC
360-41400-1 (FN4)	New Mart Building	127 East Ninth Street		Los Angeles	CA	90015	Lucky Facilities	Lucky Brand Dungarees, Inc.	Eisenberg Properties-New Mart Building, Inc.

FOOTNOTES:

FN1 - any Lease # with a “V” means that the property has been vacated but there is still a lease obligation.

FN2  - any Lease # with a “ND” at the end means there is a lease obligation but the store has not opened/lease has not commenced yet

FN3 - Hybrid - these leases are a Hybrid where a portion of the space is operated as a “Lucky” store. The Tenant under the lease in LCI Holdings, Inc. but we have internally allocated a portion of the space to Lucky Brand Dungarees Stores, Inc. for the Lucky store portion.

FN4 - These leases currently have month to month terms. We are either in the process of negotiating extension documents and the terms will then be converted to a fixed term or we will continue to operate on a month to month basis.

* - Leases with an asterisk have a separate storage space associated with them as of 3/26/2013 (but subject to change as some may be temporary storage spaces)

The locations below are properties that are OWNED by the entities indicated:

Lease #	Location Name	Address 1	Address 2	City	State	Zip	Banner /Tradename	Entity that OWNS the property	Landlord Entity under the Lease
N/A	North Bergen	5901 West Side Avenue		North Bergen	NJ	07047	N/A	LCI Holdings, Inc.	N/A
N/A	Ohio	8741 Jacquemin Drive		Westchester	OH	45069	N/A	Fifth & Pacific Companies, Inc.	N/A

Schedule 3.06

Disclosed Matters

None

1

Schedule 3.10

Foreign Benefit Arrangements and Foreign Pension Plans (“Plan”)

Name of Loan Party/Subs. maintaining or contributing to Plan	Name of Plan	Type of Plan	Region or Country
Fifth & Pacific Companies International Ltd	Provident/Social Security/Retirement Fund / Mandatory Provident Fund (MPF) is the Fidelity Master Trust Fund	Defined Contribution Plan	Asia
Fifth & Pacific Companies International Ltd	Manulife Global Select (MPF) Scheme	Defined Contribution Plan	Asia
Kate Spade South America Comerico, Importaco e Exportacao de Calcados, Bolsas, Roupas e Accessorios LTDA	INSS	Government Pension Plan	Brazil
Kate Spade South America	FGTS	Government Severance	Brazil
Kate Spade Japan Co. Ltd.	Meiji Yasuda Life Insurance Company - Defined Benefit Pension Plan	Pension Plan	Japan
Juicy Couture Europe Limited	Liz Claiborne Europe Stakeholder Plan	Corporate Stakeholder Plan	UK
Kate Spade UK Ltd	Liz Claiborne Europe Stakeholder Plan	Corporate Stakeholder Plan	UK

Fifth & Pacific Companies, Inc

Schedule of Insurance

Schedule 3.14

Category	Insurer	A.M. Best	Policy No.	Term	Coverages	Limits	Insureds

CASUALTY

	Hartford	A, XV	10CSEC77702	9/30/12- 9/30/13	General Liability	$5,000,000
	Hartford	A, XV	10CSEC77706	9/30/12- 9/30/13	General Liability- Canada	$2,000,000

	Hartford	A, XV	10ABC77703	9/30/12- 9/30/13	Business Auto	$1,000,000	Includes all
							“Loan Parties”
	Hartford	A, XV	10WNC77700	9/30/12- 9/30/13	Workers Compensation	Statutory	as defined in Credit
	Hartford	A, XV	10WBRC77701	9/30/12- 9/30/13			Agreement
	Hartford	A, XV	10XWEC77704	9/30/12- 9/30/13

					Umbrella & Excess Liability	$100,000,000
	ACE American Insurance Co.	A+, XV	XOOG27043495	9/30/12- 9/30/13	Primary 25MM
	Great American	A, XIII	TUE358011209	9/30/12- 9/30/13	50% of 50MM x 25MM
	Chubb	A++, XV	79766879	9/30/12- 9/30/13	50% of 50MM x 25MM
	Zurich Insurance Co.	A+, XV	AEC913970505	9/30/12- 9/30/13	25MM x 75MM

TRAVEL

	Federal Ins. Co.	A++, XV	GTP0009129950	3/13/10- 5/1/13	Travel Accident	Class 1: $1,000,000	Includes all
	(Chubb)					Class 2: $250,000	“Loan Parties”
						Class 3: $50,000	as defined in Credit
						Class 4: Spouse- $100,000	Agreement
						Dep Children- $50,000

DIRECTORS & OFFICERS
					Executive Liability and Indemnification-
					Directors & Officers	$50,000,000	Includes all
	Ace American Insurance Company	A++, XV	DONG24591165001	8/11/12- 8/11/13	Primary 15MM		“Loan Parties”
							as defined in Credit
	Illinois National Ins. Co.	A, XV	648-45-946	8/11/12- 8/11/13	10MM x 15MM		Agreement
	(Chartis)
	Federal Ins. Co.	A++, XV	105663550	8/11/12- 8/11/13	10MM x 25MM
	(Chubb)
	Allied World Assurance Co	A, XV	03048602	8/11/12- 8/11/13	10MM x 35MM
	(AWAC)
	Federal Ins. Co.	A++, XV	SC5ED00004111	8/11/12- 8/11/13	5MM x 45MM
	(Chubb)
					Side A- Excess Exec Liab and Indem	$45,000,000	Includes all
	Travelers Casualty & Surety Company	A+, XV	ZUP1454546912N3	8/11/12- 8/11/13	10MM x 50MM		Directors & Officers of
	XL Specialty Insurance Company	A, XV	ELU12673112	8/11/12- 8/11/13	10MM x 60MM		“Loan Parties”
	New Hampshire Ins. Co. (Chartis Excess)	A, XV	15819999	8/11/12- 8/11/13	10MM x 70MM		as defined in Credit
	Berkley Insurance Company	A+, XV	1128008	8/11/12- 8/11/13	10MM x 80MM		Agreement
	Ace American Insurance Company	A+, XV	DOXG24591311001	8/11/12- 8/11/13	5MM x 85M

FIDUCIARY					Fiduciary Liability	$15,000,000	Includes all
	Travelers Casualty & Surety Company	A+, XV	10555200	1/15/13- 1/15/14	Primary 10MM		“Loan Parties”
							as defined in Credit
	Federal Insurance Company (Chubb)	A++, XV	82095332	1/15/13- 1/15/14	5MM x 10MM		Agreement

Fifth & Pacific Companies, Inc

Schedule of Insurance

Schedule 3.14

Category	Insurer	A.M. Best	Policy No.	Term	Coverages	Limits	Insureds

EMPLOYMENT PRACTICE					Employment Practices Liability	$20,000,000
	Travelers Casualty & Surety Company	A+, XV	105502318	9/30/12- 9/30/13	Primary 10MM		Includes all
							“Loan Parties”
	Federal Insurance Company	A++, XV	8158-8137	9/30/12- 9/30/13	10MM x 10MM		as defined in Credit
	(Chubb Group)						Agreement

INTERNET							Includes all
	Beazley Insurance Company	X, VIII	V1033D110401	12/18/12- 12/18/13	Internet Security and Privacy Liability	$5,000,000	“Loan Parties”
							as defined in Credit
							Agreement

CRIME							Includes all
	Federal Ins. Co.	A++, XV	81847635	8/11/12- 8/11/13	Commercial Crime	$15,000,000	“Loan Parties”
	(Chubb)						as defined in Credit
							Agreement

SPECIAL COVERAGE							Includes all
	Liberty Insurance Underwriters	A+, XIV	206211018	1/1/12- 1/1/14	KR	$15,000,000	“Loan Parties”
	(Houston Casualty)						as defined in Credit
							Agreement
FOREIGN INSURANCE PROGRAM
					Excess and “Difference in Conditions”		Includes all
					Coverage		“Loan Parties”
	Insurance Co of the State of Pennsylvania	A, XV	WS11004744	9/30/12- 9/30/13	Foreign General Liability	$4,000,000	as defined in Credit
	(Chartis)				Foreign Workers Compensation/ EPL	$1,000,000	Agreement

Schedule 3.15

Capitalization and Subsidiaries

3.15(a) and (c) – List of name of Subsidiaries, their relationship to Fifth & Pacific Companies, Inc. (the “Company”), and the type of entity of each entity:

Entity Name	Jurisdiction of Formation	Type of Entity	Owner(s)/ Holder(s) and its jurisdiction of formation
Fifth & Pacific Companies, Inc.	Delaware	Corporation	N/A
Domestic Entities
Adelington Design Group, LLC	Delaware	Limited Liability Company	Fifth & Pacific Companies, Inc. (Delaware) (100%)
FNP Holdings, LLC	Delaware	Limited Liability Company	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Juicy Couture, Inc.	California	Corporation	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Kate Spade LLC	Delaware	Limited Liability Company	Fifth & Pacific Companies, Inc. (Delaware) (100%)
L.C. Licensing, LLC	Delaware	Limited Liability Company	Fifth & Pacific Companies, Inc. (Delaware) (100%)
LCCI Holdings LLC	Delaware	Corporation	Fifth & Pacific Companies, Inc. (Delaware) (100%)
LCI Holdings, Inc.	Delaware	Corporation	Fifth & Pacific Companies, Inc. (Delaware) (100%)
LCI Investments, Inc.	Delaware	Corporation	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Fifth & Pacific Companies Cosmetics, Inc.	Delaware	Corporation	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Fifth & Pacific Companies Foreign Holdings, Inc.	Delaware	Corporation	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Fifth & Pacific Companies Puerto Rico, Inc.	Delaware	Corporation	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Lucky Brand Dungarees, Inc.	Delaware	Corporation	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Lucky Brand Dungarees Stores, Inc.	Delaware	Corporation	Lucky Brand Dungarees, Inc. (Delaware) (100%)
Segrets, Inc.	Delaware	Corporation	Fifth & Pacific Companies, Inc. (Delaware) (99.297%)
WCFL Holdings LLC	Delaware	Limited Liability Company	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Foreign Entities
Fifth & Pacific Companies Canada Inc.	Canada	Corporation	LCCI Holdings LLC (Delaware) (100% of common shares) LCCI Holdings LLC (Delaware) (100% of preferred shares)
Kate Spade Canada Inc.	Canada	Corporation	Kate Spade LLC (100%)
Kate Spade South America Comercio, Importaco E Exportacao De Calcados, Bolsas, Roupas E Accessorios LTDA	Brazil	Corporation	Kate Spade LLC (100%)
Kate Spade Hong Kong Limited	Hong Kong	Corporation	Kate Spade LLC (100%)
Kate Spade Japan Co. Ltd.	Japan	Corporation	Kate Spade LLC (100%)

Schedule 3.15

Entity Name	Jurisdiction of Formation	Type of Entity	Owner(s)/ Holder(s) and its jurisdiction of formation
Liz Claiborne DO Brasil Industria E Comercia	Brazil	Company with Limited Liability	FNP Holdings, LLC. (Delaware) (99%) Fifth & Pacific Companies Foreign Holdings, Inc. (Delaware) (1%)
Westcoast Contempo Fashions Limited	British Columbia	Corporation	WCFL Holdings LLC (Delaware (100%)
Juicy Couture Canada Inc.	Canada	Corporation	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Sheng Hui Fashion (Shenzhen) Co. Limited	China	Limited Liability Company	Mexx Far East Limited (Hong Kong) (100%)
Textiles Liz Claiborne Guatemala, SA	Guatemala	Company with Limited Liability	FNP Holdings, LLC (Delaware) (99.99%) Fifth & Pacific Companies Foreign Holdings, Inc. (Delaware) (.01%)
Fifth & Pacific Companies International Limited	Hong Kong	Private Company with Limited Liability	Mexx Far East Limited (Hong Kong) (100%)
Mexx Far East Limited	Hong Kong	Limited Liability Company	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Juicy Couture Ireland Limited	Ireland	Limited Liability Company	Juicy Couture Europe Limited (United Kingdom) (100%)
Liz Claiborne (Israel) Ltd.	Israel	Company with Limited Liability	L.C. Licensing LLC (Delaware) (1%) Fifth & Pacific Companies Foreign Holdings, Inc. (Delaware) (99%)
Liz Claiborne Operations (Israel) 1993 Ltd.	Israel	Private Company with Limited Liability	Fifth & Pacific Companies Foreign Holdings, Inc. (Delaware) (99%) Fifth & Pacific Companies, Inc. (Delaware) (1%)
Liz Claiborne de Mexico, S.A. de C.V.	Mexico	Private Company with Limited Liability	FNP Holdings, LLC. (Delaware) (1%) Fifth & Pacific Companies Foreign Holdings, Inc. (Delaware) (99%)
Liz Claiborne Servicios de Mexico, S.A. de C.V.	Mexico	Private Company with Limited Liability	Adelington Design Group LLC. (Delaware) (99.998%) Fifth & Pacific Companies, Inc. (.002%)
Mexx Portugal, Unipessoal, LDA	Portugal	Limited Liability Company	Liz Claiborne Europe (United Kingdom) (100%)
Liz Claiborne Europe	United Kingdom	Unlimited Company	Fifth & Pacific Companies, Inc. (Delaware) (100%)
Juicy Couture Europe Limited	United Kingdom	Private Company with Limited Liability	Fifth & Pacific Companies Inc. (Delaware) (100%)
Lucky Brand Dungarees Canada Inc.	Canada	Corporation	Lucky Brands Dungarees, Inc. (100%)
Liz Claiborne Foreign B.V.	Netherlands	Private Company with Limited Liability	Fifth & Pacific Companies Foreign Holdings, Inc. (100%)
Liz Claiborne S.A.	Costa Rica	Corporation	Fifth & Pacific Companies, Inc. (100%)
Liz Claiborne De El Salvador, S.A., de CV	El Salvador	Corporation	Fifth & Pacific Companies Foreign Holdings, Inc. FNP Holdings, LLC

Schedule 3.15

3.15(b) List of each class of authorized Equity Interests of each Borrower (other than the Company):

Entity:	State or Country of Formation:	Total # of Authorized Shares:	Total # of Issued Shares:	Name & # of shares each Shareholder owns
Kate Spade UK Limited	United Kingdom	N/A	737 ordinary shares	Kate Spade LLC owns 737 ordinary shares (100%)
Kate Spade Canada Inc.	Canada	N/A	100 Common Shares	Kate Spade LLC owns 100 common shares (100%)

Schedule 3.16

Filing Jurisdictions

A)  UCC Financing Statements:

No.	Entity:	Jurisdiction/State:
A.	US Loan Parties:
1.	Adelington Design Group, LLC	DE
2.	Fifth & Pacific Companies, Inc.	DE
3.	Fifth & Pacific Companies Cosmetics, Inc.	DE
4.	Fifth & Pacific Companies Foreign Holdings, Inc.	DE
5.	Fifth & Pacific Companies Puerto Rico, Inc.	DE
6.	FNP Holdings, LLC	DE
7.	Juicy Couture, Inc.	CA
8.	Kate Spade LLC	DE
9.	L.C. Licensing, LLC	DE
10.	LCCI Holdings LLC	DE
11.	LCI Holdings, Inc.	DE
12.	LCI Investments, Inc.	DE
13.	Lucky Brand Dungarees, Inc.	DE
14.	Lucky Brand Dungarees Stores, Inc.	DE
15.	WCFL Holdings LLC	DE
Foreign Loan Parties:
16.	Fifth & Pacific Companies Canada Inc.	NJ
17.	Juicy Couture Canada Inc.	NJ
18.	Kate Spade Canada Inc.	NJ
19.	Lucky Brand Dungarees Canada Inc.	NJ
20.	Kate Spade UK Limited	DC
21.	Juicy Couture Europe Limited	DC
22.	Juicy Couture Ireland Limited	DC
23.	Westcoast Contempo Fashions Limited	NJ

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B)        Personal Property Security Act:

No.	Entity:	Jurisdiction/Province:
Canadian Loan Parties:
1.	Fifth & Pacific Companies Canada Inc.	Alberta, Ontario
2.	Westcoast Contempo Fashions Limited	British Columbia
3.	Juicy Couture Canada Inc.	British Columbia, Ontario
4.	Lucky Brand Dungarees Canada Inc.	British Columbia, Alberta, Manitoba, Ontario
5.	Kate Spade Canada Inc.	British Columbia, Ontario, New Brunswick

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Schedule 5.16(a)

Post-Closing Obligations- Deposit Account Control Agreements

U.S. Account Control Agreements

1.            Blocked Accounts Control Agreement between Banco Popular de Puerto Rico, as account bank, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and LCI Holdings, Inc. for account number                (90 days following the Effective Date).

2.            Blocked Accounts Control Agreement between JPMorgan Chase Bank, N.A., as account bank, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and Fifth & Pacific Companies, Inc. for account number               .

3.            Blocked Accounts Control Agreement between JPMorgan Chase Bank, N.A., as account bank, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and Fifth & Pacific Companies, Inc. for account number               .

4.            Blocked Accounts Control Agreement between JPMorgan Chase Bank, N.A., as account bank, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and Fifth & Pacific Companies, Inc. for lockbox number             of account number               .

5.            Blocked Accounts Control Agreement between JPMorgan Chase Bank, N.A., as account bank, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent and Juicy Couture Europe Limited for account number               .

Canadian Account Control Agreements

1.            Blocked Accounts Control Agreement between JPMorgan Chase Bank, N.A., Toronto Branch as account bank, JPMorgan Chase Bank, N.A., Toronto Branch as Canadian administrative agent and Canadian collateral agent and Lucky Brand Dungarees Canada Inc. for account number               .

2.            Blocked Accounts Control Agreement between JPMorgan Chase Bank, N.A., Toronto Branch as account bank, JPMorgan Chase Bank, N.A., Toronto Branch as Canadian administrative agent and Canadian collateral agent and Kate Spade Canada Inc. for account number               .

Schedule 5.16(b)

Post-Closing Obligations- Pledged Stock and Stock Powers

To be delivered to the Administrative Agent:

Issuer	Certificate Number(s)
Fifth & Pacific Companies Canada Inc.	C-4
Fifth & Pacific Companies Canada Inc.	PS-4
Juicy Couture Canada Inc.	C-1
Juicy Couture Europe Limited	1
LCCI Holdings, LLC	1
Liz Claiborne Servicios de Mexico, S.A. de C.V.	2
Lucky Brand Dungarees, Inc.	17
Segrets, Inc.	11
WCFL Holdings, LLC	1
WestCoast Contempo Fashions Limited	7
Kate Spade UK Limited	1, 2

Schedule 5.16(c)

Post-Closing Obligations- Other Deliverables and Actions

United States

1.                                    Grant of Security Interest in Trademarks made by Adelington Design Group, LLC in favor of JPMorgan Chase Bank, N.A. (30 days following the Effective Date)

2.                                    Grant of Security Interest in Trademarks made by Fifth & Pacific Companies, Inc. in favor of JPMorgan Chase Bank, N.A. (30 days following the Effective Date)

3.                                    Grant of Security Interest in Trademarks made by Lucky Brand Dungarees, Inc. in favor of JPMorgan Chase Bank, N.A. (30 days following the Effective Date)

4.                                    Grant of Security Interest in Trademarks made by Kate Spade LLC in favor of JPMorgan Chase Bank, N.A. (30 days following the Effective Date)

5.                                    Grant of Security Interest in Trademarks made by Juicy Couture, Inc. in favor of JPMorgan Chase Bank, N.A. (30 days following the Effective Date)

6.                                    Grant of Security Interest in Patents made by Kate Spade LLC in favor of JPMorgan Chase Bank, N.A. (30 days following the Effective Date)

7.                                    Grant of Security Interest in Patents made by Juicy Couture, Inc. in favor of JPMorgan Chase Bank, N.A. (30 days following the Effective Date)

Canada

8.                                    Confirmation of Intellectual Property Security by Fifth & Pacific Companies, Inc. (30 days following the Effective Date)

9.                                    Confirmation of Intellectual Property Security by Juicy Couture, Inc. (30 days following the Effective Date)

10.                            Confirmation of Intellectual Property Security by Kate Spade LLC (30 days following the Effective Date)

11.                            Confirmation of Intellectual Property Security by Adelington Design Group, LLC (30 days following the Effective Date)

12.                            Confirmation of Intellectual Property Security by Lucky Brand Dungarees, Inc. (30 days following the Effective Date)

Schedule 6.01

Existing Indebtedness

Outstanding
as of 03/30/13 (In USD)

Capitalized Leases for OH and RI equipment
Capitalized Lease pursuant to the Agreement between
Banc of America Leasing & Capital, LLC and Fifth & Pacific Companies, Inc.	$3,183,643.45

Total Indebtedness	$3,183,643.45

SCHEDULE 6.02 – Existing Liens

Fifth & Pacific Companies, Inc., Debtor:  Delaware Secretary of State UCC Filings:

No.	File #, Case #, Book # Page #	File Date	Current Secured Party of Record	Collateral	File Type
1	6406735 1	11/21/06	Banc of America Leasing & Capital, LLC	Equipment Lease	Original
	2009 0096237	01/29/09			Amendment: restated collateral
	2010 2144610	06/21/10			Amendment: Added collateral
	2010 2145781	06/21/10			Amendment: Deleted collateral
	2011 4354133	11/13/11			Continuation
	2012 2318097	06/15/12			Amendment: Changed debtor name to Fifth & Pacific Companies, Inc.
2	2009 1980017	06/22/09	AT&T Capital Services, Inc.	Equipment Lease	Original
	2012 2017020	05/24/12			Amendment: Changed debtor name to Fifth & Pacific Companies, Inc.
3	2010 0490817	02/15/10	AT&T Capital Services, Inc.	Equipment Lease	Original
	2012 2017111	05/24/12			Amendment: Changed debtor name to Fifth & Pacific Companies, Inc.
4	2010 1120108	04/01/10	Wells Fargo Bank, N.A.	Specified equipment	Original
	2012 3007566	08/03/12			Amendment: Changed debtor name to Fifth & Pacific Companies, Inc.

LCI Holdings, Inc., Debtor:  Delaware Secretary of State UCC Filings:

No.	File #, Case #, Book # Page #	File Date	Current Secured Party of Record	Collateral	File Type
1	2009 1937181	06/17/09	LC Footwear Consignment, L.L.C.	Consigned equipment at numerous locations, in multiple states in the U.S.A.	Original

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Fifth & Pacific Companies Canada Inc.

No.	Registration #	File Date	Debtor(s)	Secured Party	Collateral	Jurisdiction
1.	20090624 1451 1530 1749 (reference file # 654441354) (3 years) Amended to add a Debtor name by: 20111101 1950 1531 9629 Renewed by: 20120531 1641 1530 5537 (5 years)	06/24/2009	Original Debtor: Liz Claiborne Canada Inc. Additional Debtor: Mexx Canada Company	HSBC Bank Canada	Accounts, Other	Ontario
2.	20071114 1950 1531 7753 (reference file # 640697229) (6 years)	11/14/2007	Liz Claiborne Canada Inc.	CBSC Capital Inc.	Equipment, Other	Ontario
3.	07111424912 (5 years)	11/14/2007	Liz Claiborne Canada Inc.	CBSC Capital Inc.

All goods supplied by the secured party to the debtor, together with all attachments, accessories, accessions, replacements, substitutions, additions and improvements to the foregoing. Proceeds: goods, chattel paper, securities, money, crops, licences and intangibles.

Alberta

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Westcoast Contempo Fashions Limited

No.	Registration #	File Date	Debtor(s)	Secured Party	Collateral	Jurisdiction
1.	Base Reg #: 766946F Control # D0175374 (6 year) Amendment by Reg # 498388G to add a new debtor	09/16/2010	Westcoast Contempo Fashions Limited Additional Debtor: G-III Apparel Canada ULC	IOS Financial Services

All goods which are copiers together with all replacements and substitutions thereof and all parts, accessories, accessions and attachments thereto and all proceeds thereof, including all proceeds which are accounts, goods, chattel paper, securities, documents of title, instruments, money, intangibles, crops or insurance proceeds (Reference Lease No. 4358710-005)

British Columbia

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Schedule 6.04

Existing Investments

1.            Investments in KS China Co., Ltd., a limited liability company joint venture (with E-Land Fashion China Holdings, Limited) organized under the laws of Hong Kong, in an amount equal to $10,506,000.

2.            Investments in Mexx Lifestyle B.V., a corporation organized under the laws of the Netherlands, in an amount equal to $10,049,000.

3.            Fifth & Pacific Companies, Inc. owns 24 shares of common stock of Stage Stores, Inc.

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Schedule 6.09

Existing Restrictions

1.            Agreement dated as of December 8, 2006 between Banc of America Leasing & Capital, LLC (“Lessor”) and Fifth & Pacific Companies, Inc. (“Lessee”) in connection with that certain Master Lease Agreement Number 16736-9000 dated November 17, 2006 between Lessor and Lessee (current outstanding amount as of March 30, 2013: $3,183,643.45).

SCHEDULE 8

EUROPEAN COLLATERAL AGENT UK SECURITY TRUST PROVISIONS

1.                                    DEFINITIONS AND INTERPRETATION

1.1                            Terms defined in the Credit Agreement

Terms defined in the Credit Agreement but not in this Schedule shall have the same meanings in this Schedule as in the Credit Agreement.

1.2                            Definitions

In addition, in this Schedule:

“Administrator” means any administrator appointed to manage the affairs, business and assets of any Loan Party under the Collateral Documents.

“Facility Office” means the office or offices notified by a Lender to the Administrative Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under the Credit Agreement;

“Finance Party” means, individually and collectively, each Lender, each Issuing Bank and each Agent.

“Losses” means losses (including loss of profit), claims, demands, actions, proceedings, damages and other payments, costs, expenses and other liabilities of any kind.

“Obligor” means any Borrower or any other Loan Party.

“Receiver” means any receiver, receiver and manager or administrative receiver appointed by the European Collateral Agent over all or any of the Collateral under the Collateral Documents whether solely, jointly, severally or jointly and severally with any other person and includes any substitute for any of them appointed from time to time.

“VAT” means the tax imposed by EC Directive 2006/112/EC on the common system of value added tax and any national legislation implementing that directive together with legislation supplemental thereto or any similar sales or turnover tax whether of the United Kingdom, another member state, the European Union or elsewhere.

2.                                    SECURITY TRUSTEE PROVISIONS

2.1                            Role of the European Collateral Agent

(a)                               The European Collateral Agent shall not be subject to the duty of care imposed on trustees by the Trustee Act 2000.

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2.2                            No fiduciary duties

The European Collateral Agent shall not be bound to account to any other Finance Party for any sum or the profit element of any sum received by it for its own account.

2.3                            Discretions of the European Collateral Agent

(a)                               The European Collateral Agent may assume that:

(i)                                  no Default has occurred (unless it has actual knowledge of a Default arising under Article VII of the Credit Agreement); and

(ii)                              any right vested in any other Finance Party has not been exercised.

(b)                              Notwithstanding that the European Collateral Agent and one or more of the other Finance Parties may from time to time be the same entity, that entity has entered into the Loan Documents in those separate capacities.  However, where the Loan Documents provide for the European Collateral Agent and the other Finance Parties to provide instructions to or otherwise communicate with one or more of the others of them, then for so long as they are the same entity it will not be necessary for there to be any formal instructions or other communication, notwithstanding that the Loan Documents provide in certain cases for the same to be in writing.

2.4                            Required Lenders instructions

(a)                               Unless a contrary indication appears in a Loan Document:

(i)                                  the European Collateral Agent shall act in accordance with any instructions given to it by the Required Lenders (or, if so instructed by the Required Lenders or in the absence of an instruction from them, refrain from acting or exercising any power, authority, discretion or other right vested in it as European Collateral Agent); and

(ii)                              any instructions given by the Required Lenders will be binding on all the Lenders.

(b)                              The European Collateral Agent may refrain:

(i)                                  from acting (in accordance with the instructions of the Required Lenders (or, if appropriate, the Lenders) or otherwise) until it has received such security and/or indemnity as it may require for any Losses (including any associated irrevocable VAT) which it may incur in complying with the instructions; and

(ii)                              from doing anything which may in its opinion be a breach of any law or duty of confidentiality or be otherwise actionable at the suit of any person.

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(c)                               In the absence of instructions from the Required Lenders (or, if appropriate, the Lenders), the European Collateral Agent may act (or refrain from taking action) as it considers to be in the best interest of the Required Lenders.

(d)                             The European Collateral Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Loan Document.

2.5                            Exclusion of liability

(a)                               The European Collateral Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Loan Documents to be paid by the European Collateral Agent if the European Collateral Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the European Collateral Agent for that purpose.

(b)                              The European Collateral Agent shall not be under any obligation to insure any of the Collateral or any certificate, note, bond or other evidence in respect of any of them or to require any other person to maintain that insurance and shall not be responsible for any Losses which may be suffered as a result of the lack or inadequacy of that insurance.

(c)                               The European Collateral Agent shall not be responsible for any Losses occasioned to the Collateral, however caused, by any Obligor or any other person by any act or omission on the part of any person (including any bank, broker, depository, warehouseman or other intermediary or any clearing system or the operator of it), or otherwise, unless those Losses are occasioned by the European Collateral Agent’s own gross negligence, bad faith or wilful misconduct.  In particular the European Collateral Agent shall not be responsible for any Losses which may be suffered as a result of any assets comprised in the Collateral, or any deeds or documents of title to them, being uninsured or inadequately insured or being held by it or by or to the order of any custodian or by clearing organisations or their operators or by any person on behalf of the European Collateral Agent.

(d)                             The European Collateral Agent shall have no responsibility to any Obligor as regards any deficiency which might arise because such Obligor is subject to any tax in respect of the Collateral or any income or any proceeds from or of them.

(e)                               The European Collateral Agent shall not be liable for any failure, omission or defect in giving notice of, registering or filing, or procuring registration or filing of, or otherwise protecting or perfecting, the security constituted over the Collateral.

2.6                            Lenders’ Indemnity to the European Collateral Agent

(a)                               The European Collateral Agent may, in priority to any payment to the Lenders, indemnify itself out of the Collateral in respect of, and pay and retain, all sums

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necessary to give effect to this indemnity and to all other indemnities given to it in the other Loan Documents in its capacity as European Collateral Agent.  The European Collateral Agent shall have a Lien on the security constituted over the Collateral and the proceeds of enforcement of any Collateral Documents for all such sums.

2.7                            Additional European Collateral Agent

The European Collateral Agent may at any time appoint (and subsequently remove) any person to act as a separate security trustee or as a co-trustee jointly with it (any such person, an “Additional European Collateral Agent”):

(a)                               if it is necessary in performing its duties and if the European Collateral Agent considers that appointment to be in the interest of the Finance Parties; or

(b)                              for the purposes of complying with or confirming to any legal requirements, restrictions or conditions which the European Collateral Agent deems to be relevant; or

(c)                               for the purposes of obtaining or enforcing any judgment or decree in any jurisdiction,

and the European Collateral Agent will give notice to the other Parties of any such appointment.

2.8                            Confidentiality

(a)                               In acting as security trustee for the Finance Parties, the European Collateral Agent shall be regarded as acting through its syndication or agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                              If information is received by another division or department of the European Collateral Agent, it may be treated as confidential to that division or department and the European Collateral Agent shall not be deemed to have notice of it.

(c)                               Notwithstanding any other provision of any Loan Document to the contrary, the European Collateral Agent is not obliged to disclose to any other person:

(i)                                  any confidential information; or

(ii)                              any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

2.9                            Relationship with the Lenders

The European Collateral Agent may treat each Lender as a Lender, entitled to payments under the Collateral Documents and acting through its Facility Office unless it has

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received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of relevant Collateral Document.

2.10                    Credit Appraisal by the Lenders

Without affecting the responsibility of each Obligor for information supplied by it or on its behalf in connection with any Loan Document, each Lender confirms to the European Collateral Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Loan Document, including:

(a)                               the financial condition, status and nature of each Obligor;

(b)                              the legality, validity, effectiveness, adequacy or enforceability of any Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(c)                               whether that Lender has recourse, and the nature and extent of that recourse, against any party or any of its respective assets under or in connection with any Loan Document, the transactions contemplated by the Loan Documents or any other agreement, arrangement or other document entered into, made or executed in anticipation of, under or in connection with any Loan Document; and

(d)                             the adequacy, accuracy and/or completeness of any information provided by the European Collateral Agent, any other party or any other person under or in connection with any Loan Document, the transactions contemplated by the Loan Documents or any other agreement, arrangement or other document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

2.11                    Security Documents

(a)                               The European Collateral Agent shall accept without investigation, requisition or objection whatever title any person may have to the assets which are subject to the Collateral Documents and shall not:

(i)                                  be bound or concerned to examine or enquire into the title of any person; or

(ii)                              be liable for any defect or failure in the title of any person, whether that defect or failure was known to the European Collateral Agent or might have been discovered upon examination or enquiry and whether it is capable of remedy or not.

(b)                              Upon the appointment of any successor European Collateral Agent under Article VIII of the Credit Agreement, the resigning European Collateral Agent shall execute and deliver any documents and do any other acts and things which may be necessary to vest in the successor European Collateral

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Agent all the rights vested in the resigning European Collateral Agent under the Collateral Documents.

(c)                               Each of the other Finance Parties:

(i)                                  authorizes the European Collateral Agent to hold each mortgage or charge created pursuant to any Loan Document in its sole name as security trustee for the Finance Parties; and

(ii)                              requests the Land Registry to register the European Collateral Agent as the sole proprietor of any mortgage or charge so created.

2.12                    Distribution of proceeds of enforcement

(a)                               To the extent that the Collateral Documents provide for the net proceeds of any enforcement to be applied against the Secured Obligations, the European Collateral Agent shall pay them to the European Administrative Agent or the Administrative Agent and such Agent shall apply them in payment of any amounts due but unpaid under the Loan Documents, if applicable in the order set out in Section 2.18(b) of the Credit Agreement.  This shall override any appropriation made by any Obligor.

(b)                              The European Collateral Agent may, at its discretion, accumulate proceeds of enforcement in an interest bearing account in its own name.

2.13                    No obligation to remain in possession

If the European Collateral Agent, any Receiver or any delegate takes possession of all or any of the Collateral, it may from time to time in its absolute discretion relinquish such possession.

2.14                    European Collateral Agent’s obligation to account

The European Collateral Agent shall not in any circumstances (either by reason of taking possession of the Collateral or for any other reason and whether as mortgagee in possession or on any other basis):

(a)                               be liable to account to any Obligor or any other person for anything except the European Collateral Agent’s own actual receipts which have not been distributed or paid to that Obligor or the persons entitled or at the time of payment believed by the European Collateral Agent to be entitled to them; or

(b)                              be liable to any Obligor or any other person for any principal, interest or Losses from or connected with any realization by the European Collateral Agent of the Collateral or from any act, default, omission or misconduct of the European Collateral Agent, its officers, employees or agents in relation to the Collateral or from any exercise or non-exercise by the European Collateral Agent of any right exercisable by it under the UK Security Agreements unless they shall be caused

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by the European Collateral Agent’s own gross negligence, bad faith or wilful misconduct.

2.15                    Receiver’s and delegate’s obligation to account

All the provisions of Clause 2.14 (above) shall apply in respect of the liability of any Receiver or Administrator or delegate in all respects as though every reference in Clause 2.14 (above) to the European Collateral Agent were instead a reference to the Receiver or, as the case may be, Administrator or delegate.

EXHIBIT A

FORM OF
ASSIGNMENT AND ASSUMPTION

Reference is made to the Third Amended and Restated Credit Agreement, dated as of April 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fifth & Pacific Companies, Inc., Kate Spade UK Limited, Kate Spade Canada Inc., the other Loan Parties from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC and SunTrust Bank, as Documentation Agents.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Assignor identified on Schedule l hereto (the “Assignor”) and the Assignee identified on Schedule l hereto (the “Assignee”) agree as follows:

1.   The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Facility”; collectively, the “Assigned Facilities”), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

2.   The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any of their respective Affiliates or any other obligor or the performance or observance by any Borrower, any of their respective Affiliates or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.

3.   The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Sections 4.01(b) and 5.01 (if any) thereof and such other documents and information as it has deemed appropriate to make

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its own credit analysis and decision to enter into this Assignment and Assumption; (c) agrees that it will, independently and without reliance upon the Assignor, the Agents or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agents to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agents by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.17(g) of the Credit Agreement.

4.   The effective date of this Assignment and Assumption shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”).  Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Administrative Agent).

5.   Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

6.   From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations under the Credit Agreement.

7.   This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

Schedule 1
to Assignment and Assumption with respect to
the Third Amended and Restated Credit Agreement, dated as of April 18, 2013, among Fifth & Pacific Companies, Inc., Kate Spade UK Limited, Kate Spade Canada Inc., the other Loan Parties from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other Agents party thereto

Name of Assignor: _______________________

Name of Assignee: _______________________

Effective Date of Assignment: _________________

Facility Assigned	Principal Amount Assigned[1]	Commitment Percentage Assigned

	$	. %

[Name of Assignee]	[Name of Assignor]

By:______________________________ Title:	By:______________________________ Title:

_________________________

1  Note: For any assignment involving a principal amount of less than $5,000,000 that is not made to a Lender, an Affiliate of a Lender or an Approved Fund or is not an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, refer to Section 9.04(c)(i) of the Credit Agreement.

Accepted for Recordation in the Register:

JPMorgan Chase Bank, N.A., as
Administrative Agent

By:______________________________
Name:
Title:

Consented by:

Fifth & Pacific Companies, Inc., a Borrower Representative

By:______________________________
Name:
Title:

Consented by:

JPMorgan Chase Bank, N.A., as
Administrative Agent

By:______________________________
Name:
Title:

[Consented by:

[ISSUING BANK], as
Issuing Bank

By:______________________________
Name:
Title:

Exhibit B1

BORROWING BASE REPORT

Obligor Number:
Loan Number:

		US	Canada	U.K.	Combined
1	Retail A/R (credit card)	$-	$-	$-	$-
2	Less ineligibles	-	-	-	-
3	Eligible retail A/R	-	-	-	-
4	Advance rate %	90%	90%	90%	90%
5	Retail A/R availability	-	-	-	-

6	Wholesale A/R	-	-	-	-
7	Less ineligibles	-	-	-	-
8	Eligible wholesale A/R	-	-	-	-
9	Advance rate %	85%	85%	85%	85%
10	Wholesale A/R availability	-	-	-	-

11	Total A/R availability	-	-	-	-

12	Retail inventory	-	-	-	-
13	Less ineligibles	-	-	-	-
14	Eligible retail inventory	-	-	-	-
15	NOLV calculation:				-
16	Eligible retail inventory as per above	-	-	-	-
17	NOLV rate	110.6%	110.6%	109.0%	Blended
18	Advance rate on NOLV	90.0%	90.0%	90.0%	90.0%
19	Effective NOLV advance rate %	99.5%	99.5%	98.1%	Blended
20	Retail inventory availability at 90% of NOLV	-	-	-	-

21	Wholesale inventory	-	-	-	-
22	Less inventory for retail factory outlets	-	-	-	-
23	Less raw material inventory reported below	-	-	-	-
24	Less in-transit inventory reported below	-	-	-	-
25	Wholesale inventory on-hand	-	-	-	-
26	Less ineligibles	-	-	-	-
27	Eligible wholesale inventory	-	-	-	-
28	NOLV calculation:
29	Eligible wholesale inventory as per above	-	-	-	-
30	NOLV rate	79.7%	79.7%	60.8%	Blended
31	Advance rate on NOLV	90.0%	90.0%	90.0%	90.0%
32	Effective NOLV advance rate %	71.7%	71.7%	54.7%	Blended
33	Wholesale inventory availability at 90% of NOLV	-	-	-	-

34	Raw Material inventory	-	-	-	-
35	Less ineligibles	-	-	-	-
36	Eligible retail inventory	-	-	-	-
37	NOLV calculation:
38	Eligible raw material inventory as per above	-	-	-	-
39	NOLV rate	6.7%	6.7%	0.0%	Blended
40	Advance rate on NOLV	90.0%	90.0%	90.0%	90.0%
41	Effective NOLV advance rate %	6.0%	6.0%	0.0%	Blended
42	Raw material inventory availability at 90% of NOLV	-	-	-	-

43	Inventory Intransit Supported by Letters of Credit
44	Inventory In Transit	-	-	-	-
45	Less ineligibles	-	-	-	-
46	Eligible in transit inventory	-	-	-	-
47	Advance rate % (wholesale effective rate)	81.6%	81.6%	76.7%	Blended
48	Gross inventory intransit availability	-	-	-	-
49	Intransit inventory availability cap	60,000,000	15,000,000	20,000,000	Blended

50	In transit inventory supported by letters of credit availability (Lesser of Gross inventory intransit availability or Cap)	-	-	-	-

51	Inventory Intransit NOT Supported by Letters of Credit
52	Inventory In Transit	-	-	-	-
53	Less ineligibles	-	-	-	-
54	Eligible in transit inventory	-	-	-	-
55	Advance rate % (wholesale effective rate)	81.6%	81.6%	76.7%	Blended
56	Gross inventory intransit availability	-	-	-	-
57	Intransit inventory availability cap	40,000,000	5,000,000	10,000,000	Blended

58	In transit inventory NOT supported by letters of credit availability (Lesser of Gross inventory intransit availability or Cap)	-	-	-	-

59	Gross inventory availability (includes in-transit)	-	-	-	-

60	Total inventory availability	-	-	-	-

61	Cash deposited with JP Morgan		-	-	-

62	Total Borrowing Base Availability before reserves	-	-	-	-

63	Less availability reserves:
64	Rent Reserve				-
65	Accrued Gift Card Liabilty @ 50%				-
66	Processor Fees (3xAP)				-
67	Derivative Mark to Market Reserve	-	-	-	-
68	Other Reserves	-	-	-	-

69	Total availability reserves	-	-	-	-

70	Total Borrowing Base Availablility	-	-	-	-
71	Revolver Line		40,000,000	20,000,000	350,000,000
72	Lesser of Borrowing Base Availability & Commitment	-	-	-	-
73	Loan Balance				-
74	Letters of Credit/Bankers’ Acceptance Outstanding				-
75	Excess Availability	-	-	-	-

EXHIBIT B2

BORROWING BASE REPORT

Obligor Number:
Loan Number:

US
1	Retail A/R (credit card)	$-
2	Less ineligibles	-
3	Eligible retail A/R	-
4	Advance rate %	90%
5	Retail A/R availability	-

6	Wholesale A/R	-
7	Less ineligibles	-
8	Eligible wholesale A/R	-
9	Advance rate %	85%
10	Wholesale A/R availability	-

11	Total A/R availability	-

12	Retail inventory	-
13	Less ineligibles	-
14	Eligible retail inventory	-
15	NOLV calculation:
16	Eligible retail inventory as per above	-
17	NOLV rate	110.6%
18	Advance rate on NOLV	90.0%
19	Effective NOLV advance rate %	99.5%
20	Retail inventory availability at 90% of NOLV	-

21	Wholesale inventory	-
22	Less inventory for retail factory outlets	-
23	Less raw material inventory reported below	-
24	Less in-transit inventory reported below	-
25	Wholesale inventory on-hand	-
26	Less ineligibles	-
27	Eligible wholesale inventory	-
28	NOLV calculation:
29	Eligible wholesale inventory as per above	-
30	NOLV rate	79.7%
31	Advance rate on NOLV	90.0%
32	Effective NOLV advance rate %	71.7%
33	Wholesale inventory availability at 90% of NOLV	-

34	Raw Material inventory	-
35	Less ineligibles	-
36	Eligible retail inventory	-
37	NOLV calculation:
38	Eligible raw material inventory as per above	-
39	NOLV rate	6.7%
40	Advance rate on NOLV	90.0%
41	Effective NOLV advance rate %	6.0%
42	Raw material inventory availability at 90% of NOLV	-

43	Inventory Intransit Supported by Letters of Credit
44	Inventory In Transit	-
45	Less ineligibles	-
46	Eligible in transit inventory	-
47	Advance rate % (wholesale effective rate)	81.6%
48	Gross inventory intransit availability	-
49	Intransit inventory availability cap	60,000,000

50	In transit inventory supported by letters of credit availability (Lesser of Gross inventory intransit availability or Cap)	-

51	Inventory Intransit NOT Supported by Letters of Credit
52	Inventory In Transit	-
53	Less ineligibles	-
54	Eligible in transit inventory	-
55	Advance rate % (wholesale effective rate)	81.6%
56	Gross inventory intransit availability	-
57	Intransit inventory availability cap	40,000,000

58	In transit inventory NOT supported by letters of credit availability (Lesser of Gross inventory intransit availability or Cap)	-

59	Gross inventory availability (includes in-transit)	-

60	Total inventory availability	-

61	Cash deposited with JP Morgan

62	Total Borrowing Base Availability before reserves	-

63	Less availability reserves:
64	Rent Reserve
65	Accrued Gift Card Liabilty @ 50%
66	Processor Fees (3xAP)
67	Derivative Mark to Market Reserve	-
68	Other Reserves	-

69	Total availability reserves	-

70	Total Borrowing Base Availablility	-
71	Revolver Line
72	Lesser of Borrowing Base Availability & Commitment
73	Loan Balance
74	Letters of Credit/Bankers’ Acceptance Outstanding
75	Excess Availability	-

EXHIBIT B3

BORROWING BASE REPORT

Obligor Number:
Loan Number:

Canada
1	Retail A/R (credit card)	$-
2	Less ineligibles	-
3	Eligible retail A/R	-
4	Advance rate %	90%
5	Retail A/R availability	-

6	Wholesale A/R	-
7	Less ineligibles	-
8	Eligible wholesale A/R	-
9	Advance rate %	85%
10	Wholesale A/R availability	-

11	Total A/R availability	-

12	Retail inventory	-
13	Less ineligibles	-
14	Eligible retail inventory	-
15	NOLV calculation:
16	Eligible retail inventory as per above	-
17	NOLV rate	110.6%
18	Advance rate on NOLV	90.0%
19	Effective NOLV advance rate %	99.5%
20	Retail inventory availability at 90% of NOLV	-

21	Wholesale inventory	-
22	Less inventory for retail factory outlets	-
23	Less raw material inventory reported below	-
24	Less in-transit inventory reported below	-
25	Wholesale inventory on-hand	-
26	Less ineligibles	-
27	Eligible wholesale inventory	-
28	NOLV calculation:
29	Eligible wholesale inventory as per above	-
30	NOLV rate	79.7%
31	Advance rate on NOLV	90.0%
32	Effective NOLV advance rate %	71.7%
33	Wholesale inventory availability at 90% of NOLV	-

34	Raw Material inventory	-
35	Less ineligibles	-
36	Eligible retail inventory	-
37	NOLV calculation:
38	Eligible raw material inventory as per above	-
39	NOLV rate	6.7%
40	Advance rate on NOLV	90.0%
41	Effective NOLV advance rate %	6.0%
42	Raw material inventory availability at 90% of NOLV	-

43	Inventory Intransit Supported by Letters of Credit
44	Inventory In Transit	-
45	Less ineligibles	-
46	Eligible in transit inventory	-
47	Advance rate % (wholesale effective rate)	81.6%
48	Gross inventory intransit availability	-
49	Intransit inventory availability cap	15,000,000

50	In transit inventory supported by letters of credit availability (Lesser of Gross inventory intransit availability or Cap)	-

51	Inventory Intransit NOT Supported by Letters of Credit
52	Inventory In Transit	-
53	Less ineligibles	-
54	Eligible in transit inventory	-
55	Advance rate % (wholesale effective rate)	81.6%
56	Gross inventory intransit availability	-
57	Intransit inventory availability cap	5,000,000

58	In transit inventory NOT supported by letters of credit availability (Lesser of Gross inventory intransit availability or Cap)	-

59	Gross inventory availability (includes in-transit)	-

60	Total inventory availability	-

61	Cash deposited with JP Morgan	-

62	Total Borrowing Base Availability before reserves	-

63	Less availability reserves:
64	Rent Reserve
65	Accrued Gift Card Liabilty @ 50%
66	Processor Fees (3xAP)
67	Derivative Mark to Market Reserve	-
68	Other Reserves	-

69	Total availability reserves	-

70	Total Borrowing Base Availablility	-
71	Revolver Line	40,000,000
72	Lesser of Borrowing Base Availability & Commitment	-
73	Loan Balance
74	Letters of Credit/Bankers’ Acceptance Outstanding
75	Excess Availability	-

EXHIBIT B4

BORROWING BASE REPORT

Obligor Number:
Loan Number:

U.K.
1	Retail A/R (credit card)	$-
2	Less ineligibles	-
3	Eligible retail A/R	-
4	Advance rate %	90%
5	Retail A/R availability	-

6	Wholesale A/R	-
7	Less ineligibles	-
8	Eligible wholesale A/R	-
9	Advance rate %	85%
10	Wholesale A/R availability	-

11	Total A/R availability	-

12	Retail inventory	-
13	Less ineligibles	-
14	Eligible retail inventory	-
15	NOLV calculation:
16	Eligible retail inventory as per above	-
17	NOLV rate	109.0%
18	Advance rate on NOLV	90.0%
19	Effective NOLV advance rate %	98.1%
20	Retail inventory availability at 90% of NOLV	-

21	Wholesale inventory	-
22	Less inventory for retail factory outlets	-
23	Less raw material inventory reported below	-
24	Less in-transit inventory reported below	-
25	Wholesale inventory on-hand	-
26	Less ineligibles	-
27	Eligible wholesale inventory	-
28	NOLV calculation:
29	Eligible wholesale inventory as per above	-
30	NOLV rate	60.8%
31	Advance rate on NOLV	90.0%
32	Effective NOLV advance rate %	54.7%
33	Wholesale inventory availability at 90% of NOLV	-

34	Raw Material inventory	-
35	Less ineligibles	-
36	Eligible retail inventory	-
37	NOLV calculation:
38	Eligible raw material inventory as per above	-
39	NOLV rate	0.0%
40	Advance rate on NOLV	90.0%
41	Effective NOLV advance rate %	0.0%
42	Raw material inventory availability at 90% of NOLV	-

43	Inventory Intransit Supported by Letters of Credit
44	Inventory In Transit	-
45	Less ineligibles	-
46	Eligible in transit inventory	-
47	Advance rate % (wholesale effective rate)	76.7%
48	Gross inventory intransit availability	-
49	Intransit inventory availability cap	20,000,000

50	In transit inventory supported by letters of credit availability (Lesser of Gross inventory intransit availability or Cap)	-

51	Inventory Intransit NOT Supported by Letters of Credit
52	Inventory In Transit	-
53	Less ineligibles	-
54	Eligible in transit inventory	-
55	Advance rate % (wholesale effective rate)	76.7%
56	Gross inventory intransit availability	-
57	Intransit inventory availability cap	10,000,000

58	In transit inventory NOT supported by letters of credit availability (Lesser of Gross inventory intransit availability or Cap)	-

59	Gross inventory availability (includes in-transit)	-

60	Total inventory availability	-

61	Cash deposited with JP Morgan	-

62	Total Borrowing Base Availability before reserves	-

63	Less availability reserves:
64	Rent Reserve
65	Accrued Gift Card Liabilty @ 50%
66	Processor Fees (3xAP)
67	Derivative Mark to Market Reserve	-
68	Other Reserves	-

69	Total availability reserves	-

70	Total Borrowing Base Availablility	-
71	Revolver Line	20,000,000
72	Lesser of Borrowing Base Availability & Commitment	-
73	Loan Balance
74	Letters of Credit/Bankers’ Acceptance Outstanding
75	Excess Availability	-

EXHIBIT C

FORM OF
COMPLIANCE CERTIFICATE

This Compliance Certificate is delivered pursuant to Section 5.01(d) of the Third Amended and Restated Credit Agreement, dated as of April 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fifth & Pacific Companies, Inc., Kate Spade UK Limited, Kate Spade Canada Inc., the other Loan Parties from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC and SunTrust Bank, as Documentation Agents.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

1.   I am the duly elected, qualified and acting [Chief Financial Officer] of the Borrower Representative.

2.            I have reviewed and am familiar with the contents of this Compliance Certificate.

3.            I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by the financial statements attached hereto as Attachment 1 (the “Financial Statements”).

4.            The Financial Statements fairly present in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments.

5.            No Default has occurred during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default [except as set forth below].2

6.            (a) Aggregate Availability

(i) As of [_____, 20__]3, the aggregate amount of the Commitments was $[____].

(ii) the Aggregate Borrowing Base was $[____].

2      To the extent a Default/Event of Default has occurred, the details thereof and any action taken or proposed to be taken with respect thereto must be provided.

3      Date to be the date of the last applicable test period

(iii) The total Revolving Exposure was $[____].

(iv) Aggregate Availability was $[____], or [   ]% of the Commitments in effect.

[(b)  Fixed Charge Coverage Ratio

(i) Consolidated EBITDA was $[____].

(ii) The unfinanced portion of Capital Expenditures was $[____].

(iii) Consolidated EBITDA minus the unfinanced portion of Capital Expenditures was $[____].

(iv) Fixed Charges were $[____].

(v) Ratio of (iii) to (iv) is [____].

Therefore, the Fixed Charge Coverage Ratio complies with the test set forth in Section 6.13, which requires the Company to maintain a Fixed Charge Coverage Ratio of not less than 1.00 to 1.00.]4

7.            No change in GAAP or in the application thereof to the Company’s consolidated financial statements has occurred since December 29, 2012.5

4             If Aggregate Availability falls below 10% of the Commitments then in effect, calculation of the Fixed Charge Coverage Ratio must be provided.

5             To the extent a change has occurred, the effect of such change on the financial statements accompanying this certificate must be specified.

IN WITNESS WHEREOF, I have executed this Certificate this _____ day of ____, 20__.

Name:
Title:

Attachment 1
to Compliance Certificate

[Attach Financial Statements]

EXHIBIT D

FORM OF
ASSUMPTION AND JOINDER AGREEMENT

ASSUMPTION AND JOINDER AGREEMENT dated as of [_____________]  (the “Joinder Agreement”) made by [Insert Name of new Loan Party], a [jurisdiction of organization] [corporation, limited partnership or limited liability company] (the “Company”) for the benefit of the Lenders or Secured Parties (as each such term is defined in that certain Third Amended and Restated Credit Agreement, dated as of April 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Fifth & Pacific Companies, Inc., Kate Spade UK Limited, Kate Spade Canada Inc., the other Loan Parties from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC and SunTrust Bank, as Documentation Agents, as applicable.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

W I T N E S S E T H

The Company is a [jurisdiction of Organization] [corporation, limited partnership or limited liability company], and is a subsidiary of [Loan Party].  Pursuant to Section 5.13 of the Credit Agreement, the Company is required to execute this document as a newly [formed] [acquired] subsidiary of [Loan Party].

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:

SECTION 1.           Assumption and Joinder.  The Company hereby expressly confirms that it hereby agrees to perform and observe each and every one of the covenants and agreements, and hereby assumes the obligations and liabilities, of a [US][Canadian][UK] Loan Party under the Credit Agreement.  By virtue of the foregoing, the Company hereby accepts and assumes any liability of a [US][Canadian][UK] Loan Party related to each representation or warranty, covenant or obligation made by a [US] [Canadian][UK] Loan Party in the Credit Agreement, and hereby expressly affirms in all material respects, as of the date hereof, each of such representations, warranties, covenants and obligations as they apply to the Company.

(a)                               Guarantee.  (i)  All references to the term “[US][Canadian][UK] Loan Party” in the Credit Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company, in each case as of the date hereof.

(ii)  The Company, as a [US][Canadian][UK] Loan Party, hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement, as of the date hereof, as a [US][Canadian][UK] Loan Party thereunder with the same force and effect as if originally referred to therein as a [US][Canadian][UK] Loan Party.

(b)                              [Collateral Documents. (i)  All references to the term “Grantor” in the US Security Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company as of the date hereof.

(ii)                              The Company, as Grantor, hereby joins in and agrees to be bound by each and all of the provisions of the US Security Agreement, as of the date hereof, with the same force and effect as if originally referred to therein as a Grantor.

(iii)                          The Company, as Grantor, hereby pledges to the US Collateral Agent all Collateral owned by it.  The Company, as Grantor, agrees that all Collateral owned by it shall be considered to be part of the Collateral and shall secure the Secured Obligations.

(c)                               Notes Intercreditor Agreement.  (i)  All references to the term “Grantor” in the Notes Intercreditor Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company as of the date hereof.

(ii)                              The Company, as Grantor, hereby joins in and agrees to be bound by each and all of the provisions of the Notes Intercreditor Agreement, as of the date hereof, with the same force and effect as if originally referred to therein as a Grantor.]6

SECTION 2.           Representations and Warranties.  The Company hereby represents and warrants to the Agents and the Secured Parties as follows:

(a)                               The Company has the requisite [corporate, partnership or limited liability company] power and authority to enter into this Joinder Agreement and to perform its obligations hereunder and under the Loan Documents to which it is a party.  The execution, delivery and performance of this Joinder Agreement by the Company and the performance of its obligations hereunder and under the Loan Documents to which it is a party, have been duly authorized by all necessary [corporate, partnership or limited liability company] action, including the consent of shareholders, partners or members where required.  This Joinder Agreement has been duly executed and delivered by the Company.  This Joinder Agreement and the Loan Documents to which it is a party each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

6  US subsidiaries only.

(b)                              The Company has delivered to the Administrative Agent any and all schedules and documents required as a Loan Party under the Credit Agreement and any other Loan Document.

SECTION 3.           Binding Effect.  This Joinder Agreement shall be binding upon the Company and shall inure to the benefit of the Secured Parties and their respective successors and assigns.

SECTION 4.           GOVERNING LAW.  THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.           Counterparts.  This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute but one and the same instrument.  Any signature delivered by a party by facsimile or .pdf electronic transmission shall be deemed to be an original signature thereto.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

[NAME OF COMPANY]

By
Name:
Title:

EXHIBIT E

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of April 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fifth & Pacific Companies, Inc., Kate Spade UK Limited, Kate Spade Canada Inc., the other Loan Parties from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC and SunTrust Bank, as Documentation Agents.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a 10-percent shareholder of any Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower Representative with a certificate of its non-U.S. person status on an Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or such Form W-8BEN changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent and provide the Borrower Representative and the Administrative Agent with a new certificate or a new Form W-8BEN, as the case may be, and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of April 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fifth & Pacific Companies, Inc., Kate Spade UK Limited, Kate Spade Canada Inc., the other Loan Parties from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC and SunTrust Bank, as Documentation Agents.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower Representative with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[  ]

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of April 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fifth & Pacific Companies, Inc., Kate Spade UK Limited, Kate Spade Canada Inc., the other Loan Parties from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC and SunTrust Bank, as Documentation Agents.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Foreign Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender in writing and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Third Amended and Restated Credit Agreement dated as of April 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fifth & Pacific Companies, Inc., Kate Spade UK Limited, Kate Spade Canada Inc., the other Loan Parties from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC and SunTrust Bank, as Documentation Agents.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of any Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Foreign Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Foreign Lender and (2) the undersigned shall have at all times furnished such Foreign Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[  ]

EXHIBIT F

FORM OF DISCOUNT NOTE

Can$	Date:

FOR VALUE RECEIVED, the undersigned unconditionally promises to pay on ______________, 20___, to or to the order of ______________________________   (the “Holder”), the sum of Can$                               with no interest thereon.

The undersigned hereby waives presentment, protest and notice of every kind and waives any defences based upon indulgences which may be granted by the Holder to any party liable hereon and any days of grace.

This promissory note evidences a BA Equivalent Loan, as defined in the Third Amended and Restated Credit Agreement made as of dated as of April 18, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Fifth & Pacific Companies, Inc., Kate Spade UK Limited, Kate Spade Canada Inc., the other Loan Parties from time to time party thereto, the Lenders party thereto, and the Agents party thereto, and constitutes indebtedness to the Holder arising under the BA Equivalent Loan.  Payment of this note shall be made at the offices of the Canadian Administrative Agent at 200 Bay Street, Royal Bank Plaza, South Tower, Suite 1800, Toronto, Ontario M5J 2J2 Canada.  Capitalized terms used and not defined herein have the meanings given to them in the Credit Agreement.

KATE SPADE CANADA INC.

By:
Name:
Title:

EXHIBIT G

FORM OF

BORROWING REQUEST

JPMorgan Chase Bank, N.A., as Administrative Agent
for the Lenders party to the
Credit Agreement referred to below

10 South Dearborn, 22nd Floor

Chicago, Illinois  60603

New York, NY 10017
Attention: [Maria Teodoro — Operations]

Fax No: 312-377-1100

[J.P. Morgan Europe Limited, as European

Administrative Agent for the Facility B Lenders party

to the Credit Agreement referred to below [and as Issuing Bank]
25 Bank Street

Canary Wharf
London E14 5JP
United Kingdom
Attention: Loans Agency

Fax No.: +44 20 7777 2360]7

[J.P. Morgan Chase Bank, N.A., Toronto Branch, as Canadian

Administrative Agent for the Facility B Lenders party

to the Credit Agreement referred to below
200 Bay Street
Royal Bank Plaza, South Tower, Suite 1800
Toronto M5J 2J2  Canada
Attention:  [      ]
Telephone:  [      ]
Telecopy: (416) 981-9174]8

[Date]

Dear Sirs:

7                                          For Facility B Revolving Loans other than Canadian Revolving Loans and/or Facility B Letters of Credit other than Canadian Letters of Credit.

8                                          For Canadian Revolving Loans and/or Canadian Letters of Credit.

3

Reference is made to the Third Amended and Restated Credit Agreement, dated as of April 18, 2013 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Fifth & Pacific Companies, Inc., Kate Spade UK Limited, Kate Spade Canada Inc., the other Loan Parties from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and US Collateral Agent, J.P. Morgan Europe Limited, as European Administrative Agent and European Collateral Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent and Canadian Collateral Agent, Bank of America, N.A., as Syndication Agent, and Wells Fargo Capital Finance, LLC and SunTrust Bank , as Documentation Agents.  Terms defined in the Credit Agreement are used herein with the same meanings.  This notice constitutes a Borrowing Request and the undersigned Borrower hereby requests [a Revolving Borrowing][a Swingline Borrowing] [the [issuance][amendment] [renewal][extension] of a Letter of Credit]9 under the Credit Agreement, and in that connection the undersigned Borrower specifies the following information with respect to the extension of credit requested hereby:

[THE FOLLOWING SHOULD BE USED FOR REVOLVING LOAN AND SWINGLINE LOAN REQUESTS]

1.            Principal amount of Revolving Borrowing10: _____________

2.            Date of Revolving Borrowing (which is a Business Day): _____________

3.            Interest rate basis11:_____________

4.            The initial [Interest Period] [Contract Period] 12: _____________

5.            Location and routing number of the undersigned Borrower’s account to which proceeds of Borrowing are to be disbursed:______________________

6.            Facility under which this Revolving Borrowing is being made:________________

7.            The currency of the Revolving Borrowing13:___________________

9                                          For UK Borrower only.

10                                    For a Eurocurrency Borrowing of Revolving Loans, an aggregate amount not less than $5,000,000 and an integral multiple of $1,000,000 (or, in the case of any currency other than dollars, an approximate equivalent thereof as determined by the Administrative Agent, European Administrative Agent or Canadian Administrative Agent, as applicable).

11                                    Eurocurrency Borrowing, ABR Borrowing, Canadian Prime Rate Borrowing or BA Drawing.

12                                    For Eurocurrency Borrowings or BA Drawings only.

4

8.            [This Borrowing Request is a request for a Swingline Loan pursuant to Section 2.05(a)[(i)] [(ii)] [(iii)] [(iv)]].14

[THE FOLLOWING SHOULD BE USED FOR LETTER OF CREDIT REQUESTS ISSUED BY J.P. MORGAN EUROPE LIMITED]

9.            The undersigned UK Borrower specifies the following information with respect to the Letter of Credit Request requested hereby:

(1)      Name of the Applicant:___________________

(2)      Name and address of the Beneficiary:___________________

(3)      The date of
[issuance][amendment][renewal][extension]:15___________________

(4)      The date of expiration16:___________________

(5)      Facility under which this Letter of Credit is being
[issued][amended][renewed][extended]:________________

(6)      The currency of the Letter of Credit17:___________________

(7)      The amount of the Letter of Credit: _____________

(8)      [Letter of Credit Number]18:

13                                    For Facility B Borrowings only.

14                                    Swingline Loans requested pursuant to Sections 2.05(a)(ii), (iii) or (iv) shall, until conversion to a Revolving Loan pursuant to Section 2.05(c), be Overnight LIBO Borrowings.

15                                    The date of issuance, amendment, renewal or extension shall be a Business Day.

16                                    The expiration date shall be at or before one year after the date of the issuance and no later than five Business Days prior to the Maturity Date.

17                                    Dollars, in the case of each Facility A Letter of Credit, dollars, Sterling or Euros, in the case of each Facility B Letter of Credit issued on behalf of the UK Borrower, dollars or Canadian Dollars, in the case of each Facility B Letter of Credit issued on behalf of the Canadian Borrower or dollars, Canadian Dollars, Euros, Sterling or Yen, in the case of each Facility B Letter of Credit issued on behalf of the Company.

18                                    For an amendment, renewal or extension of any Letter of Credit.

5

The UK Borrower hereby represents and warrants that, after giving effect to such [issuance][amendment][renewal][ extension], (i) the aggregate LC Exposure will not exceed the LC Sublimit, (ii) the aggregate principal amount of outstanding Letters of Credit that are standby Letters of Credit will not exceed $65,000,000 and (iii) the Borrowers will be in compliance with the Revolving Exposure Limitations.

The undersigned Borrower hereby represents and warrants that the conditions specified in paragraphs (a), (b) and (c) of Section 4.02 of the Credit Agreement are satisfied.

Very truly yours,
[NAME OF APPLICABLE BORROWER],

By:

Name:
Title: